PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 25, 2004)

                                 $1,400,000,000
                                  (APPROXIMATE)
                     ENCORE CREDIT RECEIVABLES TRUST 2005-2
                                     ISSUER
                                   CWABS, INC.
                                    DEPOSITOR

[LOGO OF ECC CAPITAL CORPORATION]            [LOGO OF ENCORE CREDIT CORPORATION]
    ECC CAPITAL CORPORATION                           ENCORE CREDIT CORP.
           SELLER                                          ORIGINATOR
                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER
                        ASSET-BACKED NOTES, SERIES 2005-2
   PAYMENTS ARE PAYABLE ON THE 25TH DAY OF EACH MONTH, BEGINNING IN JUNE 2005
                         -----------------------------

                                The following classes of offered notes are being offered pursuant to this supplement and the accompanying prospectus.
------------------------  ---------------------------------------------------------------------------------------------------------
CONSIDER CARE-                      ORIGINAL NOTE
FULLY THE RISK FACTORS                PRINCIPAL                                      UNDERWRITING    PRINCIPAL       PROCEEDS TO
BEGINNING ON PAGE           CLASS    BALANCE(1)      NOTE RATE     PRICE TO PUBLIC     DISCOUNT      PROCEEDS %      DEPOSITOR(3)
S-13 IN THIS PRO-         ---------------------------------------------------------------------------------------------------------
SPECTUS SUPPLEMENT           1-A     $576,800,000   Variable(2)      100.000000%       0.10250%       99.89750%     $576,208,780
AND ON PAGE 5 IN THE      ---------------------------------------------------------------------------------------------------------
PROSPECTUS.                 2-A-1    $287,153,000   Variable(2)      100.000000%       0.08333%       99.91667%     $286,913,706
                          ---------------------------------------------------------------------------------------------------------
   The notes repre-         2-A-2    $102,936,000   Variable(2)      100.000000%       0.10000%       99.90000%     $102,833,064
sent obligations of the   ---------------------------------------------------------------------------------------------------------
trust only and do not       2-A-3    $132,350,000   Variable(2)      100.000000%       0.13333%       99.86667%     $132,173,533
represent an interest in  ---------------------------------------------------------------------------------------------------------
or obligation of            2-A-4     $54,361,000   Variable(2)      100.000000%       0.16667%       99.83333%     $  54,270,398
CWABS, Inc., ECC          ---------------------------------------------------------------------------------------------------------
Capital Corporation or       M-1      $52,500,000   Variable(2)      100.000000%       0.33333%       99.66667%     $  52,325,000
any of affiliates.        ---------------------------------------------------------------------------------------------------------
                             M-2      $44,100,000   Variable(2)      100.000000%       0.58333%       99.41667%     $  43,842,750
   This prospectus        ---------------------------------------------------------------------------------------------------------
supplement may be            M-3      $28,000,000   Variable(2)      100.000000%       0.66667%       99.33333%     $  27,813,333
used to offer and sell    ---------------------------------------------------------------------------------------------------------
the notes only if            M-4      $26,600,000   Variable(2)      100.000000%       1.00000%       99.00000%     $  26,334,000
accompanied by the        ---------------------------------------------------------------------------------------------------------
prospectus.                  M-5      $22,400,000   Variable(2)      100.000000%       1.25000%       98.75000%     $  22,120,000
------------------------  ---------------------------------------------------------------------------------------------------------
                             M-6      $23,100,000   Variable(2)      100.000000%       1.33333%       98.66667%     $  22,792,000
                          ---------------------------------------------------------------------------------------------------------
                             M-7      $18,900,000   Variable(2)      100.000000%       1.50000%       98.50000%     $  18,616,500
                          ---------------------------------------------------------------------------------------------------------
                             M-8      $16,800,000   Variable(2)      100.000000%       1.50000%       98.50000%     $  16,548,000
                          ---------------------------------------------------------------------------------------------------------
                              B       $14,000,000   Variable(2)      100.000000%       2.08333%       97.91667%     $  13,708,333
                          ---------------------------------------------------------------------------------------------------------
                          (1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
                          (2) The note rates on the offered notes may adjust monthly, will be subject to increase after the optional termination date, and will be subject to a maximum note rate and an available funds rate, in each case as described in this prospectus supplement under "DESCRIPTION OF THE NOTES-- PAYMENTS--
                              PAYMENTS OF INTEREST."
                          (3)  Before deducting expenses estimated to be $605,000.


THE NOTES

o The notes are secured by a pool of fixed and adjustable rate, subprime mortgage loans secured by first liens on one- to four-family residential properties, as described in this prospectus supplement.

o The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes (sometimes collectively referred to as "SUBORDINATED NOTES") are subordinated to the other classes of notes (which other classes of offered notes are sometimes called "SENIOR NOTES"). Subordination provides a form of credit enhancement for the senior notes. In addition, among the subordinated notes, notes with lower priority are subordinated to classes with higher priority as described in this prospectus supplement.

OPTIONAL TERMINATION

o The majority holder of the Owner Trust Certificate has the option to purchase the assets of the trust on any payment date on or after the first payment date on which the principal balance of the mortgage loans and any related foreclosed real estate owned by the trust as of such date has declined to or below 10% of the aggregate principal balance as of the initial cut-off date of the mortgage loans delivered to the trust on the closing date plus the amount deposited in the pre-funding account on the closing date.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

COUNTRYWIDE SECURITIES CORPORATION                          WACHOVIA SECURITIES

                                Co-Lead Managers

                           CREDIT SUISSE FIRST BOSTON

                                   Co-Manager

                                  May 25, 2005

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY.........................................................................
RISK FACTORS....................................................................
THE MORTGAGE POOL...............................................................
THE ORIGINATOR..................................................................
DESCRIPTION OF THE NOTES........................................................
THE INTEREST RATE SWAP AGREEMENT................................................
THE ISSUER......................................................................
THE OWNER TRUSTEE...............................................................
THE INDENTURE TRUSTEE...........................................................
THE MASTER SERVICER.............................................................
THE SELLER AND SERVICER.........................................................
THE SUBSERVICER.................................................................
THE SERVICING AGREEMENTS........................................................
THE INDENTURE...................................................................
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...................................
USE OF PROCEEDS.................................................................
MATERIAL FEDERAL INCOME TAX CONSEQUENCES........................................
OTHER TAXES.....................................................................
ERISA CONSIDERATIONS............................................................
METHOD OF DISTRIBUTION..........................................................
LEGAL MATTERS...................................................................
RATINGS.........................................................................
ANNEX A.........................................................................
ANNEX B.........................................................................
INDEX OF DEFINED TERMS..........................................................

                                   PROSPECTUS

Important Notice About Information in This Prospectus and Accompanying
  Prospectus Supplement.........................................................
Risk Factors....................................................................
The Trust Fund..................................................................
Use of Proceeds.................................................................
The Depositor...................................................................
Loan Program....................................................................
Description of the Securities...................................................
Credit Enhancement..............................................................
Yield and Prepayment Considerations.............................................
The Agreements..................................................................
Certain Legal Aspects of the Loans..............................................
Material Federal Income Tax Consequences........................................
Other Tax Considerations........................................................
ERISA Considerations............................................................
Legal Investment................................................................
Method of Distribution..........................................................
Legal Matters...................................................................
Financial Information...........................................................
Rating..........................................................................
Index of Defined Terms..........................................................

                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER WHEN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE NOTES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


THE NOTES

On the closing date, pursuant to an indenture between the issuer and The Bank of New York as indenture trustee, the trust will issue the Asset-Backed Notes, Series 2005-2. The Notes will be secured by the assets of the trust.

The assets of the trust consist primarily of a pool of fixed and adjustable rate, subprime mortgage loans that are secured by first liens on one- to four-family residential properties and certain other property and assets described in this prospectus supplement.

The notes will represent non-recourse obligations of the issuer, and the property comprising the trust will be the sole source of payments on the notes.

The beneficial ownership interest in the trust will be represented by the owner trust certificates, which are not offered by this prospectus supplement.

SEE "DESCRIPTION OF THE NOTES--GENERAL" IN THIS PROSPECTUS SUPPLEMENT.

ISSUER

Encore Credit Receivables Trust 2005-2, a Delaware statutory trust to be formed on or before the closing date by the depositor pursuant to a trust agreement between the Depositor and the owner trustee, as amended and restated by the amended and restated trust agreement, dated as of May 27, 2005, among the depositor, the owner trustee and the certificate registrar and certificate paying agent. The principal office of the issuer is located c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001.

SEE "THE ISSUER--GENERAL" HEREIN.

DEPOSITOR

CWABS, Inc., is a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

SEE "THE DEPOSITOR" IN THE PROSPECTUS.

SELLER

ECC Capital Corporation.

SEE "SELLER" IN THIS PROSPECTUS SUPPLEMENT.

MASTER SERVICER

Countrywide Home Loan Servicing LP.

SEE "THE MASTER SERVICER" IN THIS PROSPECTUS SUPPLEMENT.

SERVICER

ECC Capital Corporation.

SEE "THE SERVICER" IN THIS PROSPECTUS SUPPLEMENT.

SUBSERVICER

Option One Mortgage Corporation.

SEE "THE SUBSERVICER" IN THIS PROSPECTUS SUPPLEMENT.

INDENTURE TRUSTEE

The Bank of New York, a New York banking corporation.

SEE "DESCRIPTION OF THE NOTES--THE INDENTURE TRUSTEE" IN THIS PROSPECTUS SUPPLEMENT.

ORIGINATOR

Encore Credit Corp.

SEE "THE ORIGINATOR" IN THIS PROSPECTUS SUPPLEMENT.

OWNER TRUSTEE

Wilmington Trust Company, a Delaware banking corporation.

SEE "DESCRIPTION OF THE NOTES -- THE OWNER TRUSTEE" IN THIS PROSPECTUS
SUPPLEMENT.

INDENTURE

The trust will issue the notes pursuant to an indenture between the issuer and the indenture trustee.

CUT-OFF DATE

For any initial mortgage loan, the later of May 1, 2005 and the origination date of such mortgage loan. For any subsequent mortgage loan, the later of the first day of the month of the transfer and the date of origination of such subsequent mortgage loan. When used in this prospectus supplement with respect to any mortgage loan, the phrase "cut-off date" means the related cut-off date for that mortgage loan.

DUE PERIOD

The second day of the month preceding a payment date through the first day of the month in which such payment date occurs.

CLOSING DATE

On or about May 27, 2005.

FUNDING PERIOD

On the closing date, not more than $350,000,000 will be deposited in a pre-funding account. The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase subsequent mortgage loans during the period from the closing date up to and including June 30, 2005. The trust will purchase up to approximately $175,000,000 in conforming balance loans for loan group 1 and up to approximately $175,000,000 in non-conforming balance loans for loan group 2 from amounts held in the pre-funding account. Any amounts remaining in the pre-funding account after June 30, 2005 will be paid on the next payment date to the holders of the senior notes.

SEE "THE MORTGAGE POOL -- PRE-FUNDING" IN THIS PROSPECTUS SUPPLEMENT.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this prospectus supplement concerning the mortgage loans relates to a statistical calculation pool, which is smaller than the final mortgage pool is expected to be. Some amortization of the mortgage loans will occur. Certain mortgage loans in the statistical calculation pool may prepay in full or may be determined not to meet the eligibility requirements for the final mortgage pool and as a result may not be included in the mortgage pool, and additional mortgage loans may be included in the final mortgage pool on the closing date.

The mortgage loans will be divided into two separate groups. Each such group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of fixed and adjustable rate mortgage loans with principal balances at origination not in excess of Fannie Mae's or Freddie Mac's conforming loan balance limits. Loan group 2 will consist of fixed and adjustable rate mortgage loans with principal balances at origination that may or may not conform to the loan balance limits of Fannie Mae and Freddie Mac.

The information presented in this prospectus supplement with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of May 1, 2005, which is the statistical calculation date. The aggregate principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation pool principal balance. As of the statistical calculation date, the statistical calculation pool principal balance was approximately $1,081,946,837.

Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the statistical calculation pool principal balance.

The following tables summarize the characteristics of the statistical calculation pool mortgage loans in loan group 1 as of the statistical calculation date:

Number of Mortgage Loans........................2,916
Aggregate Principal Balance..............$540,960,684
Average Principal Balance....................$185,515
Range of Principal Balances........$36,000 - $581,000
Aggregate Principal Balance of Adjustable
 Rate Mortgage Loans.....................$439,466,117
Aggregate Principal Balance of Fixed Rate
 Mortgage Loans..........................$101,494,567
Range of Mortgage Rates................4.99% - 12.25%
Weighted Average Mortgage Rate..................7.42%
Range of Original Terms (months)............120 - 360
Weighted Average Original Term (months)...........358
Range of Remaining Terms (months)...........120 - 360
Weighted Average Remaining Term (months)..........358
Range of Original Loan-to-Value
 Ratios..............................15.75% - 100.00%
Weighted Average Original Loan-to-Value Ratio..77.17%
Weighted Average Credit Bureau Risk Score.........607
Mortgage Loans with Prepayment
 Penalties at Origination......................71.19%
TYPES OF MORTGAGED PROPERTIES
Single-family detached residences..............77.66%
2 family dwellings..............................5.66%
Planned unit developments (detached)............5.47%
Condominiums....................................4.85%
4 family dwellings..............................0.79%
Planned unit developments (attached)............3.21%
3 family dwellings..............................1.97%
High rise condominium...........................0.40%
First liens...................................100.00%
Owner-occupied.................................93.52%
Located in California..........................40.60%
Located in Illinois............................11.28%
Located in Florida..............................9.29%
Located in Virginia.............................5.25%
Located in Maryland.............................4.10%
CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS
Range of Gross Margins................4.200% - 7.990%
Weighted Average Gross Margin..................6.231%
Range of Months to First Adjustment Date.......6 - 60
Weighted Average Months to First Adjustment Date...24
Range of Initial Periodic Rate Caps...1.000% - 3.000%
Weighted Average Initial Periodic Rate Cap.....2.945%
Range of Subsequent Periodic
Rate Caps.............................1.000% - 2.000%
Weighted Average Subsequent Periodic
 Rate Cap............................................         1.975%
Range of Maximum Mortgage Rates.....11.990% - 19.250%
Weighted Average Maximum Mortgage Rate........14.498%
Range of Minimum Mortgage Rates......4.990% - 12.250%
Weighted Average Minimum Mortgage Rate.........7.499%

The following tables summarize the characteristics of the statistical calculation pool mortgage loans in loan group 2 as of the statistical calculation date:

Number of Mortgage Loans........................2,074
Aggregate Principal Balance..............$540,986,153
Average Principal Balance....................$260,842
Range of Principal Balances......$49,961 - $1,000,000
Aggregate Principal Balance of Adjustable
 Rate Mortgage Loans.....................$474,904,220
Aggregate Principal Balance of Fixed
 Rate Mortgage Loans......................$66,081,933
Range of Mortgage Rates................4.99% - 12.04%
Weighted Average Mortgage Rate..................7.17%
Range of Original Terms (months)............120 - 360
Weighted Average Original Term (months)...........359
Range of Remaining Terms (months)...........120 - 360
Weighted Average Remaining Term (months)..........359
Range of Original Loan-to-Value
 Ratios..............................11.91% - 100.00%
Weighted Average Original Loan-to-Value
 Ratio.........................................80.33%
Weighted Average Credit Bureau Risk Score.........632
Mortgage Loans with Prepayment Penalties
 at Origination................................72.27%
TYPES OF MORTGAGED PROPERTIES
Single-family detached residences..............73.23%
Planned unit developments (detached)...........11.55%
2 family dwellings..............................4.69%
Condominiums....................................5.26%
Planned Unit Development (attached).............2.85%
3 family dwellings..............................1.61%
4 family dwellings..............................0.41%
High rise Condominiums..........................0.40%
First liens...................................100.00%
Owner-occupied.................................96.17%
Located in California..........................51.83%
Located in Illinois.............................8.35%
Located in Florida..............................7.84%
Located in Virginia.............................5.21%
Located in New York.............................4.36%
CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS
Range of Gross Margins................3.690% - 8.990%
Weighted Average Gross Margin..................6.174%
Range of Months to First Adjustment
Date ..........................................5 - 60
Weighted Average Months to First Adjustment
 Date..............................................24
Range of Initial Periodic Rate Caps...1.000% - 3.000%
Weighted Average Initial Periodic Rate Cap.....2.929%
Range of Subsequent Periodic Rate
 Caps.................................1.000% - 2.000%
Weighted Average Subsequent Periodic
 Rate Cap......................................1.965%
Range of Maximum Mortgage Rates.....11.990% - 19.040%
Weighted Average Maximum Mortgage Rate........14.211%
Range of Minimum Mortgage Rates......4.990% - 12.040%
Weighted Average Minimum Mortgage Rate.........7.211%

SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

ADJUSTABLE RATE MORTGAGE LOANS

As described in this prospectus supplement under "THE MORTGAGE POOL" the interest rates for the adjustable rate mortgage loans will generally adjust semi-annually, subject to certain caps and floors, as described in this prospectus supplement.

Approximately 2.89%, 72.28%, 3.87% and 1.22% of the statistical calculation pool mortgage loans in loan group 1 are mortgage loans that initially have a fixed rate of interest for one, two, three and five years, respectively, following their origination, and thereafter have an adjustable rate of interest for the remaining life of the loan. Approximately 3.94%, 76.56%, 4.30% and 0.93% of the statistical calculation pool mortgage loans in loan group 2 are mortgage loans that initially have a fixed rate of interest for one, two, three and five years, respectively, following their origination, and thereafter have an adjustable rate of interest for the remaining life of the loan, each as described under "THE MORTGAGE POOL--ADDITIONAL INFORMATION REGARDING THE ADJUSTABLE RATE MORTGAGE LOANS" in this prospectus supplement.

SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

DESCRIPTION OF THE NOTES

     GENERAL

The issuer will issue the Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes, which are offered by this prospectus supplement. The issuer will also issue the Class C-1 Notes and Class C-2 Notes, which are not offered by this prospectus supplement.

Any information contained in this prospectus supplement with respect to the Class C-1 Notes and Class C-2 Notes is provided only to permit a better understanding of the offered notes.

Generally, the Class 1-A Notes will be paid from the cashflows from the group 1 mortgage loans, and the Class 2-A Notes will be paid from the cashflows from the group 2 mortgage loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes will be paid from the cashflows from both loan groups.

The original note principal balances, note rates and last scheduled payment dates for the notes are as follows:


                 ORIGINAL                               LAST
                   NOTE                                SCHEDULED
                PRINCIPAL                              PAYMENT
  CLASS         BALANCE(1)        NOTE RATE(2)         DATE(3)
------------ ---------------- ----------------- ---------------------
   1-A         $576,800,000        Variable         November 2035
  2-A-1        $287,153,000        Variable         November 2026
  2-A-2        $102,936,000        Variable          April 2030
  2-A-3        $132,350,000        Variable           July 2034
  2-A-4         $54,361,000        Variable         November 2035
   M-1          $52,500,000        Variable         October 2035
   M-2          $44,100,000        Variable        September 2035
   M-3          $28,000,000        Variable        September 2035
   M-4          $26,600,000        Variable          August 2035
   M-5          $22,400,000        Variable           July 2035
   M-6          $23,100,000        Variable           June 2035
   M-7          $18,900,000        Variable           May 2035
   M-8          $16,800,000        Variable         February 2035
    B           $14,000,000        Variable        September 2034

---------------------
(1) The original note principal balance of the notes will be subject to a permitted variance on the aggregate of plus or minus 10%, depending on the amount of mortgage loans actually delivered on the closing date and funds deposited in the pre-funding account on the closing date.
(2) The note rates on the offered notes will be variable rates that may adjust monthly, will be subject to increase after the optional termination date and will be subject to a maximum rate and an available funds rate, in each case as described in this prospectus supplement under "DESCRIPTION OF THE NOTES --PAYMENTS --PAYMENTS OF INTEREST."
(3) Each date was determined as described under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in this prospectus supplement.

SEE "METHOD OF DISTRIBUTION" IN THIS PROSPECTUS SUPPLEMENT.

RECORD DATE

The record date for the offered notes is the business day immediately preceding a payment date, and with respect to any notes that are no longer book-entry notes, the last business day of the month preceding the month of a payment date.

DENOMINATIONS

The offered notes will be issued in minimum denominations of $20,000 and multiples of $1,000 in excess thereof.

REGISTRATION OF NOTES

The offered notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the offered notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

SEE "DESCRIPTION OF THE NOTES--BOOK-ENTRY NOTES" IN THIS PROSPECTUS SUPPLEMENT.

NOTE RATES

The note rates for the offered notes are variable rates that may change from payment date to payment date. On any payment date, the note rate for each class of offered notes will be a per annum rate equal to the least of:

o    One-Month LIBOR plus the note margin for such class,

o    the maximum note rate, and

o the available funds rate, calculated as described under "DESCRIPTION OF THE NOTES--PAYMENTS-- PAYMENTS OF INTEREST" in this prospectus supplement.

SEE "DESCRIPTION OF THE NOTES--PAYMENTS-- PAYMENTS OF INTEREST" AND "--CALCULATION OF ONE-MONTH LIBOR" IN THIS PROSPECTUS SUPPLEMENT.

If on any payment date, the note rate for a class of offered notes is based on the maximum note rate or the available funds rate, the holder of the applicable notes will be entitled to receive the sum of (A) any excess of: (1) the amount of interest that such class would have accrued for such payment date had the note rate for that class been calculated based on the lesser of (a) the maximum note rate and (b) one-month LIBOR plus the note margin for such class, over (2) the amount of interest accrued on such class at the available funds rate for that payment date, and (B) the unpaid portion of any such excess from prior payment dates (and interest accrued thereon at the lesser of (a) the maximum note rate and (b) one-month LIBOR plus the note margin for such class) from remaining excess cash flow (if any) to the extent described herein.

SEE "DESCRIPTION OF THE NOTES--PAYMENTS" IN THIS PROSPECTUS SUPPLEMENT.

PAYMENT DATES

The indenture trustee will make payments on the 25th day of each calendar month. If the 25th day of a month is not a business day, then the indenture trustee will make payments on the next business day. The first payment date is scheduled for June 27, 2005.

INTEREST PAYMENTS

On each payment date, holders of the offered notes will be entitled to receive:

o the interest that has accrued on their notes at the related note rate during the related accrual period on the note principal balance immediately prior to the applicable payment date; and

o    any interest due on a prior payment date that was not paid.

The holders of the offered notes may receive additional interest payments from payments under the interest rate swap agreement as described below under "THE INTEREST RATE SWAP AGREEMENT."

The "accrual period" for the offered notes will be the period from and including the preceding payment date (or from and including the closing date, in the case of the first payment date) to and including the day prior to the current payment date.

The indenture trustee will calculate interest on the offered notes based on a 360-day year and the actual number of days elapsed during the related accrual period.

There are certain circumstances that could reduce the amount of interest paid to you.

SEE "DESCRIPTION OF THE NOTES--PAYMENTS-- PAYMENTS OF INTEREST" IN THIS PROSPECTUS SUPPLEMENT.

PRINCIPAL PAYMENTS

On each payment date, noteholders will receive a payment of principal on their notes to the extent of principal payments and recoveries on the mortgage loans. Monthly principal payments will generally include:

o    principal payments on the mortgage loans,

o on the payment date following the end of the funding period, any money remaining in the pre-funding account.

Noteholders should review the priority of payments described under "DESCRIPTION OF THE NOTES--PAYMENTS."

CREDIT ENHANCEMENT

Credit enhancement is intended to provide limited protection to certain holders of offered notes against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

OVERCOLLATERALIZATION

When excess interest payments received in respect of the mortgage loans are used to reduce principal owed on the offered notes, the aggregate principal balance of the mortgage loans is expected to become greater than the principal balance of the offered notes. If this occurs, the offered notes will be "overcollateralized," and on any payment date, the amount of any such overcollateralization will be available to absorb losses from liquidated mortgage loans, if such losses are not otherwise covered. The required level of overcollateralization may change over time.

The mortgage loans in the mortgage pool and amounts paid, if any, on the swap agreement are expected to generate more interest than is needed to pay interest on the notes because the weighted average interest rate of the mortgage loans is expected to be higher than (a) the weighted average note rate on the notes, plus
(b) the trust expense fees. Any interest payments received in respect of the mortgage loans in the mortgage pool and amounts paid, if any, on the swap agreement, in excess of the amount that is needed to pay interest on the notes, payments to the swap provider, if any, and the trust expense fees will be used to reduce the total principal balance of the offered notes, creating overcollateralization until a required level of overcollateralization has been achieved.

The initial overcollateralization target will be approximately 1.20% of the aggregate principal balance of the mortgage loans as of the initial cut-off date plus any amounts in the pre-funding account as of the closing date. Initially, the amount of overcollateralization will be zero. The trust is required to build, maintain or restore overcollateralization at certain levels as described herein; however, there can be no assurance that excess interest will be sufficient to increase the overcollateralization to the target level.

SEE "DESCRIPTION OF THE NOTES-- OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

SUBORDINATION

The issuance of senior notes and subordinated notes by the issuer is designed to increase the likelihood that senior noteholders will receive regular payments of interest and principal. The Class 1-A Notes and Class 2-A Notes constitute the "senior notes", the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes constitute the "mezzanine notes" and the Class B Notes, together with the mezzanine notes, constitute the "subordinated notes."

The notes that have been designated as senior notes will have a payment priority over the notes that are designated as subordinated notes. Within the classes of subordinated notes, the classes of mezzanine notes with lower numerical class designations will have a priority over classes of mezzanine notes with higher numerical class designations, and each class of mezzanine notes will have a priority over the Class B Notes.

Subordination is designed to provide the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated notes, beginning with the subordinated notes with the lowest payment priority.

SEE "DESCRIPTION OF THE NOTES--PAYMENTS" IN THIS PROSPECTUS SUPPLEMENT.

INTEREST RATE SWAP AGREEMENT

The indenture trustee will enter into an interest rate swap agreement with Wachovia Bank, National Association, the swap provider. On each payment date, the indenture trustee will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the indenture trustee for payment to the swap provider. To the extent that the floating payment exceeds the fixed payment on any payment date, the swap provider will make a net swap payment to the indenture trustee. Any net swap payments payable to the trust will be included in interest funds and used to make payments as described in this prospectus supplement. Any net swap payments made to the swap provider will reduce the amount of interest and principal available for payment to the noteholders.

Upon early termination of the interest rate swap agreement, the indenture trustee or the swap provider may be liable to make a termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the indenture trustee is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the indenture trustee in the same amount, which payment will be paid on the related payment date, and on any subsequent payment dates until paid in full, prior to any payment to noteholders from interest funds or principal funds, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, for which payments by the trust to the indenture trustee will be subordinated to all payments to noteholders.

Except as described in the preceding sentence, amounts payable by the trust to the swap provider will be deducted from available funds before payments to noteholders.

SEE "THE INTEREST RATE SWAP AGREEMENT" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

The servicer will make, or cause the subservicer to make, cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses. The master servicer will make such advances if the subservicer fails to do so.

SEE "THE SERVICING AGREEMENTS" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL TERMINATION

The majority holder of the owner trust certificate may purchase all of the remaining assets of the trust on any payment date on or after the aggregate principal balance of the mortgage loans and any foreclosed real estate owned by the trust declines to or below 10% of the aggregate principal balance as of the initial cut-off date of the mortgage loans delivered to the trust on the closing date plus the amount deposited in the pre-funding account on the closing date. Any such purchase by the majority holder of the owner trust certificate will result in the early retirement of the notes. If the majority holder of the owner trust certificate does not exercise its option to purchase the remaining assets of the trust within 30 days of the first possible optional termination date, the servicer may also purchase all of the remaining assets of the trust, and thereby effect termination and early retirement of the notes.

SEE "DESCRIPTION OF THE NOTES--OPTIONAL TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes the offered notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the trust certificates. Each noteholder that is unrelated to the owner of the trust certificates, by its acceptance of a note, will agree to treat the notes as debt.

The trust is classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the owner trust certificates, the Class C-1 Notes and Class C-2 Notes are owned exclusively by a "real estate investment trust" or by a "qualified REIT subsidiary." ECC Capital Corporation represents that it qualifies as a "real estate investment trust" and that it will own the Class C-1 Notes, Class C-2 Notes and owner trust certificates through ECR Investment Corp., a "qualified REIT subsidiary." Moreover, the trust agreement sets forth restrictions on the transferability of the Class C-1 Notes, Class C-2 Notes and owner trust certificates to ensure that they will only be held by a "real estate investment trust" or a "qualified REIT subsidiary."

SEE "RISK FACTORS -- THE TRUST MAY BE TAXABLE IF ECR INVESTMENT CORP. FAILS TO QUALIFY AS A QRS OR ITS PARENT, ECC CAPITAL CORPORATION, FAILS TO QUALIFY AS A REIT" IN THIS PROSPECTUS SUPPLEMENT AND "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS FOR ADDITIONAL INFORMATION CONCERNING THE APPLICATION OF FEDERAL INCOME TAX LAWS TO THE NOTES.

LEGAL INVESTMENT CONSIDERATIONS

Upon termination of the funding period the Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class M-6, Class M-7, Class M-8 and Class B Notes will not be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and therefore, will not be "mortgage related securities" for purposes of the Act.

SEE "LEGAL INVESTMENT" IN THE PROSPECTUS.

ERISA CONSIDERATIONS

The offered notes may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered notes.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

NOTE RATINGS

The classes of offered notes listed below will not be offered unless they receive the respective ratings at least as high as those set forth below from Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

                              S&P'S           MOODY'S
           CLASS              RATING          RATING
    ------------------- ---------------- ----------------
            1-A                AAA             Aaa
           2-A-1               AAA             Aaa
           2-A-2               AAA             Aaa
           2-A-3               AAA             Aaa
           2-A-4               AAA             Aaa
            M-1                AA+             Aa1
            M-2                 AA             Aa2
            M-3                 AA             Aa3
            M-4                 AA              A1
            M-5                AA-              A2
            M-6                 A               A3
            M-7                 A-             Baa1
            M-8                BBB+            Baa2
             B                 BBB-            Baa3

A rating is not a recommendation to buy, sell or hold securities. Any of these ratings may be lowered or withdrawn at any time by the applicable rating agency.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "RISK FACTORS--RATING OF THE SECURITIES" AND "RATING" IN THE PROSPECTUS.

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE PROJECTED RESULTS CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE THE FACTORS DETAILED IN "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. BECAUSE OF THESE FACTORS, WE CAUTION THAT YOU SHOULD NOT PLACE UNDUE RELIANCE ON ANY OF OUR FORWARD-LOOKING STATEMENTS. FURTHER, ANY FORWARD-LOOKING STATEMENT SPEAKS ONLY AS OF THE DATE ON WHICH IT IS MADE. NEW RISKS AND UNCERTAINTIES ARISE FROM TIME TO TIME, AND IT IS IMPOSSIBLE FOR US TO PREDICT THESE EVENTS OR HOW THEY MAY AFFECT US. EXCEPT AS REQUIRED BY LAW, WE HAVE NO DUTY TO, AND DO NOT INTEND TO, UPDATE OR REVISE THE FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS SUPPLEMENT AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT.

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

THE MORTGAGE LOANS WERE UNDERWRITTEN TO
  STANDARDS WHICH DO NOT CONFORM TO THE
  STANDARDS OF FANNIE MAE OR FREDDIE MAC
  WHICH MAY RESULT IN LOSSES ON THE
  MORTGAGE LOANS...........................The underwriting standards pursuant to which the mortgage loans were
                                           originated are intended to assess
                                           the value of the mortgaged property,
                                           to evaluate the adequacy of the
                                           property as collateral for the
                                           mortgage loan and the likelihood
                                           that the mortgage loan will be
                                           repaid, and consider, among other
                                           things, a mortgagor's credit
                                           history, repayment ability and debt
                                           service-to-income ratio, as well as
                                           the type and use of the mortgaged
                                           property. The originator provides
                                           loans primarily to borrowers who
                                           generally would not qualify for
                                           loans conforming to Fannie Mae and
                                           Freddie Mac underwriting guidelines.
                                           The underwriting standards do not
                                           prohibit a mortgagor from obtaining,
                                           at the time of origination of the
                                           originator's first lien mortgage
                                           loan, additional financing which is
                                           subordinate to that first lien
                                           mortgage loan, which subordinate
                                           financing would reduce the equity
                                           the mortgagor would otherwise have
                                           in the related mortgaged property as
                                           indicated in the originator's
                                           loan-to-value ratio determination
                                           for the originators' first lien.

                                           As a result of the originator's
                                           underwriting standards, the mortgage
                                           loans in the mortgage pool are likely
                                           to experience rates of delinquency,
                                           foreclosure and bankruptcy that are
                                           higher, and that may be substantially
                                           higher, than those experienced by
                                           mortgage loans underwritten in a more
                                           traditional manner.

                                           Furthermore, changes in the values of
                                           mortgaged properties may have a
                                           greater effect on the delinquency,
                                           foreclosure, bankruptcy and loss
                                           experience of the mortgage loans in
                                           the mortgage pool than on mortgage
                                           loans originated in a more
                                           traditional manner. No assurance can
                                           be given that the values of the
                                           related mortgaged properties have
                                           remained or will remain at the levels
                                           in effect on the dates of origination
                                           of the related mortgage loans. SEE
                                           "THE ORIGINATOR--UNDERWRITING
                                           GUIDELINES" IN THIS PROSPECTUS
                                           SUPPLEMENT.

THE SELLER'S GROWTH, AND ITS
  NEW STATUS AS A PUBLIC COMPANY,
  MAY ADVERSELY AFFECT ITS ABILITY TO
  EFFECTIVELY MANAGE ITS BUSINESS AND
  COULD LEAD TO INCREASED LOSSES ON
  THE MORTGAGE LOANS.......................On February 17, 2005, the seller acquired Encore Credit Corp. through
                                           a reorganization, and on February 18,
                                           2005 the seller closed its initial
                                           public offering by selling 57,189,693
                                           shares of its common stock and
                                           realizing net proceeds of
                                           approximately $351,524,000. The
                                           seller will elect to be taxed as a
                                           "real estate investment trust" or
                                           "REIT". The seller expects to need to
                                           hire additional experienced personnel
                                           and to upgrade and expand its
                                           financial, operational and managerial
                                           systems and controls in order to meet
                                           its growth and other needs as a
                                           public REIT. The seller's current
                                           management has no experience in
                                           operating a REIT. If the management
                                           of the seller is unable to
                                           successfully operate its newly public
                                           company, including operating as a
                                           REIT, or the seller is unable to hire
                                           and retain qualified employees in
                                           sufficient numbers, meet its capital
                                           needs or expand its systems
                                           effectively as a public company, the
                                           seller's business may be negatively
                                           affected.

THE TRUST MAY BE TAXABLE IF ECR INVESTMENT CORP.
  FAILS TO QUALIFY AS A QRS OR ITS PARENT,
  ECC CAPITAL CORPORATION
  FAILS TO QUALIFY AS A REIT...............It is anticipated that the trust will be characterized as one or more
                                           taxable mortgage pools, or TMPs, for
                                           federal income tax purposes. In
                                           general, a TMP is treated as a
                                           separate corporation not includible
                                           with any other corporation in a
                                           consolidated income tax return, and
                                           is subject to corporate income
                                           taxation. However, it is anticipated
                                           that, for federal income tax
                                           purposes, the trust will be treated
                                           as being entirely owned by ECR
                                           Investment Corp., which represents
                                           that it qualifies as a "qualified
                                           REIT subsidiary" and, consequently,
                                           the trust will be treated as a
                                           "qualified REIT subsidiary" of the
                                           parent of ECR Investment Corp. So
                                           long as the trust continues to be
                                           treated as being entirely owned by
                                           ECR Investment Corp. for such
                                           purposes and so long as ECR
                                           Investment Corp. continues to qualify
                                           as a "qualified REIT subsidiary", and
                                           so long as the parent of ECR
                                           Investment Corp., ECC Capital
                                           Corporation, continues to qualify as
                                           a REIT, classification of the trust
                                           as a TMP will not cause it to be
                                           subject to corporate income tax.
                                           Rather, the consequence of the
                                           classification of the trust as a TMP
                                           is that the shareholders of the
                                           seller will be required to treat a
                                           portion of the dividends they receive
                                           from the seller as though those
                                           dividends were "excess inclusions"
                                           with respect to a residual interest
                                           in a "real estate mortgage investment
                                           conduit," or REMIC, within the
                                           meaning of Section 860D of the Code.

                                           In the event that the trust is not
                                           treated as being wholly owned by a
                                           "qualified REIT subsidiary" or REIT
                                           for federal income tax purposes, it
                                           would become subject to federal
                                           income taxation as a corporation and
                                           would not be permitted to be included
                                           in a consolidated income tax return
                                           of another corporate entity. No
                                           transfer of the owner trust
                                           certificates will be permitted to an
                                           entity that is not a "qualified REIT
                                           subsidiary" or REIT or treated as a
                                           "qualified REIT subsidiary" or REIT
                                           for federal income tax purposes.

                                           In the event that federal income
                                           taxes are imposed on the trust, the
                                           cash flow available to make payments
                                           on the offered notes would be
                                           reduced. In addition, the need for
                                           cash to pay such taxes could result
                                           in a liquidation of the trust, with a
                                           consequential redemption of the notes
                                           at a time earlier than anticipated.

THE SERVICER HAS NO SERVICING CAPABILITY...The servicer does not have any ability to service the mortgage
                                           loans, and will be required to have a
                                           qualified subservicer in place at all
                                           times. Thus, the servicing of the
                                           mortgage loans will be dependant
                                           solely on the performance of the
                                           subservicer under the subservicing
                                           agreement between the servicer and
                                           the subservicer. The issuer will not
                                           be a party to that agreement. If the
                                           subservicer fails to perform its
                                           obligations under the subservicing
                                           agreement, the servicer will be
                                           obligated to appoint a successor
                                           subservicer. We cannot assure you
                                           that the servicer would be successful
                                           in obtaining a willing, able and
                                           qualified subservicer at that time.
                                           In addition, if a servicing event of
                                           default by the subservicer occurs,
                                           then the servicer and the subservicer
                                           will be terminated and the master
                                           servicer will be required to enter
                                           directly into a new subservicing
                                           agreement with a new subservicer. If
                                           a servicing event of default by the
                                           servicer occurs, then the master
                                           servicer may assume the subservicing
                                           agreement in place on the closing
                                           date between the servicer and the
                                           subservicer. Any disruption in the
                                           servicing of the mortgage loans may
                                           have an adverse effect on the offered
                                           notes.

THE SUBORDINATED NOTES HAVE A GREATER
  RISK OF LOSS THAN SENIOR NOTES AND
  SUBORDINATION MAY NOT BE SUFFICIENT TO
  PROTECT SENIOR NOTES FROM LOSSES.........When certain classes of notes provide credit enhancement for other classes
                                           of notes this is sometimes referred
                                           to as "subordination." The
                                           subordination feature is intended to
                                           enhance the likelihood that senior
                                           noteholders will receive regular
                                           payments of interest and principal.
                                           For purposes of this prospectus
                                           supplement, "subordinated classes"
                                           means:

                                              o with respect to the senior
                                                notes, the Class M-1, Class M-2,
                                                Class M-3, Class M-4, Class M-5,
                                                Class M-6, Class M-7, Class M-8
                                                and Class B Notes;

                                              o with respect to the Class M-1
                                                Notes, the Class M-2, Class M-3,
                                                Class M-4, Class M-5, Class M-6,
                                                Class M-7, Class M-8 and Class B
                                                Notes;

                                              o with respect to the Class M-2
                                                Notes, the Class M-3, Class M-4,
                                                Class M-5, Class M-6, Class M-7,
                                                Class M-8 and Class B Notes;

                                              o with respect to the Class M-3
                                                Notes, the Class M-4, Class
                                                M-5, Class M-6, Class M-7,
                                                Class M-8 and Class B Notes;

                                              o with respect to the Class M-4
                                                Notes, the Class M-5, Class
                                                M-6, Class M-7, Class M-8 and
                                                Class B Notes;

                                              o with respect to the Class M-5
                                                Notes, the Class M-6, Class
                                                M-7, Class M-8 and Class B
                                                Notes;

                                              o with respect to the Class M-6
                                                Notes, the Class M-7, Class M-8
                                                and Class B Notes;

                                              o with respect to the Class M-7
                                                Notes, the Class M-8 Notes and
                                                Class B Notes; and

                                              o with respect to the Class M-8
                                                Notes, the Class B Notes.

                                           Credit enhancement in the form of
                                           subordination will be provided for
                                           the senior notes, first, by the right
                                           of the holders of the senior notes to
                                           receive certain payments of principal
                                           and interest prior to the holders of
                                           the subordinated classes and, second,
                                           by the allocation of realized losses
                                           to the subordinated classes. This
                                           form of credit enhancement is
                                           provided by using collections on the
                                           mortgage loans that might otherwise
                                           be payable to the holders of the
                                           subordinated classes to pay amounts
                                           due on the more senior classes.
                                           Excess cash flow, collections
                                           otherwise payable to the subordinated
                                           classes and overcollateralization
                                           will comprise the sole source of
                                           funds from which such enhancement is
                                           provided to the senior notes.
                                           Realized losses are allocated to the
                                           subordinated notes, beginning with
                                           the subordinated notes with the
                                           lowest payment priority, until the
                                           principal balance of that
                                           subordinated class has been reduced
                                           to zero. This means that realized
                                           losses on the mortgage loans, to the
                                           extent not covered by excess interest
                                           or any overcollateralization, will
                                           first be allocated to the Class B
                                           Notes until the principal balance of
                                           the Class B Notes has been reduced to
                                           zero. Subsequent realized losses will
                                           be allocated to the next most junior
                                           class of subordinated notes, until
                                           the principal balance of that class
                                           of subordinated notes has been
                                           reduced to zero. Accordingly, if the
                                           aggregate principal balance of the
                                           subordinated classes were to be
                                           reduced to zero, delinquencies and
                                           defaults on the mortgage loans would
                                           reduce the amount of funds available
                                           for monthly payments to holders of
                                           the senior notes.

                                           You should fully consider the risks
                                           of investing in a subordinated note,
                                           including the risk that you may not
                                           fully recover your initial investment
                                           as a result of realized losses. In
                                           addition, investors in senior notes
                                           should consider the risk that the
                                           subordination of the subordinated
                                           classes may not be sufficient to
                                           protect the senior notes from losses.

                                           SEE "DESCRIPTION OF THE NOTES" IN
                                           THIS PROSPECTUS SUPPLEMENT.

EXCESS INTEREST FROM THE MORTGAGE LOANS MAY NOT
  PROVIDE  ADEQUATE CREDIT ENHANCEMENT.....The monthly interest funds are expected to exceed the interest
                                           needed to pay interest on the notes
                                           because the weighted average interest
                                           rate on the mortgage loans is
                                           expected to be higher than the
                                           weighted average note rate on the
                                           notes plus trust expenses. If the
                                           mortgage loans generate more interest
                                           than is needed to pay interest on the
                                           notes and expenses, such "excess
                                           interest" will be used to make
                                           additional principal payments on the
                                           offered notes. The use of excess
                                           interest to make additional principal
                                           payments on offered notes will reduce
                                           the total principal balance of such
                                           notes below the aggregate principal
                                           balance of the mortgage loans,
                                           thereby creating
                                           "overcollateralization."
                                           Overcollateralization is intended to
                                           provide limited protection to
                                           noteholders by absorbing the notes'
                                           share of losses from liquidated
                                           mortgage loans. However, we cannot
                                           assure you that enough excess
                                           interest will be generated on the
                                           mortgage loans in the mortgage pool
                                           to build, maintain or restore the
                                           targeted level of
                                           overcollateralization.

                                           The excess interest available on any
                                           payment date will be affected by the
                                           actual amount of interest received,
                                           collected or recovered in respect of
                                           the mortgage loans during the
                                           preceding month. Such amount will be
                                           influenced by delinquencies and
                                           defaults under the mortgage loans,
                                           changes in the weighted average of
                                           the mortgage rates resulting from
                                           prepayments and liquidations of the
                                           mortgage loans as well as from
                                           adjustments of the mortgage rates on
                                           adjustable rate mortgage loans.
                                           Because the index used to determine
                                           the mortgage rates on the adjustable
                                           rate mortgage loans is different from
                                           the index used to determine the note
                                           rates on the offered notes and
                                           because the fixed rate loans do not
                                           adjust, it is possible that the note
                                           rate on one or more classes of the
                                           offered notes may be higher than the
                                           interest rates on the mortgage loans.
                                           In that event, it may be necessary to
                                           apply all or a portion of the
                                           available excess interest to make
                                           required payments of interest on the
                                           offered notes. As a result, excess
                                           interest may be unavailable for any
                                           other purpose.

                                           If the protection afforded by
                                           overcollateralization is
                                           insufficient, then the holders of the
                                           offered notes could experience a loss
                                           on their investment.

THE INTEREST RATE SWAP AGREEMENT
  AND THE SWAP PROVIDER....................Any amounts payable to the indenture trustee by the swap provider under
                                           the interest rate swap agreement will
                                           be available as described in this
                                           prospectus supplement to pay certain
                                           net rate carryover, interest carry
                                           forward amounts, to build
                                           overcollateralization and cover
                                           certain realized losses. However, no
                                           net amounts will be payable by the
                                           swap provider unless the floating
                                           amount owed by the swap provider on a
                                           payment date exceeds the fixed amount
                                           owed to the swap provider on such
                                           payment date. This will not occur
                                           except in periods when one-month
                                           LIBOR (as determined pursuant to the
                                           interest rate swap agreement) exceeds
                                           approximately 4.28% per annum. No
                                           assurance can be made that any
                                           amounts will be received under the
                                           interest rate swap agreement, or that
                                           any such amounts that are received
                                           will be sufficient to maintain the
                                           targeted level of
                                           overcollateralization or to cover net
                                           rate carryover and interest carry
                                           forward amount. Moreover, any net
                                           swap payment payable by the Issuer to
                                           the swap provider under the terms of
                                           the interest rate swap agreement will
                                           reduce amounts available for payment
                                           to noteholders, and may reduce the
                                           note rates of the offered notes. If
                                           the rate of prepayments on the
                                           mortgage loans is substantially
                                           faster than anticipated, the
                                           proportion of interest collections on
                                           those mortgage loans that must be
                                           applied to make net swap payments to
                                           the swap provider will be increased.
                                           The combination of a rapid rate of
                                           prepayment and low prevailing
                                           interest rates could adversely affect
                                           the yields on the offered notes. In
                                           addition, any termination payment
                                           payable to the swap provider in the
                                           event of early termination of the
                                           interest rate swap agreement (other
                                           than certain termination payments
                                           resulting from an event of default or
                                           certain termination events with
                                           respect to the swap provider, as
                                           described in this prospectus
                                           supplement) will reduce amounts
                                           available for payment to noteholders.

                                           Upon early termination of the
                                           interest rate swap agreement, the
                                           indenture trustee or the swap
                                           provider may be liable to make a swap
                                           termination payment to the other
                                           party (regardless of which party
                                           caused the termination). The swap
                                           termination payment will be computed
                                           in accordance with the procedures set
                                           forth in the interest rate swap
                                           agreement. In the event that the
                                           indenture trustee is required under
                                           the indenture to make a swap
                                           termination payment to the swap
                                           provider, the trust will be required
                                           to make a payment to the indenture
                                           trustee in the same amount, which
                                           payment will be paid on the related
                                           payment date, and on any subsequent
                                           payment dates until paid in full,
                                           prior to payments to noteholders
                                           (other than certain swap termination
                                           payments resulting from an event of
                                           default or certain termination events
                                           with respect to the swap provider as
                                           described in this prospectus
                                           supplement, which swap termination
                                           payments will be subordinated to all
                                           payments to noteholders). These
                                           events could result in losses on the
                                           offered notes. Due to the priority of
                                           the applications of the available
                                           funds, the Subordinated Notes will
                                           bear the effects of any shortfalls
                                           resulting from a net swap payment or
                                           swap termination payment by the trust
                                           before such effects are borne by the
                                           Senior Notes and one or more classes
                                           of Subordinated Notes may suffer a
                                           loss as a result of such payment.
                                           Investors should note that the level
                                           of one-month LIBOR as of May 25, 2005
                                           is approximately 3.09063% per annum
                                           which means the trust will make net
                                           swap payments to the indenture
                                           trustee for payment to the swap
                                           provider unless and until one-month
                                           LIBOR equals approximately 4.28% per
                                           annum.

                                           Amounts payable to the indenture
                                           trustee by the swap provider under
                                           the interest rate swap agreement will
                                           be used to cover certain net rate
                                           carryover, interest carry forward
                                           amounts, certain realized losses and
                                           to build, maintain or restore
                                           overcollateralization as described in
                                           this prospectus supplement. However,
                                           if the swap provider defaults on its
                                           obligations under the interest rate
                                           swap agreement, then there may be
                                           insufficient funds to cover such
                                           amounts, and the amount of net
                                           monthly excess cashflow may be
                                           reduced. To the extent that payments
                                           on the offered notes depend in part
                                           on payments to be received by the
                                           indenture trustee under the interest
                                           rate swap agreement, the ability of
                                           the indenture trustee to make such
                                           payments on such notes will be
                                           subject to the credit risk of the
                                           swap provider to the interest rate
                                           swap agreement.

RISK REGARDING MORTGAGE RATES..............The note rate on each class of offered notes may adjust monthly and
                                           is generally based on one-month
                                           LIBOR. The mortgage rates on the
                                           adjustable rate mortgage loans
                                           generally adjust semi-annually based
                                           on six-month LIBOR, which is referred
                                           to as a mortgage index, and are
                                           subject to a maximum mortgage rate.
                                           However, with respect to
                                           approximately 2.89%, 72.28%, 3.87%
                                           and 1.22%, by principal balance, of
                                           the statistical calculation pool
                                           mortgage loans in loan group 1 have
                                           interest rates that are initially
                                           fixed for a period of one, two, three
                                           or five years, respectively, after
                                           origination before they begin to
                                           adjust, and with respect to
                                           approximately 3.94%, 76.56%, 4.30%
                                           and 0.93%, by principal balance, of
                                           the statistical calculation pool
                                           mortgage loans in loan group 2 have
                                           interest rates that are initially
                                           fixed for a period of one, two, three
                                           and five years, respectively, after
                                           origination before they begin to
                                           adjust, and with respect to
                                           approximately 18.76% and 12.22%, by
                                           principal balance, of the statistical
                                           calculation pool mortgage loans in
                                           loan group 1 and loan group 2,
                                           respectively, the related interest
                                           rates are fixed for the term of such
                                           mortgage loan. Because the mortgage
                                           index may respond to different
                                           economic and market factors than
                                           one-month LIBOR and because in some
                                           instances the interest rate on a
                                           mortgage loan is fixed either for a
                                           period of time or for the life of
                                           that mortgage loan, there is not
                                           necessarily a correlation between the
                                           interest rates on such mortgage loans
                                           and the note rates of the offered
                                           notes. For example, it is possible
                                           that the interest rates on certain of
                                           the adjustable rate mortgage loans
                                           may decline while the note rates on
                                           the offered notes are stable or
                                           rising. In addition, although it is
                                           possible that both the mortgage rates
                                           on the adjustable rate mortgage loans
                                           and note rates may decline or
                                           increase during the same period,
                                           because of the difference between
                                           interest rate adjustment periods and
                                           note rate adjustment periods,
                                           mortgage rates on the adjustable rate
                                           mortgage loans may decline or
                                           increase more slowly than the note
                                           rates.

                                           This absence of a correlation between
                                           movement in the mortgage rates and
                                           the note rates may reduce the
                                           interest payable on the offered notes
                                           because of the imposition of a
                                           maximum note rate and an available
                                           funds rate. In addition, prepayments
                                           of mortgage loans with relatively
                                           higher mortgage rates may also reduce
                                           the available funds rate and
                                           consequently reduce the note rate for
                                           one or more classes of notes. It is
                                           intended that the amount by which a
                                           noteholder's interest payment has
                                           been reduced by operation of the
                                           available funds rate will be paid
                                           from available excess cash flow (if
                                           any) as described in this prospectus
                                           supplement. However, we cannot assure
                                           you that such funds will be
                                           available, or sufficient, to make any
                                           such payments.

SOME OF THE MORTGAGE LOANS HAVE
  AN INITIAL INTEREST ONLY PERIOD, WHICH
  MAY RESULT IN INCREASED DELINQUENCIES
  AND LOSSES WITH RESPECT TO THESE
  MORTGAGE LOANS...........................Approximately 13.62%, 1.40% and 1.17%
                                           of the statistical calculation
                                           mortgage loans in loan group 1 (by
                                           aggregate outstanding principal
                                           balance of the related mortgage loans
                                           as of the statistical calculation
                                           date) have initial interest only
                                           periods of two, three and five years,
                                           respectively. Approximately 19.55%,
                                           1.66% and 11.36% of the statistical
                                           calculation mortgage loans in loan
                                           group 2 (by aggregate outstanding
                                           principal balance of the related
                                           mortgage loans as of the statistical
                                           calculation date) have initial
                                           interest only periods of two, three
                                           and five years, respectively, after
                                           the origination thereof. During this
                                           period, the payment made by the
                                           related borrower will be less than it
                                           would be if the mortgage loan
                                           amortized. In addition, the mortgage
                                           loan balance will not be reduced by
                                           the principal portion of scheduled
                                           monthly payments during this period.
                                           As a result, no principal payments
                                           will be made to the notes from these
                                           mortgage loans during their interest
                                           only period except in the case of a
                                           prepayment.

                                           After the initial interest only
                                           period, the scheduled monthly payment
                                           on these mortgage loans will
                                           increase, to provide for the
                                           amortization of the mortgage loans by
                                           their maturity dates. This may result
                                           in increased delinquencies by the
                                           related borrowers, particularly if
                                           interest rates have increased and the
                                           borrower is unable to refinance. In
                                           addition, losses may be greater on
                                           these mortgage loans as a result of
                                           the mortgage loan not amortizing
                                           during the early years of these
                                           mortgage loans. Although the amount
                                           of principal included in each
                                           scheduled monthly payment for a
                                           traditional mortgage loan is
                                           relatively small during the first few
                                           years after the origination of a
                                           mortgage loan, in the aggregate the
                                           amount can be significant. Any
                                           resulting delinquencies and losses,
                                           to the extent not covered by credit
                                           enhancement, will be allocated to the
                                           notes.

                                           Mortgage loans with an initial
                                           interest only period are relatively
                                           new in the mortgage marketplace. The
                                           performance of these mortgage loans
                                           may be significantly different than
                                           mortgage loans that fully amortize.
                                           In particular, there may be a higher
                                           expectation by these borrowers of
                                           refinancing their mortgage loans with
                                           a new mortgage loan, in particular
                                           one with an initial interest only
                                           period, which may result in higher or
                                           lower prepayment speeds than would
                                           otherwise be the case. In addition,
                                           the failure to build equity in the
                                           property by the related mortgagor may
                                           affect the delinquency and prepayment
                                           of these mortgage loans.

                                           Investors should consider the fact
                                           that interest only loans reduce the
                                           monthly payment required by borrowers
                                           during the interest only period and
                                           consequently the monthly housing
                                           expense used to qualify borrowers. As
                                           a result, interest only loans may
                                           allow some borrowers to qualify for a
                                           mortgage loan who would not otherwise
                                           qualify for a fully-amortizing loan
                                           or may allow them to qualify for a
                                           larger mortgage loan than otherwise
                                           would be the case.

CASH FLOW CONSIDERATIONS AND RISKS
  COULD CAUSE PAYMENT DELAYS AND LOSSES....There could be substantial delays in the liquidation of defaulted mortgage
                                           loans and corresponding delays in
                                           your receiving your portion of the
                                           proceeds of a liquidation. These
                                           delays could continue for several
                                           years. Furthermore, an action to
                                           obtain a deficiency judgment is
                                           regulated by statutes and rules, and
                                           the availability, and amount, of a
                                           deficiency judgment may be limited by
                                           law. In the event of a default by a
                                           borrower, these restrictions may
                                           impede the ability of the master
                                           servicer or the servicer to foreclose
                                           on or to sell the mortgaged property
                                           or to obtain a deficiency judgment.
                                           In addition, liquidation expenses
                                           (such as legal and appraisal fees,
                                           real estate taxes and maintenance and
                                           preservation expenses) will reduce
                                           the amount of security for the
                                           mortgage loans and, in turn, reduce
                                           the proceeds payable to noteholders.

                                           In the event that:

                                               o the mortgaged properties
                                                 fail to provide adequate
                                                 security for the related
                                                 mortgage loans,

                                               o overcollateralization (if
                                                 any) is insufficient to cover
                                                 shortfalls, and

                                               o the subordination of certain
                                                 classes are insufficient to
                                                 cover such shortfalls,

                                           you could lose all or a portion of
                                           the money you paid for the notes.

YIELD AND REINVESTMENT COULD BE ADVERSELY
  AFFECTED BY UNPREDICTABILITY OF
  PREPAYMENTS..............................No one can accurately predict the level of prepayments that the
                                           trust will experience. The trust's
                                           prepayment experience may be
                                           affected by many factors,
                                           including, without limitation:

                                               o general economic conditions;

                                               o the level of prevailing
                                                 interest rates;

                                               o the provision in a majority
                                                 of the adjustable rate
                                                 mortgage loans that fixes the
                                                 mortgage rate for a
                                                 substantial period of time
                                                 after origination before it is
                                                 subject to adjustment;

                                               o the availability of
                                                 alternative financing;

                                               o the applicability of
                                                 prepayment charges; and

                                               o homeowner mobility.

                                           In addition, substantially all of the
                                           mortgage loans contain due-on-sale
                                           provisions, and the servicer intends
                                           to enforce, or cause the subservicer
                                           to enforce, those provisions unless
                                           the servicer or the subservicer is
                                           not permitted by applicable law to do
                                           so, or the servicer or subservicer,
                                           in a manner consistent with
                                           reasonable commercial practice,
                                           permits the purchaser of the
                                           mortgaged property in question to
                                           assume the related mortgage loan.

                                           SEE "THE MORTGAGE POOL" AND "YIELD,
                                           PREPAYMENT AND MATURITY
                                           CONSIDERATIONS" IN THIS PROSPECTUS
                                           SUPPLEMENT AND "CERTAIN LEGAL ASPECTS
                                           OF THE LOANS--DUE-ON-SALE CLAUSES" IN
                                           THE PROSPECTUS FOR A DESCRIPTION OF
                                           CERTAIN PROVISIONS OF THE MORTGAGE
                                           LOANS THAT MAY AFFECT THE PREPAYMENT
                                           EXPERIENCE ON THE MORTGAGE LOANS.

                                           The weighted average lives of the
                                           Class 1-A Notes and Class 2-A notes,
                                           respectively, will be sensitive to
                                           the rate and timing of principal
                                           payments (including prepayments and
                                           liquidation proceeds) on the mortgage
                                           loans in loan group 1 and loan group
                                           2, respectively, which may fluctuate
                                           significantly from time to time. The
                                           weighted average lives of the
                                           subordinate notes will be sensitive
                                           to the rate and timing of principal
                                           payments (including prepayments and
                                           liquidation proceeds) on the mortgage
                                           loans in both loan groups, which may
                                           fluctuate from time to time.

                                           The weighted average lives of the
                                           offered notes will also be affected
                                           by any prepayment resulting from the
                                           payment of amounts (if any) on
                                           deposit in the pre-funding account
                                           after the end of the funding period.

                                           In addition, a substantial majority
                                           of the mortgage loans in each loan
                                           group will require the payment of a
                                           prepayment charge in connection with
                                           certain prepayments made during a
                                           certain period (generally not
                                           exceeding three years) following
                                           origination of the related mortgage
                                           loan. The prepayment charges, if
                                           enforced by the master servicer, may
                                           affect the rate of prepayments on the
                                           mortgage loans.

                                           You should note that:

                                               o generally, if you purchase
                                                 your notes at a discount and
                                                 principal is repaid on the
                                                 mortgage loans slower than you
                                                 anticipate, then your yield
                                                 may be lower than you
                                                 anticipate;

                                               o generally, if you purchase
                                                 your notes at a premium and
                                                 principal is repaid on the
                                                 mortgage loans faster than you
                                                 anticipate, then your yield
                                                 may be lower than you
                                                 anticipate;

                                               o your yield will also be
                                                 sensitive to:

                                               (1) the levels of one-month
                                                   LIBOR and six-month LIBOR,

                                               (2) the timing of adjustment
                                                   of the note rate on your note
                                                   as it relates to the timing
                                                   of adjustment of the interest
                                                   rates on the adjustable rate
                                                   mortgage loans,

                                               (3) the level of the mortgage
                                                   index relating to the
                                                   adjustable rate mortgage
                                                   loans,

                                               (4) the extent to which the
                                                   issuer is required to make
                                                   net swap payments or a swap
                                                   termination payment, and

                                               (5) other limitations on the
                                                   note rate of such note, as
                                                   described further in this
                                                   prospectus supplement;

                                               o you bear the reinvestment
                                                 risks resulting from a faster
                                                 or slower rate of principal
                                                 payments than you expected.

                                           SEE "YIELD, PREPAYMENT AND MATURITY
                                           CONSIDERATIONS" IN THIS PROSPECTUS
                                           SUPPLEMENT.

POSSIBLE PREPAYMENT DUE TO INABILITY TO ACQUIRE
  SUBSEQUENT MORTGAGE LOANS................The ability of the issuer to acquire subsequent mortgage loans for
                                           inclusion in the trust depends on the
                                           ability of the originator to
                                           originate or acquire mortgage loans
                                           during the funding period that meet
                                           the eligibility criteria for
                                           subsequent mortgage loans as
                                           described herein. The ability of the
                                           originator to originate or acquire
                                           such loans will be affected by a
                                           number of factors including
                                           prevailing interest rates, employment
                                           levels, the rate of inflation and
                                           economic conditions generally.

                                           If the full amount on deposit in the
                                           pre-funding account cannot be used by
                                           the end of the funding period for
                                           that purpose, the amount remaining on
                                           deposit in the pre-funding account
                                           will be distributed to the holders of
                                           the applicable senior notes as a
                                           prepayment of principal on the July
                                           2005 payment date. We cannot assure
                                           you of the magnitude of any amount on
                                           deposit in the pre-funding account at
                                           the end of the funding period.

PAYMENT TO AND RIGHTS OF INVESTORS COULD BE
  ADVERSELY AFFECTED BY THE BANKRUPTCY OR
  INSOLVENCY OF CERTAIN PARTIES............The transfer by the seller of the mortgage loans to the depositor will
                                           be structured as a sale of the
                                           mortgage loans. However, if the
                                           seller becomes bankrupt, the trustee
                                           in bankruptcy of the seller may argue
                                           that the mortgage loans were not sold
                                           but were only pledged to secure a
                                           loan to the seller. If that argument
                                           is made, you could experience delays
                                           or reduction in payments on the
                                           notes. If that argument is
                                           successful, the bankruptcy trustee
                                           could elect to sell the mortgage
                                           loans and pay down the notes early.
                                           Thus, you could lose the right to
                                           future payments of interest, and
                                           might suffer reinvestment losses in a
                                           lower interest rate environment.

                                           In addition, if the servicer,
                                           subservicer or master servicer
                                           becomes bankrupt, a bankruptcy
                                           trustee or receiver may have the
                                           power to prevent the trustee from
                                           appointing a successor master
                                           servicer. Any related delays in
                                           servicing could result in increased
                                           delinquencies or losses on the
                                           mortgage loans.

GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES
  IN CALIFORNIA INCREASES THE RISK THAT
  NOTE YIELDS COULD BE IMPAIRED............Approximately 40.60% and 51.83% of
                                           the statistical calculation pool
                                           mortgage loans in loan group 1 and
                                           loan group 2, respectively, by
                                           principal balance as of the
                                           statistical calculation date, are
                                           secured by mortgaged properties that
                                           are located in the State of
                                           California. Property in California
                                           may be more susceptible than homes
                                           located in other parts of the country
                                           to certain types of uninsurable
                                           hazards, such as earthquakes, floods,
                                           mudslides and other natural
                                           disasters. In addition:

                                               o economic conditions in
                                                 California (which may or may
                                                 not affect real property
                                                 values) may affect the
                                                 ability of borrowers to repay
                                                 their loans on time;

                                               o declines in the California
                                                 residential real estate
                                                 market may reduce the values
                                                 of properties located in
                                                 California, which would
                                                 result in an increase in the
                                                 loan-to-value ratios; and

                                               o any increase in the market
                                                 value of properties located
                                                 in California would reduce
                                                 the loan-to-value ratios and
                                                 could, therefore, make
                                                 alternative sources of
                                                 financing available to the
                                                 borrowers at lower interest
                                                 rates, which could result in
                                                 an increased rate of
                                                 prepayment of the mortgage
                                                 loans.

YOU MAY HAVE DIFFICULTY RESELLING NOTES....Each underwriter intends to make a secondary market in the classes of
                                           offered notes purchased by it, but no
                                           underwriter has any obligation to do
                                           so. We cannot assure you that a
                                           secondary market will develop or, if
                                           it develops, that it will continue.
                                           Consequently, you may not be able to
                                           sell your notes readily or at prices
                                           that will enable you to realize your
                                           desired yield. The market values of
                                           the offered notes are likely to
                                           fluctuate. Fluctuations may be
                                           significant and could result in
                                           significant losses to you.

                                           The secondary markets for
                                           asset-backed securities have
                                           experienced periods of illiquidity
                                           and can be expected to do so in the
                                           future. Illiquidity can have a
                                           severely adverse effect on the prices
                                           of notes that are especially
                                           sensitive to prepayment, credit or
                                           interest rate risk, or that have been
                                           structured to meet the investment
                                           requirements of limited categories of
                                           investors.

VIOLATIONS OF CONSUMER PROTECTION LAWS
  MAY ADVERSELY AFFECT YOU.................Applicable state laws generally regulate interest rates and other
                                           charges and require specific
                                           disclosures. In addition, other state
                                           laws, public policy and general
                                           principles of equity relating to the
                                           protection of consumers, unfair and
                                           deceptive practices and debt
                                           collection practices may apply to the
                                           origination, servicing and collection
                                           of the mortgage loans.

                                           The mortgage loans are also subject
                                           to federal laws, including:

                                               (1) the federal Truth in
                                                   Lending Act and Regulation Z
                                                   promulgated under the Truth
                                                   in Lending Act, which require
                                                   particular disclosures to the
                                                   borrowers regarding the terms
                                                   of the mortgage loans;

                                               (2) the Equal Credit
                                                   Opportunity Act and
                                                   Regulation B promulgated
                                                   under the Equal Credit
                                                   Opportunity Act, which
                                                   prohibits discrimination on
                                                   the basis of age, race,
                                                   color, sex, religion, marital
                                                   status, national origin,
                                                   receipt of public assistance
                                                   or the exercise of any right
                                                   under the Consumer Credit
                                                   Protection Act, in the
                                                   extension of credit; and

                                               (3) the Fair Credit Reporting
                                                   Act, which regulates the use
                                                   and reporting of information
                                                   related to the borrower's
                                                   credit experience.

                                           Depending on the provisions of the
                                           applicable law and the specific facts
                                           and circumstances involved,
                                           violations of these laws, policies
                                           and principles may limit the ability
                                           of the servicer to collect all or
                                           part of the principal of or interest
                                           on the mortgage loans, may be entitle
                                           the borrower to a refund of amounts
                                           previously paid and, in addition,
                                           could subject the issuer, as owner of
                                           the mortgage loans, to damages and
                                           administrative enforcement.

RECENT EVENTS..............................The economic impact of the United
                                           States' military operations in Iraq,
                                           Afghanistan and certain other parts
                                           of the world, as well as the
                                           possibility of any terrorist attacks,
                                           domestically and abroad, is
                                           uncertain, but could have a material
                                           effect on general economic
                                           conditions, consumer confidence, and
                                           market liquidity. No assurance can be
                                           given as to the effect of these
                                           events on the rate of delinquencies
                                           and losses on the mortgage loans and
                                           servicing decisions with respect
                                           thereto. Any adverse impact on the
                                           mortgage loans or servicing as a
                                           result of these events would be borne
                                           by the holders of the notes.

                                           These continued military operations
                                           also increase the likelihood of
                                           shortfalls in interest collections
                                           under the Servicemembers Civil Relief
                                           Act or similar state laws. The
                                           Servicemembers Civil Relief Act
                                           provides relief to borrowers who
                                           enter active military service and to
                                           borrowers in reserve status who are
                                           called to active duty after the
                                           origination of their mortgage loan.
                                           The Servicemembers Civil Relief Act
                                           provides generally that these
                                           borrowers may not be charged interest
                                           on a mortgage loan in excess of 6%
                                           per annum during the period of the
                                           borrower's active duty. These
                                           shortfalls are not required to be
                                           paid by the borrower at any future
                                           time, will not be advanced by the
                                           master servicer or the servicer and
                                           will reduce the amount of interest
                                           funds available for payment to the
                                           offered notes in the order and
                                           priority described under the heading
                                           "Description of the Notes--Payments--
                                           Payments of Interest." In addition,
                                           the Servicemembers Civil Relief Act
                                           imposes limitations that would impair
                                           the ability of the master servicer or
                                           the servicer to foreclose on an
                                           affected loan during the borrower's
                                           period of active duty status, and,
                                           under some circumstances, during an
                                           additional period thereafter.

                                THE MORTGAGE POOL

GENERAL

     Set forth below and in Annex A hereto is certain statistical information based on scheduled principal balances as of May 1, 2005 which is the "STATISTICAL CALCULATION DATE" concerning a pool of mortgage loans that CWABS, Inc. believes is representative of the mortgage loans to be included in the Trust (such pool, the "STATISTICAL CALCULATION POOL" and such mortgage loans, the "STATISTICAL CALCULATION POOL MORTGAGE LOANS"). A detailed description (the "DETAILED DESCRIPTION") of the pool of conventional, subprime mortgage loans (the "INITIAL MORTGAGE LOANS") included in the Trust at the Closing Date (such pool, the "INITIAL MORTGAGE POOL") will be available to purchasers of the Offered Notes at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the Notes. The Detailed Description will specify the aggregate Stated Principal Balance of the Initial Mortgage Loans included in the Initial Mortgage Pool as of the Cut-off Date (such aggregate Stated Principal Balance, the "INITIAL CUT-OFF DATE POOL PRINCIPAL BALANCE"). The "INITIAL CUT-OFF DATE" for any Initial Mortgage Loan will be the later of May 1, 2005 and the origination date for such Initial Mortgage Loan.


     The Detailed Description will also include, among other things, the following information regarding the Initial Mortgage Loans:

     (1) the Mortgage Rate borne by each Initial Mortgage Loan as of the Initial Cut-off Date,

     (2) the Loan-to-Value Ratios of the Initial Mortgage Loans,

     (3) the remaining months to stated maturity of the Initial Mortgage Loans as of the Cut-off Date,

     (4) the type of properties securing the Initial Mortgage Loans,

     (5) the geographical distribution of the Initial Mortgage Loans by state,

     (6) the occupancy types of the Initial Mortgage Loans, and

     (7) the loan purposes of the Initial Mortgage Loans.

     In addition, the Detailed Description will include information relating solely to certain features of the Initial Mortgage Loans that are Adjustable Rate Mortgage Loans (as defined below). The "MORTGAGE RATE" is the interest rate borne by a Initial Mortgage Loan.

     The "STATISTICAL CALCULATION DATE POOL PRINCIPAL BALANCE" is approximately $1,081,946,837, which is equal to the aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date.

     The Statistical Calculation Pool consists of 4,990 Mortgage Loans. Each Initial Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups ("LOAN GROUP 1" or "LOAN GROUP 2" and each a "LOAN GROUP"), comprised of Mortgage Loans that bear interest at adjustable rates (such adjustable rate Mortgage Loans, the "ADJUSTABLE RATE MORTGAGE LOANS"), and at fixed rates (such fixed rate Mortgage Loans, the "FIXED RATE MORTGAGE LOANS"). Loan Group 1 will consist of Fixed Rate and Adjustable Rate Mortgage Loans having principal balances at origination not in excess of Fannie Mae's or Freddie Mac's conforming loan limits. Loan Group 2 will consist of Fixed Rate and Adjustable Rate Mortgage Loans having principal balances at origination that may or may not conform to the conforming loan limits of Fannie Mae and Freddie Mac. CWABS, Inc. (the "DEPOSITOR") believes that the information set forth herein with respect to the Statistical Calculation Pool as presently constituted is representative of the characteristics of the Initial Mortgage Pool as will be constituted at the Closing Date, although some characteristics of the Mortgage Loans in the Initial Mortgage Pool may vary. See "--STATISTICAL CALCULATION POOL" below. Unless otherwise indicated, information presented below and in Annex A hereto expressed as a percentage (other than rates of interest) are approximate percentages based on the Statistical Calculation Date Pool Principal Balance.

     All of the Mortgage Loans to be included in the Trust will be evidenced by promissory notes (the "MORTGAGE NOTES"). The Mortgage Notes are secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "MORTGAGED PROPERTIES") which, in the case of the Statistical Calculation Pool Mortgage Loans, are located in 47 states and the District of Columbia.

     Except for loans with an initial interest only period, the Mortgage Loans will provide for the amortization of the amount financed over a series of monthly payments and will provide for payments due on various days of each month. The Mortgage Loans to be included in the Trust will have been originated generally in accordance with underwriting criteria for subprime mortgage loans described herein under "THE ORIGINATOR--UNDERWRITING GUIDELINES." In general, subprime mortgage loans are mortgage loans made to borrowers with prior credit difficulties. As of the Closing Date, no Mortgage Loan will be 30 or more days delinquent.

     Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("SCHEDULED PAYMENTS") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The Mortgage Notes generally will provide for a fifteen (15) day grace period for monthly payments during which no late payment fees are assessed.

     Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 71.19% and 72.27% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, by principal balance as of the Statistical Calculation Date provide for the payment by the borrower of a prepayment charge. In general, a prepayment charge will apply and be enforced if, during the first one to five years, as applicable, from the date of origination of such Mortgage Loan, the borrower prepays such Mortgage Loan in full. The prepayment charge is generally equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of the percentage of the original balance of such Mortgage Loan specified in the related Mortgage Note, although the Mortgage Notes related to certain of the Mortgage Loans may provide for a different method for calculating the prepayment charges. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "PARITY ACT "), which regulates the ability of the originator of a mortgage loan to impose prepayment charges, was amended, and as a result, that originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The Depositor makes no representations as to the effect that the prepayment charges, decisions by the Master Servicer with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the Mortgage Loans. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003. See "CERTAIN LEGAL ASPECTS OF THE LOANS-ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES" in the prospectus.

     ADDITIONAL INFORMATION REGARDING THE ADJUSTABLE RATE MORTGAGE LOANS. Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to adjustment on the first day of the months specified in the related Mortgage Note (each such date, an "ADJUSTMENT DATE") to equal the sum, rounded to the nearest 0.125%, of:

          (1) the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related Mortgage Note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "MORTGAGE INDEX"), and

          (2) a fixed percentage amount specified in the related Mortgage Note (the "GROSS MARGIN");

provided, however, that the Mortgage Rate for substantially all of the Adjustable Rate Mortgage Loans will not increase or decrease by more than a fixed percentage on any Adjustment Date (the "PERIODIC RATE CAP").

     A "ONE-YEAR HYBRID MORTGAGE LOAN," "TWO-YEAR HYBRID MORTGAGE LOAN," "THREE-YEAR HYBRID MORTGAGE Loan" and a "FIVE-YEAR HYBRID MORTGAGE LOAN" have fixed Mortgage Rates for approximately 12, 24, 36 and 60 months, respectively, after the origination thereof before such fixed Mortgage Rates become subject to adjustment based on the Mortgage Index described in clause 1 in the immediately preceding paragraph. Approximately 2.89%, 72.28%, 3.87% and 1.22% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 by principal balance as of the Statistical Calculation Date are One-Year Hybrid Mortgage Loans, Two-Year Hybrid Mortgage Loans, Three-Year Hybrid Mortgage Loans and Five-Year Hybrid Mortgage Loans, respectively. Approximately 3.94%, 76.56%, 4.30% and 0.93% of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 by principal balance as of the Statistical Calculation Date are One-Year Hybrid Mortgage Loans, Two-Year Hybrid Mortgage Loans, Three-Year Hybrid Mortgage Loans and Five-Year Hybrid Mortgage Loans, respectively.

     Effective with the first payment due on an Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

     LOAN-TO-VALUE RATIO. The "LOAN-TO-VALUE RATIO" of a Mortgage Loan is equal to:

          (1) the principal balance of such Mortgage Loan at the date of origination, divided by

          (2) the Collateral Value of the related Mortgaged Property.

     The "COLLATERAL VALUE" of a Mortgaged Property subject to a purchase money mortgage is the lesser of:

          (1) the appraised value at the time of the origination of the related Mortgage Loan,

and

          (2) the sales price of such Mortgaged Property at such time of origination.

     With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     STATED PRINCIPAL BALANCE. "STATED PRINCIPAL BALANCE" means, for any Mortgage Loan and (1) the related Initial Cut-off Date or Subsequent Cut-off Date (as defined below), as applicable (the "CUT-OFF DATE"), the unpaid principal balance of the Mortgage Loan as of such date (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to such date and to the payment of principal due on or prior to such date and irrespective of any delinquency in payment by the related mortgagor or (2) any Payment Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of scheduled payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer or Servicer on or prior to the related Determination Date or were advanced by the Master Servicer or Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loans received on or prior to the end of the most recent Prepayment Period and (iii) Liquidation Proceeds received by the Master Servicer or Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate Stated Principal Balances of all Mortgage Loans in the Mortgage Pool.

PRE-FUNDING

     On the Closing Date, the excess of the aggregate Note Principal Balance of the Offered Notes over the Initial Cut-off Date Pool Principal Balance (the "ORIGINAL PRE-FUNDED AMOUNT") (which Original Pre-Funded Amount is not expected to exceed approximately $175,000,000 in conforming balance loans for loan group 1 and approximately $175,000,000 in non-conforming loans that may or may not have conforming balances for loan group 2) will be deposited in a pre-funding account (the "PRE-FUNDING ACCOUNT") established and maintained by the Indenture Trustee on behalf of the Noteholders. The amount on deposit in the Pre-Funding Account as of any date of determination is the (the "PRE-FUNDED AMOUNT"). Any investment income earned from amounts in the Pre-Funding Account shall be paid to the Depositor, and will not be available for payments on the Notes. During the period from the Closing Date until the earlier of (x) the date that the amount in the Pre-Funding Account is less than $25,000 and (y) June 30, 2005 (the "FUNDING PERIOD"), the Depositor is expected to purchase mortgage loans to subprime borrowers originated or purchased by the Originator after May 1, 2005 (such mortgage loans, the "SUBSEQUENT MORTGAGE LOANS") from the Seller and sell such Subsequent Mortgage Loans to the Trust as described below. The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal Balance of such Subsequent Mortgage Loan as of the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the date of origination of such Subsequent Mortgage Loan (the related "Subsequent Cut-off Date") and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the Stated Principal Balance of the Mortgage Pool.

     Pursuant to the Mortgage Loan Purchase Agreement and a Subsequent Transfer Agreement to be executed by the Seller, the Depositor and the Indenture Trustee, the conveyance of Subsequent Loans may be made on any Business Day during the Funding Period (a "SUBSEQUENT TRANSFER DATE"), subject to the fulfillment of certain conditions in the Indenture, including that:

          (1) the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date satisfy the same representations and warranties in the Mortgage Loan Purchase Agreement applicable to all Mortgage Loans,

          (2) the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Noteholders,

          (3) the Indenture Trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date,

          (4) the Indenture Trustee receives an opinion of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust,

          (5) the Indenture Trustee receives opinions of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date from the Seller to the Depositor and the simultaneous conveyance of such Subsequent Mortgage Loans from the Depositor to the Trust will be characterized as true sales and not loans secured by such Subsequent Mortgage Loans, (6) the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date will not result in a reduction or withdrawal of any ratings assigned to the Offered Notes,

          (7) no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 60 or more days delinquent, and no more than 10% of the Subsequent Mortgage Loans will be Mortgage Loans with an interest only period, and

          (8) following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date to the Trust, the characteristics of the Trust will not vary by more than the permitted variance specified below (other than the weighted average stated principal balance, which will not vary by more than 10% and the percentage of mortgage loans secured by properties located in California, which will not exceed 50% of the Mortgage Pool) from the characteristics listed below; provided that for the purpose of making such calculations, the characteristics for any Initial Mortgage Loan will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loan will be taken as of the Subsequent Cut-off Date:

                                                                                                         PERMITTED
                                                                                                        VARIANCE OR
                                                            LOAN GROUP 1         LOAN GROUP 2              RANGE
                                                          --------------------- --------------------- ---------------
Average Stated Principal Balance...................             $185,515             $260,842                  10%
Weighted Average Mortgage Rate.....................                7.42%                7.17%                0.10%
Weighted Average Loan-to-Value Ratio...............               77.17%               80.33%                   3%
Weighted Average Remaining Term to Maturity........           358 months           359 months             5 months
Weighted Average Credit Bureau
Risk Score.........................................                  607                  632             5 points
Mortgage Loans with Prepayment Charges at
Origination........................................               71.19%               72.27%                   5%
Aggregate Principal Balance of Fixed Rate
Mortgage Loans.....................................         $101,494,567          $66,081,933                  10%
Aggregate Principal Balance of Adjustable Rate
Mortgage Loans.....................................         $439,466,117         $474,904,220                  10%

ASSIGNMENT OF THE MORTGAGE LOANS

         Pursuant to the Mortgage Loan Purchase Agreement dated as of May 1, 2005 (the "MORTGAGE LOAN PURCHASE AGREEMENT"), between the Seller and the Depositor, the Seller on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Depositor all right, title and interest of the Seller in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust, including all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date. Pursuant to the Amended and Restated Trust Agreement dated as of May 27, 2005 (the "TRUST AGREEMENT") among the Depositor and Wilmington Trust Company, as owner trustee (the "OWNER TRUSTEE") and The Bank of New York, as certificate registrar and paying agent (the "CERTIFICATE REGISTRAR" and "PAYING AGENT"), the Depositor will deposit the assets in the Trust. Pursuant to the Indenture dated as of May 27, 2005 (the "INDENTURE"), between the Issuer and The Bank of New York, as indenture trustee (the "INDENTURE TRUSTEE"), the Issuer on the Closing Date will pledge to the Indenture Trustee in trust for the benefit of the Noteholders all right, title and interest of the Issuer in and to each Initial Mortgage Loan and all right, title and interest in and to all other assets included in the Trust, including all principal and interest received on or with respect to the Initial Mortgage Loans after the Initial Cut-off Date, exclusive of any scheduled principal due on or prior to the Initial Cut-off Date and any interest accruing prior to the Initial Cut-off Date, and the Original Pre-Funded Amount deposited in the Pre-Funding Account on the Closing Date.


     In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the custodian (collectively constituting the "CUSTODIAN'S MORTGAGE FILE") with respect to each Initial Mortgage Loan and Subsequent Mortgage Loan (collectively, the "MORTGAGE LOANS") with respect to each Mortgage Loan:

          (1) the original Mortgage Note, endorsed by the Seller or the originator of the Mortgage Loan, without recourse in the following form:
     "Pay to the order of ____________ without recourse" with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller,

          (2) the original recorded Mortgage,

          (3) a duly executed assignment of the Mortgage in blank, in recordable form, as described in Mortgage Loan Purchase Agreement; provided, however, that within 30 days following the Closing Date, the Seller will cause such assignments to be endorsed to "Encore Credit Receivables Trust 2005-2, by The Bank of New York, a New York banking corporation, as indenture trustee under the Indenture dated as of May 27, 2005, without recourse", in recordable form, as described in Indenture,

          (4) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage,

          (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

          (6) the original or duplicate original lender's title policy and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto shall be delivered within one year of the Closing Date.

     In addition, the Mortgages for some or all of the Mortgage Loans in the Trust that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any Mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS(R) serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Indenture Trustee, and does not have any interest in the Mortgage Loan.

     Pursuant to the Indenture and the custodial agreement, the Depositor will be required to deliver (or cause delivery of) the Custodian's Mortgage Files:

          (A) not later than the Closing Date, with respect to at least 50% of the Initial Mortgage Loans in each loan group, and not later than relevant Subsequent Transfer Date with respect to at least 10% of the Subsequent Mortgage Loans in each loan group conveyed on such Subsequent Transfer Date;

          (B) not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Initial Mortgage Loans in each loan group, and not later than twenty days after the relevant Subsequent Transfer Date with respect to at least 90% of the Subsequent Mortgage Loans in each loan group conveyed on such Subsequent Transfer Date; and

          (C) not later than thirty days after the Closing Date, with respect to the remaining 10% of the Initial Mortgage Loans, and not later than thirty days after the relevant Subsequent Transfer Date with respect to the remaining 10% of the Subsequent Mortgage Loans conveyed on the related Subsequent Transfer Date.

     Assignments of the Mortgage Loans to the Issuer and the pledge to the Indenture Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Indenture Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Custodian Mortgage File is maintained in the possession of the custodian in one of the states to which such exception applies. In the event any such assignment is delivered to the Indenture Trustee or custodian in blank and the related Custodian Mortgage File is released by the custodian pursuant to applicable provisions of the Indenture, the Indenture Trustee shall complete such assignment as provided in subparagraph (2) above prior to any such release. In the event such recording is required to protect the interest of the Indenture Trustee in the Mortgage Loans, the Master Servicer is required to cause to be submitted each previously unrecorded assignment for recording. The Seller is responsible for recording the assignments to the Issuer for all mortgaged properties located in the State of California. The Indenture Trustee will be responsible for recording the assignments to the Issuer for all properties located in all other states. The Seller will be responsible for all costs associated with the recordation of all assignments.

     The custodian will review the Initial Mortgage Loan documents (to the extent received 5 Business Days in advance of the Closing Date) on or prior to the Closing Date (or promptly after the custodian's receipt of any document permitted to be delivered after the Closing Date), and the Subsequent Mortgage Loan documents promptly after the custodian's receipt thereof after the related Subsequent Transfer Date as described above, and the custodian will hold such documents on behalf of the trust for the benefit of the holders of the Notes. After review of such Mortgage Loan Documents, if any document is found to be missing or defective in any material respect, the custodian is required to notify the Master Servicer and the Seller in writing. If the Seller cannot or does not cure such omission or defect within 90 days of its receipt of notice from the custodian, the Seller is required to repurchase the related Mortgage Loan from the Trust at a price (the "PURCHASE PRICE") equal to 100% of the Stated Principal Balance thereof plus accrued and unpaid interest thereon, at a rate equal to the applicable Mortgage Rate to the first day of the month in which the Purchase Price is to be distributed to holders of the Notes plus any costs attributable to violations of any predatory lending laws. Rather than repurchase the Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Trust and substitute in its place another Mortgage Loan of like kind (a "REPLACEMENT MORTGAGE LOAN"); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Mortgage Loan Purchase Agreement:

          (1) have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution only, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan at the time of substitution (the amount of any shortfall to be deposited by the Seller in the Note Account not later than the succeeding Determination Date and held for payment to the holders of the Notes on the related Payment Date),

          (2) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate specified in its related Mortgage Note (such rate, the "MAXIMUM MORTGAGE RATE") not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan,

          (3) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate specified in its related Mortgage Note (such rate, the "MINIMUM MORTGAGE RATE") not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan,

          (4) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index, Periodic Rate Cap and period between adjustment dates as the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

          (5) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

          (6) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

          (7) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan,

          (8) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

          (9) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

          (10) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

          (11) constitute the same occupancy type as the Deleted Mortgage Loan, and

          (12) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to the Noteholders, the Indenture Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

     Initially, the custodian will be Deutsche Bank National Trust Company.

                                 THE ORIGINATOR

GENERAL

     Encore Credit Corp., a wholly-owned subsidiary of ECC Capital Corporation (in such capacity, "ENCORE" or the "ORIGINATOR") is a nationwide mortgage banking company engaged in the business of originating, purchasing, selling and, through agreements with Option One Mortgage Corporation and HomEq Servicing Corporation, performing interim servicing for mortgage loans secured primarily by one to four-family residences that generally do not conform to the underwriting guidelines typically applied by banks and other lending institutions that originate loans that conform to the underwriting guidelines generally required by Fannie Mae, Freddie Mac or other government sponsored programs, particularly with respect to a prospective borrower's credit history and debt-to-income ratio. These mortgage loans are generally referred to as non-conforming or subprime mortgage loans. Encore was incorporated in October 2001 and commenced lending operations in March 2002. As of March 31, 2005, Encore had 1,234 employees and operated its mortgage lending business through a network of approved mortgage lenders and brokers, through which Encore originates mortgage loans. The network consists of independent mortgage lenders and brokers located in 50 states and the District of Columbia where Encore is licensed, exempt or authorized to engage in its mortgage lending business. Encore's principal executive offices are located at 1833 Alton Parkway, Irvine, California 92606, and its main telephone number is (949) 856-8300.

UNDERWRITING GUIDELINES

     Encore underwrites each mortgage loan that it originates in accordance with its internal underwriting guidelines. Encore has developed internal underwriting processes and criteria that it believes generate quality loans and give it the ability to approve and fund loans quickly. Encore's internal underwriting guidelines are designed to help it evaluate a borrower's credit history, capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. Encore reviews the borrower's credit history from Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc. In addition, Encore reviews credit scores derived from the borrower's credit history by one or more nationally recognized credit scoring models.

     UNDERWRITING GUIDELINES. Encore's internal underwriting guidelines are established by its credit committee. Encore's credit committee meets regularly with its production and operations managers to review proposed changes to underwriting guidelines. If an individual loan application does not meet Encore's formal written underwriting guidelines, but the underwriter is confident both that the borrower has the ability and willingness to pay and that the property provides adequate collateral for the borrower's obligations, Encore's underwriters can make underwriting exceptions up to certain limits within its formal exception policies and approval authorities. All of Encore's loan programs have tiered exception levels whereby approval of certain exceptions, such as LTV ratio exceptions, loan amount exceptions, and debt-to-income exceptions, are escalated to higher loan approval authority levels.

     UNDERWRITING PERSONNEL. All of Encore's loans are underwritten by its on-site underwriting personnel. Encore does not delegate underwriting authority to any broker or third party. Encore adheres to strict internal standards with respect to who has the authority to approve a loan. In the event that an underwriting exception is required for approval, only specifically designated personnel, dictated by the exception required, are authorized to make such exceptions. Encore regularly trains its operation managers, who supervise its underwriters, on emerging trends in production. Encore believes that these managers and underwriters are highly qualified and experienced and are familiar with its underwriting guidelines. Encore believes that its regionalized underwriting process provides it with the ability to fund loans faster than many of its competitors, and that the experience of its operations managers, its information systems and its rigorous quality control process ensure the continued quality of its loans.

     CREDIT CATEGORIES. Under its internal underwriting guidelines, Encore has established several different credit categories within each loan program, and Encore assigns a credit category to each applicant based on his/her credit history. These credit categories establish the maximum permitted LTV ratio, the maximum loan amount and the allowed use of loan proceeds given the borrower's mortgage payment history, consumer credit history, liens/charge-offs/bankruptcy history, debt-to-income ratio, use of proceeds, documentation type and other factors.

     Because the industry does not use standard credit categories, the definitions and credit categories of the loans Encore originates may differ from those used by its competitors. As a result, the credit categories and other data with respect to its loan production Encore provides in this prospectus supplement may not be comparable to similar data of its competitors. Also, Encore may change its credit category system from year-to-year, based on its on-going evaluation of historical performance and market demand. Thus, data with respect to specific credit categories within its loan production may not be comparable on a historical basis.

     In general, higher risk mortgage applications are graded in categories that permit more (or more recent) major derogatory credit items, such as outstanding judgments or prior bankruptcies. Its underwriting guidelines for first mortgages contain categories and criteria for grading that identify the likelihood that an applicant will satisfy the repayment obligations of a mortgage loan; higher grades being more likely and lower grades being less likely.

         Encore's guidelines are primarily intended to (1) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (2) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults.

     Credit scores are obtained by Encore in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are obtained from credit reports provided by Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc., each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a fixed point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to 850, with higher scores generally indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the LTV or CLTV, the collateral for the mortgage loan, or the debt-to-income ratio. Its current core underwriting guidelines require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum LTV under each program. Encore also offers a specialty product with restricted guidelines with a minimum credit score of 475. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

     The underwriting of a mortgage loan to be originated or purchased by Encore generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to Encore for purchase must be approved by Encore in accordance with its underwriting criteria. Encore regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product and/or changes in laws or regulations.

     Encore requires satisfactory title insurance coverage on all residential properties securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect Encore against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance in an amount that complies with applicable laws and is sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

     VERIFICATION OF BORROWER'S INCOME. Encore's mortgage programs include several levels of documentation used to verify the borrower's income.

     FULL INCOME DOCUMENTATION. Encore's highest level of income documentation generally requires a stable, two-year history of income. A wage-earner may document income by any of the following: a verification of employment or a current pay stub reflecting year to date income and the borrower's most recent Wage and Tax Statement, or W-2; the borrower's two most recent IRS Form 1040s or for higher credit score borrowers, the borrower's personal bank statements for the previous one or two years showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the two most recent federal tax returns or bank statements for the previous one or two years, depending on the borrower's credit score.

     LIMITED INCOME DOCUMENTATION. This documentation level generally requires a twelve-month history of stable income, together with personal bank statements for the previous twelve months to support the borrower's qualifying income.

     STATED INCOME. The borrower's income used to qualify for the loan is taken from the borrower's signed application and compared to the borrower's line of work or profession for reasonableness. Self-employed borrowers typically must provide satisfactory evidence of existence of the business and demonstrate a two-year history of employment in the same profession. A verification of employment and position is done for each stated income loan.

     APPRAISAL REVIEW. An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the LTV ratio of the loan applied for and the CLTV to the appraised value of the property at the time of origination. Appraisers determine a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As a lender that generally specializes in loans made to credit impaired borrowers, Encore has implemented an appraisal review process to support the value used to determine the LTV ratio. Encore uses a variety of steps in its appraisal review process in order to attempt to ensure the accuracy of the value provided by the initial appraiser. This includes obtaining an independent automated property review on a majority of the loans that it originates. Encore's review process requires a written review on every appraisal report either by a qualified independent underwriter or by a staff appraiser. Encore employs several methods to determine which appraisals are higher risk and attempts to direct those reviews to one of its staff appraisers. The criteria for identifying higher risk appraisal reports include those properties receiving lower scores from the automated property review, properties with larger loan amounts and those units and properties that fail a scoring template used by the internal underwriting staff. Encore employs an appraisal review staff of approximately 66 people, which includes over 38 staff appraisers. As part of their review process, the review department where available, verifies the subject property's sales history, those of comparable properties as well as reviews additional comparable data. In some cases the value of the property used to determine the LTV ratio is reduced where it has been determined by Encore's staff appraisers that the original appraised value cannot be supported.

"CREDIT SCORE" PROGRAMS

     Under these programs, Risk Categories are used to establish the criteria that Encore uses to grade the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. These programs determine the borrower's credit grade by using the borrower's appropriate credit score, mortgage or rental history for the past 12 months, and bankruptcy and foreclosure history, as it's primary factors. Once the appropriate credit grade has been determined the borrowers credit score is also used to determine the applicable Loan-to-Value Ratio and loan amounts.

          "AA" RISK CATEGORY: In order to qualify under the AA risk category the applicant must generally have no mortgage or rental late payments within the past 12 months. No mortgage foreclosure or notice of default filings may have occurred during the preceding 36 months. No bankruptcy filing may have occurred during the past 36 months if the borrowers credit score is less that 600 or within the prior 24 months if the borrowers score is 600 or greater. In the case of a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must have been discharged at or prior to funding. The maximum loan amount under this risk grade is $1,000,000 for loans with full documentation and $750,000 for loans with limited documentation or Stated Income. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum Loan-to-Value Ratio under this program is 95% for first mortgages and 100% for second mortgages. The normal debt to income ratio is 50%.

          "A+" RISK CATEGORY: In order to qualify under the A+ risk category the applicant must generally have no more than 4 times 30 day late mortgage or rental payments within the past 12 months for Loan-to-Value Ratios up to 90% and no more than one 30 day mortgage or rental late within the past 12 months for Loan-to-Value Ratios greater than 90%. No mortgage foreclosure or notice of default filings may have occurred during the preceding 36 months. No bankruptcy filing may have occurred during the past 24 months if the borrower's credit score is less than 600 or within the prior 18 months if the borrowers score is 600 or greater. In the case of a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must be paid at or prior to closing. The maximum loan amount under this risk grade is $750,000 for loans with full documentation and $750,000 for loans with limited documentation or stated income. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum Loan-to-Value Ratio under this program is 95% for first mortgages and 100% for second mortgages. The allowable debt to income ratio is 50% for Loan-to-Value Ratios over 80% and 55% for Loan-to-Value Ratios of 80% or less.

          "B" RISK CATEGORY: In order to qualify under the B risk category the applicant must generally have no more than one 60 day mortgage or rental late payment within the past 12 months (30 day mortgage or rental late payments are acceptable). No mortgage foreclosure or notice of default filings may have occurred during the preceding 24 months. No bankruptcy filing may have occurred during the past 18 months if the borrower's credit score is less that 580 or within the prior 12 months if the borrower's score is 600 or greater. In the case of a Chapter 13 bankruptcy the borrower's bankruptcy may be paid off with the proceeds of this loan. The maximum loan amount under this risk grade is $500,000 for loans with full income documentation, $450,000 for loans with limited documentation and $400,000 for loans with stated income. Permissible Loan-to-Value Ratios vary depending upon, among other matters the loan amount; the documentation type, the occupancy, the property type and the borrowers credit score. The maximum Loan-to-Value Ratio under this program is 85% for first mortgages. The allowable debt to income ratio is 55%.

          "C" RISK CATEGORY: In order to qualify under the C risk category the applicant must generally have no more than one 90 day late mortgage or rental payment within the past 12 months. (30 and 60-day late payments are acceptable. No mortgage foreclosure or notice of default filings may have occurred during the preceding 12 months. No bankruptcy filing may have occurred during the past 12 months if the borrower's credit score is less that 560 or within the prior 6 months if the borrower's credit score is 560 or greater. In the case of a Chapter 13 bankruptcy the borrower's bankruptcy may be paid off with the proceeds of this loan. The maximum loan amount under this risk grade is $500,000 for loans with full documentation, $450,000 for loans with limited documentation and $400,000 for loans with stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum Loan-to-Value Ratio under this program is 80% for first mortgages. The allowable debt to income ratio is 55%.

          "C-" RISK CATEGORY: In order to qualify under the C- risk category the applicant must generally have no more than one 120 day late mortgage or rental payment late within the past 12 months. (30, 60 and 90-day late payments are acceptable.) No mortgage foreclosure or notice of default filings may have occurred during the preceding 6 months. Bankruptcy filing may have occurred during the past 12 months. In the case of a Chapter 14 bankruptcy the borrower may pay off the bankruptcy through the loan. The maximum loan amount under this risk grade is $400,000 for loans with full documentation and $300,000 for loans with stated income. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrowers credit score. The maximum Loan-to-Value Ratio under this program is 70% for first mortgages. The maximum allowable debt to income ratio is 55%.

     LOAN PROGRAMS AND RISK CATEGORIES. Encore has established loan programs and risk categories, which identify the types of loans that it originates. A majority of Encore's loan originations are underwritten using the "Credit Score Advantage" program. This program makes loans available to a broad group of borrowers who fit a more traditional subprime profile. However, there are borrowers who request LTV ratios higher than those stated for this program, larger loan amounts or more unique financing options. Rather than attempt to incorporate all of these specialized requests into one loan program, Encore has established separate loan programs to accommodate borrowers who would otherwise require individual exceptions to a single, broader loan program. Encore established these programs to allow its underwriting personnel to process loan applications from borrowers who fit a particular program's criteria quickly and efficiently.

     The criteria for each of these programs are guidelines only. All of Encore's loan programs have tiered exception levels whereby approval of an exception is escalated to a higher loan approval authority. Although Encore generally does not make adjustments to the credit category of any applicant, Encore may determine on a case-by-case basis that an applicant warrants a LTV ratio exception, a loan amount exception, a debt-to-income exception or another exception. Encore may allow such an exception if the application reflects certain compensating factors, such as a lower than the maximum LTV ratio for the specific loan program, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, job and income stability or a meaningful amount of liquid assets. Encore may also grant an exception if the applicant provides a down payment of at least 20% of the purchase price of the underlying property or if the new mortgage loan significantly reduces the applicant's aggregate monthly debt service payments. Encore expects that a substantial number of the mortgage loans it originates will represent such underwriting exceptions.

DETERMINING A BORROWER'S CREDIT CATEGORIES

     There are various credit categories within each loan program. Because Encore deals with wholesale brokers, the program for which a borrower is attempting to qualify is generally identified by the broker. To determine if a borrower qualifies for a credit category within that specific program, Encore considers a borrower's mortgage history, bankruptcy and foreclosure history, debt-to-income ratios and the depth of the borrower's credit background as the primary factors in determining the borrower's credit category. Once a borrower has been assigned a credit category within a loan program, Encore uses the borrower's FICO score as the primary factor in determining the borrower's rate, the maximum LTV ratio allowable for that borrower and maximum loan amount available to that borrower.

CREDIT SCORE ADVANTAGE PROGRAM WITH INTEREST ONLY OPTION

     This program offers loans to individuals with a wide range of credit backgrounds and offers Encore's widest range of underwriting criteria. The Credit Score Advantage program has five credit categories: AA, A+, B, C and C-. Borrowers with a higher credit category typically qualify for higher allowable LTV ratios and higher loan amounts relative to other borrowers within this program. However, since FICO scores within each credit category can range from 500 to 850, loans with different characteristics are available to borrowers within a particular credit category based on a borrower's FICO score. Within a particular credit category, the borrower's FICO score is used to determine the applicable interest rate, maximum allowable LTV ratio and maximum available loan amount. Generally, a borrower with a higher FICO score can obtain a loan with a lower rate, higher allowable LTV ratio and higher loan amount than a borrower within the same credit category but with a lower FICO score.

INTEREST ONLY OPTION

     This option offers borrowers the opportunity to obtain a loan that allows them to make an interest only payment for the first two, three or five years of the loan. At the end of the interest only term, the borrower's loan balance is fully amortized for the remaining term of the loan. The initial interest only period provides borrowers with lower payments for a period of time allowing them to use a greater portion of their cash flow to pay off other debt, to qualify for larger loan amounts or for other uses. Because there is a slightly higher risk associated with the absence of principal reduction for the initial interest only period, the minimum credit score required for this option is higher, as is the rate the borrower is charged. This option is only available to Encore's three highest credit categories, AA, A+ and B.

SPECIALTY ADVANTAGE PROGRAM

     For those borrowers seeking Encore's highest allowable LTV ratios, Encore offers a specialty program that offers loans with a maximum LTV ratio of up to 100% based on either full income documentation or stated income. These programs offer either first or subordinate mortgages to borrowers in either of Encore's two highest credit categories, AA or A+. Because of the additional risk associated with loans with LTV ratios at the high end of what Encore offers, there are additional limitations that are not placed on similar grades in other programs. These additional restrictions reduce the risk associated with originating loans to borrowers with these higher LTV ratios.

JUMBO ADVANTAGE PROGRAM

     This program offers loan amounts higher than those traditionally found in the subprime residential mortgage market. These loans are generally in excess of $500,000 and are made available to borrowers in Encore's two highest credit categories, AA or A+. Similar to Encore's Specialty Advantage program, there are additional restrictions and requirements on this program. These additional restrictions and requirements are used to offset the additional risk associated with these loans.

     QUALITY CONTROL. Encore's quality control program is intended to monitor loan production with the overall goal of improving the quality of loan production generated by Encore's retail loan operation and independent mortgage broker channel. Through systematically monitoring loan production, the quality control department can identify and communicate to management existing or potential underwriting and loan packaging problems or other areas of concern. The quality control file review ensures compliance with Encore's underwriting guidelines and federal and state regulations. This is accomplished by focusing on:

     the accuracy of all credit and legal information;

     a collateral analysis, which may include a desk or field re-appraisal of the property and review of the original appraisal;

     employment and/or income verification; and

     legal document review to ensure that the necessary documents are in place.

                            DESCRIPTION OF THE NOTES

     GENERAL

     The Notes (defined below) will be issued pursuant to the Indenture. Set forth below are summaries of the material terms and provisions pursuant to which the Notes will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Encore Credit Receivables Trust 2005-2, Asset-Backed Notes, Series 2005-2 (the "NOTES") will consist of:

     o    Class 1-A Notes;

     o    Class 2-A-1 Notes;

     o    Class 2-A-2 Notes;

     o    Class 2-A-3 Notes;

     o Class 2-A-4 Notes; (collectively with the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Notes, the "CLASS 2-A NOTES", and together with the Class 1-A Notes, the "SENIOR NOTES");

     o    Class M-1 Notes;

     o    Class M-2 Notes;

     o    Class M-3 Notes;

     o    Class M-4 Notes;

     o    Class M-5 Notes;

     o    Class M-6 Notes;

     o    Class M-7 Notes;

     o Class M-8 Notes; (collectively, with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes, the "MEZZANINE NOTES");

     o Class B Notes; (together, with the Mezzanine Notes, the "SUBORDINATED NOTES") and

     o    Class C-1 Notes and Class C-2 Notes.

     The Notes other than the Class C-1 Notes and Class C-2 Notes are referred to herein as the "OFFERED NOTES". As used herein, the "NOTE PRINCIPAL BALANCE" for any class of Offered Notes is the aggregate outstanding principal balance of all Notes of such class; provided that, the Note Principal Balance of any class of Subordinated Notes with the highest payment priority to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the Mortgage Loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Note Principal Balance of that class. Generally, payments of principal and interest on the Class 1-A Notes will be based primarily on amounts available for payment in respect of the Mortgage Loans in Loan Group 1, and payments of principal and interest on the Class 2-A Notes will be based primarily on amounts available for payment in respect of the Mortgage Loans in Loan Group 2. Payments of principal and interest on the Subordinated Notes will be based on amounts available for payment in respect of the Mortgage Loans in both Loan Group 1 and Loan Group 2.

     The Offered Notes will be issued in book-entry form as described below. The Offered Notes will be issued in minimum dollar denominations of $20,000 and integral multiples of $1,000 in excess thereof.

     The Encore Credit Receivables Trust 2005-2, Owner Trust Certificates, Series 2005-2 (the "OWNER TRUST CERTIFICATES "), issued pursuant to the Trust Agreement and representing the beneficial ownership interest in the Trust are not offered hereby. The Owner Trust Certificates will be entitled to payments on any Payment Date only after all required payments have been made on the Notes. The principal balance of the Owner Trust Certificates as of any date of determination will be equal to the aggregate principal balance of the Mortgage Loans minus the aggregate Note Principal Balance of all the Offered Notes. The Owner Trust Certificates will be entitled to payments as provided in the Indenture.

BOOK-ENTRY NOTES

     The Offered Notes will be book-entry Notes (the "BOOK-ENTRY NOTES"). Persons acquiring beneficial ownership interests in the Offered Notes ("NOTE OWNERS") may elect to hold their Offered Notes through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined herein) or the Euroclear System ("EUROCLEAR"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal balance of the Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Beneficial interests in the Book-Entry Notes may be held in minimum denominations representing Note Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each Class of Book-Entry Notes may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Note (each, a "BENEFICIAL Owner") will be entitled to receive a physical note representing such Note (a "DEFINITIVE NOTE"). Unless and until Definitive Notes are issued, it is anticipated that the only Noteholder of the Offered Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Indenture. Note Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

     The beneficial owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Note Owners will receive all payments of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC and DTC participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, such Notes. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Note Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

     Note Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not Participants may transfer ownership of Book-Entry Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Book-Entry Notes, SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--TAX TREATMENT OF FOREIGN INVESTORS" IN THE PROSPECTUS AND "GLOBAL, CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS" IN ANNEX I HERETO.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "CLEARSTREAM, LUXEMBOURG S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "CLEARSTREAM" with effect from January 14, 2000. New CI has been renamed "CLEARSTREAM INTERNATIONAL, SOCIETE ANONYME." On January 18, 2000, Cedelbank was renamed "CLEARSTREAM BANKING, SOCIETE ANONYME" and Clearstream, Luxembourg Global Services was renamed "CLEARSTREAM SERVICES, SOCIETE ANONYME."

     On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "CLEARSTREAM BANKING," the entity previously named "CEDELBANK" and the entity previously named "DEUTSCHE BORSE CLEARING AG".

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.

     Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Book-Entry Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects--Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

     Monthly and annual reports on the Trust provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

     DTC has advised the Depositor and the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of an Offered Note under the Indenture on behalf of a Clearstream, Luxembourg or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

     Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary, with respect to the Book-Entry Notes and the Depositor or the Indenture Trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default (as defined herein), beneficial owners having not less than 51% of the Note Principal Balance of the Offered Notes (as defined herein) evidenced by the Offered Notes advise the Indenture Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such Class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as holders of the Offered Notes under the Indenture.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEPOSITS TO THE COLLECTION ACCOUNT

     The Master Servicer will establish and initially maintain a note account (the "COLLECTION ACCOUNT") for the benefit of the Indenture Trustee on behalf of the Noteholders and the Swap Provider. On a daily basis and within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Collection Account the following payments and collections received or made or to be applied by it subsequent to the Cut-off Date, including all principal and interest received with respect to the Mortgage Loans after the Cut-off Date (exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

          (1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the related Cut-off Date and due on or prior to the related Cut-off Date) on the Mortgage Loans, net of the related Servicing Fee and Master Servicing Fee;

          (3) all proceeds of any insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Servicing Agreement), other than proceeds that represent reimbursement of the Master Servicer's or the Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies ("INSURANCE PROCEEDS"), all other net proceeds received in connection with the partial or complete liquidation of Mortgage Loans (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Properties acquired by the Master Servicer or the Servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted Mortgage Loans (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties) (together with Insurance Proceeds, "LIQUIDATION PROCEEDS") and any unexpected recoveries, net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that resulted in a Realized Loss ("SUBSEQUENT RECOVERIES");

          (4) all Compensating Interest paid by the Master Servicer and the Servicer;

          (5) any amount required to be deposited by the Master Servicer or the Servicer in connection with any losses on investment of funds in the Collection Account;

          (6) any amounts required to be deposited by the Master Servicer or the Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer or the Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy;

          (7) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans; and

          (8) all Advances.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may from time to time withdraw funds from the Collection Account prior to the related Payment Account Deposit Date for the following purposes:

          (1) to pay to the Master Servicer the Master Servicing Fee and the Servicer the Servicing Fee to the extent not previously paid to or withheld by the Master Servicer or the Servicer (subject to reduction as described above under "THE SERVICING AGREEMENT--ADJUSTMENT TO THE MASTER SERVICING FEE AND THE SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS") and, as additional servicing compensation to the Master Servicer or the Servicer, assumption fees, late payment charges, net earnings on or investment income with respect to funds in or credited to the Collection Account;

          (2) to reimburse the Master Servicer or the Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) being limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which such Advance was made;

          (3) to reimburse the Master Servicer or the Servicer for any Advances previously made that the Master Servicer or Servicer has determined to be nonrecoverable;

          (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (5) to pay the Master Servicer any unpaid Master Servicing Fees and the Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer or the Servicer in the performance of its master servicing or servicing obligations, as applicable, such right of reimbursement pursuant to this clause (5) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation Proceeds, purchase proceeds or repurchase proceeds with respect thereto);

          (6) to pay to the Seller or the Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by the Seller or the Servicer from the Trust pursuant to the Servicing Agreement or the ECC Capital Servicing Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

          (7) to reimburse the Seller, the Master Servicer, the Servicer or the Depositor for fees and expenses incurred and reimbursable pursuant to the Servicing Agreement or the ECC Capital Servicing Agreement;

          (8) to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and

          (9) to clear and terminate the Collection Account upon termination of the Indenture.

     In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Payment Date (the "PAYMENT ACCOUNT DEPOSIT DATE"), the Master Servicer shall withdraw from the Collection Account and remit to the Indenture Trustee the amount of the Interest Remittance Amount and the Principal Remittance Amount for the mortgage loans, to the extent on deposit, and the Indenture Trustee shall deposit such amount in the Payment Account, as described below.

     In addition, during the Funding Period, amounts on deposit in the Group 1 and Group 2 Pre-Funding Accounts will earn a limited amount of interest which will primarily be available to the related Noteholders. The interest earned will be significantly less than interest generated by the Mortgage Loans in the Trust.

     The "INTEREST REMITTANCE AMOUNT" equals:

     (a) the sum, without duplication, of:

               (1) all scheduled interest collected during the related Due Period, less the related Servicing Fee;

               (2) interest payments on any Principal Prepayment received during the related Prepayment Period other than Prepayment Interest Excess;

               (3) all Advances relating to interest;

               (4) all Compensating Interest;

               (5) Liquidation Proceeds (to the extent such Liquidation Proceeds relate to interest); and

               (6) interest earned on amounts on deposit in the Group 1 and Group 2 Pre-Funding Account,

     LESS

     (b) all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Due Period, in each case with respect to the Mortgage Loans in such Loan Group.

     The "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group is equal to:

     (a) the sum, without duplication, of:

               (1) the scheduled principal due during the related Due Period and collected on or before the related Determination Date or advanced on or before the related Master Servicer Advance Date;

               (2) prepayments collected in the related Prepayment Period;

               (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller or purchased by the Master Servicer;

               (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan; and

               (5) all Liquidation Proceeds and Subsequent Recoveries collected during the related Due Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal),

     LESS

     (b) all non-recoverable Advances relating to principal and certain expenses reimbursed during the related Due Period, in each case with respect to the Mortgage Loans in such Loan Group.

     A "DUE PERIOD " with respect to any Payment Date is the period beginning on the second day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the first day in the month in which such Payment Date occurs.

     A "PREPAYMENT PERIOD" with respect to any Payment Date, is the period beginning with the opening of business on the sixteenth day of the calendar month preceding the month in which such Payment Date occurs (or, with respect to the first Payment Date, the period from May 1, 2005) and ending on the close of business on the fifteenth day of the month in which such Payment Date occurs.

     A "DETERMINATION DATE" with respect to any Payment Date, is the 15th day of the month of such Payment Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

DEPOSITS TO THE PAYMENT ACCOUNT

     The Indenture Trustee will establish and maintain a payment account (the "PAYMENT ACCOUNT") on behalf of the Noteholders and the Swap Provider. The Indenture Trustee will, promptly upon receipt, deposit in the Payment Account and retain therein:

               (1) the aggregate amount remitted by the Master Servicer to the Indenture Trustee;

               (2) the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period;

               (3) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Payment Account; and

               (4) any Net Swap Payments payable to the trust by the Swap Provider under the Interest Rate Swap Agreement for such Payment Date.

WITHDRAWALS FROM THE PAYMENT ACCOUNT

     The Indenture Trustee will withdraw funds from the Payment Account for payment to the Noteholders as described below under "--PAYMENTS" and will from time to time make withdrawals from the Payment Account:

          (1) to pay the Indenture Trustee Fee to the Indenture Trustee;

          (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Payment Account;

          (3) to withdraw any amount deposited in the Payment Account and not required to be deposited therein;

          (4) to clear and terminate the Payment Account upon the termination of the Indenture; and

          (5) to the Swap Provider, any Net Swap Payments or any Swap Termination Payment (not triggered by a Swap Provider Trigger Event).

PAYMENTS

     GENERAL. The Indenture Trustee will make payments on the Notes on each Payment Date to the persons in whose names such Notes are registered at the close of business on the Record Date. For any Payment Date, the "RECORD DATE" is the Business Day preceding such Payment Date in the case of the Offered Notes unless such Notes are no longer Book-Entry Notes, in which case the Record Date will be the last Business Day of the month preceding the month of such Payment Date.

     A "PAYMENT DATE" is the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in June 2005.

     A "BUSINESS DAY" is any day other than:

          o a Saturday or Sunday; or

          o a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

     Payments will be made by check mailed to the address of the person entitled thereto as it appears on the Note Register or, in the case of any Noteholder that holds 100% of a Class of Notes or who holds a Class of Notes with an aggregate initial Note Principal Balance of $1,000,000 or more and that has so notified the Indenture Trustee in writing in accordance with the Indenture, by wire transfer in immediately available funds to the account of such Noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the Corporate Trust Office of the Indenture Trustee. On each Payment Date, a holder of a Note will receive such holder's Percentage Interest of the amounts required to be paid with respect to the applicable Class of Notes. The "PERCENTAGE INTEREST" evidenced by a Note will equal the percentage derived by dividing the principal amounts of such Note by the aggregate principal amounts of all Notes of the applicable Class.

     PAYMENTS OF INTEREST. On each Payment Date, the interest distributable with respect to the Offered Notes is the interest which has accrued thereon at the then applicable Note Rate during the applicable Accrual Period on the Note Principal Balance immediately prior to the applicable Payment Date. For any Payment Date, the "ACCRUAL PERIOD" for the Offered Notes is the period from and including the preceding Payment Date (or from and including the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date.

     All calculations of interest on the Offered Notes will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

     On each Payment Date, the Interest Funds for such Payment Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

          (1)  concurrently,

               (a) from the Interest Funds for Loan Group 1 (and after the payment of Interest Funds from Loan Group 2 as provided in clause
               (b) below, from Interest Funds for Loan Group 2), to the Class 1-A Notes, the Current Interest and any Interest Carry Forward Amount for such Class, and

               (b) from the Interest Funds for Loan Group 2 (and after the payment of Interest Funds from Loan Group 1 as provided in clause
               (a) above, from Interest Funds for Loan Group 1), to each Class of the Class 2-A Notes, pro rata, based on their respective entitlements, the Current Interest and any Interest Carry Forward Amount for each such Class;

          (2) from Interest Funds for both Loan Groups, to the Class M-1 Notes, the Current Interest for such Class;

          (3) from Interest Funds for both Loan Groups, to the Class M-2 Notes, the Current Interest for such Class;

          (4) from Interest Funds for both Loan Groups, to the Class M-3 Notes, the Current Interest for such Class;

          (5) from Interest Funds for both Loan Groups, to the Class M-4 Notes, the Current Interest for such Class;

          (6) from Interest Funds for both Loan Groups, to the Class M-5 Notes, the Current Interest for such Class;

          (7) from Interest Funds for both Loan Groups, to the Class M-6 Notes, the Current Interest for such Class;

          (8) from Interest Funds for both Loan Groups, to the Class M-7 Notes, the Current Interest for such Class;

          (9) from Interest Funds for both Loan Groups, to the Class M-8 Notes, the Current Interest for such Class;

          (10) from Interest Funds for both Loan Groups, to the Class B Notes, the Current Interest for such Class; and

          (11) any remainder as part of the Excess Cashflow as described under "--OVERCOLLATERALIZATION PROVISIONS" below.

     The "INTEREST FUNDS" are equal to (a) the sum of (1) the Interest Remittance Amount and (2) such Loan Group's pro rata share of any Net Swap Payments or Swap Termination Payment received from the Swap Provider relating to such Payment Date less (b) such Loan Group's pro rata share of the Trustee Fee and any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Indenture Trustee for payment to the Swap Provider.

     The "CURRENT INTEREST" with respect to each Class of Offered Notes and each Payment Date is the interest accrued at the applicable Note Rate for the applicable Accrual Period on the Note Principal Balance of such Class immediately prior to that Payment Date.

     The "INTEREST CARRY FORWARD AMOUNT" with respect to each Class of Offered Notes and each Payment Date is THE EXCESS OF:

     (a) Current Interest for such Class with respect to prior Payment Dates,

     OVER

     (b) the amount actually paid to such Class with respect to interest on such prior Payment Dates.

     The "NOTE RATE" for each Class of Offered Notes for any Accrual Period will be a per annum rate equal to the least of:

          (1) One-Month LIBOR (calculated as described below under "--CALCULATION OF ONE-MONTH LIBOR") plus the Note Margin for such Class,

          (2) the Available Funds Rate for such Class, and

          (3) Maximum Note Rate.

     The "AVAILABLE FUNDS RATE" with respect to any Payment Date, a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the related Interest Accrual Period, (ii) the aggregate principal balance of the Mortgage Loans as of the beginning of the related Due Period, divided by aggregate Note Principal Balance of the Offered Notes immediately prior to such Payment Date, and (iii) the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans for the related Due Period, weighted on the basis of the principal balances thereof as of the beginning of the related Due Period (after giving effect to principal prepayments in the related Prepayment Period), (B) the product of (i) 360 divided by the actual number of days in the related Interest Accrual Period and (ii) the amount of interest earned on amounts on deposit in the Pre-Funding Account from the prior Payment Date to the current Payment Date, divided by the aggregate Note Principal Balance of the Offered Notes immediately prior to such Payment Date and (C) the product of (i) 360 divided by the actual number of days in the related Interest Accrual Period and (ii) any Net Swap Payments payable to the trust by the Swap Provider under the Swap Agreement for such Payment Date, divided by the aggregate Note Principal Balance of the Offered Notes immediately prior to such Payment Date, minus (D) a per annum rate, equal to the product of (i) 360 divided by the actual number of days in the related Interest Accrual Period and (ii) the sum of any Net Swap Payments and any Swap Termination Payment (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) payable by the trust under the Swap Agreement for such Payment Date, divided by the aggregate Note Principal Balance of the Offered Notes immediately prior to such Payment Date.

     The "MAXIMUM NOTE RATE" for each Payment Date will be 13.000%

     The "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan is equal to the Mortgage Rate less the related Expense Fee Rate.

     The "EXPENSE FEE RATE" is the rate at which the Expense Fee accrues on the principal balance of each Mortgage Loan. The "EXPENSE FEE" consists of the Master Servicing Fee, the Servicing Fee and the Indenture Trustee Fee. The "INDENTURE TRUSTEE FEE" is the fee payable to the Indenture Trustee as described in the Indenture. As of the Statistical Calculation Date, the weighted average Expense Fee Rate is expected to equal approximately 0.5115% per annum.

     The "NOTE MARGIN" for each Class of Offered Notes is as follows:

                                                       (1)             (2)
                                                 --------------- -------------
             Class 1-A........................       0.230%           0.460%
             Class 2-A-1......................       0.110%           0.220%
             Class 2-A-2......................       0.160%           0.320%
             Class 2-A-3......................       0.250%           0.500%
             Class 2-A-4......................       0.350%           0.700%
             Class M-1........................       0.440%           0.660%
             Class M-2........................       0.460%           0.690%
             Class M-3........................       0.490%           0.735%
             Class M-4........................       0.620%           0.930%
             Class M-5........................       0.650%           0.975%
             Class M-6........................       0.700%           1.050%
             Class M-7........................       1.280%           1.920%
             Class M-8........................       1.400%           2.100%
             Class B..........................       1.850%           2.775%

-----------------
(1) For the Accrual Period for each Payment Date on or prior to the Optional Termination Date.
(2) For the Accrual Period for each Payment Date after the Optional Termination Date.

     The "NET RATE CARRYOVER" for a Class of Offered Notes on any Payment Date is the sum of (A) any excess of: (1) the amount of interest that such Class would have accrued for such Payment Date had the Note Rate for that Class been calculated based on the lesser of (a) the Maximum Note Rate and (b) One-Month LIBOR plus the Note Margin for such Class, over (2) the amount of interest accrued on such Class at the Available Funds Rate for that Payment Date, and (B) the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the lesser of (a) the Maximum Note Rate and (b) One-Month LIBOR plus the Note Margin for such Class).

     PAYMENTS OF PRINCIPAL. On each Payment Date, the Principal Payment Amount for such Payment Date with respect to each Loan Group is required to be distributed as follows until such Principal Payment Amount has been fully distributed:

          (1) For each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect:

          (A) concurrently, (i) from the Principal Payment Amount for Loan Group 1, to the Class 1-A-Notes until the Note Principal Balance thereof has been reduced to zero and (ii) from the Principal Payment Amount for Loan Group 2, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Notes, in that order, in each case until the Note Principal Balance thereof has been reduced to zero; provided, however, that if (a) the aggregate Note Principal Balance of the Senior Notes is greater than the aggregate Stated Principal Balance of the Mortgage Loans and (b) the aggregate Note Principal Balance of the Class 2-A Notes is greater than the Stated Principal Balance of the Mortgage Loans in Loan Group 2, the payments on the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Notes will be made concurrently on a pro rata basis, until the Note Principal Balances thereof have been reduced to zero; provided, further, that (x) after the Note Principal Balance of the Class 1-A Notes has been reduced to zero, the Principal Payment Amount from both Loan Groups will be applied to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Notes in the manner described above, until the Note Principal Balances thereof have been reduced to zero and (y) after the Note Principal Balances of the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Notes have been reduced to zero, the Principal Payment Amount from both Loan Groups will be applied to the Class 1-A Notes in the manner described above, until the Note Principal Balance thereof has been reduced to zero;

          (B) the remaining Principal Payment Amount for both Loan Groups, to the Class M-1 Notes, until the Note Principal Balance thereof is reduced to zero;

          (C) the remaining Principal Payment Amount for both Loan Groups, to the Class M-2 Notes, until the Note Principal Balance thereof is reduced to zero;

          (D) the remaining Principal Payment Amount for both Loan Groups, to the Class M-3 Notes, until the Note Principal Balance thereof is reduced to zero;

          (E) the remaining Principal Payment Amount for both Loan Groups, to the Class M-4 Notes, until the Note Principal Balance thereof is reduced to zero;

          (F) the remaining Principal Payment Amount for both Loan Groups, to the Class M-5 Notes, until the Note Principal Balance thereof is reduced to zero;

          (G) the remaining Principal Payment Amount for both Loan Groups, to the Class M-6 Notes, until the Note Principal Balance thereof is reduced to zero;

          (H) the remaining Principal Payment Amount for both Loan Groups, to the Class M-7 Notes, until the Note Principal Balance thereof is reduced to zero;

          (I) the remaining Principal Payment Amount for both Loan Groups, to the Class M-8 Notes, until the Note Principal Balance thereof is reduced to zero;

          (J) the remaining Principal Payment Amount for both Loan Groups, to the Class B Notes, until the Note Principal Balance thereof is reduced to zero; and

          (K) any remainder as part of the Excess Cashflow to be allocated as described under "-- OVERCOLLATERALIZATION PROVISIONS" below.

          (2) For each Payment Date on or after the Stepdown Date and so long as a Trigger Event is not in effect:

          (A) concurrently, (i) the Class 1-A Principal Payment Amount to the Class 1-A Notes until the Note Principal Balance thereof has been reduced to zero and (ii) the Class 2-A Principal Payment Amount will be distributed sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Notes, in that order, in each case until the Note Principal Balance thereof has been reduced to zero; provided, however, that if (a) the aggregate Note Principal Balance of the Senior Notes is greater than the aggregate Stated Principal Balance of the Mortgage Loans and (b) the aggregate Note Principal Balance of the Class 2-A Notes is greater than the Stated Principal Balance of the Mortgage Loans in Loan Group 2, the payments on the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Notes will be made concurrently on a pro rata basis, until the Note Principal Balances thereof have been reduced to zero; provided, further, that (x) after the aggregate Note Principal Balance of the Class 1-A Notes has been reduced to zero, the remaining Class 1-A Principal Payment Amount will be applied to the Class 2-A Notes in the same order, up to the amount of the Class 2-A Principal Payment Amount remaining undistributed, until the Note Principal Balance thereof has been reduced to zero and (y) after the aggregate Note Principal Balance of the Class 2-A Notes has been reduced to zero, the remaining Class 2-A Principal Payment Amount will be applied to the Class 1-A Notes, up to the amount of the Class 1-A Principal Payment Amount remaining undistributed, until the Note Principal Balance thereof has been reduced to zero;

          (B) to the Class M-1 Notes, the Class M-1 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

          (C) to the Class M-2 Notes, the Class M-2 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

          (D) to the Class M-3 Notes, the Class M-3 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

          (E) to the Class M-4 Notes, the Class M-4 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

          (F) to the Class M-5 Notes, the Class M-5 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

          (G) to the Class M-6 Notes, the Class M-6 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

          (H) to the Class M-7 Notes, the Class M-7 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

          (I) to the Class M-8 Notes, the Class M-8 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

          (J) to the Class B Notes, the Class B Principal Payment Amount until the Note Principal Balance thereof is reduced to zero; and

          (K) any remainder as part of the Excess Cashflow to be allocated as described under "--OVERCOLLATERALIZATION PROVISIONS" below.

     "PRINCIPAL PAYMENT AMOUNT" with respect to each Payment Date and a Loan Group is the sum of:

          (1) the Extra Principal Payment Amount for such Loan Group for such Payment Date;

          (2) the Principal Remittance Amount for such Loan Group for such Payment Date; and

          (3) for the July 2005 Payment Date, any amounts remaining in the Pre-Funding Account after the end of the Funding Period (net of any investment income therefrom allocated to that loan group,

               MINUS

          (4) the amount of any related Overcollateralization Reduction Amount for that Payment Date; and

          (5) to the extent not paid from Interest Funds, any remaining Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Indenture Trustee for payment to the Swap Provider.

     "CLASS A PRINCIPAL PAYMENT TARGET AMOUNT" for any Payment Date will equal the excess of:

          (1) the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes immediately prior to such Payment Date, over

          (2) the lesser of (x) 62.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date minus the OC Floor.

     "CLASS 1-A PRINCIPAL PAYMENT AMOUNT" for any Payment Date will equal the product of (x) the Class A Principal Payment Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Payment Target Amount and the denominator of which is the sum of the Class 1-A and Class 2-A Principal Payment Target Amounts.

     "CLASS 1-A PRINCIPAL PAYMENT TARGET AMOUNT" for any Payment Date will equal the excess of:

          (1) the Note Principal Balance of the Class 1-A Notes immediately prior to such Payment Date, over

          (2) the lesser of (x) 62.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Payment Date after giving effect to payments to be made on that Payment Date minus 0.50% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in Loan Group 1 as of the Initial Cut-off Date and the Original Pre-Funded Amount allocated to Loan Group 1.

     "CLASS 2-A PRINCIPAL PAYMENT AMOUNT" for any Payment Date will equal the product of (x) the Class A Principal Payment Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Payment Target Amount and the denominator of which is the sum of the Class 1-A and Class 2-A Principal Payment Target Amounts.

     "CLASS 2-A PRINCIPAL PAYMENT TARGET AMOUNT" for any Payment Date will equal the excess of:

          (1) the aggregate Note Principal Balance of the Class 2-A Notes immediately prior to such Payment Date, over

          (2) the lesser of (x) 62.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Payment Date after giving effect to payments to be made on that Payment Date minus 0.50% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in Loan Group 2 as of the Initial Cut-off Date and the Original Pre-Funded Amount allocated to Loan Group 2.

     "CLASS M-1 PRINCIPAL PAYMENT AMOUNT" for any Payment Date is the excess of:

          (1) the sum of:

               (a) the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts for such Payment Date) and

               (b) the Note Principal Balance of the Class M-1 Notes immediately prior to such Payment Date

          OVER

          (2) the lesser of (x) 69.90% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date minus the OC Floor;

provided, however, that if the Class M-1 Notes are the only class of notes outstanding on such Payment Date they will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance is reduced to zero.

     "CLASS M-2 PRINCIPAL PAYMENT AMOUNT" for any Payment Date is the excess of:

          (1) the sum of:

               (a) the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts for such Payment Date);

               (b) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount for such Payment Date); and

               (c) the Note Principal Balance of the Class M-2 Notes immediately prior to such Payment Date

               OVER

          (2) the lesser of (x) 76.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date minus the OC Floor;

provided, however, that if the Class M-2 Notes are the only class of notes outstanding on such Payment Date they will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance is reduced to zero.

     "CLASS M-3 PRINCIPAL PAYMENT AMOUNT" for any Payment Date is the excess of:

          (1) the sum of:

               (a) the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts for such Payment Date);

               (b) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount for such Payment Date);

               (c) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount for such Payment Date); and

               (d) the Note Principal Balance of the Class M-3 Notes immediately prior to such Payment Date;

          OVER

          (2) the lesser of (x) 80.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date minus the OC Floor;

provided, however, that if the Class M-3 Notes are the only class of notes outstanding on such Payment Date they will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance is reduced to zero.

     "CLASS M-4 PRINCIPAL PAYMENT AMOUNT" for any Payment Date is the excess of:

          (1) the sum of:

               (a) the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts for such Payment Date);

               (b) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount for such Payment Date);

               (c) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount for such Payment Date);

               (d) the Note Principal Balance of the Class M-3 Notes (after taking into account payment of the Class M-3 Principal Payment Amount for such Payment Date); and

               (e) the Note Principal Balance of the Class M-4 Notes immediately prior to such Payment Date;

          OVER

          (2) the lesser of (x) 84.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date minus the OC Floor;

provided, however, that if the Class M-4 Notes are the only class of notes outstanding on such Payment Date they will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance is reduced to zero.

     "CLASS M-5 PRINCIPAL PAYMENT AMOUNT" for any Payment Date is the excess of:

          (1) the sum of:

               (a) the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts for such Payment Date);

               (b) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount for such Payment Date);

               (c) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount for such Payment Date);

               (d) the Note Principal Balance of the Class M-3 Notes (after taking into account payment of the Class M-3 Principal Payment Amount for such Payment Date);

               (e) the Note Principal Balance of the Class M-4 Notes (after taking into account payment of the Class M-4 Principal Payment Amount for such Payment Date); and

               (f) the Note Principal Balance of the Class M-5 Notes immediately prior to such Payment Date;

          OVER

          (2) the lesser of (x) 87.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date minus the OC Floor;

provided, however, that if the Class M-5 Notes are the only class of notes outstanding on such Payment Date they will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance is reduced to zero.

     "CLASS M-6 PRINCIPAL PAYMENT AMOUNT" for any Payment Date is the excess of:

          (1) the sum of:

               (a) the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts for such Payment Date);

               (b) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount for such Payment Date);

               (c) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount for such Payment Date);

               (d) the Note Principal Balance of the Class M-3 Notes (after taking into account payment of the Class M-3 Principal Payment Amount for such Payment Date);

               (e) the Note Principal Balance of the Class M-4 Notes (after taking into account payment of the Class M-4 Principal Payment Amount for such Payment Date);

               (f) the Note Principal Balance of the Class M-5 Notes (after taking into account payment of the Class M-5 Principal Payment Amount for such Payment Date); and

               (g) the Note Principal Balance of the Class M-6 Notes immediately prior to such Payment Date;

          OVER

          (2) the lesser of (x) 90.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date minus the OC Floor;

provided, however, that if the Class M-6 Notes are the only class of certificates outstanding on such Payment Date they will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance is reduced to zero.

         "CLASS M-7 PRINCIPAL PAYMENT AMOUNT" for any Payment Date is the excess of:

               (1) the sum of:

                    (a) the aggregate Note Principal Balance of the Class 1-A
               Notes and Class 2-A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts for such Payment Date);

                    (b) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount for such Payment Date);

                    (c) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount for such Payment Date);

                    (d) the Note Principal Balance of the Class M-3 Notes (after taking into account payment of the Class M-3 Principal Payment Amount for such Payment Date);

                    (e) the Note Principal Balance of the Class M-4 Notes (after taking into account payment of the Class M-4 Principal Payment Amount for such Payment Date);

                    (f) the Note Principal Balance of the Class M-5 Notes (after taking into account payment of the Class M-5 Principal Payment Amount for such Payment Date);

                    (g) the Note Principal Balance of the Class M-6 Notes (after taking into account payment of the Class M-6 Principal Payment Amount for such Payment Date); and

                    (h) the Note Principal Balance of the Class M-7 Notes
               immediately prior to such Payment Date;

          OVER

               (2) the lesser of (x) 93.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date minus the OC Floor;

provided, however, that if the Class M-7 Notes are the only class of certificates outstanding on such Payment Date they will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance is reduced to zero.

     "CLASS M-8 PRINCIPAL PAYMENT AMOUNT" for any Payment Date is the excess of:

          (1) the sum of:

               (a) the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts for such Payment Date);

               (b) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount for such Payment Date);

               (c) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount for such Payment Date);

               (d) the Note Principal Balance of the Class M-3 Notes (after taking into account payment of the Class M-3 Principal Payment Amount for such Payment Date);

               (e) the Note Principal Balance of the Class M-4 Notes (after taking into account payment of the Class M-4 Principal Payment Amount for such Payment Date);

               (f) the Note Principal Balance of the Class M-5 Notes (after taking into account payment of the Class M-5 Principal Payment Amount for such Payment Date);

               (g) the Note Principal Balance of the Class M-6 Notes (after taking into account payment of the Class M-6 Principal Payment Amount for such Payment Date);

               (h) the Note Principal Balance of the Class M-7 Notes (after taking into account payment of the Class M-7 Principal Payment Amount for such Payment Date); and

               (i) the Note Principal Balance of the Class M-8 Notes immediately prior to such Payment Date;

          OVER

          (2) the lesser of (x) 95.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date minus the OC Floor;

provided, however, that if the Class M-8 Notes are the only class of certificates outstanding on such Payment Date they will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance is reduced to zero.

     "CLASS B PRINCIPAL PAYMENT AMOUNT" for any Payment Date is the excess of:

          (1) the sum of:

               (a) the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts for such Payment Date);

               (b) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount for such Payment Date);

               (c) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount for such Payment Date);

               (d) the Note Principal Balance of the Class M-3 Notes (after taking into account payment of the Class M-3 Principal Payment Amount for such Payment Date);

               (e) the Note Principal Balance of the Class M-4 Notes (after taking into account payment of the Class M-4 Principal Payment Amount for such Payment Date);

               (f) the Note Principal Balance of the Class M-5 Notes (after taking into account payment of the Class M-5 Principal Payment Amount for such Payment Date);

               (g) the Note Principal Balance of the Class M-6 Notes (after taking into account payment of the Class M-6 Principal Payment Amount for such Payment Date); and

               (h) the Note Principal Balance of the Class M-7 Notes (after taking into account payment of the Class M-7 Principal Payment Amount for such Payment Date);

               (i) the Note Principal Balance of the Class M-8 Notes (after taking into account payment of the Class M-8 Principal Payment Amount for such Payment Date); and

               (j) the Note Principal Balance of the Class B Notes immediately prior to such Payment Date;

     OVER

          (2) the lesser of (x) 97.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date minus the OC Floor;

provided, however, that if the Class B Notes are the only class of certificates outstanding on such Payment Date they will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance is reduced to zero.

     "EXTRA PRINCIPAL PAYMENT AMOUNT" with respect to any Payment Date and Loan Group, is the lesser of (x) the Overcollateralization Deficiency Amount for such Payment Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for such Loan Group and the denominator of which is the Principal Remittance Amount for both Loan Groups and (y) the Loan Group Excess Cashflow Allocation Amount for such Payment Date available for payment thereof in the priority set forth in this prospectus supplement.

     "LOAN GROUP EXCESS CASHFLOW ALLOCATION AMOUNT" with respect to any Payment Date and Loan Group, is the product of Excess Cashflow for such Payment Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for such Loan Group for such Payment Date and the denominator of which is the sum of the Principal Remittance Amount for both Loan Groups.

     "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Payment Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount for such Payment Date (after giving effect to payments in respect of the Principal Remittance Amount for such Payment
Date).

     "OVERCOLLATERALIZATION TARGET AMOUNT" means (a) on each Payment Date prior to the Stepdown Date, an amount equal to 1.20% of the sum of the Initial Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount as of the Closing Date and (b) on and after the Stepdown Date, an amount equal to 2.40% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for the current Payment Date, subject to a minimum amount equal to the OC Floor; provided, however, that if on any Payment Date, a Trigger Event is in effect, the Overcollateralization Target Amount will be the Overcollateralization Target Amount on the Payment Date immediately preceding such Payment Date.

     "OVERCOLLATERALIZED AMOUNT" for any Payment Date is the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans (including, without duplication, any reduction of the aggregate Stated Principal Balance of the Mortgage Loans as a result of Realized Losses during the related Prepayment Period) and the Pre-Funded Amount exceeds (y) the aggregate Note Principal Balance of the classes of Offered Notes as of such Payment Date (after giving effect to payments of the Principal Remittance Amount to be made on such Payment Date).

     "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Payment Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other payments to be made on that Payment Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Payment Date and (ii) the Principal Remittance Amount for that Payment Date.

     "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Payment Date, is the excess, if any, of the related Overcollateralized Amount on that Payment Date over the related Overcollateralization Target Amount.

     "OC FLOOR" for any Payment Date is an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount.

     "UNPAID REALIZED LOSS AMOUNT" means for any class of Subordinated Notes, the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Payment Dates, as reduced by the amount of the increase in the related Note Principal Balance due to the receipt of Subsequent Recoveries.

     "STEPDOWN DATE" is the later to occur of:

          (1) the Payment Date in June 2008; and

          (2) the first Payment Date on which the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes (after calculating anticipated payments on such Payment Date) is less than or equal to 62.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date.

     A "TRIGGER EVENT," with respect to a Payment Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Payment Date or a Cumulative Loss Trigger Event with respect to that Payment Date.

     A "DELINQUENCY TRIGGER EVENT" with respect to each Payment Date on or after the Stepdown Date, exists if the Rolling Delinquency Percentage equals or exceeds the product of 41.00% and the Senior Enhancement Percentage.

     The "ROLLING DELINQUENCY PERCENTAGE" with respect to a Payment Date on or after the Stepdown Date is equal to the average, over the past three months, of a fraction (expressed as a percentage),

          (a) the numerator of which is the aggregate Stated Principal Balance for such Payment Date of all Mortgage Loans 60 or more days delinquent as of the last day of the preceding month (including Mortgage Loans in bankruptcy, foreclosure and REO Properties) and

          (b) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date.

     The "SENIOR ENHANCEMENT PERCENTAGE," with respect to each Payment Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage):

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Payment Date over

               (b) (i) before the Note Principal Balances of the Class 1-A Notes and Class 2-A Notes have been reduced to zero, the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes, or (ii) after the Note Principal Balances of the Class 1-A Notes and Class 2-A Notes have been reduced to zero, the Note Principal Balance of the most senior Class of Notes outstanding as of the preceding Master Servicer Advance Date and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Payment Date.

     A "CUMULATIVE LOSS TRIGGER EVENT" with respect to a Payment Date on or after the Stepdown Date exists if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received through the last day of that Due Period) exceeds the applicable percentage, for such Payment Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount, as set forth below:


                    PAYMENT DATE                                          PERCENTAGE
     ------------------------------------------  -------------------------------------------------------------
     June 2008 -- May 2009.....................  3.50% with respect to June 2008, plus an additional 1/12th of
                                                 2.00% for each month thereafter until May 2009
     June 2009 -- May 2010.....................  5.50% with respect to June 2009, plus an additional 1/12th of
                                                 1.00% for each month thereafter until May 2010
     June 2010 -- May 2011.....................  6.50% with respect to June 2010, plus an additional 1/12th of
                                                 1.00% for each month thereafter until May 2011
     June 2011 -- and thereafter...............  7.50%

     A "REALIZED LOSS" with respect to any Payment Date and any Liquidated Mortgage Loan is the excess of the Stated Principal Balance of that Mortgage Loan over the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated Mortgage Loan.

OVERCOLLATERALIZATION PROVISIONS

     On any Payment Date the weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Note Rates on the Offered Notes. As a result, interest collections on the Mortgage Loans and amounts received under the Swap Agreement are expected to exceed the amount of interest payable to the holders of the Offered Notes and the related fees and expenses. The Excess Cashflow, if any, will be applied on each Payment Date as a payment of principal on the class or classes of Offered Notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described. The "EXCESS CASHFLOW" with respect to any Payment Date is the sum of (i) the amount remaining after the payment of interest to Noteholders pursuant to clauses (1) - (10) in "PAYMENTS--PAYMENTS OF INTEREST" for such Payment Date, (ii) the amount remaining after the payment of principal to Noteholders, as set forth in clause (1)(A) - (1)(J) or (2)(A) -
(2)(J), as applicable, in "PAYMENTS--PAYMENTS OF PRINCIPAL" for such Payment Date and (iii) the related Overcollateralization Reduction Amount, if any, for such Payment Date.

     With respect to any Payment Date, any Excess Cashflow will be paid to the classes of notes as follows:

          1. from Excess Cashflow from both Loan Groups, to the holders of the class or classes of Offered Notes then entitled to receive payments in respect of principal, in an amount equal to the Extra Principal Payment Amount, payable to such holders as part of the Principal Payment Amount as described under "--PAYMENTS--PAYMENTS OF PRINCIPAL" above;

          2. from any remaining Excess Cashflow from both Loan Groups, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes, in that order, in an amount equal to any Interest Carry Forward Amount for such Class or Classes;

          3. from any remaining Excess Cashflow from both Loan Groups, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes, in that order, in an amount equal to the Unpaid Realized Loss Amounts for such Class or Classes;

          4. from any remaining Excess Cashflow from both Loan Groups, to the Class 1-A, Class 2-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes, on a pro rata basis, based on the Note Principal Balances thereof, to the extent needed to pay any remaining Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Note Principal Balances of these Notes will be distributed to each such class of Notes with respect to which there remains any unpaid Net Rate Carryover (after the payment based on Note Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover, until reduced to zero;

          5. to the Swap Provider, any unpaid Swap Termination Payment triggered by a Swap Provider Trigger Event pursuant to the Swap Agreement;

          6. from any remaining Excess Cashflow from both Loan Groups, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes, in that order, interest on any Unpaid Realized Loss Amounts for such Class or Classes;

          7. from any remaining Excess Cashflow to fund payments to the holders of the Class C-1 Notes, Class C-2 Notes and Owner Trust Certificates, in the amounts specified in the Indenture.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Offered Notes (each such date, an "INTEREST DETERMINATION DATE"), the Indenture Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for such Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Note Principal Balance of all Offered Notes for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Note Principal Balance of all Offered Notes for such Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "REFERENCE BANKS" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          (1) with an established place of business in London,

          (2) which have been designated as such by the Indenture Trustee and

          (3) which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Master Servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Offered Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

APPLIED REALIZED LOSS AMOUNTS

     If on any Payment Date, after giving effect to the payments described above, the aggregate Note Principal Balance of the Offered Notes exceeds the sum of (x) the aggregate Stated Principal Balance of the Mortgage Loans and (y) the amount on deposit in the Pre-Funding Account (if any), the Note Principal Balances of the Subordinated Notes will be reduced, in inverse order of seniority (beginning with the Class B Notes) by an amount equal to such excess. Any such reduction is an "APPLIED REALIZED LOSS AMOUNT." Applied Realized Loss Amounts, without interest, may be paid at a later date from Excess Cashflow. Interest will accrue for the related class of Subordinated Notes only on the Note Principal Balance as so reduced.

REPORTS TO NOTEHOLDERS

     On each Payment Date, the Indenture Trustee will forward to each Noteholder, the Swap Provider, the Master Servicer and the Depositor, or make available on its website (assistance in using the website service can be obtained by calling the Indenture Trustee's customer service desk at (800) 254-2826), a statement generally setting forth, among other information:

          (1) the amount of the related payment to holders of the Notes allocable to principal, separately identifying:

               (a) the aggregate amount of any Principal Prepayments included therein, and

               (b) the aggregate of all scheduled payments of principal included therein;

          (2) the amount of such payment to holders of the Offered Notes allocable to interest;

          (3) the Note Rate on each Class of Offered Notes for that Payment
     Date;

          (4) the Interest Carry Forward Amounts for each Class of Offered Notes (if any);

          (5) the aggregate Note Principal Balances of each class of Offered Notes after giving effect to (A) all payments allocable to principal on such Payment Date and (B) the allocation of any Applied Realized Loss Amounts for such Payment Date;

          (6) the Pool Stated Principal Balance for the following Payment Date;

          (7) the amount of the Servicing Fee paid to or retained by the Master Servicer for the related Due Period;

          (8) the amount of Advances for each Loan Group and Seller Interest Shortfall Payments included in the payment on such Payment Date;

          (9) the number and aggregate principal amounts of Mortgage Loans in each Loan Group:

               (a) delinquent (exclusive of Mortgage Loans in foreclosure):

                    30 to 59 days;

                    60 to 89 days;

                    90 or more days, and

               (b) in foreclosure and delinquent:

               30 to 59 days;

               60 to 89 days;

               90 or more days,

in each case as of the close of business on the last day of the calendar month preceding such Payment Date,

          (10) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for such Payment Date of such Mortgage Loan and the date of acquisition thereof;

          (11) the total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Payment Date;

          (12) any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each Class of Offered Notes on such Payment Date; and

          (13) the amount remaining in the Pre-Funding Account as of such Payment Date.

     In addition, within 60 days after the end of each calendar year, the Indenture Trustee will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                        THE INTEREST RATE SWAP AGREEMENT

     The Indenture Trustee will enter into an interest rate swap agreement (the "INTEREST RATE SWAP AGREEMENT") with Wachovia Bank, National Association (the "SWAP PROVIDER"). On each Payment Date, pursuant to the Indenture, the Indenture Trustee will deposit into the Payment Account, certain amounts, if any, received from the Swap Provider, which amounts will be included in Interest Funds as described in this prospectus supplement.

     Under the Interest Rate Swap Agreement, on the Business Day immediately preceding each Payment Date, the Indenture Trustee will be obligated to pay to the Swap Provider a fixed amount for that Payment Date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 4.28% per annum, (y) except as described in the succeeding paragraph, the notional amount equal to the lesser of (i) the scheduled notional balance set forth below and (ii) the aggregate Note Principal Balance of the Offered Notes and (z) a fraction, the numerator of which is 30 (and the denominator of which is 360. The Swap Provider will be obligated to pay to the Indenture Trustee a floating amount, or the Floating Swap Payment, equal to the product of (x) one-month LIBOR as determined pursuant to the Interest Rate Swap Agreement, (y) except as described in the succeeding paragraph, the notional amount equal to the lesser of (i) the scheduled notional balance set forth below and (ii) the aggregate Note Principal Balance of the Offered Notes and (z) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the Interest Rate Swap Agreement and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made the Business Day immediately preceding on each Payment Date (a) by the Indenture Trustee to the Swap Provider, to the extent that the Fixed Swap Payment for such Payment Date exceeds the Floating Swap Payment payable to the trust for such Payment Date, or
(b) by the Swap Provider to the Indenture Trustee, to the extent that the Floating Swap Payment payable to the trust exceeds the Fixed Swap Payment for such Payment Date. On each Payment Date on which the Indenture Trustee is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Indenture Trustee in the same amount.

     Beginning at the end of the Funding Period, the notional amount with respect to the Interest Rate Swap Agreement and each Payment Date will be an amount equal to the lesser of (i) the related scheduled notional balance set forth below (provided, however, that if the pre-funding account balance was not reduced to less than $1,000,000 during the funding period, the scheduled notional amount for each payment date beginning after the end of the funding period shall be multiplied by an amount equal to the excess, if any, of 1 over a fraction, the numerator of which is the pre-funding account balance as of the last day of the funding period, and the denominator of which is $1,400,000,000) and (ii) the aggregate Note Principal Balance of the Offered Notes immediately preceding that Payment Date. The Interest Rate Swap Agreement will terminate immediately following the Payment Date in May 2010, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

                                                    NOTIONAL AMOUNT OF
                  PAYMENT DATE               INTEREST RATE SWAP AGREEMENT ($)
------------------------------------------- -----------------------------------
June 25, 2005...........................                980,000,000
July 25, 2005...........................                974,847,107
August 25, 2005.........................                967,723,372
September 25, 2005......................                958,622,678
October 25, 2005........................                947,550,181
November 25, 2005.......................                934,522,708
December 25, 2005.......................                919,569,520
January 25, 2006........................                902,734,432
February 25, 2006.......................                884,067,245
March 25, 2006..........................                863,633,445
April 25, 2006..........................                841,517,914
May 25, 2006............................                818,088,077
June 25, 2006...........................                793,462,821
July 25, 2006...........................                769,601,559
August 25, 2006.........................                746,472,673
September 25, 2006......................                724,053,369
October 25, 2006........................                702,321,572
November 25, 2006.......................                681,255,895
December 25, 2006.......................                660,835,625
January 25, 2007........................                641,041,659
February 25, 2007.......................                621,853,544
March 25, 2007..........................                603,252,459
April 25, 2007..........................                585,212,356
May 25, 2007............................                567,720,839
June 25, 2007...........................                550,476,026
July 25, 2007...........................                515,424,774
August 25, 2007.........................                482,856,239
September 25, 2007......................                452,589,116
October 25, 2007........................                424,477,420
November 25, 2007.......................                399,775,474
December 25, 2007.......................                377,967,313
January 25, 2008........................                358,631,860
February 25, 2008.......................                341,422,308
March 25, 2008..........................                326,051,821
April 25, 2008..........................                312,281,538
May 25, 2008............................                299,911,457
June 25, 2008...........................                288,772,083
July 25, 2008...........................                278,722,959
August 25, 2008.........................                269,642,487
September 25, 2008......................                261,427,685
October 25, 2008........................                253,983,103
November 25, 2008.......................                246,757,807
December 25, 2008.......................                239,745,178
January 25, 2009........................                232,938,806
February 25, 2009.......................                226,332,426
March 25, 2009..........................                219,920,000
April 25, 2009..........................                213,695,676
May 25, 2009............................                207,653,781
June 25, 2009...........................                201,788,817
July 25, 2009...........................                196,095,456
August 25, 2009.........................                190,568,532
September 25, 2009......................                185,203,038
October 25, 2009........................                179,994,121
November 25, 2009.......................                174,937,078
December 25, 2009.......................                170,027,348
January 25, 2010........................                165,260,511
February 25, 2010.......................                160,632,283
March 25, 2010..........................                156,138,510
April 25, 2010..........................                151,775,166
May 25, 2010............................                147,538,347

     The respective obligations of the Swap Provider and the Indenture Trustee to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

     "Events of Default" under the Interest Rate Swap Agreement (each a "SWAP DEFAULT") include the following standard events of default under the ISDA Master
Agreement:

     o "Failure to Pay or Deliver,"

     o "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

     o "Merger without Assumption", as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

     "Termination Events" under the Interest Rate Swap Agreement (each a "TERMINATION EVENT") consist of the following standard events under the ISDA Master Agreement:

     o "ILLEGALITY" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

     o "TAX EVENT" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

     o "TAX EVENT UPON MERGER" (which generally relates to either party receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement) including if the pooling and servicing agreement or other transaction documents are amended in a manner materially adverse to the Swap Provider without the prior written consent of the Swap Provider. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

     Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "SWAP EARLY TERMINATION"

     Upon any Swap Early Termination, the Indenture Trustee or the Swap Provider may be liable to make a termination payment (the "SWAP TERMINATION PAYMENT") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Indenture Trustee is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Indenture Trustee in the same amount, which payment will be paid on the related Payment Date, and on any subsequent Payment Dates until paid in full, prior to payments to noteholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event. The trust's obligation to pay amounts in respect of such Swap Termination Payment will be subordinated to payments to the holders of the Senior Notes.

     A "SWAP PROVIDER TRIGGER EVENT" shall mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

     If the Swap Provider's credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each Offered Note which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute Swap Provider with credit ratings at least equal to the specified levels that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement, (3) post collateral pursuant to the terms of the credit support annex to the Interest Rate Swap Agreement or (4) establish any other arrangement satisfactory to the Rating Agencies (such provisions, the "DOWNGRADE PROVISIONS").

THE SWAP PROVIDER

     Wachovia Bank, National Association (the "Bank") is a subsidiary of Wachovia Corporation (the "Corporation"), whose principal office is located in Charlotte, North Carolina. The Corporation is the fourth largest bank holding company in the United States based on approximately $507 billion in total assets as of March 31, 2005.

     The Bank is a national banking association with its principal office in Charlotte, North Carolina and is subject to examination and primary regulation by the Office of the Comptroller of the Currency of the United States. The Bank is a commercial bank offering a wide range of banking, trust and other services to its customers. As of March 31, 2005, the Bank had total assets of approximately $455 billion, total net loans of approximately $239 billion, total deposits of approximately $307 billion and equity capital of approximately $47 billion.

     The Bank submits quarterly to the Federal Deposit Insurance Corporation (the "FDIC") a "Consolidated Report of Condition and Income for a Bank With Domestic and Foreign Offices" (each, a "Call Report", and collectively, the "Call Reports"). The publicly available portions of the Call Reports with respect to the Bank (and its predecessor banks) are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC, Public Information Center, 801 17th Street, NW, Room 100, Washington, DC 20434,
(877) 275-3342, at prescribed rates. In addition, such portions of the Call Reports are available to the public free of charge at the FDIC's web site.

     The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents can be read and copied at the Commission's public reference room in Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, such documents are available to the public free of charge at the SEC's web site. Reports, documents and other information about the Corporation also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

     The information contained in this section relates to and (other than the last paragraph in this section) has been obtained from the Bank. The information concerning the Bank contained herein is furnished solely to provide limited introductory information regarding the Bank and does not purport to be comprehensive. Such information regarding the Bank is qualified in its entirety by the detailed information appearing in the documents referenced above.

     The delivery hereof shall not create any implication that there has been no change in the affairs of the Bank since the date hereof, or that the information contained in this section is correct as of any time subsequent to its date.

     THE INTEREST RATE SWAP AGREEMENT IS AN OBLIGATION OF THE BANK AND IS NOT AN OBLIGATION OF THE CORPORATION. NO BANKING OR OTHER AFFILIATE CONTROLLED BY THE CORPORATION, EXCEPT THE BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE INTEREST RATE SWAP AGREEMENT.

     As of the date of this prospectus supplement, the Bank has a ratings classification of "AA-" from Standard & Poor's and "Aa2" from Moody's. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Bank and may be subject to revision or withdrawal at any time by the rating agencies.

                                   THE ISSUER

     The Issuer is a statutory trust formed under the laws of the State of Delaware pursuant to the short form trust agreement (the "SHORT FORM TRUST AGREEMENT") between the Depositor and the Owner Trustee, as amended and restated by the amended and restated trust agreement (the "AMENDED TRUST AGREEMENT," and, together with the Short Form Trust Agreement, the "TRUST Agreement"), dated as of May 27, 2005 among the Depositor, the Owner Trustee and the certificate registrar and certificate paying agent for the transactions described in this prospectus supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The assets of the Issuer will consist of the Mortgage Loans and certain related assets.

                                THE OWNER TRUSTEE

     Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

     Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                              THE INDENTURE TRUSTEE

     The Bank of New York will be the Indenture Trustee under the Indenture and the Servicing Agreement. The Depositor and Seller may maintain other banking relationships in the ordinary course of business with the Indenture Trustee. Notes may be surrendered at the Corporate Trust Office of the Indenture Trustee located at 101 Barclay Street, New York, New York 10286. Attention: Corporate Trust MBS Administration or at such other addresses as the Indenture Trustee may designate from time to time.

                               THE MASTER SERVICER

     Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING" or the "MASTER SERVICER") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Servicing Agreement. ECC Capital Corporation will be responsible for the primary servicing of the Mortgage Loans. SEE "THE SERVICING AGREEMENTS" IN THIS PROSPECTUS SUPPLEMENT.

     The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE HOME LOANS"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

                             THE SELLER AND SERVICER

     ECC Capital Corporation was formed in April 2004 for the purpose of building and managing a portfolio of subprime residential mortgage loans. ECC Capital Corporation owns 100% of the outstanding stock of Encore Credit Corp., a full-service residential mortgage banking company that is licensed to originate mortgage loans throughout the United States. On February 18, 2005, ECC Capital Corporation closed its initial public offering and sold 57,189,693 million shares of common stock at a price to the public of $6.75 per share, for net proceeds of approximately $351,524,000 million after deducting the underwriters' discount and other offering-related expenses.

     ECC Capital Corporation conducts its operations to qualify, and will elect to be taxed, as a real estate investment trust, or REIT, for federal income tax purposes, and is self managed and self advised. Encore Credit Corp. and its subsidiaries will, together with ECC Capital Corporation, elect for Encore Credit Corp. and its subsidiaries to be treated as taxable REIT subsidiaries. Encore Credit Corp. will continue to focus its origination activities primarily on adjustable and fixed-rate, first lien residential mortgage loans.

     ECC Capital Corporation, through its wholly-owned subsidiary Encore Credit Corp., is engaged in the business of originating, purchasing, selling and, through agreements with Option One Mortgage Corporation and HomEq Servicing Corporation, performing interim servicing for mortgage loans secured primarily by one to four-family residences that generally do not conform to the underwriting guidelines typically applied by banks and other lending institutions that originate loans that conform to the underwriting guidelines generally required by Fannie Mae, Freddie Mac or other government sponsored programs, particularly with respect to a prospective borrower's credit history and debt-to-income ratio. These mortgage loans are generally referred to as non-conforming or subprime mortgage loans. Encore was incorporated in October 2001 and commenced lending operations in March 2002. As of March 31, 2005, Encore had 1,234 employees and operated its mortgage lending business through a network of approved mortgage lenders and brokers, through which Encore originates mortgage loans. The network consists of independent mortgage brokers and a limited number of mortgage lenders located in 50 states and the District of Columbia where Encore is licensed, exempt or authorized to engage in its mortgage lending business.

     ECC Capital Corporation's principal executive offices are located at 1833 Alton Parkway, Irvine, California 92606, and its main telephone number is (949) 856-8300.

     ECC Capital Corporation files reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, which are available on the SEC's website at http://www.sec.gov. You may read and copy any document that ECC Capital Corporation files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W, Washington, D.C. 20549. You can call the SEC at (800) SEC-0330 for more information about the operation of the public reference room. You may also inspect the reports and other information that ECC Capital Corporation files with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                                 THE SUBSERVICER

     Option One Mortgage Corporation, or Option One, will act as subservicer for the Servicer with respect to all the mortgage loans. Option One, as subservicer, will be responsible for servicing the mortgage loans in accordance with the terms of the Subservicing Agreement. The information set forth in the following paragraphs has been provided by the Subservicer (referred to as "OPTION ONE" or the "SUBSERVICER").

     Option One, a California corporation headquartered in Irvine, California, will serve as the Subservicer pursuant to a sub-servicing agreement for the Mortgage Loans.

     Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

     Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc.

     The following tables set forth, as of December 31, 2001, 2002, 2003 and 2004 certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under by Option One and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.


                                                  DELINQUENCIES AND FORECLOSURES
                                                      (DOLLARS IN THOUSANDS)

                                       AT DECEMBER 31, 2001                            AT DECEMBER 31, 2002

                                                    PERCENT    PERCENT BY                               PERCENT     PERCENT BY
                         BY NO. OF    BY DOLLAR    BY NO. OF    DOLLAR       BY NO. OF   BY DOLLAR     BY NO. OF      DOLLAR
                          LOANS         AMOUNT       LOANS      AMOUNT         LOANS      AMOUNT         LOANS        AMOUNT
                       ------------- ------------ ----------- ------------ ------------ ------------ ------------ --------------
Total Portfolio......... 191,998     $21,403,400      N/A        N/A          226,286   $28,070,873       N/A          N/A
Period of Delinquency
30-59 days..............   3,968     $   400,922      2.07%       1.87%         4,536   $  494,896        2.00%        1.76%
60-89 days..............   2,220         226,156       1.16       1.06          2,345      249,011        1.04         0.89
90 days or more.........  10,892       1,003,217       5.67       4.69         14,075    1,371,377        6.22         4.89
                         -------      ----------    -------   --------        -------   ----------     -------      -------
Total Delinquent Loans..  17,080     $ 1,630,294      8.90%       7.62%        20,956   $2,115,285        9.26%        7.54%
Loans in Foreclosure(1).   8,752     $   817,455      4.56%       3.82%        10,491   $1,059,786        4.64%        3.78%


                                       AT DECEMBER 31, 2003                            AT DECEMBER 31, 2004

                                                    PERCENT    PERCENT BY                               PERCENT     PERCENT BY
                         BY NO. OF    BY DOLLAR    BY NO. OF    DOLLAR       BY NO. OF   BY DOLLAR     BY NO. OF      DOLLAR
                          LOANS         AMOUNT       LOANS      AMOUNT         LOANS      AMOUNT         LOANS        AMOUNT
                       ------------- ------------ ----------- ------------ ------------ ------------ ------------ --------------
Total Portfolio.......... 301,778    $41,364,855      N/A        N/A          386,770  $59,156,057        N/A          N/A
Period of Delinquency
30-59 days...............   5,207    $   604,945      1.73%       1.46%         6,495      819,245        1.68%        1.38%
60-89 days...............   2,564        293,412       0.85       0.71          2,989      359,917        0.77         0.61
90 days or more..........  15,387      1,597,177       5.10       3.86         15,940    1,722,996        4.12         2.91
                         -------      ----------    -------   --------        -------   ----------     -------      -------
Total Delinquent Loans...  23,158    $ 2,495,534      7.68%       6.03%        25,424   $2,902,158        6.57%        4.91%
Loans in Foreclosure(1)..  10,764    $ 1,161,361      3.57%       2.81%         9,361   $1,044,624        2.42%        1.77%
-------------------
(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."



                                                        REAL ESTATE OWNED
                                                      (DOLLARS IN THOUSANDS)

                                      AT                        AT                      AT                        AT
                               DECEMBER 31, 2001         DECEMBER 31, 2002       DECEMBER 31, 2003        DECEMBER 31, 2004

                             BY NO. OF   BY DOLLAR    BY NO. OF    BY DOLLAR    BY NO. OF  BY DOLLAR    BY NO. OF   BY DOLLAR
                               LOANS      AMOUNT        LOANS        AMOUNT      LOANS       AMOUNT       LOANS       AMOUNT
                             --------- ------------ ------------ ------------ ------------ ---------- ------------ ------------
Total Portfolio..........     191,998   $21,403,400    226,286    $28,070,873   301,778   $41,364,855    386,770   $59,156,057
Foreclosed Loans(1)......       2,466     $ 202,012      3,461       $282,689     3,361   $   293,629      2,536   $   225,362
Foreclosure Ratio(2).....       1.28%         0.94%      1.53%          1.01%     1.11%         0.71%      0.66%         0.38%
-------------------
(1)  For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2)  The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.



                            LOAN LOSS EXPERIENCE ON OPTION ONE'S SERVICING PORTFOLIO OF MORTGAGE LOANS
                                                      (DOLLARS IN THOUSANDS)

                                                                      AT OR FOR THE YEAR ENDED DECEMBER 31,

                                                           2001            2002              2003                2004
                                                      --------------- --------------- ------------------ -------------------
Total Portfolio(1)...............................     $  21,403,400     $28,070,873      $  41,364,855     $   59,156,057
Net Losses(2)(3).................................     $      85,326     $   167,535      $     239,019     $      246,662
Net Losses as a Percentage of Total Portfolio....              0.40%           0.60%              0.58%              0.42%
-------------------
(1)  "Total Portfolio" on the date stated above is the aggregate of the principal balances of the mortgage loans outstanding on the last day of the period.

(2)  "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds, deficiency judgments and
     MI proceeds. The information in this table reflects costs and recoveries through December 31, 2004.

(3)  "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects costs and recoveries through December 31, 2004.

     It is unlikely that the delinquency experience of the Mortgage Loans included in the Mortgage Pool will correspond to the delinquency experience of Option One's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for Option One's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans included in the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. In particular, investors should note that newly originated mortgage loans will not be added to the Mortgage Pool after the Funding Period, and the Mortgage Pool will therefore consist of a static pool of Mortgage Loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the Mortgage Pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                            THE SERVICING AGREEMENTS
GENERAL

     The following summary describes a number of terms of the servicing agreement, dated as of May 1, 2005 (the "SERVICING AGREEMENT"), by and among the Issuer, the Master Servicer and the Indenture Trustee, pursuant to which the Master Servicer will act as master servicer of the Mortgage Loans. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Servicing Agreement. Requests should be addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302. Servicing of the Mortgage Loans will be provided by the Servicer in accordance with the Servicing Agreement (the "ECC CAPITAL SERVICING AGREEMENT"), dated as of May 1, 2005 between the Servicer and the Depositor that will be assigned to the Issuer for the benefit of the Noteholders. The Servicer will not directly service the Mortgage Loans and will enter into a subservicing agreement (the "SUBSERVICING AGREEMENT") dated as of March 1, 2005 between the Servicer and the Subservicer pursuant to which the Subservicer will perform the primary servicing of the Mortgage Loans; provided, however, the Servicer will remain solely liable under the ECC Capital Servicing Agreement for the servicing of the Mortgage Loans by the Subservicer. The Servicer will be responsible for the servicing of the Mortgage Loans, and the Master Servicer will be required to monitor its performance. In the event of a default by the Servicer under the ECC Capital Servicing Agreement, or in the event of a Servicer Termination Trigger (the "SERVICER TERMINATION TRIGGER"), the Master Servicer will be required to enforce any remedies against the Servicer, and shall either appoint a successor servicer, which may include the Subservicer, or shall assume the primary servicing obligations for the Mortgage Loans itself. A Servicer Termination Trigger on any Payment Date, is either (a) the Three Month Rolling Delinquency Percentage for the Mortgage Loans exceeds 45.00% or (b) the Cumulative Loss Percentage exceeds 4.00% from May 2005 to April 2010, or 6.00% from May 2010 to April 2015.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Master Servicing Fee Rate (such product, the "MASTER SERVICING FEE"). The "MASTER SERVICING FEE RATE" for each Mortgage Loan will equal 0.0050% per annum. The Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the "SERVICING FEE"). The "SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee and Servicing Fee are subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described herein under "--ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE Loans." The Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during the portion of a Prepayment Period from the related Due Date to the end of such Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (other than prepayment charges) and all reinvestment income earned on amounts on deposit in the Note Account and Payment Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Indenture Trustee in connection with its respective responsibilities under the Indenture.

ADJUSTMENT TO MASTER SERVICING FEE AND SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly Payment Dates (the "DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in such Prepayment Period to the end of such Prepayment Period reduce the Scheduled Payment of interest for such Due Date but are included in a payment that occurs on or prior to the payment of such Scheduled Payment, and accordingly no shortfalls in interest otherwise distributable to holders of the Notes results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of such Prepayment Period to the related Due Date in such Prepayment Period reduce the Scheduled Payment of interest for the following Due Date and are included in a payment that occurs on or after the payment of such Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any such shortfall in interest payments to holders of the Notes on any Payment Date, one-half of the amount of the Servicing Fee otherwise payable to the Servicer for such month will, to the extent of such shortfall, be remitted by the Servicer to the Master Servicer for deposit in the Note Account for payment to the holders of the Notes entitled thereto on such Payment Date. Any such amount remitted to the Master Servicer (the "COMPENSATING INTEREST") will be reflected in the payments to holders of the Notes entitled thereto made on the Payment Date on which the Principal Prepayments received would be distributed.

ADVANCES

     Subject to the following limitations, on or before each Payment Date, the Servicer will be required to advance its own funds, or funds that are not required to be distributed on such Payment Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the "NET MORTGAGE RATE")) that were due on the related Due Date and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO PROPERTY"), such latter amount to be calculated after taking into account any rental income from such Mortgaged Property (any such advance, an "ADVANCE").

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Notes rather than to guarantee or insure against losses. The Servicer is obligated to make Advances to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an Advance, such Advance will be included with the payment to holders of the Notes on the related Payment Date. In the event that the Servicer fails in its obligation to make any such Advance, the Master Servicer will be obligated to make such Advance, to the extent required in the Servicing Agreement (the date of any such Advance, as described herein, a "MASTER SERVICER ADVANCE DATE"). Any failure by the Master Servicer to make an Advance as required under the Servicing Agreement will constitute an event of default thereunder, in which case the Indenture Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Servicing Agreement.

SERVICING EVENTS OF DEFAULT

     A "SERVICING EVENT OF DEFAULT" will consist of:

     any failure by the Master Servicer to deposit in the Collection Account or the Payment Account the required amounts or remit to the Indenture Trustee any payment (including an Advance required to be made under the terms of the Servicing Agreement) which continues unremedied for five calendar days after written notice of such failure shall have been given to the Master Servicer by the Indenture Trustee or the Depositor, or to the Master Servicer and the Indenture Trustee by the holders of Offered Notes evidencing not less than 25% of the aggregate Note Balance of the Offered Notes, any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Servicing Agreement, which in each case, materially and adversely affects the interests of the Noteholders and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Depositor, or to the Master Servicer and the Indenture Trustee by the holders of Offered Notes evidencing not less than 25% of the aggregate Note Balance of the Offered Notes, or insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

                     RIGHTS UPON SERVICING EVENTS OF DEFAULT

     So long as a Servicing Event of Default under the Servicing Agreement remains unremedied, the Indenture Trustee shall, but only upon the receipt of instructions from Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Offered Notes then outstanding, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement and in and to the Mortgage Loans, whereupon the Indenture Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

OPTIONAL PURCHASE OF MORTGAGE LOANS

     The Servicer will have the option to purchase, at any one time, 1.00% (and in any case, at least 5 Mortgage Loans) of the Mortgage Loans, by aggregate Scheduled Principal Balance of the Mortgage Loans as of such date as set forth in the ECC Capital Servicing Agreement. The Mortgage Loans that may be purchased by the Servicer pursuant to this paragraph will be selected by the Servicer in its sole discretion.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     Subject to the conditions set forth in the Agreement, the Servicer may, at its option, purchase from the trust any Mortgage Loan which has become delinquent in payment by 90 days or more or which is an REO Property. That purchase shall be at a purchase price equal to the Repurchase Price.

                                  THE INDENTURE

     The following summary describes some of the terms of the indenture, dated as of May 27, 2005 (the "INDENTURE"), between Encore Credit Receivables Trust 2005-2, as issuer (the "ISSUER" or the "TRUST") and The Bank of New York, as indenture trustee (the "INDENTURE TRUSTEE"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302.

GENERAL

     The Notes will be issued pursuant to the Indenture. The Notes will be transferable and exchangeable at the designated office of the Indenture Trustee located at 101 Barclay Street, New York, New York 10286 (Attention: Corporate Trust MBS Administration), telephone: (212) 815-3236, facsimile: (212) 815-3986.

EVENT OF DEFAULT

     An "EVENT OF DEFAULT" is any one of the following: (a) the failure by the Issuer to pay accrued interest on any Class of Notes or the Principal Payment Amount with respect to a Payment Date on such Payment Date; (b) a default by the Issuer in the observance of certain negative covenants in the Indenture; (c) a default by the Issuer in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Offered Notes, as applicable; (d) any representation or warranty made by the Issuer in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Offered Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure by the Issuer on the final scheduled Payment Date to pay all accrued interest, all remaining Interest Carry Forward Amounts and to reduce the Note Principal Balances of the Notes to zero.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding, may declare the principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

     If following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been that declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the notes following an Event of Default, unless (a) Noteholders representing 100% of the aggregate Note Principal Balance of the Offered Notes then outstanding and the Swap Provider consent to that sale, (b) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Pass-Through Rates, on the outstanding Note Principal Balance of the Notes at the date of that sale and all amounts owed to the Swap Provider under the Interest Rate Swap Agreement or (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders representing 66 2/3% of the aggregate Note Principal Balance of the Offered Notes then outstanding and the Swap Provider.

     If, following an Event of Default, in accordance with above paragraph, the Indenture Trustee sells or causes to be sold the assets included in the Trust, proceeds from the sale of such assets will be applied as follows: (i) to amounts owed to the Indenture Trustee, the Owner Trustee and the Master Servicer which have not been previously paid; (ii) to the Swap Provider any amounts owed under the Interest Rate Swap Agreement (other than a Swap Termination Payment triggered by a Swap Provider Trigger Event), which has not been previously paid;
(iii) to the Noteholders, the amount of interest then due and unpaid on the Offered Notes (not including any Interest Carry Forward Amounts) first, to the Class 1-A Notes and Class 2-A Notes, on a pro rata basis, second, to the Class M-1 Notes, third, to the Class M-2 Notes, fourth, to the Class M-3 Notes, fifth, to the Class M-4 Notes, sixth, to the Class M-5 Notes, seventh, to the Class M-6 Notes, eighth, to the Class M-7 Notes, ninth, to the Class M-8 Notes, and tenth, to the Class B-1 Notes; (iv) to the Offered Notes, the amount of principal then due and unpaid on such Notes, pro rata, without preference or priority of any kind, until the Note Principal Balance of each such Class is reduced to zero;
(v) to the Subordinated Notes, first, to the Class M-1 Notes, second, to the Class M-2 Notes, third, to the Class M-3 Notes, fourth, to the Class M-4 Notes, fifth, to the Class M-5 Notes, sixth, to the Class M-6 Notes, seventh, to the Class M-7 Notes, eighth, to the Class M-8 Notes, and ninth, to the Class B-1 Notes, the amount of any related Unpaid Realized Loss Amount not previously paid; (vi) to the Offered Notes, first, to the Class 1-A Notes and Class 2-A Notes, on a pro rata basis, second, to the Class M-1 Notes, third, to the Class M-2 Notes, fourth, to the Class M-3 Notes, fifth, to the Class M-4 Notes, sixth, to the Class M-5 Notes, seventh, to the Class M-6 Notes, eighth, to the Class M-7 Notes, ninth, to the Class M-8 Notes, and tenth, to the Class B-1 Notes, the amount of any related Interest Carry Forward Amount not previously paid, (vii) to the Swap Provider any amounts in respect of a Swap Termination Payment triggered by a Swap Provider Trigger Event, which has not been previously paid; and (viii) to the Class C-1 Notes, Class C-2 Notes and holders of the Owner Trust Certificates on behalf of the Issuer as provided in the Indenture.

     Unless an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

LIMITATION ON SUITS

     No Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Offered Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee, on behalf of the Noteholders; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
(4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

RESIGNATION AND REMOVAL OF INDENTURE TRUSTEE

     The Indenture Trustee may resign at any time, or in the event that there is a conflict of interest with respect to a class of Notes, as Indenture Trustee with respect to the other class of Notes, the Issuer will be obligated to appoint a successor Indenture Trustee for the Notes or such class of Notes within the period specified in the Indenture. The Indenture Trustee may also be removed at any time by Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee will not become effective until the acceptance of the appointment by a successor Indenture Trustee.

MATURITY AND OPTIONAL TERMINATION

     The final scheduled Payment Date for each class of the Offered Notes is the Payment Date in July 1, 2035, which is the Payment Date in the month of the last maturing Mortgage Loan. The majority holder of the Owner Trust Certificates may purchase the Mortgage Loans from the trust, effecting the early redemption of the Notes, on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the prior Due Period is reduced to an amount less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, plus the Original Pre-Funded Amount (the first such date being the "OPTIONAL TERMINATION DATE"). In the event that the Mortgage Loans are purchased by the majority holder of the Owner Trust Certificates, the purchase price will be equal to the aggregate Stated Principal Balance of the Mortgage Loans plus (1) any accrued and unpaid interest at the weighted average of the mortgage rates through the day preceding the Payment Date on which the purchase occurs and (2) any Swap Termination Payment due to the Swap Provider. The majority holder of the Owner Trust Certificates may be permitted to assign the right to purchase all remaining Mortgage Loans and REO Properties in the Trust as provided in the Servicing Agreement. If the majority holder of the Owner Trust Certificates does not exercise its option to purchase the mortgage loans within 30 days of the first possible optional termination date, the Servicer may also purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the Notes.

SPECIAL DERIVATIVE CONTRACTS

     At the direction of the Seller, certain special derivative contracts may be assigned to the Indenture Trustee, on behalf of the Trust, for the benefit of the holders of the Owner Trust Certificates. Any acquisition of a special derivative contract will be accompanied by (i) an appropriate amendment to the Indenture, (ii) any opinion of counsel required by the Indenture and (iii) the consent of each holder of an Owner Trust Certificate to the acquisition of such special derivative contract.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The weighted average life of, and the yield to maturity on each Class of the Offered Notes generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group with respect to the Senior Notes or the Mortgage Loans with respect to the Subordinated Notes. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. Furthermore, as described under "THE MORTGAGE POOL--ASSIGNMENT OF THE MORTGAGE LOANS" with respect to up to 50% of the Initial Mortgage Loans and up to 90% of the Subsequent Mortgage Loans in each Loan Group (the "DELAY DELIVERY MORTGAGE LOANS"), the Depositor may deliver the related Custodian's Mortgage Files after the Closing Date or related Subsequent Transfer Date, as applicable. Should the Seller fail to deliver all or a portion of any such Custodian's Mortgage Files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the custodian within the time periods described under "THE MORTGAGE POOL--ASSIGNMENT OF THE MORTGAGE LOANS" the Seller will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, approximately 71.19% and 72.27% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, require the payment of a penalty in connection with certain prepayments, generally during the first one to five years, as applicable, following origination of the related Mortgage Loan. These penalties, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Notes. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

PREPAYMENTS AND YIELDS FOR NOTES

     The extent to which the yield to maturity of the Offered Notes may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group in the case of the Senior Notes and both Loan Groups in the case of the Subordinated Notes. In particular, in the case of a Note purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Note purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

     Approximately 18.76% and 12.22% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, are Fixed Rate Mortgage Loans. In general, if prevailing interest rates fall significantly below the interest rates on the Fixed Rate Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the Fixed Rate Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such Mortgage Loans. In the event that Mortgage Loans with higher Mortgage Rates prepay at rates higher than other Mortgage Loans, the Available Funds Rate may be lower than otherwise would be the case. As a result, the interest payable on one or more Classes of the Offered Notes on a Payment Date could be reduced because of the imposition of the Available Funds Rate.

     Approximately 81.24% and 87.78% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, are Adjustable Rate Mortgage Loans. As is the case with the Fixed Rate Mortgage Loans, the Adjustable Rate Mortgage Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, the Adjustable Rate Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their Adjustable Rate Mortgage Loans to a lower fixed interest rate. Prepayments on the One-Year Hybrid, Two-Year Hybrid, Three-Year Hybrid and Five-Year Hybrid Mortgage Loans may differ as they approach their respective First Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

     Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Note Rates on the Offered Notes and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Notes. The Mortgage Rate applicable to substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Available Funds Rate on the Offered Notes. In addition, substantially all of the Adjustable Rate Mortgage Loans are expected to have Mortgage Rates which will not adjust for a substantial period of time after origination. See "The Mortgage Pool" in this prospectus supplement.

     The Interest Rate Swap Agreement will provide some protection against Net Rate Carryover on the Offered Notes. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Net Rate Carryover. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement are insufficient to cover all such Net Rate Carryover, some or all of the Excess Cashflow may be used. However, there can be no assurance that the Excess Cashflow will be sufficient to cover the Net Rate Carryover, particularly because on any Payment Date where the Note Rate is limited to the Available Funds Rate or the Maximum Note Rate, there will be little or no excess interest. In the event of a decrease in One-Month LIBOR, the amount of Excess Cashflow available to the Offered Notes will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) paid to the Swap Provider as described in this prospectus supplement. In addition, the Available Funds Rate and therefore the Note Rate on the Offered Notes may be reduced by the requirement of the Trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) to the Swap Provider as described in this prospectus supplement.

LAST SCHEDULED PAYMENT DATE

     Assuming that, among other things, no prepayments on the Mortgage Loans and scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received with respect to the Class 1-A, Class 2-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-6, Class M-7, Class M-8 and Class B Notes, the Payment Date six months following the date on which the Note Principal Balance of the applicable class of Offered Notes would be reduced to zero (in any case, the "LAST SCHEDULED PAYMENT DATE"), is as follows:

          (A) for the Class 1-A Notes, the Payment Date in November 2035;

          (B) for the Class 2-A-1 Notes, the Payment Date in November 2026;

          (C) for the Class 2-A-2 Notes, the Payment Date in April 2030;

          (D) for the Class 2-A-3 Notes, the Payment Date in July 2034;

          (E) for the Class 2-A-4 Notes, the Payment Date in November 2035;

          (F) for the Class M-1 Notes, the Payment Date in October 2035;

          (G) for the Class M-2 Notes, the Payment Date in September 2035;

          (H) for the Class M-3 Notes, the Payment Date in September 2035;

          (I) for the Class M-4 Notes, the Payment Date in August 2035;

          (J) for the Class M-5 Notes, the Payment Date in July 2035;

          (K) for the Class M-6 Notes, the Payment Date in June 2035;

          (L) for the Class M-7 Notes, the Payment Date in May 2035;

          (M) for the Class M-8 Notes, the Payment Date in February 2035; and

          (N) for the Class B Notes, the Payment Date in September 2034.

     The actual final Payment Date with respect to each Class of Offered Notes could occur significantly earlier than its Last Scheduled Payment Date because:

     (1) prepayments are likely to occur which will be applied to the payment of the Note Principal Balances thereof; and

     (2) the majority holder of the Owner Trust Certificates may purchase all the mortgage loans when outstanding Stated Principal Balances thereof have declined to 10% or less of the sum of (i) the Initial Cut-off Date Pool Principal Balance and (ii) the Original Pre-Funded Amount.

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

     For the Fixed Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (the "FIXED RATE PREPAYMENT VECTOR" or "FRPV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 100% FRPV assumes a constant prepayment rate ("CPR") of 2.0% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.0% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the tenth month and in each month thereafter during the life of such mortgage loans, a 100% FRPV assumes a CPR of 20%. The other percentages of the FRPV identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

     For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (the "ADJUSTABLE RATE PREPAYMENT VECTOR" or "ARPV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. For example, with respect to Adjustable Rate Mortgage Loans, 100% ARPV assumes 6% CPR in month 1, an additional 1/11th of 24% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 24, increasing to and remaining constant at 50% CPR from month 25 until month 28 and beginning in month 29 decreasing by 1/6th of 18% CPR for each month thereafter to 32% CPR in month 34 and remaining constant at 32% CPR from month 35 and thereafter; provided, however, that the prepayment rate will not exceed 85% CPR in any period for any given percentage of ARPV.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

     The following tables have been prepared on the basis of the following assumptions (collectively, the "MODELING Assumptions"):

     (1) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model;

     (2) payments on the Notes are received, in cash, on the 25th day of each month, commencing in June 2005, in accordance with the payment priorities defined herein;

     (3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur;

     (4) scheduled payments are assumed to be received on the first day of each month commencing in June 2005 and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in May 2005, and include 30 days' interest thereon;

     (5) the level of the Mortgage Index remains constant at 3.480% per annum and the level of One-Month LIBOR remains constant at 3.090% per annum;

     (6) the Note Margins for the Offered Notes remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Payment Date following the first possible Optional Termination Date;

     (7) the Closing Date for the Notes is May 27, 2005;

     (8) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of

          (a) the assumed level of the Mortgage Index, and

          (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

     (9) except as indicated with respect to the weighted average lives, optional termination is exercised on the first possible Optional Termination Date,

     (10) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining amortization term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, as indicated in the table below,

     (11) scheduled monthly payments on each Adjustable Rate Mortgage Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above,

     (12) each Mortgage Loan has a Master Servicing Fee of 0.0050% per annum, a Servicing Fee of 0.5000% per annum and a Indenture Trustee Fee of 0.0065% per annum;

     (13) all of the Original Pre-Funded Amount is used to purchase Subsequent Mortgage Loans for inclusion in the Trust on the Closing Date; and

     (14) the Mortgage Loans have the approximate characteristics described below:



                                              ORIGINAL   REMAINING
                                   ADJUSTED   INTEREST   INTEREST             REMAINING
                         GROSS        NET       ONLY       ONLY                TERM TO                    GROSS     MONTHS TO
   PRINCIPAL    LOAN    MORTGAGE   MORTGAGE   PERIOD      PERIOD     AGE      MATURITY                    MARGIN    NEXT RATE
  BALANCE ($)   GROUP   RATE (%)   RATE (%)   (MONTHS)   (MONTHS)  (MONTHS)   (MONTHS)     LOAN TYPE        (%)     ADJUSTMENT
--------------------------------------------------------------------------------------------------------------------------------
 2,976,976.05     1     7.227994   6.716494     N/A        N/A        0          360       Adjustable    5.432155        6
  383,022.29      1     6.590000   6.078500     N/A        N/A        0          360       Adjustable    5.990000        6
 3,321,294.97     1     6.674570   6.163070     N/A        N/A        0          360       Adjustable    6.214550        6
  155,279.31      1     6.490000   5.978500     N/A        N/A        0          360       Adjustable    5.990000        6
 10,481,715.52    1     7.536239   7.024739     N/A        N/A        0          360       Adjustable    5.361187       12
 6,900,871.19     1     7.313184   6.801684     N/A        N/A        0          360       Adjustable    6.354879       12
 1,042,506.45     1     7.178311   6.666811     N/A        N/A        0          360       Adjustable    6.413228       12
   93,426.38      1     7.090000   6.578500     N/A        N/A        0          360       Adjustable    5.990000       12
 1,508,861.96     1     7.911539   7.400039     N/A        N/A        0          360       Adjustable    6.892121       12
  235,248.15      1     7.990000   7.478500     N/A        N/A        0          360       Adjustable    6.750000       12
130,227,423.70    1     7.774949   7.263449     N/A        N/A        0          360       Adjustable    5.984248       24
 22,681,631.50    1     8.014350   7.502850     N/A        N/A        0          360       Adjustable    6.321883       24
  256,210.86      1     7.990000   7.478500     N/A        N/A        0          360       Adjustable    6.990000       24
 4,171,902.07     1     7.619274   7.107774     N/A        N/A        0          360       Adjustable    6.432127       24
  207,039.08      1     8.750000   8.238500     N/A        N/A        0          360       Adjustable    5.990000       24
187,742,474.62    1     7.538324   7.026824     N/A        N/A        0          360       Adjustable    6.455402       24
  845,819.32      1     8.301818   7.790318     N/A        N/A        0          360       Adjustable    6.517827       24
  461,955.94      1     9.240000   8.728500     N/A        N/A        0          360       Adjustable    5.990000       24
 3,456,019.18     1     7.993270   7.481770     N/A        N/A        0          360       Adjustable    6.546100       24
 1,838,636.39     1     8.665806   8.154306     N/A        N/A        0          360       Adjustable    6.708010       24
 15,448,282.73    1     8.147093   7.635593     N/A        N/A        0          360       Adjustable    6.394561       24
 25,551,449.30    1     7.910489   7.398989     N/A        N/A        0          360       Adjustable    6.509497       24
 1,670,443.02     1     8.229656   7.718156     N/A        N/A        0          360       Adjustable    6.552207       24
 3,001,549.00     1     7.943086   7.431586     N/A        N/A        0          360       Adjustable    6.362010       24
 8,209,289.56     1     7.442641   6.931141     N/A        N/A        0          360       Adjustable    6.446638       24
  626,047.34      1     7.406836   6.895336     N/A        N/A        0          360       Adjustable    6.586143       24
 1,228,000.52     1     8.345753   7.834253     N/A        N/A        0          360       Adjustable    6.480200       24
  332,486.68      1     7.991050   7.479550     N/A        N/A        1          359       Adjustable    6.151027       23
  223,602.20      1     5.990000   5.478500     N/A        N/A        0          360       Adjustable    5.990000       24
 15,261,743.12    1     7.165800   6.654300      24         24        0          360       Adjustable    5.676689       24
  367,494.36      1     6.000000   5.488500      60         60        0          360       Adjustable    5.990000       24
 6,584,294.21     1     6.908837   6.397337      24         24        0          360       Adjustable    6.071836       24
  335,144.50      1     6.450000   5.938500      60         60        0          360       Adjustable    6.750000       24
  111,412.90      1     7.990000   7.478500      24         24        0          360       Adjustable    6.750000       24
  370,082.35      1     6.890000   6.378500      24         24        0          360       Adjustable    5.990000       24
 63,408,695.67    1     6.709275   6.197775      24         24        0          360       Adjustable    6.171330       24
 1,548,911.08     1     6.493383   5.981883      60         60        0          360       Adjustable    6.481429       24
  372,670.34      1     6.690000   6.178500      24         21        3          357       Adjustable    5.990000       21
  379,140.31      1     6.172765   5.661265      24         24        0          360       Adjustable    5.990000       24
 2,212,438.97     1     7.261957   6.750457      24         24        0          360       Adjustable    6.075645       24
 2,426,381.51     1     6.843098   6.331598      24         24        0          360       Adjustable    6.043501       24
  150,103.33      1     6.640000   6.128500      60         60        0          360       Adjustable    6.750000       24
  215,320.64      1     6.340000   5.828500      24         24        0          360       Adjustable    5.990000       24
 3,420,220.83     1     6.472614   5.961114      24         24        0          360       Adjustable    6.092075       24
  162,525.67      1     6.715000   6.203500      24         22        2          358       Adjustable    5.990000       22
  440,993.23      1     6.517606   6.006106      24         24        0          360       Adjustable    5.990000       24
 7,467,724.77     1     7.879767   7.368267     N/A        N/A        0          360       Adjustable    5.944535       36
  502,781.46      1     7.728251   7.216751     N/A        N/A        0          360       Adjustable    5.990000       36
 6,037,841.74     1     7.498243   6.986743     N/A        N/A        0          360       Adjustable    6.389761       36
  448,369.00      1     7.640000   7.128500     N/A        N/A        0          360       Adjustable    6.750000       36
  336,438.50      1     6.937808   6.426308     N/A        N/A        0          360       Adjustable    6.750000       36
 1,038,624.46     1     7.781765   7.270265     N/A        N/A        0          360       Adjustable    6.158225       36
 1,448,626.53     1     7.701411   7.189911     N/A        N/A        0          360       Adjustable    6.529884       36
 2,973,961.04     1     6.924029   6.412529      36         36        0          360       Adjustable    6.026785       36
  401,526.41      1     5.990000   5.478500      36         36        0          360       Adjustable    5.990000       36
  666,407.02      1     6.479398   5.967898      36         36        0          360       Adjustable    5.990000       36
 5,073,363.15     1     6.483074   5.971574      36         36        0          360       Adjustable    6.042465       36
  290,631.10      1     7.366970   6.855470      36         36        0          360       Adjustable    5.990000       36
  215,061.84      1     7.440000   6.928500      36         36        0          360       Adjustable    5.990000       36
  165,631.26      1     6.000000   5.488500      36         36        0          360       Adjustable    5.990000       36
 3,668,473.62     1     7.019236   6.507736     N/A        N/A        0          360       Adjustable    5.970972       60
 4,685,358.98     1     6.550131   6.038631     N/A        N/A        0          360       Adjustable    6.118288       60
  198,757.51      1     8.473203   7.961703     N/A        N/A        1          359       Adjustable    6.313594       59
   87,991.61      1     8.140000   7.628500     N/A        N/A        0          120         Fixed          N/A         N/A
 1,427,340.33     1     7.463043   6.951543     N/A        N/A        0          180         Fixed          N/A         N/A
  371,376.34      1     7.180941   6.669441     N/A        N/A        0          180         Fixed          N/A         N/A
  182,453.19      1     7.790000   7.278500     N/A        N/A        1          179         Fixed          N/A         N/A
 2,155,147.38     1     6.721810   6.210310     N/A        N/A        0          180         Fixed          N/A         N/A
  182,453.19      1     6.970142   6.458642     N/A        N/A        0          180         Fixed          N/A         N/A
  208,980.07      1     6.990000   6.478500     N/A        N/A        0          180         Fixed          N/A         N/A
 1,004,268.92     1     6.826759   6.315259     N/A        N/A        0          240         Fixed          N/A         N/A
 2,813,065.80     1     6.793857   6.282357     N/A        N/A        0          240         Fixed          N/A         N/A
  349,054.94      1     7.298323   6.786823     N/A        N/A        0          240         Fixed          N/A         N/A
  144,086.26      1     7.140000   6.628500     N/A        N/A        0          240         Fixed          N/A         N/A
   73,757.67      1     6.740000   6.228500     N/A        N/A        0          240         Fixed          N/A         N/A
  192,158.14      1     6.740000   6.228500     N/A        N/A        0          300         Fixed          N/A         N/A
  355,848.41      1     6.500000   5.988500     N/A        N/A        0          300         Fixed          N/A         N/A
  120,341.46      1     6.950000   6.438500     N/A        N/A        0          300         Fixed          N/A         N/A
 24,781,454.16    1     7.280647   6.769147     N/A        N/A        0          360         Fixed          N/A         N/A
 8,574,051.01     1     7.131502   6.620002     N/A        N/A        0          360         Fixed          N/A         N/A
  759,833.41      1     8.119768   7.608268     N/A        N/A        1          359         Fixed          N/A         N/A
  241,976.92      1     6.390000   5.878500     N/A        N/A        0          360         Fixed          N/A         N/A
  109,989.51      1     7.440000   6.928500     N/A        N/A        0          360         Fixed          N/A         N/A
 64,811,420.34    1     6.856100   6.344600     N/A        N/A        0          360         Fixed          N/A         N/A
 1,002,392.62     1     8.066820   7.555320     N/A        N/A        0          360         Fixed          N/A         N/A
  258,798.84      1     7.500000   6.988500     N/A        N/A        0          360         Fixed          N/A         N/A
 5,383,145.36     1     7.536025   7.024525     N/A        N/A        0          360         Fixed          N/A         N/A
 7,994,270.43     1     7.719614   7.208114     N/A        N/A        0          360         Fixed          N/A         N/A
  359,214.09      1     7.921556   7.410056     N/A        N/A        1          359         Fixed          N/A         N/A
 1,621,504.16     1     7.730947   7.219447     N/A        N/A        0          360         Fixed          N/A         N/A
  729,295.14      1     6.912995   6.401495      60         60        0          360         Fixed          N/A         N/A
  342,067.37      1     7.140000   6.628500      60         60        0          360         Fixed          N/A         N/A
 4,569,870.00     1     6.523242   6.011742      60         60        0          360         Fixed          N/A         N/A
  125,776.24      1     8.040000   7.528500      60         59        1          359         Fixed          N/A         N/A
 5,663,000.03     2     6.772851   6.261351     N/A        N/A        0          360       Adjustable    6.017962        6
 2,691,543.01     2     6.870692   6.359192     N/A        N/A        0          360       Adjustable    6.290415        6
 5,990,199.53     2     6.685560   6.174060     N/A        N/A        0          360       Adjustable    6.248972        6
 11,638,516.01    2     7.220324   6.708824     N/A        N/A        0          360       Adjustable    5.632723       12
 12,531,287.25    2     6.917604   6.406104     N/A        N/A        1          359       Adjustable    6.199798       11
  325,747.71      2     7.250000   6.738500     N/A        N/A        0          360       Adjustable    5.990000       12
 3,111,619.88     2     6.641554   6.130054     N/A        N/A        0          360       Adjustable    6.171555       12
122,478,376.50    2     7.601736   7.090236     N/A        N/A        0          360       Adjustable    5.937597       24
 32,959,013.62    2     7.326974   6.815474     N/A        N/A        0          360       Adjustable    6.308435       24
  401,442.81      2     8.390000   7.878500     N/A        N/A        0          360       Adjustable    5.990000       24
 2,093,454.69     2     8.290145   7.778645     N/A        N/A        0          360       Adjustable    6.573544       24
196,001,007.45    2     7.328630   6.817130     N/A        N/A        1          359       Adjustable    6.342113       23
 1,396,037.58     2     8.062023   7.550523     N/A        N/A        0          360       Adjustable    6.415819       24
 4,146,615.01     2     8.054519   7.543019     N/A        N/A        0          360       Adjustable    6.531966       24
 2,106,846.90     2     7.854641   7.343141     N/A        N/A        0          360       Adjustable    6.319188       24
 11,407,024.14    2     8.338901   7.827401     N/A        N/A        1          359       Adjustable    6.431672       23
 18,425,258.86    2     7.658083   7.146583     N/A        N/A        0          360       Adjustable    6.493956       24
  800,078.47      2     7.658064   7.146564     N/A        N/A        0          360       Adjustable    6.425680       24
 1,059,666.68     2     7.923903   7.412403     N/A        N/A        1          359       Adjustable    6.511443       23
 3,644,363.15     2     7.610753   7.099253     N/A        N/A        1          359       Adjustable    6.708757       23
  157,212.90      2     5.690000   5.178500     N/A        N/A        1          359       Adjustable    5.990000       23
  533,876.88      2     8.617412   8.105912     N/A        N/A        0          360       Adjustable    6.345502       24
  739,353.49      2     7.526703   7.015203     N/A        N/A        0          360       Adjustable    6.299765       24
 25,899,574.74    2     7.035032   6.523532      24         24        0          360       Adjustable    5.963991       24
  437,867.03      2     7.990000   7.478500      60         60        0          360       Adjustable    6.750000       24
 18,681,931.96    2     6.640476   6.128976      24         24        0          360       Adjustable    6.010003       24
 1,238,294.17     2     6.789506   6.278006      24         24        0          360       Adjustable    6.375162       24
  494,929.49      2     7.340000   6.828500      24         24        0          360       Adjustable    5.990000       24
 81,145,299.95    2     6.450572   5.939072      24         24        0          360       Adjustable    6.109154       24
  295,016.79      2     5.990000   5.478500      60         60        0          360       Adjustable    5.990000       24
  516,279.39      2     6.390000   5.878500      24         24        0          360       Adjustable    5.990000       24
  803,661.97      2     7.050397   6.538897      24         24        0          360       Adjustable    6.246963       24
 1,396,456.81     2     7.813925   7.302425      24         24        0          360       Adjustable    5.990000       24
 4,406,451.05     2     7.113297   6.601797      24         24        0          360       Adjustable    6.354895       24
 1,908,486.93     2     5.804554   5.293054      24         23        1          359       Adjustable    5.990000       23
  375,758.23      2     7.250000   6.738500      24         24        0          360       Adjustable    6.750000       24
 6,850,216.58     2     7.602006   7.090506     N/A        N/A        0          360       Adjustable    6.045594       36
 1,304,532.86     2     6.599552   6.088052     N/A        N/A        1          359       Adjustable    6.143741       35
  448,218.50      2     8.161132   7.649632     N/A        N/A        0          360       Adjustable    6.332263       36
 8,626,452.94     2     6.489294   5.977794     N/A        N/A        0          360       Adjustable    6.144914       36
  216,759.71      2     6.690000   6.178500     N/A        N/A        0          360       Adjustable    5.990000       36
  377,828.52      2     7.995822   7.484322     N/A        N/A        0          360       Adjustable    6.257808       36
  457,696.56      2     8.009464   7.497964     N/A        N/A        0          360       Adjustable    6.593098       36
  215,439.90      2     7.590000   7.078500     N/A        N/A        0          360       Adjustable    5.990000       36
 2,296,427.54     2     6.827159   6.315659      36         36        0          360       Adjustable    6.167714       36
 1,147,718.84     2     5.751127   5.239627      36         36        0          360       Adjustable    5.990000       36
 7,194,553.83     2     6.385449   5.873949      36         35        1          359       Adjustable    6.054026       35
  973,037.84      2     7.247447   6.735947      36         36        0          360       Adjustable    5.990000       36
 2,063,241.35     2     6.935963   6.424463     N/A        N/A        0          360       Adjustable    5.871214       60
  569,330.65      2     5.671818   5.160318     N/A        N/A        1          359       Adjustable    6.430455       59
 3,225,025.24     2     6.388674   5.877174     N/A        N/A        0          360       Adjustable    5.953891       60
  463,939.79      2     8.059614   7.548114     N/A        N/A        1          359       Adjustable    5.990000       59
  162,414.51      2     6.290000   5.778500     N/A        N/A        1          359       Adjustable    5.990000       59
  291,134.99      2     5.750000   5.238500     N/A        N/A        1          119         Fixed          N/A         N/A
   97,045.00      2     7.400000   6.888500     N/A        N/A        0          120         Fixed          N/A         N/A
  188,914.26      2     7.430753   6.919253     N/A        N/A        1          179         Fixed          N/A         N/A
 1,719,443.27     2     6.803011   6.291511     N/A        N/A        0          180         Fixed          N/A         N/A
  128,099.40      2     8.890000   8.378500     N/A        N/A        1          179         Fixed          N/A         N/A
   67,931.50      2     7.200000   6.688500     N/A        N/A        1          179         Fixed          N/A         N/A
  166,529.22      2     7.800000   7.288500     N/A        N/A        1          239         Fixed          N/A         N/A
  560,273.12      2     7.868938   7.357438     N/A        N/A        0          240         Fixed          N/A         N/A
  690,442.81      2     6.599007   6.087507     N/A        N/A        1          239         Fixed          N/A         N/A
   90,575.33      2     7.590000   7.078500     N/A        N/A        1          239         Fixed          N/A         N/A
 15,454,158.21    2     7.216878   6.705378     N/A        N/A        1          359         Fixed          N/A         N/A
 5,945,549.77     2     7.234487   6.722987     N/A        N/A        0          360         Fixed          N/A         N/A
  244,553.39      2     8.500000   7.988500     N/A        N/A        1          359         Fixed          N/A         N/A
 1,808,565.26     2     7.250528   6.739028     N/A        N/A        1          359         Fixed          N/A         N/A
  165,623.46      2     7.590000   7.078500     N/A        N/A        0          360         Fixed          N/A         N/A
 42,829,226.35    2     6.679333   6.167833     N/A        N/A        0          360         Fixed          N/A         N/A
  734,307.15      2     7.198463   6.686963     N/A        N/A        0          360         Fixed          N/A         N/A
  816,148.43      2     7.207826   6.696326     N/A        N/A        0          360         Fixed          N/A         N/A
 2,730,587.45     2     7.242143   6.730643     N/A        N/A        1          359         Fixed          N/A         N/A
 1,321,054.15     2     7.190550   6.679050     N/A        N/A        0          360         Fixed          N/A         N/A
  668,154.81      2     7.829262   7.317762     N/A        N/A        1          359         Fixed          N/A         N/A
  990,636.63      2     7.550409   7.038909      60         60        0          360         Fixed          N/A         N/A
  555,420.87      2     6.250000   5.738500      60         60        0          360         Fixed          N/A         N/A
 7,018,682.42     2     6.625493   6.113993      60         60        0          360         Fixed          N/A         N/A
  222,556.53      2     6.500000   5.988500      60         60        0          360         Fixed          N/A         N/A






                    ADJUSTMENT  INITIAL    SUBSEQUENT
   PRINCIPAL        FREQUENCY   PERIODIC    PERIODIC       LIFE        LIFE
  BALANCE ($)       (MONTHS)     CAP (%)      CAP (%)     CAP (%)     FLOOR (%)
----------------  -------------------------------------------------------------
 2,976,976.05          6        2.000000    1.500000     14.227994    7.227994
  383,022.29           6        2.000000    1.500000     13.590000    6.590000
 3,321,294.97          6        2.000000    1.500000     13.674570    6.675322
  155,279.31           6        2.000000    1.500000     13.490000    6.490000
 10,481,715.52         6        2.000000    1.500000     14.536239    7.536239
 6,900,871.19          6        2.000000    1.500000     14.313184    7.313184
 1,042,506.45          6        2.000000    1.500000     14.178311    7.178311
   93,426.38           6        2.000000    1.500000     14.090000    7.090000
 1,508,861.96          6        2.000000    1.500000     14.911539    7.911539
  235,248.15           6        2.000000    1.500000     14.990000    7.990000
130,227,423.70         6        2.994237    1.997118     14.772068    7.774949
 22,681,631.50         6        3.000000    2.000000     15.014350    8.014350
  256,210.86           6        3.000000    2.000000     14.990000    7.990000
 4,171,902.07          6        3.000000    2.000000     14.619274    7.619274
  207,039.08           6        3.000000    2.000000     15.750000    8.750000
187,742,474.62         6        2.995730    1.998577     14.536948    7.538324
  845,819.32           6        3.000000    2.000000     15.301818    8.301818
  461,955.94           6        3.000000    2.000000     16.240000    9.240000
 3,456,019.18          6        3.000000    2.000000     14.993270    7.993270
 1,838,636.39          6        3.000000    2.000000     15.665806    8.665806
 15,448,282.73         6        3.000000    2.000000     15.147093    8.147093
 25,551,449.30         6        3.000000    2.000000     14.910489    7.910489
 1,670,443.02          6        3.000000    2.000000     15.229656    8.229656
 3,001,549.00          6        3.000000    2.000000     14.943086    7.943086
 8,209,289.56          6        3.000000    2.000000     14.442641    7.442641
  626,047.34           6        3.000000    2.000000     14.406836    7.406836
 1,228,000.52          6        3.000000    2.000000     15.345753    8.345753
  332,486.68           6        3.000000    2.000000     14.991050    7.991050
  223,602.20           6        3.000000    2.000000     12.990000    5.990000
 15,261,743.12         6        3.000000    2.000000     14.165800    7.165800
  367,494.36           6        2.000000    2.000000     13.000000    6.000000
 6,584,294.21          6        3.000000    2.000000     13.908837    6.908837
  335,144.50           6        2.000000    2.000000     13.450000    6.450000
  111,412.90           6        3.000000    2.000000     14.990000    7.990000
  370,082.35           6        3.000000    2.000000     13.890000    6.890000
 63,408,695.67         6        3.000000    2.000000     13.709275    6.709275
 1,548,911.08          6        2.000000    2.000000     13.493383    6.493383
  372,670.34           6        3.000000    2.000000     13.690000    6.690000
  379,140.31           6        3.000000    2.000000     13.172765    6.172765
 2,212,438.97          6        3.000000    2.000000     14.261957    7.261957
 2,426,381.51          6        3.000000    2.000000     13.843098    6.843098
  150,103.33           6        2.000000    2.000000     13.640000    6.640000
  215,320.64           6        3.000000    2.000000     13.340000    6.340000
 3,420,220.83          6        3.000000    2.000000     13.472614    6.472614
  162,525.67           6        3.000000    2.000000     13.715000    6.715000
  440,993.23           6        3.000000    2.000000     13.517606    6.517606
 7,467,724.77          6        3.000000    2.000000     14.879767    7.879767
  502,781.46           6        3.000000    2.000000     14.728251    7.728251
 6,037,841.74          6        3.000000    2.000000     14.498243    7.498243
  448,369.00           6        3.000000    2.000000     14.640000    7.640000
  336,438.50           6        3.000000    2.000000     13.937808    6.937808
 1,038,624.46          6        3.000000    2.000000     14.781765    7.781765
 1,448,626.53          6        3.000000    2.000000     14.701411    7.701411
 2,973,961.04          6        3.000000    2.000000     13.924029    6.924029
  401,526.41           6        3.000000    2.000000     12.990000    5.990000
  666,407.02           6        3.000000    2.000000     13.479398    6.479398
 5,073,363.15          6        3.000000    2.000000     13.483074    6.483074
  290,631.10           6        3.000000    2.000000     14.366970    7.366970
  215,061.84           6        3.000000    2.000000     14.440000    7.440000
  165,631.26           6        3.000000    2.000000     13.000000    6.000000
 3,668,473.62          6        3.000000    2.000000     14.019236    7.019236
 4,685,358.98          6        3.000000    2.000000     13.550131    6.550131
  198,757.51           6        3.000000    2.000000     15.473203    8.473203
   87,991.61          N/A          N/A         N/A         N/A          N/A
 1,427,340.33         N/A          N/A         N/A         N/A          N/A
  371,376.34          N/A          N/A         N/A         N/A          N/A
  182,453.19          N/A          N/A         N/A         N/A          N/A
 2,155,147.38         N/A          N/A         N/A         N/A          N/A
  182,453.19          N/A          N/A         N/A         N/A          N/A
  208,980.07          N/A          N/A         N/A         N/A          N/A
 1,004,268.92         N/A          N/A         N/A         N/A          N/A
 2,813,065.80         N/A          N/A         N/A         N/A          N/A
  349,054.94          N/A          N/A         N/A         N/A          N/A
  144,086.26          N/A          N/A         N/A         N/A          N/A
   73,757.67          N/A          N/A         N/A         N/A          N/A
  192,158.14          N/A          N/A         N/A         N/A          N/A
  355,848.41          N/A          N/A         N/A         N/A          N/A
  120,341.46          N/A          N/A         N/A         N/A          N/A
 24,781,454.16        N/A          N/A         N/A         N/A          N/A
 8,574,051.01         N/A          N/A         N/A         N/A          N/A
  759,833.41          N/A          N/A         N/A         N/A          N/A
  241,976.92          N/A          N/A         N/A         N/A          N/A
  109,989.51          N/A          N/A         N/A         N/A          N/A
 64,811,420.34        N/A          N/A         N/A         N/A          N/A
 1,002,392.62         N/A          N/A         N/A         N/A          N/A
  258,798.84          N/A          N/A         N/A         N/A          N/A
 5,383,145.36         N/A          N/A         N/A         N/A          N/A
 7,994,270.43         N/A          N/A         N/A         N/A          N/A
  359,214.09          N/A          N/A         N/A         N/A          N/A
 1,621,504.16         N/A          N/A         N/A         N/A          N/A
  729,295.14          N/A          N/A         N/A         N/A          N/A
  342,067.37          N/A          N/A         N/A         N/A          N/A
 4,569,870.00         N/A          N/A         N/A         N/A          N/A
  125,776.24          N/A          N/A         N/A         N/A          N/A
 5,663,000.03          6        2.000000    1.500000     13.772851    6.772851
 2,691,543.01          6        2.000000    1.500000     13.870692    6.870692
 5,990,199.53          6        2.000000    1.500000     13.685560    6.685560
 11,638,516.01         6        2.000000    1.500000     14.220324    7.220324
 12,531,287.25         6        2.000000    1.500000     13.917604    6.917604
  325,747.71           6        2.000000    1.500000     14.250000    7.250000
 3,111,619.88          6        2.000000    1.500000     13.641554    6.641554
122,478,376.50         6        2.995056    1.997528     14.599264    7.601736
 32,959,013.62         6        3.000000    2.000000     14.326974    7.326974
  401,442.81           6        3.000000    2.000000     15.390000    8.390000
 2,093,454.69          6        3.000000    2.000000     15.290145    8.290145
196,001,007.45         6        2.998588    1.999294     14.328630    7.328630
 1,396,037.58          6        3.000000    2.000000     15.062023    8.062023
 4,146,615.01          6        3.000000    2.000000     15.054519    8.054519
 2,106,846.90          6        3.000000    2.000000     14.854641    7.854641
 11,407,024.14         6        3.000000    2.000000     15.338901    8.338901
 18,425,258.86         6        3.000000    2.000000     14.658083    7.658083
  800,078.47           6        3.000000    2.000000     14.658064    7.658064
 1,059,666.68          6        3.000000    2.000000     14.923903    7.923903
 3,644,363.15          6        3.000000    2.000000     14.610753    7.610753
  157,212.90           6        3.000000    2.000000     12.690000    5.690000
  533,876.88           6        3.000000    2.000000     15.617412    8.617412
  739,353.49           6        3.000000    2.000000     14.526703    7.526703
 25,899,574.74         6        3.000000    2.000000     14.035032    7.035032
  437,867.03           6        2.000000    2.000000     14.990000    7.990000
 18,681,931.96         6        3.000000    2.000000     13.640476    6.640476
 1,238,294.17          6        3.000000    2.000000     13.789506    6.789506
  494,929.49           6        3.000000    2.000000     14.340000    7.340000
 81,145,299.95         6        3.000000    2.000000     13.450572    6.450572
  295,016.79           6        2.000000    2.000000     12.990000    5.990000
  516,279.39           6        3.000000    2.000000     13.390000    6.390000
  803,661.97           6        3.000000    2.000000     14.050397    7.050397
 1,396,456.81          6        3.000000    2.000000     14.813925    7.813925
 4,406,451.05          6        3.000000    2.000000     14.113297    7.113297
 1,908,486.93          6        3.000000    2.000000     12.804554    5.804554
  375,758.23           6        3.000000    2.000000     14.250000    7.250000
 6,850,216.58          6        3.000000    2.000000     14.602006    7.602006
 1,304,532.86          6        3.000000    2.000000     13.599552    6.599552
  448,218.50           6        3.000000    2.000000     15.161132    8.161132
 8,626,452.94          6        3.000000    2.000000     13.489294    6.489294
  216,759.71           6        3.000000    2.000000     13.690000    6.690000
  377,828.52           6        3.000000    2.000000     14.995822    7.995822
  457,696.56           6        3.000000    2.000000     15.009464    8.009464
  215,439.90           6        3.000000    2.000000     14.590000    7.590000
 2,296,427.54          6        3.000000    2.000000     13.827159    6.827159
 1,147,718.84          6        3.000000    2.000000     12.751127    5.751127
 7,194,553.83          6        3.000000    2.000000     13.385449    6.385449
  973,037.84           6        3.000000    2.000000     14.247447    7.247447
 2,063,241.35          6        3.000000    2.000000     13.935963    6.935963
  569,330.65           6        3.000000    2.000000     12.671818    5.671818
 3,225,025.24          6        3.000000    2.000000     13.388674    6.388674
  463,939.79           6        3.000000    2.000000     15.059614    8.059614
  162,414.51           6        3.000000    2.000000     13.290000    6.290000
  291,134.99          N/A          N/A         N/A         N/A          N/A
   97,045.00          N/A          N/A         N/A         N/A          N/A
  188,914.26          N/A          N/A         N/A         N/A          N/A
 1,719,443.27         N/A          N/A         N/A         N/A          N/A
  128,099.40          N/A          N/A         N/A         N/A          N/A
   67,931.50          N/A          N/A         N/A         N/A          N/A
  166,529.22          N/A          N/A         N/A         N/A          N/A
  560,273.12          N/A          N/A         N/A         N/A          N/A
  690,442.81          N/A          N/A         N/A         N/A          N/A
   90,575.33          N/A          N/A         N/A         N/A          N/A
 15,454,158.21        N/A          N/A         N/A         N/A          N/A
 5,945,549.77         N/A          N/A         N/A         N/A          N/A
  244,553.39          N/A          N/A         N/A         N/A          N/A
 1,808,565.26         N/A          N/A         N/A         N/A          N/A
  165,623.46          N/A          N/A         N/A         N/A          N/A
 42,829,226.35        N/A          N/A         N/A         N/A          N/A
  734,307.15          N/A          N/A         N/A         N/A          N/A
  816,148.43          N/A          N/A         N/A         N/A          N/A
 2,730,587.45         N/A          N/A         N/A         N/A          N/A
 1,321,054.15         N/A          N/A         N/A         N/A          N/A
  668,154.81          N/A          N/A         N/A         N/A          N/A
  990,636.63          N/A          N/A         N/A         N/A          N/A
  555,420.87          N/A          N/A         N/A         N/A          N/A
 7,018,682.42         N/A          N/A         N/A         N/A          N/A
  222,556.53          N/A          N/A         N/A         N/A          N/A



                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                                 CLASS 1-A

PAYMENT DATE                                                     0%       80%      100%       120%    150%
------------                                                  -------- --------- -------- --------- ---------
Initial Percentage.........................................     100%     100%      100%       100%    100%
May 25, 2006...............................................      98       81        77         73      66
May 25, 2007...............................................      97       57        48         40      28
May 25, 2008...............................................      96       33        21         12      0
May 25, 2009...............................................      94       26        19         12      0
May 25, 2010...............................................      93       20        14          9      0
May 25, 2011...............................................      92       15        10          0      0
May 25, 2012...............................................      90       12        0           0      0
May 25, 2013...............................................      89        9        0           0      0
May 25, 2014...............................................      87        0        0           0      0
May 25, 2015...............................................      85        0        0           0      0
May 25, 2016...............................................      83        0        0           0      0
May 25, 2017...............................................      81        0        0           0      0
May 25, 2018...............................................      79        0        0           0      0
May 25, 2019...............................................      76        0        0           0      0
May 25, 2020...............................................      73        0        0           0      0
May 25, 2021...............................................      70        0        0           0      0
May 25, 2022...............................................      66        0        0           0      0
May 25, 2023...............................................      63        0        0           0      0
May 25, 2024...............................................      58        0        0           0      0
May 25, 2025...............................................      54        0        0           0      0
May 25, 2026...............................................      49        0        0           0      0
May 25, 2027...............................................      44        0        0           0      0
May 25, 2028...............................................      38        0        0           0      0
May 25, 2029...............................................      34        0        0           0      0
May 25, 2030...............................................      29        0        0           0      0
May 25, 2031...............................................      25        0        0           0      0
May 25, 2032...............................................      19        0        0           0      0
May 25, 2033...............................................      13        0        0           0      0
May 25, 2034...............................................       0        0        0           0      0
May 25, 2035...............................................       0        0        0           0      0
Weighted Average Life (in years)(1)........................     19.30    3.05      2.43       1.96    1.45
Weighted Average Life (in years)(1)(2).....................     19.35    3.33      2.66       2.15    1.45
----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.





                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                                 CLASS 2-A-1

PAYMENT DATE                                                     0%       80%      100%       120%      150%
------------                                                  -------- --------  -------    --------  --------
Initial Percentage.........................................     100%     100%      100%       100%      100%
May 25, 2006...............................................      95       60        51         42        28
May 25, 2007...............................................      93       10        0           0        0
May 25, 2008...............................................      91        0        0           0        0
May 25, 2009...............................................      89        0        0           0        0
May 25, 2010...............................................      87        0        0           0        0
May 25, 2011...............................................      85        0        0           0        0
May 25, 2012...............................................      82        0        0           0        0
May 25, 2013...............................................      79        0        0           0        0
May 25, 2014...............................................      75        0        0           0        0
May 25, 2015...............................................      72        0        0           0        0
May 25, 2016...............................................      68        0        0           0        0
May 25, 2017...............................................      63        0        0           0        0
May 25, 2018...............................................      58        0        0           0        0
May 25, 2019...............................................      53        0        0           0        0
May 25, 2020...............................................      47        0        0           0        0
May 25, 2021...............................................      41        0        0           0        0
May 25, 2022...............................................      34        0        0           0        0
May 25, 2023...............................................      27        0        0           0        0
May 25, 2024...............................................      18        0        0           0        0
May 25, 2025...............................................       9        0        0           0        0
May 25, 2026...............................................       0        0        0           0        0
May 25, 2027...............................................       0        0        0           0        0
May 25, 2028...............................................       0        0        0           0        0
May 25, 2029...............................................       0        0        0           0        0
May 25, 2030...............................................       0        0        0           0        0
May 25, 2031...............................................       0        0        0           0        0
May 25, 2032...............................................       0        0        0           0        0
May 25, 2033...............................................       0        0        0           0        0
May 25, 2034...............................................       0        0        0           0        0
May 25, 2035...............................................       0        0        0           0        0
Weighted Average Life (in years)(1)........................     13.20    1.22      1.04       0.91      0.78
Weighted Average Life (in years)(1)(2).....................     13.20    1.22      1.04       0.91      0.78
----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.


                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                               CLASS 2-A-2

PAYMENT DATE                                                     0%       80%      100%     120%      150%
------------                                                  -------- --------- -------- -------- ----------
Initial Percentage.........................................     100%     100%      100%     100%      100%
May 25, 2006...............................................      100      100      100       100      100
May 25, 2007...............................................      100      100       77       28        0
May 25, 2008...............................................      100       0        0         0        0
May 25, 2009...............................................      100       0        0         0        0
May 25, 2010...............................................      100       0        0         0        0
May 25, 2011...............................................      100       0        0         0        0
May 25, 2012...............................................      100       0        0         0        0
May 25, 2013...............................................      100       0        0         0        0
May 25, 2014...............................................      100       0        0         0        0
May 25, 2015...............................................      100       0        0         0        0
May 25, 2016...............................................      100       0        0         0        0
May 25, 2017...............................................      100       0        0         0        0
May 25, 2018...............................................      100       0        0         0        0
May 25, 2019...............................................      100       0        0         0        0
May 25, 2020...............................................      100       0        0         0        0
May 25, 2021...............................................      100       0        0         0        0
May 25, 2022...............................................      100       0        0         0        0
May 25, 2023...............................................      100       0        0         0        0
May 25, 2024...............................................      100       0        0         0        0
May 25, 2025...............................................      100       0        0         0        0
May 25, 2026...............................................      98        0        0         0        0
May 25, 2027...............................................      67        0        0         0        0
May 25, 2028...............................................      34        0        0         0        0
May 25, 2029...............................................      10        0        0         0        0
May 25, 2030...............................................       0        0        0         0        0
May 25, 2031...............................................       0        0        0         0        0
May 25, 2032...............................................       0        0        0         0        0
May 25, 2033...............................................       0        0        0         0        0
May 25, 2034...............................................       0        0        0         0        0
May 25, 2035...............................................       0        0        0         0        0
Weighted Average Life (in years)(1)........................     22.61    2.50      2.15     1.90      1.57
Weighted Average Life (in years)(1)(2).....................     22.61    2.50      2.15     1.90      1.57

----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.


                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                              CLASS 2-A-3

PAYMENT DATE                                                     0%       80%      100%      120%    150%
------------                                                 --------- -------- --------- -------- --------
Initial Percentage.........................................     100%     100%      100%      100%    100%
May 25, 2006...............................................      100      100      100        100    100
May 25, 2007...............................................      100      100      100        100     69
May 25, 2008...............................................      100      93        43         0      0
May 25, 2009...............................................      100      69        39         0      0
May 25, 2010...............................................      100      42        15         0      0
May 25, 2011...............................................      100      21        0          0      0
May 25, 2012...............................................      100       6        0          0      0
May 25, 2013...............................................      100       0        0          0      0
May 25, 2014...............................................      100       0        0          0      0
May 25, 2015...............................................      100       0        0          0      0
May 25, 2016...............................................      100       0        0          0      0
May 25, 2017...............................................      100       0        0          0      0
May 25, 2018...............................................      100       0        0          0      0
May 25, 2019...............................................      100       0        0          0      0
May 25, 2020...............................................      100       0        0          0      0
May 25, 2021...............................................      100       0        0          0      0
May 25, 2022...............................................      100       0        0          0      0
May 25, 2023...............................................      100       0        0          0      0
May 25, 2024...............................................      100       0        0          0      0
May 25, 2025...............................................      100       0        0          0      0
May 25, 2026...............................................      100       0        0          0      0
May 25, 2027...............................................      100       0        0          0      0
May 25, 2028...............................................      100       0        0          0      0
May 25, 2029...............................................      100       0        0          0      0
May 25, 2030...............................................      88        0        0          0      0
May 25, 2031...............................................      67        0        0          0      0
May 25, 2032...............................................      43        0        0          0      0
May 25, 2033...............................................      17        0        0          0      0
May 25, 2034...............................................       0        0        0          0      0
May 25, 2035...............................................       0        0        0          0      0
Weighted Average Life (in years)(1)........................     26.69    4.88      3.57      2.49    2.11
Weighted Average Life (in years)(1)(2).....................     26.69    4.88      3.57      2.49    2.11
----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.


                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                               CLASS 2-A-4

PAYMENT DATE                                                     0%       80%      100%     120%      150%
------------                                                  -------- -------- --------- --------- ---------
Initial Percentage.........................................     100%     100%      100%     100%      100%
May 25, 2006...............................................      100      100      100       100      100
May 25, 2007...............................................      100      100      100       100      100
May 25, 2008...............................................      100      100      100       99        0
May 25, 2009...............................................      100      100      100       99        0
May 25, 2010...............................................      100      100      100       88        0
May 25, 2011...............................................      100      100       95        0        0
May 25, 2012...............................................      100      100       0         0        0
May 25, 2013...............................................      100      87        0         0        0
May 25, 2014...............................................      100       0        0         0        0
May 25, 2015...............................................      100       0        0         0        0
May 25, 2016...............................................      100       0        0         0        0
May 25, 2017...............................................      100       0        0         0        0
May 25, 2018...............................................      100       0        0         0        0
May 25, 2019...............................................      100       0        0         0        0
May 25, 2020...............................................      100       0        0         0        0
May 25, 2021...............................................      100       0        0         0        0
May 25, 2022...............................................      100       0        0         0        0
May 25, 2023...............................................      100       0        0         0        0
May 25, 2024...............................................      100       0        0         0        0
May 25, 2025...............................................      100       0        0         0        0
May 25, 2026...............................................      100       0        0         0        0
May 25, 2027...............................................      100       0        0         0        0
May 25, 2028...............................................      100       0        0         0        0
May 25, 2029...............................................      100       0        0         0        0
May 25, 2030...............................................      100       0        0         0        0
May 25, 2031...............................................      100       0        0         0        0
May 25, 2032...............................................      100       0        0         0        0
May 25, 2033...............................................      100       0        0         0        0
May 25, 2034...............................................       0        0        0         0        0
May 25, 2035...............................................       0        0        0         0        0
Weighted Average Life (in years)(1)........................     28.89    8.38      6.56     5.30      2.56
Weighted Average Life (in years)(1)(2).....................     29.35    10.91     8.60     6.95      2.56
----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.


                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                               CLASS M-1

PAYMENT DATE                                                     0%       80%      100%    120%     150%
------------                                                  -------- --------- -------- ------- --------
Initial Percentage.........................................     100%     100%      100%    100%     100%
May 25, 2006...............................................      100      100      100      100     100
May 25, 2007...............................................      100      100      100      100     100
May 25, 2008...............................................      100      100      100      100      66
May 25, 2009...............................................      100      68        50      100      66
May 25, 2010...............................................      100      52        35      23       0
May 25, 2011...............................................      100      39        25       0       0
May 25, 2012...............................................      100      30        0        0       0
May 25, 2013...............................................      100      23        0        0       0
May 25, 2014...............................................      100       0        0        0       0
May 25, 2015...............................................      100       0        0        0       0
May 25, 2016...............................................      100       0        0        0       0
May 25, 2017...............................................      100       0        0        0       0
May 25, 2018...............................................      100       0        0        0       0
May 25, 2019...............................................      100       0        0        0       0
May 25, 2020...............................................      100       0        0        0       0
May 25, 2021...............................................      100       0        0        0       0
May 25, 2022...............................................      100       0        0        0       0
May 25, 2023...............................................      100       0        0        0       0
May 25, 2024...............................................      100       0        0        0       0
May 25, 2025...............................................      100       0        0        0       0
May 25, 2026...............................................      100       0        0        0       0
May 25, 2027...............................................      100       0        0        0       0
May 25, 2028...............................................      100       0        0        0       0
May 25, 2029...............................................      90        0        0        0       0
May 25, 2030...............................................      78        0        0        0       0
May 25, 2031...............................................      65        0        0        0       0
May 25, 2032...............................................      51        0        0        0       0
May 25, 2033...............................................      35        0        0        0       0
May 25, 2034...............................................       0        0        0        0       0
May 25, 2035...............................................       0        0        0        0       0
Weighted Average Life (in years)(1)........................     26.80    5.59      4.73    4.59     3.70
Weighted Average Life (in years)(1)(2).....................     26.91    6.22      5.24    5.01     6.01
----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.


                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                               CLASS M-2

PAYMENT DATE                                                     0%       80%      100%     120%     150%
------------                                                  -------- --------- -------- -------- ---------
Initial Percentage.........................................     100%     100%      100%     100%     100%
May 25, 2006...............................................      100      100      100       100     100
May 25, 2007...............................................      100      100      100       100     100
May 25, 2008...............................................      100      100      100       100     100
May 25, 2009...............................................      100      68        50       37      100
May 25, 2010...............................................      100      52        35       23       0
May 25, 2011...............................................      100      39        25        0       0
May 25, 2012...............................................      100      30        0         0       0
May 25, 2013...............................................      100      23        0         0       0
May 25, 2014...............................................      100       0        0         0       0
May 25, 2015...............................................      100       0        0         0       0
May 25, 2016...............................................      100       0        0         0       0
May 25, 2017...............................................      100       0        0         0       0
May 25, 2018...............................................      100       0        0         0       0
May 25, 2019...............................................      100       0        0         0       0
May 25, 2020...............................................      100       0        0         0       0
May 25, 2021...............................................      100       0        0         0       0
May 25, 2022...............................................      100       0        0         0       0
May 25, 2023...............................................      100       0        0         0       0
May 25, 2024...............................................      100       0        0         0       0
May 25, 2025...............................................      100       0        0         0       0
May 25, 2026...............................................      100       0        0         0       0
May 25, 2027...............................................      100       0        0         0       0
May 25, 2028...............................................      100       0        0         0       0
May 25, 2029...............................................      90        0        0         0       0
May 25, 2030...............................................      78        0        0         0       0
May 25, 2031...............................................      65        0        0         0       0
May 25, 2032...............................................      51        0        0         0       0
May 25, 2033...............................................      35        0        0         0       0
May 25, 2034...............................................       0        0        0         0       0
May 25, 2035...............................................       0        0        0         0       0
Weighted Average Life (in years)(1)........................     26.80    5.58      4.65     4.30     4.08
Weighted Average Life (in years)(1)(2).....................     26.91    6.18      5.13     4.70     5.35
----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.


                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                                CLASS M-3

PAYMENT DATE                                                     0%       80%      100%     120%     150%
------------                                                  -------- --------  -------  -------- --------
Initial Percentage.........................................     100%     100%      100%     100%     100%
May 25, 2006...............................................      100      100      100       100     100
May 25, 2007...............................................      100      100      100       100     100
May 25, 2008...............................................      100      100      100       100     100
May 25, 2009...............................................      100      68        50       35      100
May 25, 2010...............................................      100      52        35       23       0
May 25, 2011...............................................      100      39        25        0       0
May 25, 2012...............................................      100      30        0         0       0
May 25, 2013...............................................      100      23        0         0       0
May 25, 2014...............................................      100       0        0         0       0
May 25, 2015...............................................      100       0        0         0       0
May 25, 2016...............................................      100       0        0         0       0
May 25, 2017...............................................      100       0        0         0       0
May 25, 2018...............................................      100       0        0         0       0
May 25, 2019...............................................      100       0        0         0       0
May 25, 2020...............................................      100       0        0         0       0
May 25, 2021...............................................      100       0        0         0       0
May 25, 2022...............................................      100       0        0         0       0
May 25, 2023...............................................      100       0        0         0       0
May 25, 2024...............................................      100       0        0         0       0
May 25, 2025...............................................      100       0        0         0       0
May 25, 2026...............................................      100       0        0         0       0
May 25, 2027...............................................      100       0        0         0       0
May 25, 2028...............................................      100       0        0         0       0
May 25, 2029...............................................      90        0        0         0       0
May 25, 2030...............................................      78        0        0         0       0
May 25, 2031...............................................      65        0        0         0       0
May 25, 2032...............................................      51        0        0         0       0
May 25, 2033...............................................      35        0        0         0       0
May 25, 2034...............................................       0        0        0         0       0
May 25, 2035...............................................       0        0        0         0       0
Weighted Average Life (in years)(1)........................     26.80    5.58      4.60     4.16     4.08
Weighted Average Life (in years)(1)(2).....................     26.91    6.15      5.06     4.53     4.60
----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.


                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                                CLASS M-4

PAYMENT DATE                                                     0%       80%      100%    120%     150%
------------                                                   -------- -------- -------- ------- --------
Initial Percentage.........................................     100%     100%      100%    100%     100%
May 25, 2006...............................................      100      100      100      100     100
May 25, 2007...............................................      100      100      100      100     100
May 25, 2008...............................................      100      100      100      100     100
May 25, 2009...............................................      100      68        50      35       44
May 25, 2010...............................................      100      52        35      23       0
May 25, 2011...............................................      100      39        25       0       0
May 25, 2012...............................................      100      30        0        0       0
May 25, 2013...............................................      100      23        0        0       0
May 25, 2014...............................................      100       0        0        0       0
May 25, 2015...............................................      100       0        0        0       0
May 25, 2016...............................................      100       0        0        0       0
May 25, 2017...............................................      100       0        0        0       0
May 25, 2018...............................................      100       0        0        0       0
May 25, 2019...............................................      100       0        0        0       0
May 25, 2020...............................................      100       0        0        0       0
May 25, 2021...............................................      100       0        0        0       0
May 25, 2022...............................................      100       0        0        0       0
May 25, 2023...............................................      100       0        0        0       0
May 25, 2024...............................................      100       0        0        0       0
May 25, 2025...............................................      100       0        0        0       0
May 25, 2026...............................................      100       0        0        0       0
May 25, 2027...............................................      100       0        0        0       0
May 25, 2028...............................................      100       0        0        0       0
May 25, 2029...............................................      90        0        0        0       0
May 25, 2030...............................................      78        0        0        0       0
May 25, 2031...............................................      65        0        0        0       0
May 25, 2032...............................................      51        0        0        0       0
May 25, 2033...............................................      35        0        0        0       0
May 25, 2034...............................................       0        0        0        0       0
May 25, 2035...............................................       0        0        0        0       0
Weighted Average Life (in years)(1)........................     26.80    5.58      4.57    4.08     3.99
Weighted Average Life (in years)(1)(2).....................     26.91    6.11      5.00    4.43     4.26
----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.


                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                              CLASS M-5

PAYMENT DATE                                                     0%       80%     100%    120%     150%
------------                                                  -------- --------- ------- ------- --------
Initial Percentage.........................................     100%     100%     100%    100%     100%
May 25, 2006...............................................      100      100     100      100     100
May 25, 2007...............................................      100      100     100      100     100
May 25, 2008...............................................      100      100     100      100     100
May 25, 2009...............................................      100      68       50      35       20
May 25, 2010...............................................      100      52       35      23       0
May 25, 2011...............................................      100      39       25       0       0
May 25, 2012...............................................      100      30       0        0       0
May 25, 2013...............................................      100      23       0        0       0
May 25, 2014...............................................      100       0       0        0       0
May 25, 2015...............................................      100       0       0        0       0
May 25, 2016...............................................      100       0       0        0       0
May 25, 2017...............................................      100       0       0        0       0
May 25, 2018...............................................      100       0       0        0       0
May 25, 2019...............................................      100       0       0        0       0
May 25, 2020...............................................      100       0       0        0       0
May 25, 2021...............................................      100       0       0        0       0
May 25, 2022...............................................      100       0       0        0       0
May 25, 2023...............................................      100       0       0        0       0
May 25, 2024...............................................      100       0       0        0       0
May 25, 2025...............................................      100       0       0        0       0
May 25, 2026...............................................      100       0       0        0       0
May 25, 2027...............................................      100       0       0        0       0
May 25, 2028...............................................      100       0       0        0       0
May 25, 2029...............................................      90        0       0        0       0
May 25, 2030...............................................      78        0       0        0       0
May 25, 2031...............................................      65        0       0        0       0
May 25, 2032...............................................      51        0       0        0       0
May 25, 2033...............................................      35        0       0        0       0
May 25, 2034...............................................       0        0       0        0       0
May 25, 2035...............................................       0        0       0        0       0
Weighted Average Life (in years)(1)........................     26.80    5.57     4.55    4.02     3.79
Weighted Average Life (in years)(1)(2).....................     26.90    6.05     4.94    4.33     4.03
----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.


                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                               CLASS M-6

PAYMENT DATE                                                     0%       80%     100%     120%     150%
------------                                                  --------- -------- -------- -------- --------
Initial Percentage.........................................     100%     100%     100%     100%     100%
May 25, 2006...............................................      100      100     100       100     100
May 25, 2007...............................................      100      100     100       100     100
May 25, 2008...............................................      100      100     100       100     100
May 25, 2009...............................................      100      68       50       35       20
May 25, 2010...............................................      100      52       35       23       0
May 25, 2011...............................................      100      39       25        0       0
May 25, 2012...............................................      100      30       0         0       0
May 25, 2013...............................................      100      23       0         0       0
May 25, 2014...............................................      100       0       0         0       0
May 25, 2015...............................................      100       0       0         0       0
May 25, 2016...............................................      100       0       0         0       0
May 25, 2017...............................................      100       0       0         0       0
May 25, 2018...............................................      100       0       0         0       0
May 25, 2019...............................................      100       0       0         0       0
May 25, 2020...............................................      100       0       0         0       0
May 25, 2021...............................................      100       0       0         0       0
May 25, 2022...............................................      100       0       0         0       0
May 25, 2023...............................................      100       0       0         0       0
May 25, 2024...............................................      100       0       0         0       0
May 25, 2025...............................................      100       0       0         0       0
May 25, 2026...............................................      100       0       0         0       0
May 25, 2027...............................................      100       0       0         0       0
May 25, 2028...............................................      100       0       0         0       0
May 25, 2029...............................................      90        0       0         0       0
May 25, 2030...............................................      78        0       0         0       0
May 25, 2031...............................................      65        0       0         0       0
May 25, 2032...............................................      51        0       0         0       0
May 25, 2033...............................................      35        0       0         0       0
May 25, 2034...............................................       0        0       0         0       0
May 25, 2035...............................................       0        0       0         0       0
Weighted Average Life (in years)(1)........................     26.80    5.57     4.53     3.97     3.64
Weighted Average Life (in years)(1)(2).....................     26.90    5.97     4.85     4.23     3.84
----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.


                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                               CLASS M-7

PAYMENT DATE                                                     0%       80%      100%     120%    150%
------------                                                  -------- -------- --------- -------- -------
Initial Percentage.........................................     100%     100%      100%     100%    100%
May 25, 2006...............................................      100      100      100       100    100
May 25, 2007...............................................      100      100      100       100    100
May 25, 2008...............................................      100      100      100       100    100
May 25, 2009...............................................      100      68        50       35      20
May 25, 2010...............................................      100      52        35       23      0
May 25, 2011...............................................      100      39        25        0      0
May 25, 2012...............................................      100      30        0         0      0
May 25, 2013...............................................      100      23        0         0      0
May 25, 2014...............................................      100       0        0         0      0
May 25, 2015...............................................      100       0        0         0      0
May 25, 2016...............................................      100       0        0         0      0
May 25, 2017...............................................      100       0        0         0      0
May 25, 2018...............................................      100       0        0         0      0
May 25, 2019...............................................      100       0        0         0      0
May 25, 2020...............................................      100       0        0         0      0
May 25, 2021...............................................      100       0        0         0      0
May 25, 2022...............................................      100       0        0         0      0
May 25, 2023...............................................      100       0        0         0      0
May 25, 2024...............................................      100       0        0         0      0
May 25, 2025...............................................      100       0        0         0      0
May 25, 2026...............................................      100       0        0         0      0
May 25, 2027...............................................      100       0        0         0      0
May 25, 2028...............................................      100       0        0         0      0
May 25, 2029...............................................      90        0        0         0      0
May 25, 2030...............................................      78        0        0         0      0
May 25, 2031...............................................      65        0        0         0      0
May 25, 2032...............................................      51        0        0         0      0
May 25, 2033...............................................      35        0        0         0      0
May 25, 2034...............................................       0        0        0         0      0
May 25, 2035...............................................       0        0        0         0      0
Weighted Average Life (in years)(1)........................     26.80    5.57      4.53     3.93    3.53
Weighted Average Life (in years)(1)(2).....................     26.88    5.85      4.75     4.11    3.67
----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.


                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                               CLASS M-8

PAYMENT DATE                                                     0%       80%      100%     120%    150%
------------                                                  --------- -------- --------- ------- --------
Initial Percentage.........................................     100%     100%      100%     100%    100%
May 25, 2006...............................................      100      100      100       100    100
May 25, 2007...............................................      100      100      100       100    100
May 25, 2008...............................................      100      100      100       100    100
May 25, 2009...............................................      100      68        50       36      15
May 25, 2010...............................................      100      52        35       23      0
May 25, 2011...............................................      100      39        25        0      0
May 25, 2012...............................................      100      30        0         0      0
May 25, 2013...............................................      100      22        0         0      0
May 25, 2014...............................................      100       0        0         0      0
May 25, 2015...............................................      100       0        0         0      0
May 25, 2016...............................................      100       0        0         0      0
May 25, 2017...............................................      100       0        0         0      0
May 25, 2018...............................................      100       0        0         0      0
May 25, 2019...............................................      100       0        0         0      0
May 25, 2020...............................................      100       0        0         0      0
May 25, 2021...............................................      100       0        0         0      0
May 25, 2022...............................................      100       0        0         0      0
May 25, 2023...............................................      100       0        0         0      0
May 25, 2024...............................................      100       0        0         0      0
May 25, 2025...............................................      100       0        0         0      0
May 25, 2026...............................................      100       0        0         0      0
May 25, 2027...............................................      100       0        0         0      0
May 25, 2028...............................................      100       0        0         0      0
May 25, 2029...............................................      90        0        0         0      0
May 25, 2030...............................................      78        0        0         0      0
May 25, 2031...............................................      65        0        0         0      0
May 25, 2032...............................................      51        0        0         0      0
May 25, 2033...............................................      35        0        0         0      0
May 25, 2034...............................................       0        0        0         0      0
May 25, 2035...............................................       0        0        0         0      0
Weighted Average Life (in years)(1)........................     26.80    5.56      4.49     3.90    3.45
Weighted Average Life (in years)(1)(2).....................     26.83    5.64      4.56     3.95    3.48
----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.


                                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                                CLASS B

PAYMENT DATE                                                     0%       80%      100%    120%     150%
------------                                                  -------- --------- -------- ------- ---------
Initial Percentage.........................................     100%     100%      100%    100%     100%
May 25, 2006...............................................      100      100      100      100     100
May 25, 2007...............................................      100      100      100      100     100
May 25, 2008...............................................      100      100      100      100     100
May 25, 2009...............................................      100      68        50      28       0
May 25, 2010...............................................      100      52        27       1       0
May 25, 2011...............................................      100      36        5        0       0
May 25, 2012...............................................      100      15        0        0       0
May 25, 2013...............................................      100       0        0        0       0
May 25, 2014...............................................      100       0        0        0       0
May 25, 2015...............................................      100       0        0        0       0
May 25, 2016...............................................      100       0        0        0       0
May 25, 2017...............................................      100       0        0        0       0
May 25, 2018...............................................      100       0        0        0       0
May 25, 2019...............................................      100       0        0        0       0
May 25, 2020...............................................      100       0        0        0       0
May 25, 2021...............................................      100       0        0        0       0
May 25, 2022...............................................      100       0        0        0       0
May 25, 2023...............................................      100       0        0        0       0
May 25, 2024...............................................      100       0        0        0       0
May 25, 2025...............................................      100       0        0        0       0
May 25, 2026...............................................      100       0        0        0       0
May 25, 2027...............................................      100       0        0        0       0
May 25, 2028...............................................      100       0        0        0       0
May 25, 2029...............................................      90        0        0        0       0
May 25, 2030...............................................      78        0        0        0       0
May 25, 2031...............................................      65        0        0        0       0
May 25, 2032...............................................      51        0        0        0       0
May 25, 2033...............................................      28        0        0        0       0
May 25, 2034...............................................       0        0        0        0       0
May 25, 2035...............................................       0        0        0        0       0
Weighted Average Life (in years)(1)........................     26.65    5.19      4.20    3.63     3.22
Weighted Average Life (in years)(1)(2).....................     26.65    5.19      4.20    3.63     3.22
----------------------
(1)  The weighted average life of the Notes is determined by:
     (a)  multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date;
     (b)  adding the results; and
     (c)  dividing the sum by the initial respective Note Principal Balance for such Class of Notes.
(2)  To maturity.

                             ADDITIONAL INFORMATION

     The Depositor intends to file certain additional yield tables and other computational materials with respect to the Offered Notes with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Notes against the purchase price of the mortgage loans and to fund the Pre-Funding Account.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

TAX CLASSIFICATION OF THE TRUST AND OF THE NOTES

     In the opinion of Thacher Proffitt & Wood LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Offered Notes (other than those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, the Seller or one of its qualified real estate investment trust, or REIT, subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Offered Notes will agree by their purchase of Notes, to treat the Offered Notes as debt instruments for U.S. federal income tax purposes.

     In the opinion of Thacher Proffitt & Wood LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, despite the fact that the trust will be classified as a TMP, the trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, or QRS, 100% ownership interest in the Class C-1 Notes, Class C-2 Notes and Owner Trust Certificates.

     ECC Capital Corporation, will hold, through ECR Investment Corp., its direct wholly-owned qualified REIT subsidiary, a 100% ownership interest in the Class C-1 Notes, Class C-2 Notes and Owner Trust Certificates. ECC Capital Corporation represents it will file with its federal income tax return for its taxable year ended 2005 an election to be a REIT, and that at the time of such filing it will be organized in conformity with the requirements for REIT qualification set forth in the Code, and will operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the trust to be subject to federal income tax. In rendering its opinion, Thacher Proffitt & Wood LLP has not independently verified ECC Capital Corporation's qualification as a REIT, but instead has relied solely upon the representation made by ECC Capital Corporation concerning its REIT status. If ECC Capital Corporation were to fail to qualify as a REIT while it or its subsidiary owns the Owner Trust Certificates, the trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the trust could reduce cash flow that would otherwise be available to make payments on the Offered Notes. Any such failure of the holder of the Owner Trust Certificates to qualify as a REIT or a QRS would constitute an Indenture Default. The remainder of this discussion assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE OFFERED NOTES

     INTEREST INCOME ON THE OFFERED NOTES. The Offered Notes will not be treated as having been issued with OID. To the extent that any class of Offered Notes is issued with OID, the beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -NOTES" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption. SEE "WEIGHTED AVERAGE LIFE" above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

                                   OTHER TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state. Investors considering an investment in the Offered Notes should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Notes.

                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose fiduciary and prohibited transaction restrictions on the activities of employee benefit plans (as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements described in Section 4975(e)(1) of the Code and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which such plans are invested (together referred to as "PLANS").

     Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on plan fiduciaries general fiduciary requirements, including the duties of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a plan's assets, (referred to as "PLAN ASSETS") and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing plan. If the Mortgage Loans and other assets included in the trust were to constitute Plan Assets of the Trust, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a plan "fiduciary," and subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA prohibits plans to which it applies from engaging in "prohibited transactions" under
Section 406 of ERISA and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975 of the Code. These transactions described in ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called parties in interest, unless a statutory or administrative exemption is available.

     Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Offered Notes if the Mortgage Loans and other assets included in the trust are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated the DOL regulations (29 C.F.R. 2510.3-10) ("REGULATIONS") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a Trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a plan as well as an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Mortgage Loans and other assets included in the Trust). The term "equity interest" means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

     Because the Depositor, the Owner Trustee, the Indenture Trustee, a holder of a Owner Trust Certificate or any of their respective affiliates may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code unless an exemption were available. Whether or not the Mortgage Loans and other assets of the trust were deemed to include Plan Assets, prior to making an investment in the Offered Notes, prospective Plan investors should determine whether the Depositor, the Owner Trustee, the Indenture Trustee, the Initial Purchaser, a holder of a Owner Trust Certificate or any of their respective affiliates is a party in interest or disqualified person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class and regulatory exemptions which exempt certain transactions if the conditions are met. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the Offered Notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

     Although there is no authority directly on point, the Issuer believes that, at the date of this prospectus supplement, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The Issuer also believes that, so long as the Offered Notes retain a rating of at least investment grade, the Offered Notes should continue to be treated as indebtedness without substantial equity features for the purposes of the Plan Assets Regulation. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of the Offered Notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, is restricted. A prospective transferee of the Offered Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, is required to provide written confirmation (or in the case of any note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such Notes are rated at least investment grade, and that such transferee believes that such Notes are properly treated as indebtedness without substantial equity features for purposes of the Regulations, and agrees to so treat such Notes and that the acquisition and holding of such Notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Regardless of the rating of the Offered Notes, a prospective purchaser or transferee may instead provide the Indenture Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Indenture Trustee, the Owner Trustee or the Initial Purchaser which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Indenture Trustee or the Owner Trustee to any obligation in addition to those undertaken in the Indenture.

     Any fiduciary or other investor of plan assets that proposes to acquire or hold the Offered Notes on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code (and in the case of non-ERISA plans and arrangements, any additional federal, state or local law considerations) before making the proposed investment.

     The sale of the Offered Notes to a Plan is in no respect a representation by the depositor or the trustee that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Countrywide Securities Corporation (an affiliate of the Depositor), Wachovia Capital Markets, LLC and Credit Suisse First Boston LLC (collectively, the "Underwriters"), the Depositor has agreed to sell the Offered Notes to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor the initial Note Principal Balance of each Class of Offered Notes from the Depositor set forth below.

                                          COUNTRYWIDE
                                           SECURITIES       WACHOVIA CAPITAL     CREDIT SUISSE FIRST
CLASS                                     CORPORATION          MARKETS LLC           BOSTON LLC
------------------------------------ -------------------- -------------------- -----------------------
1-A.............................       $   328,776,000      $   190,344,000       $    57,680,000
2-A-1...........................       $   163,677,210      $    94,760,490       $    28,715,300
2-A-2...........................       $    58,673,520      $    33,968,880       $    10,293,600
2-A-3...........................       $    75,439,500      $    43,675,500       $    13,235,000
2-A-4...........................       $    30,985,770      $    17,939,130       $     5,436,100
M-1.............................       $    29,925,000      $    17,325,000       $     5,250,000
M-2.............................       $    25,137,000      $    14,553,000       $     4,410,000
M-3.............................       $    15,960,000      $     9,240,000       $     2,800,000
M-4.............................       $    15,162,000      $     8,778,000       $     2,660,000
M-5.............................       $    12,768,000      $     7,392,000       $     2,240,000
M-6.............................       $    13,167,000      $     7,623,000       $     2,310,000
M-7.............................       $    10,773,000      $     6,237,000       $     1,890,000
M-8.............................       $     9,576,000      $     5,544,000       $     1,680,000
B...............................       $     7,980,000      $     4,620,000       $     1,400,000
     Total......................       $   798,000,000      $   462,000,000       $   140,000,000

     The Depositor has been advised that each Underwriter proposes initially to offer the Offered Notes purchased by it to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the Note denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Note denomination set forth below:


                    SELLING         REALLOWANCE
     CLASS         CONCESSION        DISCOUNT
--------------- ---------------- -----------------
1-A..........       0.0615%           0.0308%
2-A-1........       0.0500%           0.0250%
2-A-2........       0.0600%           0.0300%
2-A-3........       0.0800%           0.0400%
2-A-4........       0.1000%           0.0500%
M-1..........       0.2000%%          0.1000%
M-2..........       0.3500%           0.1750%
M-3..........       0.4000%           0.2000%
M-4..........       0.6000%           0.3000%
M-5..........       0.7500%           0.3750%
M-6..........       0.8000%           0.4000%
M-7..........       0.9000%           0.4500%
M-8..........       0.9000%           0.4500%
B............       1.2500%           0.6250%

     After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

     The Depositor has been advised by each Underwriter that it intends to make a market in the Classes of Offered Notes purchased by it but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Offered Notes (or any particular Class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Noteholders.

     Until the distribution of the Offered Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "SECURITIES ACT").

                                  LEGAL MATTERS

     The validity of the Notes, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by McKee Nelson LLP.

                                     RATINGS

     It is a condition of the issuance of the Offered Notes that each Class of Notes be assigned the ratings at least as high as those designated below by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S" and together with S&P, the "RATING AGENCIES").

          CLASS                  S&P'S RATING            MOODY'S RATING
  ------------------------- ---------------------- -------------------------
           1-A                       AAA                       Aaa
          2-A-1                      AAA                       Aaa
          2-A-2                      AAA                       Aaa
          2-A-3                      AAA                       Aaa
          2-A-4                      AAA                       Aaa
           M-1                       AA+                       Aa1
           M-2                        AA                       Aa2
           M-3                        AA                       Aa3
           M-4                        AA                       A1
           M-5                       AA-                       A2
           M-6                        A                        A3
           M-7                        A-                      Baa1
           M-8                       BBB+                     Baa2
            B                        BBB-                     Baa3

     The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Net Rate Carryover or the anticipated yields in light of prepayments.

     The Depositor has not requested a rating of the Offered Notes by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]


                                                            ANNEX A

                                                       THE MORTGAGE POOL

     The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Statistical Calculation Pool Mortgage Loans included in the Statistical Calculation Pool. Other than with respect to rates of interest, percentages are approximate and are stated by the Statistical Calculation Pool Principal Balance. The sum of the
columns below may not equal the total indicated due to rounding.

                                  MORTGAGE LOAN PROGRAMS FOR THE STATISTICAL CALCULATION POOL
                                                 MORTGAGE LOANS IN LOAN GROUP 1

                                                                                                WEIGHTED               WEIGHTED
                                                              PERCENT OF                         AVERAGE                AVERAGE
                                       AGGREGATE              AGGREGATE              WEIGHTED   REMAINING  WEIGHTED    ORIGINAL
                                       PRINCIPAL              PRINCIPAL    AVERAGE   AVERAGE     TERM TO    AVERAGE    LOAN-TO-
                                        BALANCE     NUMBER     BALANCE    PRINCIPAL  MORTGAGE   MATURITY    CREDIT      VALUE
            LOAN PROGRAMS             OUTSTANDING  OF LOANS  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
6 Month LIBOR ARMs.................  $  5,283,310     22        0.98%     $ 240,150    6.91%     360.00       655       77.0%
1/29 Hybrid/ARMs...................    15,658,980     82        2.89        190,963    7.47      359.95       607       81.1
2/28 Hybrid/ARMs...................   315,442,106  1,739       58.31        181,393    7.71      359.93       586       77.2
2/28 Hybrid/ARMs - Interest Only...    75,554,876    337       13.97        224,198    6.79      359.68       639       79.3
3/27 Hybrid/ARMs...................    13,354,315     76        2.47        175,715    7.70      359.97       609       77.3
3/27 Hybrid/ARMs - Interest Only...     7,563,080     36        1.40        210,086    6.64      359.93       669       80.9
5/25 Hybrid/ARMs...................     6,609,450     30        1.22        220,315    6.80      359.93       638       75.5
10Yr Fixed Rate....................        68,000      1        0.01         68,000    8.14      120.00       526       78.6
15Yr Fixed Rate....................     3,499,050     28        0.65        124,966    7.06      180.00       641       67.2
20Yr Fixed Rate....................     3,388,140     24        0.63        141,173    6.85      240.00       632       70.6
25Yr Fixed Rate....................       516,500      3        0.10        172,167    6.65      300.00       631       68.6
30Yr Fixed Rate....................    89,566,127    519       16.56        172,574    7.09      360.00       636       75.1
30Yr Fixed Rate - Interest Only....     4,456,750     19        0.82        234,566    6.64      359.98       671       78.3
                                     ------------  -----     -------        -------  ------     -------    ------     ------
Total/Weighted Average.............  $540,960,684  2,916      100.00%     $ 185,515    7.42%     357.91       607       77.2%
                                     ============  =====     =======


                             MORTGAGE LOAN PRINCIPAL BALANCES FOR THE STATISTICAL CALCULATION POOL
                                                MORTGAGE LOANS IN LOAN GROUP 1*
                                                                                                  WEIGHTED                 WEIGHTED
                                                               PERCENT OF                          AVERAGE                 AVERAGE
                                      AGGREGATE                AGGREGATE               WEIGHTED   REMAINING    WEIGHTED    ORIGINAL
                                      PRINCIPAL                PRINCIPAL     AVERAGE   AVERAGE     TERM TO      AVERAGE    LOAN-TO-
        RANGE OF MORTGAGE              BALANCE       NUMBER     BALANCE     PRINCIPAL  MORTGAGE   MATURITY      CREDIT      VALUE
     LOAN PRINCIPAL BALANCES         OUTSTANDING    OF LOANS  OUTSTANDING    BALANCE     RATE     (MONTHS)      SCORE       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
$25,000.01 - $50,000.00.........   $      586,000       12        0.11%     $ 48,833     8.74%      359.91       580        56.4%
$50,000.01 - $75,000.00.........        9,064,844      140        1.68        64,749     8.04       351.21       606        75.6
$75,000.01 - $100,000.00........       21,548,339      244        3.98        88,313     7.93       354.83       600        77.1
$100,000.01 - $150,000.00.......       94,253,010      751       17.42       125,503     7.65       355.13       604        77.5
$150,000.01 - $200,000.00.......      109,208,301      624       20.19       175,013     7.55       357.71       599        75.6
$200,000.01 - $250,000.00.......      102,986,151      459       19.04       224,371     7.35       358.81       603        76.5
$250,000.01 - $300,000.00.......      116,492,350      426       21.53       273,456     7.20       359.14       611        78.1
$300,000.01 - $350,000.00.......       66,958,362      207       12.38      323,470      7.13       359.92       617        78.8
$350,000.01 - $400,000.00.......       16,270,477       45        3.01       361,566     7.19       359.87       624        77.6
$400,000.01 - $450,000.00.......        2,092,350        5        0.39       418,470     7.59       360.00       705        84.9
$450,000.01 - $500,000.00.......          919,500        2        0.17       459,750     7.63       359.51       583        73.1
$550,000.01 - $600,000.00.......          581,000        1        0.11       581,000     9.25       359.00       680        70.0
                                   --------------    -----     -------      --------   ------     --------    ------       -----
Total/Weighted Average..........   $  540,960,684    2,916      100.00%   $  185,515     7.42%      357.91       607        77.2%
                                   ==============    =====     =======
------------
*    The average Principal Balance of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical
     Calculation Date was approximately $185,515.



                                      MORTGAGE RATES FOR THE STATISTICAL CALCULATION POOL
                                                MORTGAGE LOANS IN LOAN GROUP 1*

                                                                                              WEIGHTED                 WEIGHTED
                                                           PERCENT OF                          AVERAGE                 AVERAGE
                                   AGGREGATE               AGGREGATE               WEIGHTED   REMAINING    WEIGHTED    ORIGINAL
                                   PRINCIPAL               PRINCIPAL     AVERAGE   AVERAGE     TERM TO      AVERAGE    LOAN-TO-
                                    BALANCE      NUMBER     BALANCE     PRINCIPAL  MORTGAGE   MATURITY      CREDIT      VALUE
 RANGE OF MORTGAGE RATES (%)      OUTSTANDING   OF LOANS  OUTSTANDING    BALANCE     RATE     (MONTHS)      SCORE       RATIO
--------------------------------------------------------------------------------------------------------------------------------
4.51 - 5.00..................   $    573,750        2       0.11%       $286,875      4.99%       359.05       730      64.0%
5.01 - 5.50..................      5,318,313       22       0.98         241,742      5.39        359.69       697      73.2
5.51 - 6.00..................     35,132,432      161       6.49         218,214      5.88        357.68       664      72.9
6.01 - 6.50..................     73,099,199      354      13.51         206,495      6.33        356.42       643      72.8
6.51 - 7.00..................    122,191,785      610      22.59         200,314      6.83        357.10       623      76.4
7.01 - 7.50..................     84,965,433      450      15.71         188,812      7.31        357.73       608      78.7
7.51 - 8.00..................     96,891,709      552      17.91         175,528      7.83        358.58       590      80.2
8.01 - 8.50..................     42,404,055      262       7.84         161,848      8.32        358.70       573      80.9
8.51 - 9.00..................     45,114,709      282       8.34         159,981      8.82        359.03       561      79.0
9.01 - 9.50..................     15,316,834       97       2.83         157,906      9.32        359.91       558      78.6
9.51 - 10.00.................     12,485,035       74       2.31         168,717      9.85        359.93       534      73.3
10.01 - 10.50................      4,315,360       26       0.80         165,975     10.32        359.94       530      74.0
10.51 - 11.00................      1,788,560       14       0.33         127,754     10.79        360.00       530      68.9
11.01 - 11.50................        637,135        5       0.12         127,427     11.16        360.00       512      68.8
11.51 - 12.00................        412,500        3       0.08         137,500     11.94        360.00       519      63.7
12.01 - 12.50................        313,875        2       0.06         156,938     12.22        360.00       509      64.4
                                ------------    -----     ------        --------     -----      --------    ------     -----
Total/Weighted Average......    $540,960,684    2,916     100.00%       $185,515      7.42%       357.91       607      77.2%
                                ============    =====     ======
------------
*    The weighted average Mortgage Rate of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the
     Statistical Calculation Date was approximately 7.42% per annum.



                            REMAINING TERMS TO STATED MATURITY FOR THE STATISTICAL CALCULATION POOL
                                                MORTGAGE LOANS IN LOAN GROUP 1*


                                                                                              WEIGHTED                 WEIGHTED
                                                           PERCENT OF                          AVERAGE                 AVERAGE
                                   AGGREGATE               AGGREGATE               WEIGHTED   REMAINING    WEIGHTED    ORIGINAL
                                   PRINCIPAL               PRINCIPAL     AVERAGE   AVERAGE     TERM TO      AVERAGE    LOAN-TO-
      RANGE OF REMAINING            BALANCE      NUMBER     BALANCE     PRINCIPAL  MORTGAGE   MATURITY      CREDIT      VALUE
        TERMS (MONTHS)            OUTSTANDING   OF LOANS  OUTSTANDING    BALANCE     RATE     (MONTHS)      SCORE       RATIO
--------------------------------------------------------------------------------------------------------------------------------
1-120........................    $      68,000         1       0.01%    $  68,000    8.14%     120.00        526        78.6%
121-180......................        3,499,050        28       0.65       124,966    7.06      180.00        641        67.2
181-300......................        3,904,640        27       0.72       144,616    6.83      247.94        632        70.3
301-360......................      533,488,994     2,860      98.62       186,535    7.42      359.91        606        77.3
                                 -------------     -----   --------     ---------   -----   ---------     ------      ------
Total/Weighted Average.......    $ 540,960,684     2,916     100.00%    $ 185,515    7.42%     357.91        607        77.2%
                                 =============     =====   ========
------------
*    The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of
     the Statistical Calculation Date was approximately 358 months.




                               ORIGINAL LOAN-TO-VALUE RATIOS FOR THE STATISTICAL CALCULATION POOL
                                                MORTGAGE LOANS IN LOAN GROUP 1*

                                                                                             WEIGHTED                 WEIGHTED
                                                          PERCENT OF                          AVERAGE                 AVERAGE
                                  AGGREGATE               AGGREGATE                WEIGHTED   REMAINING    WEIGHTED    ORIGINAL
                                  PRINCIPAL               PRINCIPAL     AVERAGE    AVERAGE     TERM TO      AVERAGE    LOAN-TO-
      RANGE OF ORIGINAL            BALANCE      NUMBER     BALANCE     PRINCIPAL   MORTGAGE   MATURITY      CREDIT      VALUE
  LOAN-TO-VALUE RATIOS (%)       OUTSTANDING   OF LOANS  OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
Up to 50.00................   $    21,471,885     147       3.97%      $146,067      7.33%     352.31         591       40.1%
50.01-55.00................        11,214,520      62       2.07        180,879      7.01      352.67         601       52.7
55.01-60.00................        23,827,800     121       4.40        196,924      7.15      358.73         593       58.0
60.01-65.00................        35,735,730     192       6.61        186,124      7.36      355.77         582       63.6
65.01-70.00................        57,019,933     285      10.54        200,070      7.45      358.41         586       68.7
70.01-75.00................        64,044,802     334      11.84        191,751      7.36      357.61         589       73.9
75.01-80.00................       120,950,782     651      22.36        185,792      7.22      358.42         610       79.4
80.01-85.00................        77,692,912     411      14.36        189,034      7.56      357.81         606       84.6
85.01-90.00................        86,724,406     469      16.03        184,913      7.60      359.58         625       89.6
90.01-95.00................        33,454,417     182       6.18        183,815      7.71      359.56         645       94.6
95.01-100.00...............         8,823,497      62       1.63        142,314      7.68      354.62         683       99.8
                              ---------------   -----    --------      --------    ------    ---------     ------     ------
Total/Weighted Average.....   $   540,960,684   2,916     100.00%      $185,515      7.42%     357.91         607       77.2%
                              ===============   =====    ========
----------
*    The weighted average original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans in
     Loan Group 1 as of the Statistical Calculation Date was approximately 77.17%.


                                    STATE DISTRIBUTION FOR THE STATISTICAL CALCULATION POOL
                                                 MORTGAGE LOANS IN LOAN GROUP 1

                                                                                           WEIGHTED                 WEIGHTED
                                                       PERCENT OF                           AVERAGE                 AVERAGE
                               AGGREGATE               AGGREGATE                WEIGHTED   REMAINING    WEIGHTED    ORIGINAL
                               PRINCIPAL               PRINCIPAL     AVERAGE    AVERAGE     TERM TO      AVERAGE    LOAN-TO-
                                BALANCE      NUMBER     BALANCE     PRINCIPAL   MORTGAGE   MATURITY      CREDIT      VALUE
          STATE               OUTSTANDING   OF LOANS  OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
Alabama.................     $    520,800        4        0.10%    $ 130,200      8.22%     328.66        589        87.4%
Arizona.................        7,086,786       44        1.31       161,063      7.65      357.25        588        79.3
Arkansas................          748,650        6        0.14       124,775      8.07      360.00        640        87.2
California..............      219,639,183      952       40.60       230,713      7.09      357.87        610        73.0
Colorado................        1,793,150       11        0.33       163,014      7.40      359.69        579        82.7
Connecticut.............        7,603,058       43        1.41       176,815      7.97      359.85        590        77.6
Delaware................          437,300        3        0.08       145,767      8.18      360.00        564        83.2
District of Columbia....        1,913,900       11        0.35       173,991      8.16      359.78        583        64.6
Florida.................       50,255,975      314        9.29       160,051      7.56      357.95        606        79.2
Georgia.................       13,739,909       97        2.54       141,649      7.70      354.62        606        83.8
Hawaii..................          977,500        5        0.18       195,500      6.49      359.87        621        55.7
Idaho...................          589,760        5        0.11       117,952      7.25      360.00        620        89.1
Illinois................       61,024,590      326       11.28       187,192      7.48      358.71        620        82.0
Indiana.................        2,960,346       30        0.55        98,678      7.66      356.85        627        86.0
Iowa....................        1,805,105       16        0.33       112,819      8.30      360.00        600        85.9
Kansas..................          648,000        6        0.12       108,000      7.70      360.00        599        82.4
Kentucky................        1,640,721       14        0.30       117,194      8.13      359.93        595        87.1
Louisiana...............        3,658,750       34        0.68       107,610      7.53      356.51        609        79.4
Maine...................          680,000        4        0.13       170,000      7.87      360.00        594        57.1
Maryland................       22,160,447      111        4.10       199,644      7.60      358.09        587        76.4
Massachusetts...........        9,081,715       41        1.68       221,505      7.45      359.86        597        76.2
Michigan................       15,469,293      118        2.86       131,096      7.92      358.48        603        83.4
Minnesota...............        4,784,675       28        0.88       170,881      7.78      359.74        585        81.6
Mississippi.............          691,150        5        0.13       138,230      8.49      360.00        561        89.6
Missouri................        2,711,500       23        0.50       117,891      7.60      360.00        599        84.6
Nebraska................          267,000        2        0.05       133,500      8.24      360.00        607        95.6
Nevada..................       13,033,250       66        2.41       197,473      7.62      359.78        603        80.3
New Hampshire...........          750,400        3        0.14       250,133      7.07      360.00        603        81.0
New Jersey..............        8,636,385       43        1.60       200,846      7.77      359.97        604        78.5
New Mexico..............        2,240,265       16        0.41       140,017      8.70      353.87        579        79.4
New York................       19,550,575       86        3.61       227,332      7.47      357.31        610        73.5
North Carolina..........        1,080,125        9        0.20       120,014      7.72      360.00        608        83.3
North Dakota............           84,408        1        0.02        84,408      7.59      360.00        653        95.0
Ohio....................        5,506,730       52        1.02       105,899      7.86      353.59        611        84.8
Oklahoma................          501,240        4        0.09       125,310      7.66      360.00        639        81.5
Oregon..................        1,322,610        9        0.24       146,957      7.57      359.87        615        83.2
Pennsylvania............        4,035,740       33        0.75       122,295      7.91      354.83        610        79.2
Rhode Island............        4,352,600       22        0.80       197,845      7.22      360.00        605        74.8
South Carolina..........        2,372,890       18        0.44       131,827      7.84      349.28        598        83.8
South Dakota............           92,800        1        0.02        92,800      8.24      360.00        553        80.0
Tennessee...............        1,419,750       14        0.26       101,411      8.58      359.79        569        85.1
Texas...................        2,904,854       28        0.54       103,745      7.59      360.00        629        83.4
Utah....................          720,050        3        0.13       240,017      7.01      298.38        618        78.6
Virginia................       28,403,872      178        5.25       159,572      7.84      358.45        591        80.0
Washington..............        5,003,520       30        0.92       166,784      6.95      355.09        627        82.7
West Virginia...........        1,029,263        8        0.19       128,658      8.63      359.80        564        77.0
Wisconsin...............        5,030,094       39        0.93       128,977      7.93      357.00        616        83.3
                             ------------    -----    --------     ---------    ------    --------     ------      ------
Total/Weighted Average..     $540,960,684    2,916      100.00%    $ 185,515      7.42%     357.91        607        77.2%
                             ============    =====    ========





                               CREDIT BUREAU RISK SCORES(1) FOR THE STATISTICAL CALCULATION POOL
                                                MORTGAGE LOANS IN LOAN GROUP 1*

                                                                                           WEIGHTED                 WEIGHTED
                                                       PERCENT OF                           AVERAGE                 AVERAGE
                               AGGREGATE               AGGREGATE                WEIGHTED   REMAINING    WEIGHTED    ORIGINAL
                               PRINCIPAL               PRINCIPAL     AVERAGE    AVERAGE     TERM TO      AVERAGE    LOAN-TO-
  RANGE OF CREDIT BUREAU        BALANCE      NUMBER     BALANCE     PRINCIPAL   MORTGAGE   MATURITY      CREDIT      VALUE
       RISK SCORES            OUTSTANDING   OF LOANS  OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
801 - 820...............    $     408,500        2        0.08%    $ 204,250      6.53%     221.64        802        65.7%
781 - 800...............        1,675,481       12        0.31       139,623      6.41      359.76        789        75.6
761 - 780...............        4,405,914       22        0.81       200,269      6.52      359.95        769        80.6
741 - 760...............        7,550,006       37        1.40       204,054      6.58      359.92        749        77.4
721 - 740...............       12,263,708       58        2.27       211,443      6.49      357.62        731        80.5
701 - 720...............       20,548,925      102        3.80       201,460      6.60      357.31        710        81.9
681 - 700...............       22,445,454      114        4.15       196,890      6.83      357.83        691        79.4
661 - 680...............       33,041,107      171        6.11       193,223      6.90      357.00        670        80.8
641 - 660...............       50,163,615      265        9.27       189,297      6.96      356.33        651        80.4
621 - 640...............       59,521,059      325       11.00       183,142      7.06      357.17        631        80.7
601 - 620...............       66,510,299      355       12.29       187,353      7.17      357.94        610        78.6
581 - 600...............       66,613,924      354       12.31       188,175      7.35      357.39        590        77.0
561 - 580...............       52,295,713      290        9.67       180,330      7.61      358.30        572        75.8
541 - 560...............       55,496,783      316       10.26       175,623      7.97      359.42        551        74.4
521 - 540...............       45,080,937      259        8.33       174,058      8.38      358.82        531        71.5
501 - 520...............       39,789,879      219        7.36       181,689      8.64      359.93        511        70.2
<= 500..................        3,149,380       15        0.58       209,959      8.48      360.00        500        72.9
                            -------------    -----     -------     ---------    ------    --------     ------      ------
Total/Weighted Average..    $ 540,960,684    2,916      100.00%    $ 185,515      7.42%     357.91        607        77.2%
                            =============    =====     =======
----------------------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation
     Pool Mortgage Loans in Loan Group 1 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

*    The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the
     Statistical Calculation Date was approximately 607.





                               GROSS MARGINS FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL
                                                MORTGAGE LOANS IN LOAN GROUP 1*

                                                                                           WEIGHTED                 WEIGHTED
                                                       PERCENT OF                           AVERAGE                 AVERAGE
                               AGGREGATE               AGGREGATE                WEIGHTED   REMAINING    WEIGHTED    ORIGINAL
                               PRINCIPAL               PRINCIPAL     AVERAGE    AVERAGE     TERM TO      AVERAGE    LOAN-TO-
     RANGE OF GROSS             BALANCE      NUMBER     BALANCE     PRINCIPAL   MORTGAGE   MATURITY      CREDIT      VALUE
       MARGINS (%)            OUTSTANDING   OF LOANS  OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
4.001 - 5.000...........    $  31,005,295       176       7.06%   $  176,166      7.28%     359.98        620        80.8%
5.001 - 6.000...........      231,424,393     1,183      52.66       195,625      7.16      359.86        620        79.3
6.001 - 7.000...........      176,515,180       960      40.17       183,870      7.99      359.92        570        75.1
7.001 - 8.000...........          521,250         3       0.12       173,750      7.63      359.42        636        83.3
                            -------------    ------    -------    ----------    ------    --------     ------       -----
Total/Weighted Average..    $ 439,466,117     2,322     100.00%   $  189,262      7.50%     359.89        600        77.7%
                            =============    ======    =======
-------------
*    The weighted average Gross Margin for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in Loan Group 1 as
     of the Statistical Calculation Date was approximately 6.231%.


                           NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL
                                                MORTGAGE LOANS IN LOAN GROUP 1*



                                                                                            WEIGHTED                 WEIGHTED
                                                        PERCENT OF                           AVERAGE                 AVERAGE
                                AGGREGATE               AGGREGATE                WEIGHTED   REMAINING    WEIGHTED    ORIGINAL
                                PRINCIPAL               PRINCIPAL     AVERAGE    AVERAGE     TERM TO      AVERAGE    LOAN-TO-
                                 BALANCE      NUMBER     BALANCE     PRINCIPAL   MORTGAGE   MATURITY      CREDIT      VALUE
   NEXT ADJUSTMENT DATE        OUTSTANDING   OF LOANS  OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
November 2005............    $   5,283,310      22        1.20%     $ 240,150      6.91%     360.00        655        77.0%
April 2006...............          723,410       4        0.16        180,853      7.38      359.00        614        83.6
May 2006.................       12,285,570      64        2.80        191,962      7.40      360.00        606        80.3
June 2006................        2,650,000      14        0.60        189,286      7.83      360.00        612        84.2
December 2006............          110,400       1        0.03        110,400      6.75      355.00        594        80.0
February 2007............        3,623,572      15        0.82        241,571      6.59      357.00        618        76.9
March 2007...............        1,625,890       9        0.37        180,654      6.66      358.00        629        80.0
April 2007...............       30,844,382     159        7.02        193,990      7.43      359.00        610        76.4
May 2007.................      278,859,470   1,479       63.45        188,546      7.52      360.00        594        77.6
June 2007................       75,933,268     413       17.28        183,858      7.67      360.00        597        77.9
April 2008...............          988,900       5        0.23        197,780      6.60      359.00        664        85.3
May 2008.................       10,629,570      53        2.42        200,558      6.97      360.00        647        77.7
June 2008................        9,298,925      54        2.12        172,202      7.78      360.00        609        78.9
April 2010...............          436,700       2        0.10        218,350      7.62      359.00        587        86.0
May 2010.................        5,291,550      22        1.20        240,525      6.75      360.00        646        75.6
June 2010................          881,200       6        0.20        146,867      6.67      360.00        619        69.9
                             -------------   -----     -------      ---------    ------    --------     ------      ------
Total/Weighted Average..     $ 439,466,117   2,322      100.00%     $ 189,262      7.50%     359.89        600        77.7%
                             =============   =====     =======
--------------
*    The weighted average number of months to next adjustment date for the Adjustable Rate Statistical Calculation Pool
     Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date is 24 months.



                          MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL
                                                MORTGAGE LOANS IN LOAN GROUP 1*

                                                                                           WEIGHTED                 WEIGHTED
                                                       PERCENT OF                           AVERAGE                 AVERAGE
                               AGGREGATE               AGGREGATE                WEIGHTED   REMAINING    WEIGHTED    ORIGINAL
                               PRINCIPAL               PRINCIPAL     AVERAGE    AVERAGE     TERM TO      AVERAGE    LOAN-TO-
    RANGE OF MAXIMUM            BALANCE      NUMBER     BALANCE     PRINCIPAL   MORTGAGE   MATURITY      CREDIT      VALUE
   MORTGAGE RATES (%)         OUTSTANDING   OF LOANS  OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
11.501 - 12.000.......      $     573,750        2        0.13%     $ 286,875      4.99%      359.05       730       64.0%
12.001 - 12.500.......          5,517,935       23        1.26        239,910      5.43       359.59       695       72.4
12.501 - 13.000.......         28,254,588      127        6.43        222,477      5.86       359.93       657       74.0
13.001 - 13.500.......         49,509,702      237       11.27        208,902      6.33       359.83       632       73.4
13.501 - 14.000.......         89,875,199      436       20.45        206,136      6.84       359.87       617       76.9
14.001 - 14.500.......         69,960,478      363       15.92        192,729      7.31       359.86       605       79.2
14.501 - 15.000.......         85,105,504      469       19.37        181,462      7.83       359.93       587       80.5
15.001 - 15.500.......         37,111,320      218        8.44        170,235      8.34       359.95       569       81.1
15.501 - 16.000.......         41,151,102      248        9.36        165,932      8.83       359.92       559       79.2
16.001 - 16.500.......         13,461,259       82        3.06        164,162      9.32       359.90       557       78.1
16.501 - 17.000.......         11,884,350       70        2.70        169,776      9.85       359.92       534       72.9
17.001 - 17.500.......          3,908,860       23        0.89        169,950     10.33       359.93       532       75.0
17.501 - 18.000.......          1,838,560       15        0.42        122,571     10.81       360.00       529       68.5
18.001 - 18.500.......            637,135        5        0.14        127,427     11.16       360.00       512       68.8
18.501 - 19.000.......            362,500        2        0.08        181,250     11.96       360.00       521       65.3
19.001 - 19.500.......            313,875        2        0.07        156,938     12.22       360.00       509       64.4
                            -------------    -----     -------      ---------    ------     --------    ------     ------
Total/Weighted Average..    $ 439,466,117    2,322      100.00%     $ 189,262      7.50%      359.89       600       77.7%
                            =============    =====     =======
-----------------
*    The weighted average Maximum Mortgage Rate for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in Loan
     Group 1 as of the Statistical Calculation Date was approximately 14.498% per annum.



                         INITIAL PERIODIC RATE CAP FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL
                                                MORTGAGE LOANS IN LOAN GROUP 1*

                                                                                          WEIGHTED                 WEIGHTED
                                                      PERCENT OF                           AVERAGE                 AVERAGE
                              AGGREGATE               AGGREGATE                WEIGHTED   REMAINING    WEIGHTED    ORIGINAL
                              PRINCIPAL               PRINCIPAL     AVERAGE    AVERAGE     TERM TO      AVERAGE    LOAN-TO-
    INITIAL PERIODIC           BALANCE      NUMBER     BALANCE     PRINCIPAL   MORTGAGE   MATURITY      CREDIT      VALUE
      RATE CAP (%)           OUTSTANDING   OF LOANS  OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
1.000..................    $     290,000        2         0.07%    $ 145,000     9.89%      360.00       521        64.9%
1.500..................          413,000        2         0.09       206,500     7.59       359.00       529        62.8
2.000..................       22,798,290      111         5.19       205,390     7.26       359.97       622        80.5
3.000..................      415,964,827    2,207        94.65       188,475     7.51       359.89       599        77.6
                           -------------    -----     --------     ---------    -----     --------     -----      ------
Total/Weighted Average.    $ 439,466,117    2,322       100.00%    $ 189,262     7.50%      359.89       600        77.7%
                           =============    =====     ========
----------------
*    The weighted average Initial Periodic Rate Cap for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in Loan
     Group 1 as of the Statistical Calculation Date was approximately 2.945%.


                                SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE STATISTICAL
                                        CALCULATION POOL MORTGAGE LOANS IN LOAN GROUP 1*


                                                                                           WEIGHTED                 WEIGHTED
                                                       PERCENT OF                           AVERAGE                 AVERAGE
                               AGGREGATE               AGGREGATE                WEIGHTED   REMAINING    WEIGHTED    ORIGINAL
                               PRINCIPAL               PRINCIPAL     AVERAGE    AVERAGE     TERM TO      AVERAGE    LOAN-TO-
       SUBSEQUENT               BALANCE      NUMBER     BALANCE     PRINCIPAL   MORTGAGE   MATURITY      CREDIT      VALUE
 PERIODIC RATE CAP (%)        OUTSTANDING   OF LOANS  OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
1.000..................     $     290,000        2        0.07%    $ 145,000      9.89%     360.00        521        64.9%
1.500..................        21,355,290      106        4.86       201,465      7.34      359.95        618        79.8
2.000..................       417,820,827    2,214       95.07       188,718      7.51      359.89        599        77.6
                            -------------    -----     --------     ---------    ------     -------      -----      ------
Total/Weighted Average.     $ 439,466,117    2,322      100.00%    $ 189,262      7.50%     359.89        600        77.7%
                            =============    =====     ========
----------------
*    The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in
     Loan Group 1 as of the Statistical Calculation Date was approximately 1.975%.




                             MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION
                                              POOL MORTGAGE LOANS IN LOAN GROUP 1*

                                                                                              WEIGHTED                 WEIGHTED
                                                          PERCENT OF                           AVERAGE                 AVERAGE
                                  AGGREGATE               AGGREGATE                WEIGHTED   REMAINING    WEIGHTED    ORIGINAL
                                  PRINCIPAL               PRINCIPAL     AVERAGE    AVERAGE     TERM TO      AVERAGE    LOAN-TO-
      RANGE OF MINIMUM             BALANCE      NUMBER     BALANCE     PRINCIPAL   MORTGAGE   MATURITY      CREDIT      VALUE
     MORTGAGE RATES (%)          OUTSTANDING   OF LOANS  OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
4.001-5.000.................   $     573,750         2      0.13%     $ 286,875      4.99%     359.05        730        64.0%
5.001-6.000.................      33,572,901       149      7.64        225,321      5.78      359.89        664        73.9
6.001-7.000.................     139,584,523       674     31.76        207,099      6.66      359.86        622        75.6
7.001-8.000.................     155,065,982       832     35.29        186,377      7.60      359.90        595        79.9
8.001-9.000.................      78,022,422       465     17.75        167,790      8.59      359.93        564        80.2
9.001-10.000................      25,585,609       153      5.82        167,226      9.57      359.91        546        75.6
10.001 or more..............       7,060,930        47      1.61        150,233     10.70      359.96        528        71.8
                               -------------    ------   --------      ---------    -----     --------      -----     -------
Total/Weighted Average..       $ 439,466,117     2,322    100.00%     $ 189,262      7.50%     359.89        600        77.7%
                               =============    ======   ========
----------------
*    The weighted average Minimum Mortgage Rate for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in Loan
     Group 1 as of the Statistical Calculation Date was approximately 7.499% per annum.


                               TYPES OF MORTGAGED PROPERTIES FOR THE STATISTICAL CALCULATION POOL
                                                 MORTGAGE LOANS IN LOAN GROUP 1



                                                                                              WEIGHTED                 WEIGHTED
                                                        PERCENT OF                            AVERAGE                  AVERAGE
                               AGGREGATE                AGGREGATE                 WEIGHTED   REMAINING     WEIGHTED    ORIGINAL
                               PRINCIPAL                PRINCIPAL       AVERAGE   AVERAGE     TERM TO      AVERAGE     LOAN-TO-
                                BALANCE       NUMBER     BALANCE       PRINCIPAL  MORTGAGE    MATURITY      CREDIT      VALUE
         PROPERTY TYPE        OUTSTANDING    OF LOANS  OUTSTANDING      BALANCE     RATE      (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
Single Family Residence
(detached)............       $420,107,256      2,313       77.66%    $  181,629     7.39%      357.51        604         77.1%
Two Family............         30,606,532        133        5.66        230,124     7.33       358.40        622         74.6
Planned Unit Development
(detached)............         29,600,926        151        5.47        196,033     7.64       359.86        602         78.4
Condominium...........         26,221,755        156        4.85        168,088     7.43       358.84        614         79.1
Planned  Unit  Development
(attached)............         17,360,480         93        3.21        186,672     7.48       359.91        610         81.4
Three Family..........         10,650,900         41        1.97        259,778     7.60       359.99        620         72.0
Four Family...........          4,251,800         15        0.79        283,453     7.86       359.76        657         72.6
Highrise Condominium..          2,161,035         14        0.40        154,360     7.71       360.00        628         82.7
                             ------------     ------    --------     ----------   ------      -------     ------       ------
Total/Weighted Average..    $ 540,960,684      2,916      100.00%    $  185,515     7.42%      357.91        607         77.2%
                            =============     ======    ========



                              OCCUPANCY TYPES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                       IN LOAN GROUP 1(1)

                                                                                              WEIGHTED                 WEIGHTED
                                                        PERCENT OF                            AVERAGE                  AVERAGE
                               AGGREGATE                AGGREGATE                 WEIGHTED   REMAINING     WEIGHTED    ORIGINAL
                               PRINCIPAL                PRINCIPAL       AVERAGE   AVERAGE     TERM TO      AVERAGE     LOAN-TO-
                                BALANCE       NUMBER     BALANCE       PRINCIPAL  MORTGAGE    MATURITY      CREDIT      VALUE
        OCCUPANCY             OUTSTANDING    OF LOANS  OUTSTANDING      BALANCE     RATE      (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
Owner Occupied..........     $ 505,918,764    2,713        93.52%    $ 186,479      7.38%     357.90          604       77.1%
Investment..............        34,415,060      199         6.36       172,940      7.93      358.80          645       78.5
Second Home.............           626,860        4         0.12       156,715      8.90      319.80          605       78.8
                             -------------    -----     --------     ---------    ------     -------       ------     ------
Total/Weighted Average..     $ 540,960,684    2,916       100.00%    $ 185,515      7.42%     357.91          607       77.2%
                             =============    =====     ========

(1)  Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans
     in Loan Group 1.


                                       LOAN PURPOSES FOR THE STATISTICAL CALCULATION POOL
                                                 MORTGAGE LOANS IN LOAN GROUP 1


                                                                                            WEIGHTED                 WEIGHTED
                                                      PERCENT OF                            AVERAGE                  AVERAGE
                             AGGREGATE                AGGREGATE                 WEIGHTED   REMAINING     WEIGHTED    ORIGINAL
                             PRINCIPAL                PRINCIPAL       AVERAGE   AVERAGE     TERM TO      AVERAGE     LOAN-TO-
                              BALANCE       NUMBER     BALANCE       PRINCIPAL  MORTGAGE    MATURITY      CREDIT      VALUE
       LOAN PURPOSE         OUTSTANDING    OF LOANS  OUTSTANDING      BALANCE     RATE      (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
Refinance - Cash Out....     $ 446,765,398    2,288        82.59%    $ 195,265      7.37%     357.98         603       76.0%
Refinance - No Cash Out.        53,068,762      311         9.81       170,639      7.56      356.23         608       81.1
Purchase................        41,126,524      317         7.60       129,737      7.71      359.29         646       84.5
                             -------------    -----     --------     ---------    ------     -------      ------     ------
Total/Weighted Average..     $ 540,960,684    2,916       100.00%    $ 185,515      7.42%     357.91         607       77.2%
                             =============    =====     ========



                          CREDIT GRADE CATEGORIES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1


                                                                                              WEIGHTED                 WEIGHTED
                                                        PERCENT OF                            AVERAGE                  AVERAGE
                               AGGREGATE                AGGREGATE                 WEIGHTED   REMAINING     WEIGHTED    ORIGINAL
                               PRINCIPAL                PRINCIPAL       AVERAGE   AVERAGE     TERM TO      AVERAGE     LOAN-TO-
                                BALANCE       NUMBER     BALANCE       PRINCIPAL  MORTGAGE    MATURITY      CREDIT      VALUE
  CREDIT GRADE CATEGORY       OUTSTANDING    OF LOANS  OUTSTANDING      BALANCE     RATE      (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
AA......................     $ 309,893,084    1,636       57.29%     $  189,421     7.06%       357.39       629       78.6%
A+......................       137,251,109      741       25.37         185,224     7.68        358.61       582       76.2
AA95....................           850,975        6        0.16         141,829     7.73        360.00       656       94.4
AA100...................         8,920,597       62        1.65         143,881     7.66        354.67       683       99.6
B.......................        44,558,353      253        8.24         176,120     7.90        359.71       564       73.7
C.......................        32,616,886      177        6.03         184,276     8.39        357.85       553       68.5
C-......................         6,869,680       41        1.27         167,553    10.01        359.96       541       64.0
                             -------------    -----     -------      ----------   ------     ---------    ------     ------
Total/Weighted Average..     $ 540,960,684    2,916      100.00%     $  185,515     7.42%       357.91       607       77.2%
                             =============    =====     =======



                                       ORIGINAL TERM FOR THE STATISTICAL CALCULATION POOL
                                                 MORTGAGE LOANS IN LOAN GROUP 1

                                                                                             WEIGHTED                 WEIGHTED
                                                       PERCENT OF                            AVERAGE                  AVERAGE
                              AGGREGATE                AGGREGATE                 WEIGHTED   REMAINING     WEIGHTED    ORIGINAL
                              PRINCIPAL                PRINCIPAL       AVERAGE   AVERAGE     TERM TO      AVERAGE     LOAN-TO-
                               BALANCE       NUMBER     BALANCE       PRINCIPAL  MORTGAGE    MATURITY      CREDIT      VALUE
      ORIGINAL TERM          OUTSTANDING    OF LOANS  OUTSTANDING      BALANCE     RATE      (MONTHS)      SCORE       RATIO
ARM360.................     $ 439,466,117    2,322         81.24%   $ 189,262     7.50%       359.89       600        77.7%
Fixed120...............            68,000        1          0.01       68,000     8.14        120.00       526        78.6
Fixed180...............         3,499,050       28          0.65      124,966     7.06        180.00       641        67.2
Fixed240...............         3,388,140       24          0.63      141,173     6.85        240.00       632        70.6
Fixed300...............           516,500        3          0.10      172,167     6.65        300.00       631        68.6
Fixed360...............        94,022,877      538         17.38      174,764     7.07        360.00       638        75.2
                            -------------    -----     ---------    ---------    -----      --------    ------     -------
Total/Weighted Average.     $ 540,960,684    2,916        100.00%   $ 185,515     7.42%       357.91       607        77.2%
                            =============    =====     =========

                          LOAN DOCUMENTATION TYPE FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1

                                                                                                 WEIGHTED                 WEIGHTED
                                                           PERCENT OF                            AVERAGE                  AVERAGE
                                  AGGREGATE                AGGREGATE                 WEIGHTED   REMAINING     WEIGHTED    ORIGINAL
                                  PRINCIPAL                PRINCIPAL       AVERAGE   AVERAGE     TERM TO      AVERAGE     LOAN-TO-
             LOAN                  BALANCE       NUMBER     BALANCE       PRINCIPAL  MORTGAGE    MATURITY      CREDIT      VALUE
      DOCUMENTATION TYPE         OUTSTANDING    OF LOANS  OUTSTANDING      BALANCE     RATE      (MONTHS)      SCORE       RATIO
----------------------------------------------------------------------------------------------------------------------------------
Stated Income................    $243,550,817   1,182         45.02%      $206,050     7.50%      358.20        618         76.9%
2 Yr Full Doc................     149,056,117    914          27.55        163,081     7.37       357.28        601         79.6
1 Yr Full Doc................     135,589,644    759          25.06        178,642     7.31       357.88        595         75.2
1 Yr Limited Doc.............      12,764,106     61           2.36        209,248     7.50       360.00        571         76.2
                                 ------------   ----      ---------       --------   ------     --------      ------       ------
Total/Weighted Average.......    $540,960,684   2,916        100.00%      $185,515     7.42%      357.91        607         77.2%
                                 ============   =====     =========




                                ORIGINAL PREPAYMENT PENALTY TERM FOR THE STATISTICAL CALCULATION
                                              POOL MORTGAGE LOANS IN LOAN GROUP 1


                                                                                             WEIGHTED                 WEIGHTED
                                                       PERCENT OF                            AVERAGE                  AVERAGE
                              AGGREGATE                AGGREGATE                 WEIGHTED   REMAINING     WEIGHTED    ORIGINAL
                              PRINCIPAL                PRINCIPAL       AVERAGE   AVERAGE     TERM TO      AVERAGE     LOAN-TO-
   ORIGINAL PREPAYMENT         BALANCE       NUMBER     BALANCE       PRINCIPAL  MORTGAGE    MATURITY      CREDIT      VALUE
  PENALTY TERM (MONTHS)      OUTSTANDING    OF LOANS  OUTSTANDING      BALANCE     RATE      (MONTHS)      SCORE       RATIO
-------------------------------------------------------------------------------------------------------------------------------
0.......................    $ 155,833,787      863        28.81%     $ 180,572     7.61%       357.91       608        79.8%
12......................       41,212,971      196         7.62        210,270     7.54        358.68       602        75.5
24......................      245,562,423    1,302        45.39        188,604     7.43        359.76       596        76.8
36......................       98,351,503      555        18.18        177,210     7.02        352.97       633        74.7
                            -------------    -----     --------      ---------   ------     ---------    ------     -------
Total/Weighted Average..    $ 540,960,684    2,916       100.00%     $ 185,515     7.42%       357.91       607        77.2%
                            =============    =====     ========



               MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1

                            WEIGHTED                                                                WEIGHTED              WEIGHTED
                            AVERAGE                             PERCENT OF                          AVERAGE                AVERAGE
                           MONTHS TO     AGGREGATE              AGGREGATE               WEIGHTED   REMAINING  WEIGHTED    ORIGINAL
        RANGE OF             NEXT        PRINCIPAL              PRINCIPAL     AVERAGE   AVERAGE     TERM TO    AVERAGE    LOAN-TO-
     MONTHS TO NEXT        ADJUSTMENT     BALANCE     NUMBER     BALANCE     PRINCIPAL  MORTGAGE    MATURITY   CREDIT      VALUE
     ADJUSTMENT DATE         DATE       OUTSTANDING  OF LOANS  OUTSTANDING    BALANCE     RATE     (MONTHS)    SCORE       RATIO
----------------------------------------------------------------------------------------------------------------------------------
0-6.....................         6     $  5,283,310      22       1.20%    $  240,150     6.91%     360.00      655        77.0%
7-12....................        12       15,658,980      82       3.56        190,963     7.47      359.95      607        81.1
19-24...................        24      390,996,982   2,076      88.97        188,342     7.53      359.88      596        77.6
32-37...................        36       20,917,395     112       4.76        186,762     7.31      359.95      631        78.6
=>38....................        60        6,609,450      30       1.50        220,315     6.80      359.93      638        75.5
                          --------     ------------   -----     -------     ----------   ------     -------    -----      ------
Total/Weighted Average..        24     $439,466,117   2,322     100.00%    $  189,262     7.50%     359.89      600        77.7%
                                       ============   =====     =======


                             MORTGAGE LOAN PROGRAMS FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2

                                                                                                   WEIGHTED
                                                                PERCENT OF                          AVERAGE              WEIGHTED
                                        AGGREGATE               AGGREGATE               WEIGHTED   REMAINING  WEIGHTED   AVERAGE
                                        PRINCIPAL               PRINCIPAL    AVERAGE    AVERAGE     TERM TO   AVERAGE    ORIGINAL
                                         BALANCE      NUMBER     BALANCE    PRINCIPAL   MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
           LOAN PROGRAMS               OUTSTANDING   OF LOANS  OUTSTANDING   BALANCE     RATE      (MONTHS)    SCORE      RATIO
------------------------------------------------------------------------------------------------------------------------------------
6 Month LIBOR ARMs ...............   $ 11,086,153       29        2.05%   $ 382,281      6.75%      359.63      642       79.7%
1/29 Hybrid/ARMs .................     21,335,853       69        3.94      309,215      7.02       359.57      646       82.6
2/28 Hybrid/ARMs .................    307,859,476    1,287       56.91      239,207      7.48       359.52      611       80.3
2/28 Hybrid/ARMs -  Interest Only     106,342,428      316       19.66      336,527      6.63       359.72      670       82.3
3/27 Hybrid/ARMs .................     14,295,285       58        2.64      246,470      7.03       359.67      643       80.3
3/27 Hybrid/ARMs -  Interest Only       8,973,985       24        1.66      373,916      6.48       359.52      683       82.1
5/25 Hybrid/ARMs .................      5,011,040       20        0.93      250,552      6.62       359.57      651       79.7
10Yr Fixed Rate ..................        300,000        2        0.06      150,000      6.16       120.00      661       73.4
15Yr Fixed Rate ..................      1,626,350       11        0.30      147,850      7.00       180.00      623       65.6
20Yr Fixed Rate ..................      1,165,300        8        0.22      145,663      7.26       240.00      613       76.3
30Yr Fixed Rate ..................     56,199,132      232       10.39      242,238      6.91       359.97      651       77.0
30Yr Fixed Rate - Interest Only ..      6,791,151       18        1.26      377,286      6.70       359.88      681       76.4
                                     ------------    -----      -------   ---------      -----      ------      ---       -----
Total/Weighted Average ...........   $540,986,153    2,074      100.00%   $ 260,842      7.17%      358.69      632       80.3%
                                     ============    =====      =======


                        MORTGAGE LOAN PRINCIPAL BALANCES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                 WEIGHTED
                                                              PERCENT OF                          AVERAGE               WEIGHTED
                                     AGGREGATE                AGGREGATE              WEIGHTED    REMAINING  WEIGHTED    AVERAGE
        RANGE OF MORTGAGE            PRINCIPAL                PRINCIPAL   AVERAGE    AVERAGE      TERM TO   AVERAGE     ORIGINAL
---------------------------------     BALANCE      NUMBER      BALANCE    PRINCIPAL  MORTGAGE    MATURITY   CREDIT    LOAN-TO-VALUE
     LOAN PRINCIPAL BALANCES        OUTSTANDING    OF LOANS  OUTSTANDING   BALANCE     RATE      (MONTHS)    SCORE       RATIO
------------------------------------------------------------------------------------------------------------------------------------
$25,000.01 - $50,000.00 ......   $    749,925         15        0.14%   $  49,995      7.59%      347.53      604        57.3%
$50,000.01 - $75,000.00 ......      6,268,154         98        1.16       63,961      8.43       348.36      591        77.6
$75,000.01 - $100,000.00 .....      9,444,959        107        1.75       88,271      8.18       354.63      584        78.3
$100,000.01 - $150,000.00 ....     35,148,639        284        6.50      123,763      7.56       358.09      602        77.4
$150,000.01 - $200,000.00 ....     57,508,710        329       10.63      174,799      7.54       358.41      616        79.9
$200,000.01 - $250,000.00 ....     62,188,188        274       11.5       226,964      7.26       357.62      632        80.8
$250,000.01 - $300,000.00 ....     64,449,311        234       11.91      275,424      7.12       358.69      631        80.7
$300,000.01 - $350,000.00 ....     49,971,158        155        9.24      322,395      7.05       358.37      637        81.5
$350,000.01 - $400,000.00 ....     87,749,413        232       16.22      378,230      6.97       359.29      641        81.6
$400,000.01 - $450,000.00 ....     62,067,356        146       11.47      425,119      6.88       359.82      643        81.0
$450,000.01 - $500,000.00 ....     53,071,050        111        9.81      478,118      7.06       359.72      639        81.3
$500,000.01 - $550,000.00 ....     19,509,853         37        3.61      527,293      7.03       359.73      656        81.3
$550,000.01 - $600,000.00 ....     19,640,714         34        3.63      577,668      7.10       359.68      635        79.5
$600,000.01 - $650,000.00 ....      3,745,972          6        0.69      624,329      6.29       359.83      663        76.4
$650,000.01 - $700,000.00 ....      2,027,750          3        0.37      675,917      7.42       359.66      642        75.5
$700,000.01 - $750,000.00 ....      2,212,500          3        0.41      737,500      7.85       360.00      666        73.8
$750,000.01 - $800,000.00 ....      1,590,500          2        0.29      795,250      7.14       359.50      665        59.6
$800,000.01 - $850,000.00 ....      1,642,000          2        0.30      821,000      7.19       360.00      627        65.0
> $850,000.00 ................      2,000,000          2        0.37    1,000,000      6.62       360.00      672        63.6
                                   ----------        ---       -----    ---------      ----       ------      ---        ----
Total/Weighted Average .......   $540,986,153      2,074      100.00%   $ 260,842      7.17%    358.69        632        80.3%
                                 ============      =====      ======

-------------------
   *      The average  Principal  Balance of the Statistical  Calculation  Pool Mortgage Loans in Loan Group 2 as of the Statistical
          Calculation Date was approximately $260,842.


                                 MORTGAGE RATES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                 WEIGHTED
                                                           PERCENT OF                             AVERAGE               WEIGHTED
                                 AGGREGATE                 AGGREGATE                 WEIGHTED    REMAINING   WEIGHTED   AVERAGE
                                 PRINCIPAL                 PRINCIPAL      AVERAGE    AVERAGE      TERM TO    AVERAGE    ORIGINAL
                                  BALANCE      NUMBER OF    BALANCE      PRINCIPAL   MORTGAGE    MATURITY    CREDIT    LOAN-TO-VALUE
RANGE OF MORTGAGE RATES (%)     OUTSTANDING      LOANS    OUTSTANDING     BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------------------------------------------------------------------------------------------------------------
4.51 - 5.00.................  $     938,400         3         0.17%     $ 312,800      4.99%      357.94       727       79.9%
5.01 - 5.50.................     12,674,016        38         2.34        333,527      5.37       358.46       701       78.2
5.51 - 6.00.................     58,022,874       197        10.73        294,532      5.88       357.75       681       76.7
6.01 - 6.50.................     93,640,067       311        17.31        301,093      6.33       358.75       665       77.5
6.51 - 7.00.................    120,763,471       404        22.32        298,919      6.84       358.74       647       80.6
7.01 - 7.50.................     82,357,906       315        15.22        261,454      7.31       358.83       626       81.6
7.51 - 8.00.................     81,799,026       341        15.12        239,880      7.84       358.68       600       84.2
8.01 - 8.50.................     36,275,670       167         6.71        217,220      8.30       359.18       589       82.3
8.51 - 9.00.................     31,495,242       155         5.82        203,195      8.81       358.96       570       81.7
9.01 - 9.50.................      9,060,957        57         1.67        158,964      9.30       359.51       553       80.5
9.51 - 10.00................      9,651,330        60         1.78        160,855      9.83       358.78       546       78.8
10.01 - 10.50...............      1,731,944        12         0.32        144,329     10.25       359.19       531       71.9
10.51 - 11.00...............      1,352,750         7         0.25        193,250     10.71       359.05       523       71.6
11.01 - 11.50...............        490,500         2         0.09        245,250     11.49       359.79       524       66.9
11.51 - 12.00...............        501,000         4         0.09        125,250     11.85       359.00       514       64.7
12.01 - 12.50...............        231,000         1         0.04        231,000     12.04       360.00       510       70.0
                              -------------     -----       ------      ---------     -----       ------     -----      -----
Total/Weighted Average..      $ 540,986,153     2,074       100.00%     $ 260,842      7.17%      358.69       632       80.3%
                              =============     =====       ======
------------------
    *     The weighted average Mortgage Rate of the Statistical Calculation Pool
          Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date
          was approximately 7.17% per annum.



                               REMAINING TERMS TO STATED MATURITY FOR THE STATISTICAL CALCULATION
                                              POOL MORTGAGE LOANS IN LOAN GROUP 2*

                                                                                               WEIGHTED
                                                       PERCENT OF                               AVERAGE                    WEIGHTED
                             AGGREGATE                AGGREGATE                    WEIGHTED    REMAINING     WEIGHTED      AVERAGE
                             PRINCIPAL                PRINCIPAL      AVERAGE        AVERAGE     TERM TO      AVERAGE      ORIGINAL
RANGE OF REMAINING TERMS      BALANCE       NUMBER      BALANCE     PRINCIPAL      MORTGAGE    MATURITY      CREDIT    LOAN-TO-VALUE
        (MONTHS)            OUTSTANDING    OF LOANS  OUTSTANDING     BALANCE         RATE      (MONTHS)       SCORE         RATIO
1 - 120 ................   $    300,000          2        0.06%    $  150,000        6.16%      120.00         661          73.4%
121 - 180 ..............      1,626,350         11        0.30        147,850        7.00       180.00         623          65.6
181 - 300 ..............      1,165,300          8        0.22        145,663        7.26       240.00         613          76.3
301 - 360 ..............    537,894,503      2,053       99.43        262,004        7.17       359.62         632          80.4
                           ------------      -----      ------     ----------       -----       ------       -----          -----
Total/Weighted Average .   $540,986,153      2,074      100.00%    $  260,842        7.17%      358.69         632          80.3%
---------------------
      *      The weighted average remaining term to maturity of the Statistical
             Calculation Pool Mortgage Loans in Loan Group 2 as of the
             Statistical Calculation Date was approximately 359 months.


                       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                 WEIGHTED
                                                           PERCENT OF                            AVERAGE               WEIGHTED
                                                           AGGREGATE               WEIGHTED     REMAINING   WEIGHTED   AVERAGE
                                AGGREGATE                  PRINCIPAL     AVERAGE     AVERAGE     TERM TO    AVERAGE    ORIGINAL
     RANGE OF ORIGINAL      PRINCIPAL BALANCE   NUMBER      BALANCE     PRINCIPAL    MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
  LOAN-TO-VALUE RATIOS (%)     OUTSTANDING     OF LOANS   OUTSTANDING    BALANCE      RATE       (MONTHS)    SCORE      RATIO
<= 50.00...................   $  11,250,099         67         2.08%    $ 167,912     6.94%      352.61       596       41.7%
50.01 - 55.00..............       8,112,024         38         1.50       213,474     7.02       359.85       602       53.3
55.01 - 60.00..............      13,562,214         60         2.51       226,037     7.13       353.51       603       58.0
60.01 - 65.00..............      21,455,447         85         3.97       252,417     7.24       357.12       593       63.6
65.01 - 70.00..............      34,676,565        120         6.41       288,971     7.46       358.27       591       68.6
70.01 - 75.00..............      42,558,128        149         7.87       285,625     7.27       359.68       607       74.0
75.01 - 80.00..............     179,481,003        673        33.18       266,688     6.77       359.35       647       79.7
80.01 - 85.00..............      71,300,350        270        13.18       264,075     7.46       358.33       614       84.3
85.01 - 90.00..............     103,561,719        394        19.14       262,847     7.39       359.01       638       89.6
90.01 - 95.00..............      42,046,620        158         7.77       266,118     7.47       358.64       672       94.8
95.01 - 100.00.............      12,981,983         60         2.40       216,366     7.65       359.79       688       99.9
                              -------------      -----     --------     ---------   ------     --------    ------     ------
Total/Weighted Average..      $ 540,986,153      2,074       100.00%    $ 260,842     7.17%      358.69       632       80.3%
                              =============      =====     ========
   ----------
------------------------------------------------------------------------------------------------------------------------------------
    *      The weighted average original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of
           the Statistical Calculation Date was approximately 80.33%.


                             STATE DISTRIBUTION FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2

                                                                                               WEIGHTED
                                                        PERCENT OF                              AVERAGE                 WEIGHTED
                              AGGREGATE                 AGGREGATE                 WEIGHTED     REMAINING   WEIGHTED     AVERAGE
                              PRINCIPAL                 PRINCIPAL     AVERAGE     AVERAGE      TERM TO     AVERAGE      ORIGINAL
                               BALANCE       NUMBER      BALANCE     PRINCIPAL    MORTGAGE     MATURITY    CREDIT     LOAN-TO-VALUE
          STATE              OUTSTANDING    OF LOANS   OUTSTANDING    BALANCE      RATE        (MONTHS)     SCORE        RATIO
------------------------     -----------    --------   -----------   ---------    --------     --------    --------   -------------
Alabama ................   $    560,000        1          0.10%    $  560,000      7.99%        360.00       603         80.0%
Alaska .................        286,900        1          0.05        286,900      6.50         360.00       702         95.0
Arizona ................      2,391,396       13          0.44        183,954      7.33         359.74       635         80.1
Arkansas ...............      1,527,910        9          0.28        169,768      7.61         359.84       667         91.3
California .............    280,366,570      846         51.83        331,403      6.87         358.70       636         78.3
Colorado ...............      1,955,629        8          0.36        244,454      6.82         359.06       611         82.5
Connecticut ............      8,185,471       37          1.51        221,229      7.88         359.55       609         83.0
Delaware ...............        318,500        2          0.06        159,250      8.25         359.00       541         68.5
District of Columbia ...      2,448,000        9          0.45        272,000      7.74         359.77       584         74.8
Florida ................     42,427,545      213          7.84        199,190      7.38         359.68       630         83.4
Georgia ................      8,713,429       49          1.61        177,825      7.59         359.62       624         85.0
Illinois ...............     45,180,357      199          8.35        227,037      7.39         359.29       644         84.7
Indiana ................        696,325        7          0.13         99,475      8.57         359.81       596         87.0
Iowa ...................      1,576,250        6          0.29        262,708      8.26         359.79       627         80.9
Kansas .................        280,400        3          0.05         93,467      9.23         320.84       538         80.9
Kentucky ...............      1,000,831        6          0.19        166,805      7.54         359.75       599         86.1
Louisiana ..............      1,497,475       13          0.28        115,190      7.71         353.34       598         82.5
Maine ..................        234,000        1          0.04        234,000      7.99         359.00       572         75.0
Maryland ...............     17,642,810       66          3.26        267,315      7.51         359.63       622         81.2
Massachusetts ..........      8,082,695       26          1.49        310,873      7.45         359.69       633         83.9
Michigan ...............     10,173,848       76          1.88        133,866      8.03         359.46       607         84.3
Minnesota ..............      4,682,279       22          0.87        212,831      7.71         359.64       608         79.8
Mississippi ............        184,850        3          0.03         61,617      8.64         359.28       563         85.4
Missouri ...............      1,086,123       13          0.20         83,548      8.16         359.35       611         84.4
Nebraska ...............        111,600        1          0.02        111,600      8.19         359.00       602         90.0
Nevada .................     11,790,098       49          2.18        240,614      7.26         359.66       635         80.7
New Hampshire ..........      1,657,920        5          0.31        331,584      7.46         326.96       640         81.9
New Jersey .............      6,564,056       27          1.21        243,113      7.72         357.49       606         81.3
New Mexico .............      2,119,252       13          0.39        163,019      8.27         359.62       608         81.3
New York ...............     23,610,952       77          4.36        306,636      7.22         357.53       652         81.3
North Carolina .........      1,051,600        7          0.19        150,229      8.30         359.75       589         81.4
Ohio ...................      3,574,510       29          0.66        123,259      8.19         347.15       605         87.2
Oklahoma ...............        111,350        1          0.02        111,350      8.49         359.00       636         85.0
Oregon .................        537,796        4          0.10        134,449      7.45         357.91       598         80.6
Pennsylvania ...........      5,123,708       28          0.95        182,990      7.44         356.76       603         81.2
Rhode Island ...........      2,470,956       12          0.46        205,913      7.82         359.41       597         83.5
South Carolina .........      1,265,985        9          0.23        140,665      7.55         359.81       623         84.3
Tennessee ..............      2,331,102       19          0.43        122,690      7.84         359.20       612         83.6
Texas ..................      2,186,825       11          0.40        198,802      7.71         354.49       637         83.7
Virginia ...............     28,201,878      115          5.21        245,234      7.49         359.71       622         78.8
Washington .............      3,019,020       14          0.56        215,644      6.75         351.93       628         80.0
West Virginia ..........      1,068,300        6          0.20        178,050      7.91         359.73       587         86.9
Wisconsin ..............      2,689,650       18          0.50        149,425      7.43         359.56       634         85.6
                            -----------    --------   -----------   ---------    --------     --------    --------   -------------
Total/Weighted Average .   $540,986,153    2,074        100.00%$      260,842      7.17%        358.69       632         80.3%
                           ============    ========   ===========


                        CREDIT BUREAU RISK SCORES(1) FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                WEIGHTED
                                                       PERCENT OF                               AVERAGE                 WEIGHTED
                              AGGREGATE                AGGREGATE                   WEIGHTED     REMAINING   WEIGHTED    AVERAGE
                              PRINCIPAL                PRINCIPAL      AVERAGE      AVERAGE      TERM TO     AVERAGE     ORIGINAL
RANGE OF CREDIT BUREAU         BALANCE       NUMBER     BALANCE      PRINCIPAL     MORTGAGE     MATURITY    CREDIT     LOAN-TO-VALUE
       RISK SCORES           OUTSTANDING    OF LOANS  OUTSTANDING     BALANCE       RATE       (MONTHS)     SCORE        RATIO
-------------------------  --------------   --------  -----------  ------------     --------    --------    -------    -------------
801 - 820 ..............   $  1,109,900          3       0.21%   $    369,967       6.48%       359.78      802         83.0%
781 - 800 ..............      4,746,800         15       0.88         316,453       6.48        359.75      788         85.8
761 - 780 ..............     13,631,082         43       2.52         317,002       6.19        359.82      771         82.7
741 - 760 ..............     18,769,196         60       3.47         312,820       6.64        359.25      752         84.8
721 - 740 ..............     22,204,801         73       4.10         304,175       6.40        359.71      730         82.4
701 - 720 ..............     30,514,544         99       5.64         308,228       6.65        358.15      709         84.6
681 - 700 ..............     40,458,321        134       7.48         301,928       6.68        358.51      689         82.0
661 - 680 ..............     54,522,018        191      10.08         285,456       6.79        358.91      669         83.7
641 - 660 ..............     57,538,644        203      10.64         283,442       6.86        358.35      651         79.9
621 - 640 ..............     59,780,418        233      11.05         256,568       6.92        358.96      630         81.8
601 - 620 ..............     56,569,387        219      10.46         258,308       7.10        359.59      611         80.7
581 - 600 ..............     42,746,976        183       7.90         233,590       7.40        357.34      591         79.1
561 - 580 ..............     47,710,705        187       8.82         255,137       7.77        358.02      572         78.6
541 - 560 ..............     34,061,525        161       6.30         211,562       8.06        358.36      551         76.4
521 - 540 ..............     33,485,178        152       6.19         220,297       8.44        358.49      531         75.2
501 - 520 ..............     21,861,657        113       4.04         193,466       8.43        359.48      510         71.1
Up to 500 ..............      1,275,000          5       0.24         255,000       8.24        359.29      500         72.0
                           ------------      -----     ------    ------------    -------      --------    -----        -----
Total/Weighted Average .   $540,986,153      2,074     100.00%   $    260,842       7.17%       358.69      632         80.3%
                           ============      =====     ======    ============
---------------------------
     (1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical
          Calculation Pool Mortgage Loans in Loan Group 2 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

     *    The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as
          of the Statistical Calculation Date was approximately 632.


                               GROSS MARGINS FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL
                                                MORTGAGE LOANS IN LOAN GROUP 2*

                                                                                              WEIGHTED
                                                       PERCENT OF                             AVERAGE                WEIGHTED
                               AGGREGATE               AGGREGATE                  WEIGHTED    REMAINING   WEIGHTED   AVERAGE
                               PRINCIPAL               PRINCIPAL      AVERAGE     AVERAGE     TERM TO     AVERAGE    ORIGINAL
 RANGE OF GROSS MARGINS         BALANCE      NUMBER     BALANCE      PRINCIPAL    MORTGAGE    MATURITY     CREDIT   LOAN-TO-VALUE
           (%)                OUTSTANDING   OF LOANS  OUTSTANDING     BALANCE      RATE       (MONTHS)     SCORE      RATIO
-----------------------       -----------   --------  -----------    ---------    --------    ---------   --------  -------------
3.001 - 4.000..........     $     252,700        1        0.05%     $  252,700     8.00%       360.00        600      95.0%
4.001 - 5.000..........        23,167,822      109        4.88         212,549     7.35        359.59        643      85.1
5.001 - 6.000..........       307,561,916    1,082       64.76         284,253     6.89        359.61        650      82.0
6.001 - 7.000..........       143,095,104      606       30.13         236,131     7.87        359.52        582      77.6
7.001 - 8.000..........           389,222        2        0.08         194,611     7.74        357.56        602      80.0
8.001 - 9.000..........           437,455        3        0.09         145,818     8.76        358.83        594      85.0
                            -------------    -----     -------      ----------   ------      --------     ------     -----
Total/Weighted Average..    $ 474,904,220    1,803      100.00%     $  263,397     7.21%       359.58        629      80.8%
                            =============    =====     =======
-------------------
          *    The weighted average Gross Margin for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in Loan
               Group 2 as of the Statistical Calculation Date was approximately 6.174%.


                                  NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL
                                                            MORTGAGE LOANS IN LOAN GROUP 2*

                                                                                             WEIGHTED
                                                       PERCENT OF                            AVERAGE                  WEIGHTED
                               AGGREGATE               AGGREGATE                  WEIGHTED   REMAINING     WEIGHTED   AVERAGE
                               PRINCIPAL               PRINCIPAL       AVERAGE    AVERAGE     TERM TO      AVERAGE    ORIGINAL
                                BALANCE      NUMBER     BALANCE       PRINCIPAL   MORTGAGE   MATURITY       CREDIT  LOAN-TO-VALUE
   NEXT ADJUSTMENT DATE       OUTSTANDING   OF LOANS  OUTSTANDING      BALANCE      RATE     (MONTHS)       SCORE      RATIO
-------------------------    -------------  --------  -----------     ---------   --------   ---------     -------  -------------
October 2005.............    $   4,053,273       13        0.85%     $ 311,790      6.79%     359.00         635       80.2%
November 2005............        4,291,380       10        0.90        429,138      6.78      360.00         644       77.5
December 2005............        2,741,500        6        0.58        456,917      6.67      360.00         651       82.4
March 2006...............          366,560        2        0.08        183,280      6.38      358.00         622       54.3
April 2006...............        8,488,071       28        1.79        303,145      6.91      359.00         653       81.3
May 2006.................        9,735,484       32        2.05        304,234      7.17      359.74         634       83.8
June 2006................        2,959,552        8        0.62        369,944      6.89      360.00         669       86.6
November 2006............          400,100        2        0.08        200,050      7.50      354.00         655       85.4
December 2006............          302,547        2        0.06        151,274      6.10      355.00         627       76.8
January 2007.............        1,193,109        6        0.25        198,852      7.12      356.00         592       76.9
February 2007............        4,581,216       18        0.96        254,512      6.62      357.00         622       82.5
March 2007...............        8,984,690       51        1.89        176,170      7.32      358.00         599       80.3
April 2007...............      133,247,159      620       28.06        214,915      7.37      359.00         609       78.9
May 2007.................      205,906,572      698       43.36        294,995      7.23      360.00         636       81.7
June 2007................       59,372,697      205       12.50        289,623      7.19      360.00         636       81.9
December 2007............          500,000        1        0.11        500,000      6.49      355.00         577       76.9
March 2008...............        1,217,655        5        0.26        243,531      6.14      358.00         691       80.2
April 2008...............        4,102,650       16        0.86        256,416      6.80      359.00         637       76.6
May 2008.................        9,244,085       31        1.95        298,196      6.79      360.00         660       81.0
June 2008................        8,204,880       29        1.73        282,927      6.99      360.00         667       83.6
April 2010...............        2,167,740       11        0.46        197,067      6.50      359.00         646       80.0
May 2010.................        1,404,100        4        0.30        351,025      6.80      360.00         652       85.1
June 2010................        1,439,200        5        0.30        287,840      6.61      360.00         656       74.0
                             -------------    -----     -------      ---------    ------     -------      ------     ------
Total/Weighted Average..     $ 474,904,220    1,803      100.00%     $ 263,397      7.21%     359.58         629       80.8%
                             =============    =====     =======
----------------
     *    The weighted average number of months to next adjustment date for the Adjustable Rate Statistical Calculation Pool
          Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date is 24 months.


                             MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION
                                              POOL MORTGAGE LOANS IN LOAN GROUP 2*

                                                                                              WEIGHTED
                                                        PERCENT OF                            AVERAGE                  WEIGHTED
                                AGGREGATE               AGGREGATE                  WEIGHTED   REMAINING   WEIGHTED     AVERAGE
                                PRINCIPAL               PRINCIPAL       AVERAGE    AVERAGE     TERM TO    AVERAGE      ORIGINAL
     RANGE OF MAXIMUM            BALANCE      NUMBER     BALANCE       PRINCIPAL   MORTGAGE    MATURITY    CREDIT   LOAN-TO-VALUE
    MORTGAGE RATES (%)        OUTSTANDING    OF LOANS  OUTSTANDING      BALANCE     RATE      (MONTHS)     SCORE        RATIO
-----------------------      -------------   --------  -----------   ----------    --------   ---------   -------   -------------
11.501 - 12.000........      $     938,400        3        0.20%     $  312,800     4.99%      357.94        727        79.9%
12.001 - 12.500........         12,624,016       37        2.66         341,190     5.37       359.17        701        78.4
12.501 - 13.000........         49,575,425      166       10.44         298,647     5.87       359.52        681        78.6
13.001 - 13.500........         73,144,676      241       15.40         303,505     6.33       359.62        661        77.7
13.501 - 14.000........        105,759,171      347       22.27         304,781     6.84       359.64        647        81.1
14.001 - 14.500........         72,991,853      272       15.37         268,352     7.31       359.66        623        81.6
14.501 - 15.000........         74,593,725      305       15.71         244,570     7.84       359.61        600        84.8
15.001 - 15.500........         33,666,077      154        7.09         218,611     8.30       359.44        589        82.2
15.501 - 16.000........         29,543,206      144        6.22         205,161     8.81       359.51        568        81.8
16.001 - 16.500........          8,664,782       53        1.82         163,486     9.30       359.48        551        80.2
16.501 - 17.000........          9,183,245       56        1.93         163,987     9.83       359.65        545        78.5
17.001 - 17.500........          1,644,394       11        0.35         149,490    10.24       359.15        532        71.2
17.501 - 18.000........          1,352,750        7        0.28         193,250    10.71       359.05        523        71.6
18.001 - 18.500........            490,500        2        0.10         245,250    11.49       359.79        524        66.9
18.501 - 19.000........            501,000        4        0.11         125,250    11.85       359.00        514        64.7
19.001 - 19.500........            231,000        1        0.05         231,000    12.04       360.00        510        70.0
                             -------------    -----     -------      ----------   ------     --------     ------       -----
Total/Weighted Average..     $ 474,904,220    1,803      100.00%     $  263,397     7.21%      359.58        629        80.8%
                             =============    =====     =======
--------------------
     *    The weighted average Maximum Mortgage Rate for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in
          Loan Group 2 as of the Statistical Calculation Date was approximately 14.211% per annum.


                 INITIAL PERIODIC RATE CAP FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                           WEIGHTED
                                                      PERCENT OF                           AVERAGE                  WEIGHTED
                              AGGREGATE               AGGREGATE                 WEIGHTED   REMAINING   WEIGHTED     AVERAGE
                               PRINCIPAL              PRINCIPAL      AVERAGE    AVERAGE    TERM TO     AVERAGE      ORIGINAL
    INITIAL PERIODIC           BALANCE      NUMBER     BALANCE      PRINCIPAL   MORTGAGE   MATURITY    CREDIT      LOAN-TO-VALUE
      RATE CAP (%)           OUTSTANDING   OF LOANS  OUTSTANDING     BALANCE     RATE      (MONTHS)     SCORE        RATIO
------------------------   -------------   --------  -----------    ---------   --------   ---------   --------    -------------
1.000..................    $     234,000        1         0.05%    $ 234,000      7.99%     359.00       572         75.0%
2.000..................       33,202,220      101         6.99       328,735      6.93      359.52       644         81.8
3.000..................      441,468,000    1,701        92.96       259,534      7.23      359.58       628         80.8
                           -------------    -----     --------     ---------     -----     -------     -----       ------
Total/Weighted Average..   $ 474,904,220    1,803       100.00%    $ 263,397      7.21%     359.58       629         80.8%
                           =============    =====     ========
-------------------
     *    The weighted average Initial Periodic Rate Cap for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in
          Loan Group 2 as of the Statistical Calculation Date was approximately 2.929%.


                                SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE STATISTICAL
                                       CALCULATION POOL MORTGAGE LOANS IN LOAN GROUP 2*

                                                                                           WEIGHTED
                                                      PERCENT OF                           AVERAGE                  WEIGHTED
                              AGGREGATE               AGGREGATE                 WEIGHTED   REMAINING    WEIGHTED    AVERAGE
                              PRINCIPAL               PRINCIPAL     AVERAGE     AVERAGE    TERM TO      AVERAGE     ORIGINAL
       SUBSEQUENT             BALANCE      NUMBER     BALANCE       PRINCIPAL   MORTGAGE   MATURITY     CREDIT      LOAN-TO-VALUE
 PERIODIC RATE CAP (%)       OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE      RATE      (MONTHS)     SCORE       RATIO
------------------------------------------------------------------------------------------------------------------------------------
1.000..................    $     234,000        1         0.05%    $  234,000    7.99%      359.00       572        75.0%
1.500..................       32,635,820       99         6.87        329,655    6.93       359.51       645        81.7
2.000..................      442,034,400    1,703        93.08        259,562    7.23       359.58       628        80.8
                           -------------    -----     --------     ----------   -----     --------     -----      ------
Total/Weighted Average.    $ 474,904,220    1,803       100.00%    $  263,397    7.21%      359.58       629        80.8%
                           =============    =====     ========
----------------------
     *    The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Statistical Calculation Pool Mortgage Loans
          in Loan Group 2 as of the Statistical Calculation Date was approximately 1.965%.



                                   MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE STATISTICAL
                                        CALCULATION POOL MORTGAGE LOANS IN LOAN GROUP 2*

                                                                                                  WEIGHTED
                                                             PERCENT OF                          AVERAGE                 WEIGHTED
                                  AGGREGATE                  AGGREGATE                 WEIGHTED   REMAINING   WEIGHTED    AVERAGE
       RANGE OF MINIMUM           PRINCIPAL                  PRINCIPAL     AVERAGE     AVERAGE    TERM TO     AVERAGE     ORIGINAL
------------------------------    BALANCE        NUMBER      BALANCE       PRINCIPAL   MORTGAGE   MATURITY    CREDIT   LOAN-TO-VALUE
      MORTGAGE RATES (%)         OUTSTANDING    OF LOANS   OUTSTANDING     BALANCE      RATE      (MONTHS)    SCORE        RATIO
------------------------------------------------------------------------------------------------------------------------------------
4.001-5.000..................   $     938,400         3         0.20%    $ 312,800      4.99%      357.94      727         79.9%
5.001-6.000..................      62,199,442       203        13.10       306,401      5.77       359.45      685         78.5
6.001-7.000..................     178,669,847       587        37.62       304,378      6.63       359.63      653         79.7
7.001-8.000..................     147,819,578       578        31.13       255,743      7.58       359.63      612         83.2
8.001-9.000..................      63,209,283       298        13.31       212,112      8.54       359.47      579         82.0
9.001-10.000.................      17,848,027       109         3.76       163,743      9.58       359.57      548         79.3
>10.000......................       4,219,644        25         0.89       168,786     10.83       359.22      525         70.0
                                -------------     -----     --------     ---------     -----      -------    -----      -------
Total/Weighted Average.......   $ 474,904,220     1,803       100.00%    $ 263,397      7.21%      359.58      629         80.8%
                                =============     =====     ========
--------------------
     *    The weighted average Minimum Mortgage Rate for the Adjustable Rate Statistical Calculation Pool Mortgage Loans in
          Loan Group 2 as of the Statistical Calculation Date was approximately 7.211% per annum.


                                 TYPES OF MORTGAGED PROPERTIES FOR THE STATISTICAL CALCULATION
                                              POOL MORTGAGE LOANS IN LOAN GROUP 2

                                                                                                  WEIGHTED
                                                            PERCENT OF                            AVERAGE                 WEIGHTED
                                   AGGREGATE                AGGREGATE                 WEIGHTED    REMAINING   WEIGHTED    AVERAGE
                                   PRINCIPAL                PRINCIPAL      AVERAGE    AVERAGE     TERM TO     AVERAGE     ORIGINAL
                                   BALANCE      NUMBER      BALANCE       PRINCIPAL   MORTGAGE    MATURITY    CREDIT   LOAN-TO-VALUE
        PROPERTY TYPE            OUTSTANDING    OF LOANS   OUTSTANDING     BALANCE      RATE      (MONTHS)     SCORE      RATIO
-----------------------------    ------------   --------   -----------    ---------   ---------   ---------   --------  ------------
Single Family Residence
(detached)...................   $ 396,162,992   1,541        73.23%      $  257,082     7.16%     358.82        629        80.2%
Planned Unit Development
(detached)...................      62,504,550     198        11.55          315,680     7.12      359.81        636        80.5
Condominium..................      28,473,158     128         5.26          222,447     7.11      359.59        651        81.0
Two Family...................      25,357,683      99         4.69          256,138     7.28      354.93        643        80.4
Planned Unit Development
(attached)...................      15,435,102      62         2.85          248,953     7.28      356.92        643        84.0
Three Family.................       8,703,428      32         1.61          271,982     7.62      355.39        630        78.7
Four Family..................       2,205,570       7         0.41          315,081     8.03      359.67        679        75.7
Higrise Condominium..........       2,143,670       7         0.40          306,239     7.30      359.74        615        79.8
                                -------------   -----     --------       ----------   ------     -------     ------      ------
Total/Weighted Average.......   $ 540,986,153   2,074       100.00%      $  260,842     7.17%     358.69        632        80.3%
                                =============   =====     ========



                              OCCUPANCY TYPES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                       IN LOAN GROUP 2(1)

                                                                                               WEIGHTED
                                                        PERCENT OF                             AVERAGE                 WEIGHTED
                              AGGREGATE                 AGGREGATE                 WEIGHTED     REMAINING    WEIGHTED   AVERAGE
                              PRINCIPAL                 PRINCIPAL     AVERAGE     AVERAGE      TERM TO      AVERAGE    ORIGINAL
                              BALANCE       NUMBER      BALANCE       PRINCIPAL   MORTGAGE     MATURITY     CREDIT     LOAN-TO-VALUE
        OCCUPANCY            OUTSTANDING    OF LOANS  OUTSTANDING     BALANCE       RATE      (MONTHS)      SCORE      RATIO
------------------------     -------------  --------  -----------    ---------    --------    ----------    --------   -------------
Owner Occupied............   $ 520,244,364    1,967        96.17%    $ 264,486      7.15%      358.75         631       80.4%
Investment................      19,705,089      103         3.64       191,312      7.81       357.25         654       79.5
Second Home...............       1,036,700        4         0.19       259,175      7.74       359.41         641       75.2
                             -------------    -----     --------     ---------    ------     --------      ------     ------
Total/Weighted Average....   $ 540,986,153    2,074       100.00%    $ 260,842      7.17%      358.69         632       80.3%
                             =============    =====     ========
     (1)  Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage
          Loans in Loan Group 2.


                                       LOAN PURPOSES FOR THE STATISTICAL CALCULATION POOL
                                                 MORTGAGE LOANS IN LOAN GROUP 2

                                                                                               WEIGHTED
                                                          PERCENT OF                           AVERAGE                 WEIGHTED
                               AGGREGATE                  AGGREGATE                WEIGHTED    REMAINING   WEIGHTED    AVERAGE
                               PRINCIPAL                  PRINCIPAL     AVERAGE    AVERAGE     TERM TO     AVERAGE     ORIGINAL
                               BALANCE        NUMBER      BALANCE     PRINCIPAL    MORTGAGE    MATURITY    CREDIT      LOAN-TO-VALUE
       LOAN PURPOSE            OUTSTANDING    OF LOANS  OUTSTANDING    BALANCE       RATE      (MONTHS)     SCORE      RATIO
------------------------
Refinance - Cash Out......   $ 288,876,989    1,122       53.40%     $  257,466      7.28%      358.07        610      77.2%
Purchase..................     218,346,296      811       40.36         269,231      7.00       359.74        664      84.2
Refinance - No Cash Out...      33,762,868      141        6.24         239,453      7.37       357.28        618      81.6
                             -------------    -----     -------      ----------    ------     --------     ------     -----
Total/Weighted Average....   $ 540,986,153    2,074      100.00%     $  260,842      7.17%      358.69        632      80.3%
                             =============    =====     =======



                          CREDIT GRADE CATEGORIES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2

                                                                                                WEIGHTED
                                                        PERCENT OF                              AVERAGE                  WEIGHTED
                              AGGREGATE                 AGGREGATE                  WEIGHTED     REMAINING   WEIGHTED     AVERAGE
                              PRINCIPAL                 PRINCIPAL     AVERAGE      AVERAGE      TERM TO     AVERAGE      ORIGINAL
                              BALANCE        NUMBER     BALANCE       PRINCIPAL    MORTGAGE     MATURITY    CREDIT     LOAN-TO-VALUE
  CREDIT GRADE CATEGORY       OUTSTANDING    OF LOANS  OUTSTANDING    BALANCE       RATE       (MONTHS)     SCORE        RATIO
-----------------------      -------------   --------  -----------    ---------    --------    ----------   --------   -------------
AA......................     $ 372,507,318    1,338       68.86%     $  278,406     6.87%       358.57       653         81.4%
AA95....................           450,242        3        0.08         150,081     6.74        359.54       736         95.0
AA100...................        12,981,983       60        2.40         216,366     7.65        359.79       688         99.9
A+......................        99,651,279      426       18.42         233,923     7.60        359.01       591         79.2
B.......................        30,473,654      134        5.63         227,415     8.01        358.22       561         73.2
C.......................        18,420,427       83        3.40         221,933     8.26        359.01       551         69.0
C-......................         6,501,250       30        1.20         216,708     9.89        359.58       538         64.4
                             -------------    -----     -------      ----------   ------     ---------    ------       ------
Total/Weighted Average....   $ 540,986,153    2,074      100.00%     $  260,842     7.17%       358.69       632         80.3%
                             =============    =====     =======



                       ORIGINAL TERM FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS IN LOAN GROUP 2

                                                                                              WEIGHTED
                                                        PERCENT OF                            AVERAGE                 WEIGHTED
                              AGGREGATE                 AGGREGATE                 WEIGHTED    REMAINING   WEIGHTED    AVERAGE
                              PRINCIPAL                 PRINCIPAL    AVERAGE      AVERAGE     TERM TO     AVERAGE     ORIGINAL
                              BALANCE       NUMBER      BALANCE      PRINCIPAL    MORTGAGE    MATURITY    CREDIT     LOAN-TO-VALUE
      ORIGINAL TERM          OUTSTANDING    OF LOANS   OUTSTANDING   BALANCE        RATE     (MONTHS)     SCORE       RATIO
----------------------      -------------  ---------   -----------  ----------   ---------   ----------   --------   -------------
ARM 360................     $ 474,904,220    1,803        87.78%    $ 263,397       7.21%     359.58        629         80.8%
Fixed 120..............           300,000        2         0.06       150,000       6.16      120.00        661         73.4
Fixed 180..............         1,626,350       11         0.30       147,850       7.00      180.00        623         65.6
Fixed 240..............         1,165,300        8         0.22       145,663       7.26      240.00        613         76.3
Fixed 360..............        62,990,283      250        11.64       251,961       6.89      359.96        654         77.0
                            -------------    -----       ------     ---------       ----      ------        ---         ----
Total/Weighted Average...   $ 540,986,153    2,074       100.00%    $ 260,842       7.17%     358.69        632         80.3%
                            =============    =====       ======


                          LOAN DOCUMENTATION TYPE FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2

                                                                                             WEIGHTED
                                                        PERCENT OF                           AVERAGE                WEIGHTED
                               AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   AVERAGE
                               PRINCIPAL                PRINCIPAL    AVERAGE     AVERAGE     TERM TO     AVERAGE    ORIGINAL
                               BALANCE      NUMBER      BALANCE     PRINCIPAL    MORTGAGE    MATURITY    CREDIT     LOAN-TO-VALUE
  LOAN DOCUMENTATION TYPE     OUTSTANDING   OF LOANS  OUTSTANDING    BALANCE      RATE       (MONTHS)    SCORE      RATIO
---------------------------   ------------- --------  -----------   ---------    --------    --------    --------   -------------
Stated Income..............   $ 270,818,081    947        50.06%    $ 285,975      7.34%      359.04       644         81.0%
2 Yr Full Doc..............     144,230,196    629        26.66       229,301      6.95       358.67       624         80.7
1 Yr Full Doc..............     108,978,251    445        20.14       244,895      7.00       357.70       622         78.4
1 Yr Limited Doc...........      16,773,225     52         3.10       322,562      7.40       359.62       582         80.0
2 Yr Limited Doc...........         186,400      1         0.03       186,400      7.99       359.00       512         80.0
                              -------------   ----      -------     ---------    ------     --------    ------        -----
Total/Weighted Average......  $ 540,986,153   2,074      100.00%    $ 260,842      7.17%      358.69       632         80.3%
                              =============   =====     =======



                      ORIGINAL PREPAYMENT PENALTY TERM FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2

                                                                                                 WEIGHTED
                                                         PERCENT OF                              AVERAGE                 WEIGHTED
                               AGGREGATE                 AGGREGATE                  WEIGHTED     REMAINING   WEIGHTED    AVERAGE
                               PRINCIPAL                 PRINCIPAL     AVERAGE      AVERAGE      TERM TO     AVERAGE     ORIGINAL
   ORIGINAL PREPAYMENT         BALANCE        NUMBER     BALANCE       PRINCIPAL    MORTGAGE     MATURITY    CREDIT    LOAN-TO-VALUE
  PENALTY TERM (MONTHS)        OUTSTANDING    OF LOANS  OUTSTANDING    BALANCE       RATE        (MONTHS)    SCORE       RATIO
------------------------     --------------   --------  -----------   ----------    --------   ---------    --------   -------------
0.......................     $  150,028,952     590       27.73%      $ 254,286       7.43%       359.38       640        83.0%
12......................         61,765,759     193       11.42         320,030       7.10        358.84       634        79.8
24......................        260,642,630   1,026       48.18         254,038       7.16        359.54       623        80.0
36......................         68,548,811     265       12.67         258,675       6.73        353.83       649        76.2
                             --------------   -----     -------       ---------     ------     ---------    ------      ------
Total/Weighted Average....   $  540,986,153   2,074      100.00%      $ 260,842       7.17%       358.69       632        80.3%
                             ==============   =====     =======



                      MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL
                                                 MORTGAGE LOANS IN LOAN GROUP 2

                         WEIGHTED                                                                  WEIGHTED
                         AVERAGE                               PERCENT OF                           AVERAGE              WEIGHTED
                       MONTHS TO       AGGREGATE                AGGREGATE              WEIGHTED   REMAINING  WEIGHTED     AVERAGE
       RANGE OF             NEXT       PRINCIPAL                PRINCIPAL    AVERAGE    AVERAGE     TERM TO   AVERAGE    ORIGINAL
    MONTHS TO NEXT    ADJUSTMENT         BALANCE   NUMBER OF      BALANCE  PRINCIPAL   MORTGAGE    MATURITY    CREDIT  LOAN-TO-VALUE
    ADJUSTMENT DATE         DATE     OUTSTANDING       LOANS  OUTSTANDING    BALANCE       RATE     (MONTHS)    SCORE      RATIO
0-6...................         6   $ 11,086,153           29        2.33%   $382,281       6.75%     359.63       642       79.7%
7-12..................        12     21,549,667           70        4.54     307,852       7.01      359.45       646       82.7
13-18.................        18        400,100            2        0.08     200,050       7.50      354.00       655       85.4
19-24.................        24    413,587,990        1,600       87.09     258,492       7.26      359.59       626       80.8
25-31.................        31        500,000            1        0.11     500,000       6.49      355.00       577       76.9
32-37.................        36     22,769,270           81        4.79     281,102       6.83      359.71       660       81.1
>=38..................        60      5,011,040           20        1.06     250,552       6.62      359.57       651       79.7
                          ------   ------------    ---------     -------    --------    -------    --------    ------     ------
Total/Weighted Average.       24   $474,904,220        1,803      100.00%   $263,397       7.21%     359.58       629       80.8%
                                    ============    =========     ======


                           MORTGAGE LOAN PROGRAMS FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                                      WEIGHTED
                                                                  PERCENT OF                          AVERAGE               WEIGHTED
                                                                   AGGREGATE              WEIGHTED  REMAINING  WEIGHTED      AVERAGE
                                            AGGREGATE              PRINCIPAL    AVERAGE    AVERAGE    TERM TO  AVERAGE      ORIGINAL
                                    PRINCIPAL BALANCE    NUMBER     BALANCE   PRINCIPAL   MORTGAGE   MATURITY  CREDIT  LOAN-TO-VALUE
LOAN PROGRAMS                             OUTSTANDING  OF LOANS  OUTSTANDING    BALANCE      RATE     (MONTHS)  SCORE          RATIO
-----------------------------------------------------------------------------------------------------------------------------------
6 Month LIBOR ARMs................    $   16,369,463      51        1.51%    $ 320,970      6.80%     359.75      647        78.8%
1/29 Hybrid ARMs..................        36,994,833     151        3.42       244,999      7.21      359.73      630        82.0
2/28 Hybrid ARMs..................       623,301,583    3,026      57.61       205,982      7.60      359.73      598        78.7
2/28 Hybrid ARMs -  Interest Only        181,897,304     653       16.81       278,556      6.70      359.70      657        81.1
3/27 Hybrid ARMs..................        27,649,600     134        2.56       206,340      7.35      359.81      627        78.9
3/27 Hybrid ARMs -  Interest Only..       16,537,065      60        1.53       275,618      6.55      359.71      677        81.6
5/25 Hybrid ARMs..................        11,620,490      50        1.07       232,410      6.72      359.78      644        77.3
10 Yr Fixed Rate..................           368,000       3        0.03       122,667      6.53      120.00      636        74.4
15 Yr Fixed Rate..................         5,125,400      39        0.47       131,421      7.04      180.00      636        66.7
20 Yr Fixed Rate..................         4,553,440      32        0.42       142,295      6.96      240.00      627        72.1
25 Yr Fixed Rate..................           516,500       3        0.05       172,167      6.65      300.00      631        68.6
30 Yr Fixed Rate.............            145,765,259     751       13.47       194,095      7.02      359.99      642        75.8
30 Yr Fixed Rate - Interest Only...       11,247,901      37        1.04       303,997      6.68      359.92      677        77.1
                                      --------------    ----    --------     ---------   -------   ---------   ------      ------
Total/Weighted Average............    $1,081,946,837    4,990     100.00%    $ 216,823      7.30%     358.30      619        78.8%
                                      ==============    =====   ========



                     MORTGAGE LOAN PRINCIPAL BALANCES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                  WEIGHTED
                                                            PERCENT OF                             AVERAGE                WEIGHTED
                                     AGGREGATE               AGGREGATE               WEIGHTED     REMAINING  WEIGHTED     AVERAGE
                                     PRINCIPAL               PRINCIPAL     AVERAGE    AVERAGE       TERM TO   AVERAGE    ORIGINAL
        RANGE OF MORTGAGE              BALANCE     NUMBER      BALANCE   PRINCIPAL   MORTGAGE      MATURITY    CREDIT  LOAN-TO-VALUE
     LOAN PRINCIPAL BALANCES       OUTSTANDING   OF LOANS  OUTSTANDING     BALANCE       RATE      (MONTHS)     SCORE       RATIO
-------------------------------  --------------  --------  -----------   ---------   --------     ---------  --------  -------------
$25,000.01 - $50,000.00........  $    1,335,925       27        0.12%     $ 49,479       8.09%       352.96       594       56.9%
$50,000.01 - $75,000.00........      15,332,998      238        1.42        64,424       8.20        350.05       600       76.4
$75,000.01 - $100,000.00.......      30,993,298      351        2.86        88,300       8.01        354.77       595       77.5
$100,000.01 - $150,000.00......     129,401,650    1,035       11.96       125,026       7.63        355.94       603       77.5
$150,000.01 - $200,000.00......     166,717,011      953       15.41       174,939       7.54        357.95       605       77.1
$200,000.01 - $250,000.00......     165,174,339      733       15.27       225,340       7.32        358.36       614       78.1
$250,000.01 - $300,000.00......     180,941,661      660       16.72       274,154       7.18        358.98       618       79.0
$300,000.01 - $350,000.00......     116,929,520      362       10.81       323,010       7.10        359.26       625       79.9
$350,000.01 - $400,000.00......     104,019,890      277        9.61       375,523       7.00        359.38       638       81.0
$400,000.01 - $450,000.00......      64,159,706      151        5.93       424,899       6.90        359.83       645       81.1
$450,000.01 - $500,000.00......      53,990,550      113        4.99       477,792       7.07        359.71       638       81.2
$500,000.01 - $550,000.00......      19,509,853       37        1.80       527,293       7.03        359.73       656       81.3
$550,000.01 - $600,000.00......      20,221,714       35        1.87       577,763       7.16        359.66       637       79.2
$600,000.01 - $650,000.00......       3,745,972        6        0.35       624,329       6.29        359.83       663       76.4
$650,000.01 - $700,000.00......       2,027,750        3        0.19       675,917       7.42        359.66       642       75.5
$700,000.01 - $750,000.00......       2,212,500        3        0.20       737,500       7.85        360.00       666       73.8
$750,000.01 - $800,000.00......       1,590,500        2        0.15       795,250       7.14        359.50       665       59.6
$800,000.01 - $850,000.00......       1,642,000        2        0.15       821,000       7.19        360.00       627       65.0
> $900,000.00..................       2,000,000        2        0.18      1,000,000      6.62        360.00       672       63.6
                                 --------------    -----     -------      ---------    ------      --------    ------      ------
Total/Weighted Average.......    $1,081,946,837    4,990      100.00%     $216,823       7.30%       358.30       619       78.8%
                                 ==============    =====     =======
----------------
     *    The average Principal Balance of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation
          Date was approximately $216,823.


                              MORTGAGE RATES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                  WEIGHTED
                                                          PERCENT OF                               AVERAGE                 WEIGHTED
                                   AGGREGATE               AGGREGATE                 WEIGHTED    REMAINING   WEIGHTED       AVERAGE
                                   PRINCIPAL               PRINCIPAL     AVERAGE      AVERAGE      TERM TO    AVERAGE      ORIGINAL
                                     BALANCE    NUMBER       BALANCE    PRINCIPAL    MORTGAGE     MATURITY     CREDIT  LOAN-TO-VALUE
RANGE OF MORTGAGE RATES (%)      OUTSTANDING  OF LOANS   OUTSTANDING      BALANCE       RATE       (MONTHS)     SCORE        RATIO
4.51 - 5.00.................  $    1,512,150        5          0.14%    $ 302,430       4.99%       358.36        728         73.9%
5.01 - 5.50.................      17,992,329       60          1.66       299,872       5.37        358.82        700         76.7
5.51 - 6.00.................      93,155,306      358          8.61       260,210       5.88        357.73        675         75.2
6.01 - 6.50.................     166,739,267      665         15.41       250,736       6.33        357.73        655         75.5
6.51 - 7.00.................     242,955,256    1,014         22.46       239,601       6.84        357.92        635         78.5
7.01 - 7.50.................     167,323,339      765         15.47       218,723       7.31        358.27        617         80.1
7.51 - 8.00.................     178,690,735      893         16.52       200,102       7.83        358.63        595         82.0
8.01 - 8.50.................      78,679,725      429          7.27       183,403       8.31        358.92        580         81.6
8.51 - 9.00.................      76,609,951      437          7.08       175,309       8.82        359.00        565         80.1
9.01 - 9.50.................      24,377,791      154          2.25       158,297       9.31        359.76        556         79.3
9.51 - 10.00................      22,136,365      134          2.05       165,197       9.84        359.42        539         75.7
10.01 - 10.50...............       6,047,304       38          0.56       159,140      10.30        359.72        530         73.4
10.51 - 11.00...............       3,141,310       21          0.29       149,586      10.75        359.59        527         70.1
11.01 - 11.50...............       1,127,635        7          0.10       161,091      11.30        359.91        517         68.0
11.51 - 12.00...............         913,500        7          0.08       130,500      11.89        359.45        516         64.2
12.01 - 12.50...............         544,875        3          0.05       181,625      12.14        360.00        509         66.8
                              --------------   ------      --------     ---------     ------      --------     ------        -----
Total/Weighted Average......  $1,081,946,837    4,990        100.00%    $ 216,823       7.30%       358.30        619         78.8%
                              ==============   ======      ========
---------------
     *    The weighted average Mortgage Rate for the Mortgage Loans in the Statistical Calculation Pool as of the Statistical
          Calculation Date was approximately 7.30% per annum



                    REMAINING TERMS TO STATED MATURITY FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                 WEIGHTED
                                                            PERCENT OF                            AVERAGE                 WEIGHTED
                                       AGGREGATE             AGGREGATE               WEIGHTED   REMAINING   WEIGHTED       AVERAGE
                                       PRINCIPAL   NUMBER    PRINCIPAL     AVERAGE    AVERAGE     TERM TO    AVERAGE      ORIGINAL
      RANGE OF REMAINING                 BALANCE       OF      BALANCE   PRINCIPAL   MORTGAGE    MATURITY     CREDIT  LOAN-TO-VALUE
        TERMS (MONTHS)               OUTSTANDING    LOANS  OUTSTANDING     BALANCE       RATE     (MONTHS)     SCORE        RATIO
------------------------------------------------------------------------------------------------------------------------------------
1-120........................    $       368,000        3        0.03%    $122,667       6.53%     120.00        636        74.4%
121-180......................          5,125,400       39        0.47      131,421       7.04      180.00        636        66.7
181-300......................          5,069,940       35        0.47      144,855       6.93      246.11        628        71.7
301-360......................      1,071,383,497    4,913       99.02      218,071       7.30      359.77        619        78.8
                                 ---------------    -----    --------     --------     ------     -------     ------       -----
Total/Weighted Average.......    $ 1,081,946,837    4,990      100.00%    $216,823       7.30%     358.30        619        78.8%
                                 ===============    =====    ========
----------------
     *    The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans as of the
          Statistical Calculation Date was approximately 358 months.

                       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                   WEIGHTED
                                                            PERCENT OF                             AVERAGE               WEIGHTED
                                                             AGGREGATE                WEIGHTED   REMAINING   WEIGHTED     AVERAGE
                                    AGGREGATE                PRINCIPAL      AVERAGE    AVERAGE     TERM TO    AVERAGE    ORIGINAL
      RANGE OF ORIGINAL     PRINCIPAL BALANCE     NUMBER       BALANCE    PRINCIPAL   MORTGAGE    MATURITY     CREDIT  LOAN-TO-VALUE
  LOAN-TO-VALUE RATIOS (%)        OUTSTANDING   OF LOANS   OUTSTANDING      BALANCE       RATE     (MONTHS)     SCORE       RATIO
------------------------------------------------------------------------------------------------------------------------------------
Up to 50.00................   $    32,721,985        214          3.02%    $152,906       7.20%     352.41        593        40.6%
50.01-55.00................        19,326,544        100          1.79      193,265       7.01      355.68        602        53.0
55.01-60.00................        37,390,014        181          3.46      206,575       7.15      356.84        597        58.0
60.01-65.00................        57,191,177        277          5.29      206,466       7.32      356.28        586        63.6
65.01-70.00................        91,696,497        405          8.48      226,411       7.45      358.36        588        68.7
70.01-75.00................       106,602,930        483          9.85      220,710       7.33      358.43        597        73.9
75.01-80.00................       300,431,785      1,324         27.77      226,912       6.95      358.97        632        79.6
80.01-85.00................       148,993,262        681         13.77      218,786       7.51      358.06        610        84.5
85.01-90.00................       190,286,126        863         17.59      220,494       7.49      359.27        632        89.6
90.01-95.00................        75,501,037        340          6.98      222,062       7.58      359.05        660        94.7
95.01-100.00...............        21,805,480        122          2.02      178,733       7.67      357.70        686        99.9
                              ---------------      -----      --------     --------     ------     -------     ------      ------
Total/Weighted Average......  $ 1,081,946,837      4,990        100.00%    $216,823       7.30%     358.30        619        78.8%
                              ===============      =====      ========
---------------
     *    The weighted average original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans
          as of the Statistical Calculation Date was approximately 78.75%.


                                       STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR
                                        THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                                 WEIGHTED
                                                       PERCENT OF                                 AVERAGE                WEIGHTED
                                AGGREGATE               AGGREGATE                  WEIGHTED     REMAINING   WEIGHTED      AVERAGE
                                PRINCIPAL               PRINCIPAL        AVERAGE    AVERAGE       TERM TO    AVERAGE     ORIGINAL
                                  BALANCE     NUMBER      BALANCE      PRINCIPAL   MORTGAGE      MATURITY     CREDIT   LOAN-TO-VALUE
         STATE                OUTSTANDING   OF LOANS  OUTSTANDING        BALANCE       RATE       (MONTHS)     SCORE        RATIO
----------------------    ---------------   --------  -----------      ---------   --------     ---------   --------   -------------
Alabama...............    $     1,080,800         5          0.10%     $ 216,160       8.10%       344.90        596         83.6%
Alaska................            286,900         1          0.03        286,900       6.50        360.00        702         95.0
Arizona...............          9,478,182        57          0.88        166,284       7.57        357.88        600         79.5
Arkansas..............          2,276,560        15          0.21        151,771       7.76        359.89        658         90.0
California............        500,005,753     1,798         46.21        278,090       6.97        358.34        625         76.0
Colorado..............          3,748,779        19          0.35        197,304       7.10        359.36        596         82.6
Connecticut...........         15,788,529        80          1.46        197,357       7.92        359.69        600         80.4
Delaware..............            755,800         5          0.07        151,160       8.21        359.58        554         77.0
District of Columbia..          4,361,900        20          0.40        218,095       7.92        359.78        584         70.3
Florida...............         92,683,520       527          8.57        175,870       7.48        358.74        617         81.1
Georgia...............         22,453,338       146          2.08        153,790       7.66        356.56        613         84.2
Hawaii................            977,500         5          0.09        195,500       6.49        359.87        621         55.7
Idaho.................            589,760         5          0.05        117,952       7.25        360.00        620         89.1
Illinois..............        106,204,947       525          9.82        202,295       7.44        358.96        630         83.1
Indiana...............          3,656,671        37          0.34         98,829       7.83        357.42        621         86.2
Iowa..................          3,381,355        22          0.31        153,698       8.28        359.90        613         83.6
Kansas................            928,400         9          0.09        103,156       8.17        348.17        581         82.0
Kentucky..............          2,641,552        20          0.24        132,078       7.90        359.86        596         86.8
Louisiana.............          5,156,225        47          0.48        109,707       7.58        355.59        606         80.3
Maine.................            914,000         5          0.08        182,800       7.90        359.74        588         61.7
Maryland..............         39,803,257       177          3.68        224,877       7.56        358.77        602         78.6
Massachusetts.........         17,164,410        67          1.59        256,185       7.45        359.78        614         79.8
Michigan..............         25,643,141       194          2.37        132,181       7.96        358.87        605         83.8
Minnesota.............          9,466,954        50          0.87        189,339       7.74        359.69        596         80.7
Mississippi...........            876,000         8          0.08        109,500       8.52        359.85        561         88.7
Missouri..............          3,797,623        36          0.35        105,490       7.76        359.81        602         84.6
Nebraska..............            378,600         3          0.03        126,200       8.22        359.71        606         94.0
Nevada................         24,823,348       115          2.29        215,855       7.45        359.72        618         80.5
New Hampshire.........          2,408,320         8          0.22        301,040       7.34        337.25        628         81.6
New Jersey............         15,200,441        70          1.40        217,149       7.75        358.90        605         79.7
New Mexico............          4,359,517        29          0.40        150,328       8.49        356.67        593         80.3
New York..............         43,161,527       163          3.99        264,795       7.33        357.43        633         77.8
North Carolina........          2,131,725        16          0.20        133,233       8.01        359.88        599         82.4
North Dakota..........             84,408         1          0.01         84,408       7.59        360.00        653         95.0
Ohio..................          9,081,240        81          0.84        112,114       7.99        351.06        609         85.7
Oklahoma..............            612,590         5          0.06        122,518       7.81        359.82        639         82.1
Oregon................          1,860,406        13          0.17        143,108       7.54        359.30        610         82.4
Pennsylvania..........          9,159,448        61          0.85        150,155       7.64        355.91        607         80.3
Rhode Island..........          6,823,556        34          0.63        200,693       7.44        359.79        602         77.9
South Carolina........          3,638,875        27          0.34        134,773       7.74        352.94        606         83.9
South Dakota..........             92,800         1          0.01         92,800       8.24        360.00        553         80.0
Tennessee.............          3,750,852        33          0.35        113,662       8.12        359.42        596         84.2
Texas.................          5,091,679        39          0.47        130,556       7.64        357.63        632         83.5
Utah..................            720,050         3          0.07        240,017       7.01        298.38        618         78.6
Virginia..............         56,605,750       293          5.23        193,194       7.67        359.07        606         79.4
Washington............          8,022,540        44          0.74        182,330       6.88        353.90        627         81.7
West Virginia.........          2,097,563        14          0.19        149,826       8.26        359.77        576         82.1
Wisconsin.............          7,719,744        57          0.71        135,434       7.76        357.89        622         84.1
                          ---------------     -----      --------      ---------     ------      --------     ------       ------
Total/Weighted Average..  $ 1,081,946,837     4,990        100.00%     $ 216,823       7.30%       358.30        619         78.8%
                          ===============     =====      ========


                       CREDIT BUREAU RISK SCORES(1) FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                  WEIGHTED
                                                        PERCENT OF                                 AVERAGE              WEIGHTED
                                 AGGREGATE               AGGREGATE                   WEIGHTED    REMAINING   WEIGHTED    AVERAGE
                                 PRINCIPAL               PRINCIPAL        AVERAGE     AVERAGE      TERM TO    AVERAGE   ORIGINAL
  RANGE OF CREDIT BUREAU           BALANCE    NUMBER       BALANCE      PRINCIPAL    MORTGAGE     MATURITY     CREDIT  LOAN-TO-VALUE
       RISK SCORES             OUTSTANDING  OF LOANS   OUTSTANDING        BALANCE        RATE      (MONTHS)     SCORE      RATIO
------------------------    --------------  --------   -----------      ---------   ---------    ---------   --------  -------------
801 - 820...............    $    1,518,400         5         0.14%      $ 303,680        6.50%      322.62        802       78.4%
781 - 800...............         6,422,281        27         0.59         237,862        6.46       359.75        788       83.1
761 - 780...............        18,036,996        65         1.67         277,492        6.27       359.85        771       82.2
741 - 760...............        26,319,202        97         2.43         271,332        6.62       359.44        751       82.7
721 - 740...............        34,468,509       131         3.19         263,118        6.43       358.97        730       81.7
701 - 720...............        51,063,469       201         4.72         254,047        6.63       357.81        710       83.5
681 - 700...............        62,903,775       248         5.81         253,644        6.73       358.26        690       81.1
661 - 680...............        87,563,125       362         8.09         241,887        6.84       358.19        670       82.6
641 - 660...............       107,702,259       468         9.95         230,133        6.91       357.41        651       80.1
621 - 640...............       119,301,477       558        11.03         213,802        6.99       358.07        630       81.2
601 - 620...............       123,079,686       574        11.38         214,425        7.14       358.70        610       79.5
581 - 600...............       109,360,900       537        10.11         203,652        7.37       357.37        591       77.8
561 - 580...............       100,006,418       477         9.24         209,657        7.68       358.16        572       77.1
541 - 560...............        89,558,308       477         8.28         187,753        8.00       359.02        551       75.1
521 - 540...............        78,566,115       411         7.26         191,158        8.40       358.68        531       73.1
501 - 520...............        61,651,536       332         5.70         185,697        8.56       359.77        510       70.5
<= 500..................         4,424,380        20         0.41         221,219        8.41       359.80        500       72.7
                            --------------     -----      -------       ---------      ------     --------     ------     ------
Total/Weighted Average....  $1,081,946,837     4,990       100.00%      $ 216,823        7.30%      358.30        619       78.8%
                            ==============     =====      =======
---------------------------
     (1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans in the
          Statistical Calculation Pool were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

     *    The weighted average Credit Bureau Risk Score of the Mortgage Loans in the Statistical Calculation Pool as of the
          Statistical Calculation Date was approximately 619.


                       GROSS MARGINS FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                               WEIGHTED
                                                       PERCENT OF                               AVERAGE               WEIGHTED
                                 AGGREGATE              AGGREGATE                 WEIGHTED    REMAINING   WEIGHTED     AVERAGE
                                 PRINCIPAL              PRINCIPAL       AVERAGE    AVERAGE      TERM TO    AVERAGE    ORIGINAL
     RANGE OF GROSS                BALANCE    NUMBER      BALANCE     PRINCIPAL   MORTGAGE     MATURITY     CREDIT   LOAN-TO-VALUE
       MARGINS (%)             OUTSTANDING  OF LOANS  OUTSTANDING       BALANCE       RATE      (MONTHS)     SCORE       RATIO
------------------------    --------------  --------  -----------    ----------  ---------    ---------   --------   -------------
3.001 - 4.000...........    $      252,700         1         0.03%   $  252,700       8.00%      360.00        600        95.0%
4.001 - 5.000...........        54,173,117       285         5.92       190,081       7.31       359.82        630        82.6
5.001 - 6.000...........       538,986,309     2,265        58.95       237,963       7.00       359.72        637        80.9
6.001 - 7.000...........       319,610,284     1,566        34.95       204,093       7.93       359.74        575        76.2
7.001 - 8.000...........           910,472         5         0.10       182,094       7.67       358.62        621        81.9
8.001 - 9.000...........           437,455         3         0.05       145,818       8.76       358.83        594        85.0
                            --------------     -----      -------    ----------     ------    ---------     ------       -----
Total/Weighted Average...   $  914,370,337     4,125       100.00%   $  221,666       7.35%      359.73        615        79.3%
                            ==============     =====      =======
------------------
     *    The weighted average Gross Margin of the Adjustable Rate Statistical Calculation Pool Mortgage Loans as of the
          Statistical Calculation Date was approximately 6.201%.


                   NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                              WEIGHTED
                                                       PERCENT OF                              AVERAGE               WEIGHTED
                                 AGGREGATE              AGGREGATE                 WEIGHTED   REMAINING   WEIGHTED     AVERAGE
                                 PRINCIPAL              PRINCIPAL       AVERAGE    AVERAGE     TERM TO    AVERAGE    ORIGINAL
                                   BALANCE    NUMBER      BALANCE     PRINCIPAL   MORTGAGE    MATURITY     CREDIT   LOAN-TO-VALUE
   NEXT ADJUSTMENT DATE        OUTSTANDING  OF LOANS  OUTSTANDING       BALANCE       RATE     (MONTHS)     SCORE       RATIO
-------------------------    -------------  --------  -----------     ---------   --------   ---------   --------   -------------
October 2005.............    $   4,053,273        13        0.44%     $ 311,790      6.79%      359.00        635       80.2%
November 2005............        9,574,690        32        1.05        299,209      6.85       360.00        650       77.2
December 2005............        2,741,500         6        0.30        456,917      6.67       360.00        651       82.4
March 2006...............          366,560         2        0.04        183,280      6.38       358.00        622       54.3
April 2006...............        9,211,481        32        1.01        287,859      6.95       359.00        650       81.5
May 2006.................       22,021,054        96        2.41        229,386      7.30       359.88        618       81.9
June 2006................        5,609,552        22        0.61        254,980      7.33       360.00        642       85.5
November 2006............          400,100         2        0.04        200,050      7.50       354.00        655       85.4
December 2006............          412,947         3        0.05        137,649      6.28       355.00        618       77.7
January 2007.............        1,193,109         6        0.13        198,852      7.12       356.00        592       76.9
February 2007............        8,204,789        33        0.90        248,630      6.61       357.00        620       80.0
March 2007...............       10,610,580        60        1.16        176,843      7.22       358.00        604       80.3
April 2007...............      164,091,541       779       17.95        210,644      7.39       359.00        609       78.5
May 2007.................      484,766,042     2,177       53.02        222,676      7.40       360.00        612       79.3
June 2007................      135,305,965       618       14.80        218,942      7.46       360.00        614       79.7
December 2007............          500,000         1        0.05        500,000      6.49       355.00        577       76.9
March 2008...............        1,217,655         5        0.13        243,531      6.14       358.00        691       80.2
April 2008...............        5,091,550        21        0.56        242,455      6.76       359.00        642       78.3
May 2008.................       19,873,655        84        2.17        236,591      6.89       360.00        653       79.2
June 2008................       17,503,805        83        1.91        210,889      7.41       360.00        636       81.1
April 2010...............        2,604,440        13        0.28        200,342      6.69       359.00        636       81.0
May 2010.................        6,695,650        26        0.73        257,525      6.76       360.00        647       77.6
June 2010................        2,320,400        11        0.25        210,945      6.63       360.00        642       72.4
                             -------------     -----     -------      ---------    ------     --------     ------     ------
Total/Weighted Average....   $ 914,370,337     4,125      100.00%     $ 221,666      7.35%      359.73        615       79.3%
                             =============     =====     =======
------------------
     *    The weighted average number of months to next adjustment date for the Adjustable Rate Mortgage Loans in the
          Statistical Calculation Pool as of the Statistical Calculation Date is 24 months.


                  MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                            WEIGHTED
                                                       PERCENT OF                            AVERAGE             WEIGHTED
                                AGGREGATE               AGGREGATE              WEIGHTED    REMAINING  WEIGHTED    AVERAGE
                                PRINCIPAL               PRINCIPAL     AVERAGE   AVERAGE      TERM TO   AVERAGE   ORIGINAL
    RANGE OF MAXIMUM              BALANCE     NUMBER      BALANCE   PRINCIPAL  MORTGAGE     MATURITY    CREDIT  LOAN-TO-VALUE
   MORTGAGE RATES (%)         OUTSTANDING   OF LOANS  OUTSTANDING     BALANCE      RATE      (MONTHS)    SCORE      RATIO
----------------------      -------------   --------  -----------   ---------  --------     --------  --------  -------------
11.501 - 12.000.......      $   1,512,150        5        0.17%     $ 302,430      4.99%      358.36       728       73.9%
12.001 - 12.500.......         18,141,952       60        1.98        302,366      5.38       359.30       699       76.6
12.501 - 13.000.......         77,830,013      293        8.51        265,631      5.87       359.67       672       76.9
13.001 - 13.500.......        122,654,378      478       13.41        256,599      6.33       359.71       649       76.0
13.501 - 14.000.......        195,634,370      783       21.40        249,852      6.84       359.75       633       79.1
14.001 - 14.500.......        142,952,330      635       15.63        225,122      7.31       359.76       614       80.4
14.501 - 15.000.......        159,699,229      774       17.47        206,330      7.84       359.78       593       82.5
15.001 - 15.500.......         70,777,397      372        7.74        190,262      8.32       359.71       579       81.6
15.501 - 16.000.......         70,694,309      392        7.73        180,343      8.82       359.74       563       80.3
16.001 - 16.500.......         22,126,041      135        2.42        163,897      9.31       359.74       554       78.9
16.501 - 17.000.......         21,067,595      126        2.30        167,203      9.84       359.80       539       75.4
17.001 - 17.500.......          5,553,254       34        0.61        163,331     10.30       359.70       532       73.9
17.501 - 18.000.......          3,191,310       22        0.35        145,060     10.77       359.60       527       69.8
18.001 - 18.500.......          1,127,635        7        0.12        161,091     11.30       359.91       517       68.0
18.501 - 19.000.......            863,500        6        0.09        143,917     11.89       359.42       517       65.0
19.001 - 19.500.......            544,875        3        0.06        181,625     12.14       360.00       509       66.8
                            -------------    -----     -------      ---------    ------     --------    ------     ------
Total/Weighted Average...   $ 914,370,337    4,125      100.00%     $ 221,666      7.35%      359.73       615       79.3%
                            =============    =====     =======

-----------------
     *    The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool
          as of the Statistical Calculation Date was approximately 14.349% per annum.


                 INITIAL PERIODIC RATE CAP FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                            WEIGHTED
                                                     PERCENT OF                             AVERAGE               WEIGHTED
                               AGGREGATE              AGGREGATE                WEIGHTED   REMAINING   WEIGHTED     AVERAGE
                               PRINCIPAL              PRINCIPAL     AVERAGE     AVERAGE     TERM TO    AVERAGE    ORIGINAL
    INITIAL PERIODIC             BALANCE    NUMBER      BALANCE    PRINCIPAL   MORTGAGE    MATURITY     CREDIT    LOAN-TO-VALUE
      RATE CAP (%)           OUTSTANDING  OF LOANS  OUTSTANDING      BALANCE       RATE     (MONTHS)     SCORE       RATIO
------------------------------------------------------------------------------------------------------------------------------------
1.000..................    $     524,000         3         0.06%   $ 174,667       9.04%     359.55        544        69.4%
1.500..................          413,000         2         0.05      206,500       7.59      359.00        529        62.8
2.000..................       56,000,510       212         6.12      264,153       7.06      359.70        635        81.2
3.000..................      857,432,827     3,908        93.77      219,405       7.37      359.73        614        79.2
                           -------------     -----     --------    ---------     ------    --------      -----      ------
Total/Weighted Average..   $ 914,370,337     4,125       100.00%   $ 221,666       7.35%     359.73        615        79.3%
                           =============     =====     ========
----------------
     *    The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation
          Pool as of the Statistical Calculation Date was approximately 2.937%.



                       SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL
                                                        MORTGAGE LOANS*

                                                                                               WEIGHTED
                                                       PERCENT OF                                AVERAGE               WEIGHTED
                               AGGREGATE                AGGREGATE                  WEIGHTED    REMAINING  WEIGHTED      AVERAGE
                                PRINCIPAL               PRINCIPAL       AVERAGE     AVERAGE      TERM TO   AVERAGE     ORIGINAL
       SUBSEQUENT                 BALANCE    NUMBER       BALANCE     PRINCIPAL    MORTGAGE     MATURITY    CREDIT   LOAN-TO-VALUE
 PERIODIC RATE CAP (%)        OUTSTANDING  OF LOANS   OUTSTANDING       BALANCE        RATE      (MONTHS)   SCORE         RATIO
------------------------------------------------------------------------------------------------------------------------------------
1.000..................    $      524,000         3          0.06%    $ 174,667        9.04%      359.55       544         69.4%
1.500..................        53,991,110       205          5.90       263,371        7.09       359.69       634         80.9
2.000..................       859,855,227     3,917         94.04       219,519        7.37       359.73       614         79.3
                           --------------     -----      --------     ---------      ------     --------     -----      -------
Total/Weighted Average..   $  914,370,337     4,125        100.00%    $ 221,666        7.35%      359.73       615         79.3%
                           ==============     =====      ========
-----------------
     *    The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical
          Calculation Pool as of the Statistical Calculation Date was approximately 1.970%.


                  MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                 WEIGHTED
                                                          PERCENT OF                              AVERAGE               WEIGHTED
                                     AGGREGATE             AGGREGATE                 WEIGHTED   REMAINING  WEIGHTED      AVERAGE
                                     PRINCIPAL             PRINCIPAL       AVERAGE    AVERAGE     TERM TO   AVERAGE     ORIGINAL
       RANGE OF MINIMUM                BALANCE    NUMBER     BALANCE     PRINCIPAL   MORTGAGE    MATURITY    CREDIT    LOAN-TO-VALUE
      MORTGAGE RATES (%)           OUTSTANDING  OF LOANS OUTSTANDING       BALANCE       RATE     (MONTHS)    SCORE        RATIO
------------------------------------------------------------------------------------------------------------------------------------
4.001-5.000..................    $   1,512,150         5        0.17%   $  302,430      4.99%      358.36       728         73.9%
5.001-6.000..................       95,772,343       352       10.47       272,081      5.77       359.60       678         76.9
6.001-7.000..................      318,254,370     1,261       34.81       252,383      6.64       359.73       639         77.9
7.001-8.000..................      302,885,560     1,410       33.13       214,812      7.59       359.77       603         81.5
8.001-9.000..................      141,231,705       763       15.45       185,101      8.57       359.73       571         81.0
9.001-10.000.................       43,433,636       262        4.75       165,777      9.57       359.77       547         77.1
10.001 or more...............       11,280,574        72        1.23       156,675     10.75       359.68       527         71.1
                                 -------------     -----     -------    ----------    ------     --------     -----     --------
Total/Weighted Average.......    $ 914,370,337     4,125      100.00%   $  221,666      7.35%      359.73       615         79.3%
                                 =============     =====     =======
------------------
     *    The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool
          as of the Statistical Calculation Date was approximately 7.350% per annum.


                       TYPES OF MORTGAGED PROPERTIES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                                 WEIGHTED
                                                        PERCENT OF                                AVERAGE             WEIGHTED
                                 AGGREGATE               AGGREGATE                  WEIGHTED    REMAINING  WEIGHTED    AVERAGE
                                 PRINCIPAL               PRINCIPAL       AVERAGE     AVERAGE      TERM TO   AVERAGE   ORIGINAL
                                   BALANCE    NUMBER       BALANCE     PRINCIPAL    MORTGAGE     MATURITY    CREDIT  LOAN-TO-VALUE
      PROPERTY TYPE            OUTSTANDING  OF LOANS   OUTSTANDING       BALANCE        RATE      (MONTHS)    SCORE     RATIO
-----------------------    ---------------  --------   -----------     ---------    --------     --------   -------  -------------
Single Family Residence
(detached)..............   $   816,270,248     3,854         75.44%    $ 211,798        7.28%      358.15       616      78.6%
Planned Unit
Development (detached)..        92,105,476       349          8.51       263,913        7.29       359.83       625      79.8
Two Family..............        55,964,215       232          5.17       241,225        7.31       356.83       631      77.2
Condominium.............        54,694,913       284          5.06       192,588        7.26       359.23       633      80.1

Planned Unit Development
(attached)..............        32,795,582       155          3.03       211,584        7.38       358.50       626      82.6
Three Family............        19,354,328        73          1.79       265,128        7.61       357.92       624      75.0
Four Family.............         6,457,370        22          0.60       293,517        7.92       359.73       665      73.7
Highrise Condominium....         4,304,705        21          0.40       204,986        7.51       359.87       621      81.3
                           ---------------     -----     ---------     ---------      ------     --------    ------     -----
Total/Weighted Average..   $ 1,081,946,837     4,990        100.00%    $ 216,823        7.30%      358.30       619      78.8%
                           ===============     =====     =========



                            OCCUPANCY TYPES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS (1)


                                                                                               WEIGHTED
                                                        PERCENT OF                              AVERAGE               WEIGHTED
                                  AGGREGATE              AGGREGATE                WEIGHTED    REMAINING    WEIGHTED    AVERAGE
                                  PRINCIPAL              PRINCIPAL      AVERAGE    AVERAGE      TERM TO     AVERAGE   ORIGINAL
                                    BALANCE    NUMBER      BALANCE    PRINCIPAL   MORTGAGE     MATURITY      CREDIT  LOAN-TO-VALUE
        OCCUPANCY               OUTSTANDING  OF LOANS  OUTSTANDING      BALANCE       RATE      (MONTHS)      SCORE      RATIO
------------------------    ---------------  --------  -----------    ---------   --------    ---------    --------  -------------
Owner Occupied..........    $ 1,026,163,128     4,680        94.84%    $219,266       7.26%      358.33         618       78.8%
Investment..............         54,120,149       302         5.00      179,206       7.89       358.23         648       78.9
Second Home.............          1,663,560         8         0.15      207,945       8.18       344.48         628       76.6
                            ---------------     -----     --------     --------     ------     --------      ------     ------
Total/Weighted Average....  $ 1,081,946,837     4,990       100.00%    $216,823       7.30%      358.30         619       78.8%
                            ===============     =====     ========
---------------
     (1)  Based on representations by the Mortgagors at the time of origination of the Mortgage Loans in the Statistical
          Calculation Pool.


                               LOAN PURPOSES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                              WEIGHTED
                                                        PERCENT OF                              AVERAGE              WEIGHTED
                                  AGGREGATE              AGGREGATE                WEIGHTED    REMAINING   WEIGHTED    AVERAGE
                                  PRINCIPAL              PRINCIPAL       AVERAGE   AVERAGE      TERM TO    AVERAGE   ORIGINAL
                                    BALANCE    NUMBER      BALANCE     PRINCIPAL  MORTGAGE     MATURITY     CREDIT  LOAN-TO-VALUE
       LOAN PURPOSE             OUTSTANDING  OF LOANS  OUTSTANDING       BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------     --------------  --------  -----------    ----------  --------    ---------   --------  -------------
Refinance - Cash Out....     $  735,642,387     3,410        67.99%   $  215,731      7.34%      358.01        606       76.5%
Purchase................        259,472,820     1,128        23.98       230,029      7.11       359.67        661       84.3
Refinance - No Cash Out.         86,831,630       452         8.03       192,105      7.49       356.64        612       81.3
                             --------------    ------      -------    ----------    ------     --------     ------      -----
Total/Weighted Average....   $1,081,946,837     4,990       100.00%   $  216,823      7.30%      358.30        619       78.8%
                             ==============    ======      =======



                          CREDIT GRADE CATEGORIES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                              WEIGHTED
                                                        PERCENT OF                              AVERAGE              WEIGHTED
                                  AGGREGATE              AGGREGATE                WEIGHTED    REMAINING   WEIGHTED    AVERAGE
                                  PRINCIPAL              PRINCIPAL       AVERAGE   AVERAGE      TERM TO    AVERAGE   ORIGINAL
                                    BALANCE    NUMBER      BALANCE     PRINCIPAL  MORTGAGE     MATURITY     CREDIT  LOAN-TO-VALUE
 Credit Grade Category          OUTSTANDING  OF LOANS  OUTSTANDING       BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------     --------------  --------  -----------    ----------  --------    ---------   --------  -------------
AA......................    $   682,400,402     2,974        63.07%   $  229,455      6.96%      358.04        642       80.1%
AA95....................          1,301,217         9         0.12       144,580      7.38       359.84        684       94.6
AA100...................         21,902,580       122         2.02       179,529      7.66       357.70        686       99.8
A+......................        236,902,388     1,167        21.90       203,001      7.65       358.78        586       77.4
B.......................         75,032,006       387         6.93       193,881      7.95       359.11        563       73.5
C.......................         51,037,313       260         4.72       196,297      8.34       358.27        552       68.7
C-......................         13,370,930        71         1.24       188,323      9.95       359.78        540       64.2
                            ---------------     -----      -------    ----------    ------     --------     ------     ------
Total/Weighted Average....  $ 1,081,946,837     4,990       100.00%   $  216,823      7.30%      358.30        619       78.8%
                            ===============     =====     =======



                               ORIGINAL TERM FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                              WEIGHTED
                                                        PERCENT OF                              AVERAGE              WEIGHTED
                                  AGGREGATE              AGGREGATE                WEIGHTED    REMAINING   WEIGHTED    AVERAGE
                                  PRINCIPAL              PRINCIPAL       AVERAGE   AVERAGE      TERM TO    AVERAGE   ORIGINAL
                                    BALANCE    NUMBER      BALANCE     PRINCIPAL  MORTGAGE     MATURITY     CREDIT  LOAN-TO-VALUE
    Original Term               OUTSTANDING  OF LOANS  OUTSTANDING       BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------     --------------  --------  -----------    ----------  --------    ---------   --------  -------------
   ARM360..............      $  914,370,337     4,125        84.51%    $ 221,666      7.35%     359.73        615       79.3%
   Fixed120............             368,000         3         0.03       122,667      6.53      120.00        636       74.4
   Fixed180............           5,125,400        39         0.47       131,421      7.04      180.00        636       66.7
   Fixed240............           4,553,440        32         0.42       142,295      6.96      240.00        627       72.1
   Fixed300............             516,500         3         0.05       172,167      6.65      300.00        631       68.6
   Fixed360............         157,013,160       788        14.51       199,255      7.00      359.98        644       75.9
                             --------------     -----     --------     ---------   -------    --------     ------    -------
   Total/Weighted Average    $1,081,946,837     4,990       100.00%    $ 216,823      7.30%     358.30        619       78.8%
                             ==============     =====     ========

                          LOAN DOCUMENTATION TYPE FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                                WEIGHTED
                                                           PERCENT OF                            AVERAGE               WEIGHTED
                                     AGGREGATE              AGGREGATE               WEIGHTED   REMAINING    WEIGHTED    AVERAGE
                                     PRINCIPAL              PRINCIPAL      AVERAGE   AVERAGE     TERM TO     AVERAGE   ORIGINAL
             LOAN                      BALANCE    NUMBER      BALANCE    PRINCIPAL  MORTGAGE    MATURITY      CREDIT  LOAN-TO-VALUE
      DOCUMENTATION TYPE           OUTSTANDING  OF LOANS  OUTSTANDING      BALANCE      RATE     (MONTHS)      SCORE      RATIO
-----------------------------   --------------  --------  -----------     --------  --------   ---------    --------  -------------
Stated Income................   $  514,368,898     2,129        47.54%    $241,601      7.42%     358.64         632      79.0%
2 Yr Full Documentation......      293,286,313     1,543        27.11      190,075      7.17      357.97         612      80.1
1 Yr Full Documentation......      244,567,895     1,204        22.60      203,129      7.17      357.80         607      76.6
1 Yr Limited Documentation...       29,537,331       113         2.73      261,392      7.45      359.78         577      78.3
2 Yr Limited Documentation...          186,400         1         0.02      186,400      7.99      359.00         512      80.0
                                --------------     -----      -------     --------    ------      ------      ------     -----
Total/Weighted Average.......   $1,081,946,837     4,990       100.00%    $216,823      7.30%    358.30          619     78.8%
                                ==============     =====      =======



                      ORIGINAL PREPAYMENT PENALTY TERM FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                                  WEIGHTED
                                                         PERCENT OF                                AVERAGE              WEIGHTED
                                  AGGREGATE               AGGREGATE                 WEIGHTED     REMAINING   WEIGHTED    AVERAGE
                                  PRINCIPAL               PRINCIPAL       AVERAGE    AVERAGE       TERM TO    AVERAGE   ORIGINAL
   ORIGINAL PREPAYMENT              BALANCE     NUMBER      BALANCE     PRINCIPAL   MORTGAGE      MATURITY     CREDIT  LOAN-TO-VALUE
  PENALTY TERM (MONTHS)         OUTSTANDING   OF LOANS  OUTSTANDING       BALANCE       RATE       (MONTHS)     SCORE      RATIO
------------------------     --------------   --------  -----------     ---------   --------      --------   --------  -------------
0.......................     $  305,862,740      1,453        28.27%    $ 210,504       7.52%       358.63        624       81.4%
12......................        102,978,730        389         9.52       264,727       7.28        358.78        621       78.1
24......................        506,205,053      2,328        46.79       217,442       7.29        359.65        610       78.4
36......................        166,900,314        820        15.43       203,537       6.90        353.32        639       75.3
                             --------------     ------     --------     ---------     ------     ---------     ------     ------
Total/Weighted Average....   $1,081,946,837      4,990       100.00%    $ 216,823       7.30%       358.30        619       78.8%
                             ==============     ======     ========



               MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                             WEIGHTED                                                                  WEIGHTED             WEIGHTED
                             AVERAGE                             PERCENT OF                            AVERAGE              AVERAGE
                            MONTHS TO      AGGREGATE              AGGREGATE                WEIGHTED   REMAINING  WEIGHTED   ORIGINAL
        RANGE OF               NEXT        PRINCIPAL              PRINCIPAL      AVERAGE    AVERAGE    TERM TO    AVERAGE   LOAN-TO
     MONTHS TO NEXT        ADJUSTMENT       BALANCE      NUMBER    BALANCE      PRINCIPAL  MORTGAGE   MATURITY    CREDIT     VALUE
     ADJUSTMENT DATE           DATE       OUTSTANDING  OF LOANS  OUTSTANDING     BALANCE      RATE     (MONTHS)    SCORE     RATIO
------------------------------------------------------------------------------------------------------------------------------------
0-6......................          6   $   16,369,463       51        1.79%    $  320,970     6.80%     359.75      647       78.8%
7-12..................            12       37,208,647      152        4.07        244,794     7.21      359.66      630       82.1
13-18.................            18          400,100        2        0.04        200,050     7.50      354.00      655       85.4
19-24....................         24      804,584,972    3,676       87.99        218,875     7.39      359.73      612       79.2
25-31....................         31          500,000        1        0.05        500,000     6.49      355.00      577       76.9
32-37....................         36       43,686,665      193        4.78        226,356     7.06      359.83      646       79.9
>=38.....................         60       11,620,490       50        1.27        232,410     6.72      359.78      644       77.3
                            --------   --------------   ------    --------     ----------   ------     -------    -----     ------
Total/Weighted Average...         24   $  914,370,337    4,125      100.00%    $  221,666     7.35%     359.73      615       79.3%
                                       ==============   ======    ========

                      (This page intentionally left blank)

                                     ANNEX B

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered CWABS, Inc. Asset-Backed Notes, Series 2005-2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon Payment Date to and excluding the settlement date, on the basis of a 360-day year and either the actual days in the related accrual period or a 30-day accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants across-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period or a 30-day accrual period, as applicable, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a)  borrowing  through  Clearstream,  Luxembourg  or Euroclear for one day
     (until  the  purchase   side  of  the  day  trade  is  reflected  in  their
     Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for Non-U.S. Persons or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI Certificate of Foreign Person's Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. Person" means:

     (1) a citizen or resident of the United States;

     (2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia;

     (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

     (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             INDEX OF DEFINED TERMS

TERM
----

Accrual Period..................................................................
Adjustable Rate Mortgage Loans..................................................
Adjusted Net Mortgage Rate......................................................
Adjustment Date.................................................................
Advance.........................................................................
Amended Trust Agreement.........................................................
Applied Realized Loss Amount....................................................
ARPV............................................................................
Available Funds Rate............................................................
Beneficial Owner................................................................
Book-Entry Notes................................................................
Business Day....................................................................
Cedelbank.......................................................................
Certificate Registrar...........................................................
CI .............................................................................
Class 1-A Principal Payment Amount..............................................
Class 1-A Principal Payment Target Amount.......................................
Class 2-A Notes.................................................................
Class 2-A Principal Payment Amount..............................................
Class 2-A Principal Payment Target Amount.......................................
Class A Principal Payment Target Amount.........................................
Class B Principal Payment Amount................................................
Class M-1 Principal Payment Amount..............................................
Class M-2 Principal Payment Amount..............................................
Class M-3 Principal Payment Amount..............................................
Class M-4 Principal Payment Amount..............................................
Class M-5 Principal Payment Amount..............................................
Class M-6 Principal Payment Amount..............................................
Class M-7 Principal Payment Amount..............................................
Class M-8 Principal Payment Amount..............................................
Clearstream.....................................................................
Clearstream Banking.............................................................
Clearstream, Luxembourg.........................................................
Collateral Value................................................................
Collection Account..............................................................
Compensating Interest...........................................................
Cooperative.....................................................................
Countrywide Home Loans..........................................................
Countrywide Servicing...........................................................
CPR.............................................................................
CSSF............................................................................
Cumulative Loss Trigger Event...................................................
Current Interest................................................................
Custodian's Mortgage File.......................................................
Cut-off Date....................................................................
DBC.............................................................................
Definitive Note.................................................................
Delay Delivery Mortgage Loans...................................................
Deleted Mortgage Loan...........................................................
Delinquency Trigger Event.......................................................
Depositor.......................................................................
Detailed Description............................................................
Determination Date..............................................................
Deutsche Borse Clearing AG......................................................
Downgrade Provisions............................................................
DTC.............................................................................
Due Dates.......................................................................
Due Period......................................................................
ECC Capital Servicing Agreement.................................................
Encore..........................................................................
ERISA...........................................................................
Euroclear.......................................................................
Euroclear Operator..............................................................
Euroclear Participants..........................................................
European Depositaries...........................................................
Event of Default................................................................
Excess Cashflow.................................................................
Excess Overcollateralization Amount.............................................
Expense Fee.....................................................................
Expense Fee Rate................................................................
Extra Principal Payment Amount..................................................
Financial Intermediary..........................................................
Five-Year Hybrid Mortgage Loan..................................................
Fixed Rate Mortgage Loans.......................................................
Funding Period..................................................................
Gross Losses:...................................................................
Gross Margin....................................................................
Illegality......................................................................
Indenture.......................................................................
Indenture Trustee...............................................................
Indenture Trustee Fee...........................................................
Indirect Participants...........................................................
Initial Cut-off Date............................................................
Initial Cut-off Date Pool Principal Balance.....................................
Initial Mortgage Loans..........................................................
Initial Mortgage Pool...........................................................
Insurance Proceeds..............................................................
Interest Carry Forward Amount...................................................
Interest Determination Date.....................................................
Interest Funds..................................................................
Interest Rate Swap Agreement....................................................
Issuer..........................................................................
Last Scheduled Payment Date.....................................................
LIBOR Business Day..............................................................
Liquidation Proceeds............................................................
Loan Group......................................................................
Loan Group 1....................................................................
Loan Group 2....................................................................
Loan Group Excess Cashflow Allocation Amount....................................
Loan-to-Value Ratio.............................................................
Master Servicer.................................................................
Master Servicer Advance Date....................................................
Master Servicing Fee............................................................
Maximum Mortgage Rate...........................................................
Maximum Note Rate...............................................................
Mezzanine Notes.................................................................
Minimum Mortgage Rate...........................................................
Modeling Assumptions............................................................
Moody's.........................................................................
Mortgage Index..................................................................
Mortgage Loan Purchase Agreement................................................
Mortgage Loans..................................................................
Mortgage Notes..................................................................
Mortgage Rate...................................................................
Mortgaged Properties............................................................
Net Losses:.....................................................................
Net Mortgage Rate...............................................................
Net Rate Carryover..............................................................
New CI..........................................................................
Note Margin.....................................................................
Note Owners.....................................................................
Note Principal Balance..........................................................
Note Rate.......................................................................
Notes...........................................................................
OC Floor........................................................................
Offered Notes...................................................................
One-Month LIBOR.................................................................
One-Year Hybrid Mortgage Loan...................................................
Option One......................................................................
Optional Termination Date.......................................................
Original Pre-Funded Amount......................................................
Originator......................................................................
Overcollateralization Deficiency Amount.........................................
Overcollateralization Reduction Amount..........................................
Overcollateralization Target Amount.............................................
Overcollateralized Amount.......................................................
Owner Trust Certificates........................................................
Owner Trustee...................................................................
Parity Act......................................................................
Participants....................................................................
Paying Agent....................................................................
Payment Account.................................................................
Payment Account Deposit Date....................................................
Payment Date....................................................................
Percentage Interest.............................................................
Periodic Rate Cap...............................................................
Plan Assets.....................................................................
Plans...........................................................................
Pre-Funded Amount...............................................................
Pre-Funding Account.............................................................
Prepayment Interest Excess......................................................
Prepayment Interest Shortfall...................................................
Prepayment Period...............................................................
Principal Payment Amount........................................................
Principal Remittance Amount.....................................................
Purchase Price..................................................................
Rating Agencies.................................................................
Realized Loss...................................................................
Record Date.....................................................................
Recoveries:.....................................................................
Reference Bank Rate.............................................................
Reference Banks.................................................................
Regulations.....................................................................
Relevant Depositary.............................................................
REO Property....................................................................
Replacement Mortgage Loan.......................................................
Rolling Delinquency Percentage..................................................
Rules...........................................................................
S&P.............................................................................
Scheduled Payments..............................................................
Securities Act..................................................................
Senior Enhancement Percentage...................................................
Senior Notes....................................................................
Servicer Termination Trigger....................................................
Servicing Agreement.............................................................
Servicing Event of Default......................................................
Servicing Fee...................................................................
Servicing Fee Rate..............................................................
Short Form Trust Agreement......................................................
Stated Principal Balance........................................................
Statistical Calculation Date....................................................
Statistical Calculation Date Pool Principal Balance.............................
Statistical Calculation Pool....................................................
Statistical Calculation Pool Mortgage Loans.....................................
Stepdown Date...................................................................
Subordinated Notes..............................................................
Subsequent Mortgage Loans.......................................................
Subsequent Recoveries...........................................................
Subsequent Transfer Date........................................................
Subservicer.....................................................................
Subservicing Agreement..........................................................
Swap Default....................................................................
Swap Early Termination..........................................................
Swap Provider...................................................................
Swap Provider Trigger Event.....................................................
Swap Termination Payment........................................................
Tax Event.......................................................................
Tax Event Upon Merger...........................................................
Termination Event...............................................................
Terms and Conditions............................................................
Three-Year Hybrid Mortgage Loan.................................................
Trigger Event...................................................................
Trust...........................................................................
Trust Agreement.................................................................
Two-Year Hybrid Mortgage Loan...................................................
U.S. Person.....................................................................
Underwriters....................................................................
Unpaid Realized Loss Amount.....................................................

                      (This page intentionally left blank)

PROSPECTUS

                                   CWABS, INC.
                                    DEPOSITOR

                             ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

-----------------------------------------------------------------------------
PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 5.
-----------------------------------------------------------------------------

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by CWABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first lien mortgage loans secured by one- to four-family residential properties,

o mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or

o home improvement loans, secured by first or subordinate liens on one-to four-family residential properties or by personal property security interests, and home improvement sales contracts, secured by personal property security interests.

THE SECURITIES

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                                   ----------

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

October 25, 2004

                                TABLE OF CONTENTS

Important Notice About Information in This Prospectus
     and Each Accompanying Prospectus Supplement .........................     4
Risk Factors .............................................................     5
The Trust Fund ...........................................................    16
     General .............................................................    16
     The Loans ...........................................................    17
     Substitution of Trust Fund Assets ...................................    21
     Available Information ...............................................    21
     Incorporation of Certain Documents by Reference .....................    21
     Reports to Securityholders ..........................................    22
Use of Proceeds ..........................................................    22
The Depositor ............................................................    22
Loan Program .............................................................    22
     Underwriting Standards ..............................................    22
     Qualifications of Sellers ...........................................    24
     Representations by Sellers; Repurchases .............................    24
Description of the Securities ............................................    25
     General .............................................................    26
     Distributions on Securities .........................................    27
     Advances ............................................................    29
     Reports to Securityholders ..........................................    30
     Categories of Classes of Securities .................................    31
     Indices Applicable to Floating Rate and Inverse
          Floating Rate Classes ..........................................    33
     Book-Entry Registration of Securities ...............................    37
Credit Enhancement .......................................................    41
     General .............................................................    41
     Subordination .......................................................    41
     Letter of Credit ....................................................    42
     Insurance Policies, Surety Bonds and Guaranties .....................    42
     Over-Collateralization ..............................................    43
     Reserve Accounts ....................................................    43
     Pool Insurance Policies .............................................    45
     Financial Instruments ...............................................    46
     Cross Support .......................................................    46
Yield and Prepayment Considerations ......................................    46
The Agreements ...........................................................    49
     Assignment of the Trust Fund Assets .................................    49
     Payments On Loans; Deposits to Security Account .....................    50
     Pre-Funding Account .................................................    52
     Sub-Servicing by Sellers ............................................    53
     Collection Procedures ...............................................    53
     Hazard Insurance ....................................................    54
     Realization Upon Defaulted Loans ....................................    56
     Servicing and Other Compensation and Payment of Expenses ............    57
     Evidence as to Compliance ...........................................    57
     Certain Matters Regarding the Master Servicer and the Depositor .....    58
     Events of Default; Rights Upon Event of Default .....................    58
     Amendment ...........................................................    61
     Termination; Optional Termination ...................................    62
     The Trustee .........................................................    62
Certain Legal Aspects of the Loans .......................................    63
     General .............................................................    63
     Foreclosure .........................................................    64
     Environmental Risks .................................................    66
     Rights of Redemption ................................................    67
     Anti-Deficiency Legislation and Other Limitations On Lenders ........    67
     Due-On-Sale Clauses .................................................    68
     Enforceability of Prepayment and Late Payment Fees ..................    69
     Applicability of Usury Laws .........................................    69
     Home Improvement Finance ............................................    69
     Servicemembers Civil Relief Act .....................................    71
     Junior Mortgages and Rights of Senior Mortgagees ....................    71
     Other Loan Provisions and Lender Requirements .......................    71
     Priority of Additional Advances .....................................    72
     The Title I Program .................................................    72
     Consumer Protection Laws ............................................    75
Material Federal Income Tax Consequences .................................    77
     General .............................................................    77
     Taxation of Debt Securities .........................................    77
     Taxation of the REMIC and Its Holders ...............................    82
     REMIC Expenses; Single Class REMICs .................................    82
     Taxation of the REMIC ...............................................    83
     Taxation of Holders of Residual Interest Securities .................    84
     Administrative Matters ..............................................    88

     Tax Status as a Grantor Trust .......................................    88
     Sale or Exchange ....................................................    91
     Miscellaneous Tax Aspects ...........................................    91
     Proposed Reporting Regulations ......................................    91
     Tax Treatment of Foreign Investors ..................................    92
     Tax Characterization of the Trust Fund as a Partnership .............    92
     Tax Consequences to Holders of the Notes ............................    93
     Tax Consequences to Holders of the Certificates .....................    95
Other Tax Considerations .................................................    98
ERISA Considerations .....................................................    99
Legal Investment .........................................................   102
Method of Distribution ...................................................   103
Legal Matters ............................................................   104
Financial Information ....................................................   104
Rating ...................................................................   104
Index to Defined Terms ...................................................   106

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

      You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

      If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain Documents by Reference" beginning on page 21.

                                  RISK FACTORS

      You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS -- NO    The applicable prospectus supplement may
RECOURSE TO SELLERS, DEPOSITOR      provide that securities will be payable from
OR SERVICER                         other trust funds in addition to their
                                    associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                    You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

                                    The securities will not represent an
                                    interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWABS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                          o  funds obtained from enforcing a
                                             corresponding obligation of a
                                             seller or originator of the loan,
                                             or

                                          o  funds from a reserve fund or
                                             similar credit enhancement
                                             established to pay for loan
                                             repurchases.

                                    The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

                                    The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

CREDIT ENHANCEMENT MAY NOT BE       Credit enhancement is intended to reduce the
SUFFICIENT TO PROTECT YOU FROM      effect of loan losses. But credit
LOSSES                              enhancements may benefit only some classes
                                    of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that that would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

NATURE OF MORTGAGES                 The mortgages and deeds of trust securing
   JUNIOR STATUS OF LIENS           the home equity loans will be primarily
   SECURING HOME EQUITY LOANS       junior liens subordinate to the rights of
   COULD ADVERSELY AFFECT YOU       the mortgagee under the related senior
                                    mortgage(s) or deed(s) of trust.
                                    Accordingly, the proceeds from any
                                    liquidation, insurance or condemnation
                                    proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

                                          o  pay the senior mortgage in full at
                                             or prior to the foreclosure sale,
                                             or

                                          o  assume the payments on the senior
                                             mortgage in the event the mortgagor
                                             is in default under the senior
                                             mortgage.

                                    The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                                    Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                          o  the aggregate amount owed under
                                             both the senior and junior loans
                                             over

                                          o  the proceeds of any sale under a
                                             deed of trust or other foreclosure
                                             proceedings.

                                    SEE "CERTAIN LEGAL ASPECTS OF THE LOANS --
                                    ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY
                                    LAWS; TAX LIENS."

   DECLINES IN PROPERTY VALUES      The value of the properties underlying the
   MAY ADVERSELY AFFECT YOU         loans held in the trust fund may decline
                                    over time. Among the factors that could
                                    adversely affect the value of the properties are:

                                          o  an overall decline in the
                                             residential real estate market in
                                             the areas in which they are
                                             located,

                                          o  a decline in their general
                                             condition from the failure of
                                             borrowers to maintain their
                                             property adequately, and

                                          o  natural disasters that are not
                                             covered by insurance, such as
                                             earthquakes and floods.

                                    In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                    If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

   DELAYS IN LIQUIDATION MAY        Even if the properties underlying the loans
   ADVERSELY AFFECT YOU             held in the trust fund provide adequate
                                    security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

   DISPROPORTIONATE EFFECT OF       Liquidation expenses of defaulted loans
   LIQUIDATION EXPENSES MAY         generally do not vary directly with the
   ADVERSELY AFFECT YOU             outstanding principal balance of the loan at
                                    the time of default. Therefore, if a
                                    servicer takes the same steps for a
                                    defaulted loan having a small remaining
                                    principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

   CONSUMER PROTECTION LAWS MAY     Federal, state and local laws extensively
   ADVERSELY AFFECT YOU             regulate various aspects of brokering,
                                    originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addi-tion, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

                                    Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

                                    The federal laws that may apply to loans held in the trust fund include the following:

                                          o  the Truth in Lending Act and its
                                             regulations, which (among other
                                             things) require disclosures to
                                             borrowers regarding the terms of
                                             loans and provide consumers who
                                             pledged their principal dwelling as
                                             collateral in a non-purchase money
                                             transaction with a right of
                                             rescission that generally extends
                                             for three days after proper
                                             disclosures are given;

                                          o  the Home Ownership and Equity
                                             Protection Act and its regulations,
                                             which (among other things) imposes
                                             additional disclosure requirements
                                             and limitations on loan terms with
                                             respect to non-purchase money,
                                             installment loans secured by the
                                             consumer's principal dwelling that
                                             have interest rates or origination
                                             costs in excess of prescribed
                                             levels;

                                          o  the Home Equity Loan Consumer
                                             Protection Act and its regulations,
                                             which (among other things) limits
                                             changes that may be made to
                                             open-end loans secured by the
                                             consumer's dwelling, and restricts
                                             the ability to accelerate balances
                                             or suspend credit privileges on
                                             such loans;

                                          o  the Real Estate Settlement
                                             Procedures Act and its regulations,
                                             which (among other things) prohibit
                                             the payment of referral fees for
                                             real estate settlement services
                                             (including mortgage lending and
                                             brokerage services) and regulate
                                             escrow accounts for taxes and
                                             insurance and billing inquiries
                                             made by borrowers;

                                          o  the Equal Credit Opportunity Act
                                             and its regulations, which (among
                                             other things) generally prohibits
                                             discrimination in any aspect of
                                             credit transaction on certain
                                             enumerated basis, such as age,
                                             race, color, sex, religion, marital
                                             status, national origin or receipt
                                             of public assistance; and

                                          o  the Federal Trade Commission's Rule
                                             on Preservation of Consumer Claims
                                             and Defenses, which generally
                                             provides that the rights of an
                                             assignee of a conditional sales
                                             contract (or of certain lenders
                                             making purchase money loans) to
                                             enforce a consumer credit
                                             obligation are subject to the
                                             claims and defenses that the
                                             consumer could assert against the
                                             seller of goods or services
                                             financed in the credit transaction.

                                    The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                    Depending on the particular alleged
                                    misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

   LOSSES ON BALLOON PAYMENT        Some of the mortgage loans held in the trust
   MORTGAGES ARE BORNE BY YOU       fund may not be fully amortizing over their
                                    terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity.
                                    Loans with balloon payments involve a
                                    greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

YOUR RISK OF LOSS MAY BE HIGHER     Multifamily lending may expose the lender to
THAN YOU EXPECT IF YOUR             a greater risk of loss than single family
SECURITIES ARE BACKED BY            residential lending. Owners of multifamily
MULTIFAMILY LOANS                   residential properties rely on monthly lease
                                    payments from tenants to

                                          o  pay for maintenance and other
                                             operating expenses of those
                                             properties,

                                          o  fund capital improvements, and

                                          o  service any mortgage loan and any
                                             other debt that may be secured by
                                             those properties.

                                    Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

                                    Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

                                    The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

YOUR RISK OF LOSS MAY BE HIGHER     The trust fund may also include home equity
THAN YOU EXPECT IF YOUR             loans that were originated with
SECURITIES ARE BACKED BY            loan-to-value ratios or combined
PARTIALLY UNSECURED HOME EQUITY     loan-to-value ratios in excess of the value
LOANS                               of the related mortgaged property. Under
                                    these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

YOU COULD BE ADVERSELY AFFECTED     Federal, state, and local laws and
BY VIOLATIONS OF ENVIRONMENTAL      regulations impose a wide range of
LAWS                                requirements on activities that may affect
                                    the environment, health, and safety. In
                                    certain circumstances, these laws and
                                    regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                    In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE SECURITIES DO NOT    Any class of securities issued under this
ASSURE THEIR PAYMENT                prospectus and the accompanying prospectus
                                    supplement may be rated by one or more
                                    nationally recognized rating agencies. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early.
                                    A rating is not a recommendation to
                                    purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                    A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                          o  a decrease in the adequacy of the
                                             value of the trust assets or any
                                             related credit enhancement,

                                          o  an adverse change in the financial
                                             or other condition of a credit
                                             enhancement provider, or

                                          o  a change in the rating of the
                                             credit enhancement provider's
                                             long-term debt.

                                    The amount, type, and nature of credit
                                    enhancement established for a class of
                                    securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

BOOK-ENTRY REGISTRATION             Securities issued in book-entry form may
   LIMIT ON LIQUIDITY               have only limited liquidity in the resale
                                    market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

   LIMIT ON ABILITY TO TRANSFER     Transactions in book-entry securities can be
   OR PLEDGE                        effected only through The Depository Trust
                                    Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

   DELAYS IN DISTRIBUTIONS          You may experience some delay in the receipt
                                    of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

BANKRUPTCY OR INSOLVENCY MAY        The seller and the depositor will treat the
AFFECT THE TIMING AND AMOUNT OF     transfer of the loans held in the trust fund
DISTRIBUTIONS ON THE SECURITIES     by the seller to the depositor as a sale for
                                    accounting purposes. The depositor and the trust fund will treat the transfer of the loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                    If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                    Federal and state statutory provisions
                                    affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

THE PRINCIPAL AMOUNT OF             The market value of the assets relating to a
SECURITIES MAY EXCEED THE MARKET    series of securities at any time may be less
VALUE OF THE TRUST FUND ASSETS      than the principal amount of the securities
                                    of that series then outstanding, plus
                                    accrued interest. After an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

                                    Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index to Defined Terms" beginning on page 106.

                                 THE TRUST FUND

GENERAL

      The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.* The pool will be created on the first day of the month of the issuance of the related series of securities or such other date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

      The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards."

      The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Master Servicing Agreement") between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for such services. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing such loans.

      As used herein, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

      If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of such trust fund.

      With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing securities and making

----------
* Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass- Through Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for such series of securities the depositor's rights with respect to such representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and "-- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

      The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities (the "Detailed Description"). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE LOANS

      GENERAL. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement loan contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

      The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

      o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

      o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

      o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

      A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

      The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

      The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

      SINGLE FAMILY LOANS. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

      MULTIFAMILY LOANS. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In such cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

      HOME EQUITY LOANS. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      HOME IMPROVEMENT LOAN CONTRACTS. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

      ADDITIONAL INFORMATION. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

      o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

      o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements),

      o     the original terms to maturity of the loans,

      o the largest principal balance and the smallest principal balance of any of the loans,

      o the earliest origination date and latest maturity date of any of the loans,

      o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,

      o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the loans,

      o     the maximum and minimum per annum Loan Rates and

      o the geographical distribution of the loans. If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

      The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such Property. In the case of

Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

      No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

SUBSTITUTION OF TRUST FUND ASSETS

      Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

AVAILABLE INFORMATION

      The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

      This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

      The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO SECURITYHOLDERS

      Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders."

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

      CWABS, Inc., a Delaware corporation, the depositor, was incorporated in August 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide Home Loans, Inc., changed its name to Countrywide Financial Corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

      The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

      The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

      Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

      The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

      Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

      After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

      In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

      Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

      Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

REPRESENTATIONS BY SELLERS; REPURCHASES

      Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

      o that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

      o that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

      o that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

      o that there were no delinquent tax or assessment liens against the Property;

      o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

      o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which such seller sold the loan to the depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in such loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by such seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of such loan by such seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of such loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

      The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. If such seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then such seller will be obligated either

      o to repurchase such loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

      o substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities -- General." Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

      Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund Assets."

                          DESCRIPTION OF THE SECURITIES

      Each series of certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to such series, and the related loans will be serviced by the master servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of such series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

GENERAL

      The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

      o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of such loans as of the cut-off date (the "Cut-off Date Principal Balance"));

      o the assets required to be deposited in the related Security Account from time to time;

      o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

      o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

      Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related prospectus supplement.

      Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

      The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

      As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

      GENERAL. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

      Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

      AVAILABLE FUNDS. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on such distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

      DISTRIBUTIONS OF INTEREST. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such prospectus supplement), and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of such class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

      With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of such class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to such time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of such class of accrued securities, as reflected in the aggregate Class Security Balance of such class of accrual securities, will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

      DISTRIBUTIONS OF PRINCIPAL. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of securities specified in such prospectus supplement, reduced by all distributions reported to the holders of such securities as allocable to principal and,

      o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on such accrual securities; and

      o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

      If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of Principal Prepayments to such class or classes of securities will have the effect of accelerating the amortization of such securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by such other securities. See "Credit Enhancement -- Subordination."

      UNSCHEDULED DISTRIBUTIONS. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

      To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

      In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Security Account on such distribution date would be less than the amount required to be available for distributions to securityholders on such date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which such advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement," in each case as described in the related prospectus supplement.

      In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities -- Distributions on Securities."

REPORTS TO SECURITYHOLDERS

      Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

      o the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

      o     the amount of such distribution allocable to interest;

      o     the amount of any advance;

      o the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

      o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;

      o the percentage of principal payments on the loans (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;

      o the percentage of Principal Prepayments on the loans, if any, which each such class will be entitled to receive on the following distribution date;

      o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

      o the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding such distribution date;

      o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      o the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

      o if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

      o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

      o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

      The securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise such series by reference to the following categories.

CATEGORIES OF CLASSES                              DEFINITION

                                                 PRINCIPAL TYPES

Accretion Directed ..........   A class that receives principal payments from
                                the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class .............   A class that receives principal payments on any
                                distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities ........   A class consisting of "components." The
                                components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated
   Senior or NAS ............   A class that, for the period of time specified
                                in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying
                                Trust Fund Assets that are allocated
                                disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund
                                Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities ..   A class having no principal balance and bearing
                                interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal
   Class or PACs ............   A class that is designed to receive principal
                                payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund
                                Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

CATEGORIES OF CLASSES                              DEFINITION

                                                 PRINCIPAL TYPES

Scheduled Principal Class ...   A class that is designed to receive principal
                                payments using a predetermined principal balance schedule but is not designated as a Planned
                                Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying
                                Trust Fund Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay ..............   Classes that receive principal payments in a
                                prescribed sequence, that do not have
                                predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip .......................   A class that receives a constant proportion, or
                                "strip," of the principal payments on the underlying Trust Fund Assets.

Super Senior ................   A class that will not bear its proportionate
                                share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Support Class ...............   A class that absorbs the realized losses other
                                than excess losses that would otherwise be allocated to a Super Senior Class after the related Classes of subordinated securities are no longer outstanding.

Targeted Principal
   Class or TACs ............  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

                                                 INTEREST TYPES

Fixed Rate ..................   A class with an interest rate that is fixed
                                throughout the life of the class.

Floating Rate ...............   A class with an interest rate that resets
                                periodically based upon a designated index and that varies directly with changes in such index.

Inverse Floating Rate .......   A class with an interest rate that resets
                                periodically based upon a designated index and that varies inversely with changes in such index.

Variable Rate ...............   A class with an interest rate that resets
                                periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan
                                Rates borne by the underlying loans).

Interest Only ...............   A class that receives some or all of the
                                interest payments made on the underlying Trust
                                Fund Assets and little or no principal.
                                Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only ..............   A class that does not bear interest and is
                                entitled to receive only distributions in respect of principal.

Partial Accrual .............   A class that accretes a portion of the amount of
                                accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Accrual .....................   A class that accretes the amount of accrued
                                interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable distribution date. Such accretion may continue until some specified event has occurred or until such Accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

      The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO METHOD

      If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page 3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

      Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

            (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%)

            (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

            o LIBOR as determined on the previous LIBOR determination date or

            o     the reserve interest rate.

The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

      o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

      o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

            (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

      Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA METHOD

      If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

      If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

      The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

      The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

      The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of

Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

      The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

TREASURY INDEX

      The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRIME RATE

      The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as such term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of THE WALL STREET JOURNAL

(or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

      As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Security Owners") may elect to hold their Book-Entry Securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, such securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

      Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company,

Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" effective as of January 14, 2000. New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "-- Tax Consequences to Holders of the Notes -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

      DTC has advised the trustee that, unless and until Definitive securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

      Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of such Definitive Securities as securityholders under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                               CREDIT ENHANCEMENT

GENERAL

      Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related prospectus supplement, or any combination of the foregoing. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

      If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

      In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Such deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in such prospectus supplement.

      If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

      As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

      The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the "SEC") as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. A copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

      If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

RESERVE ACCOUNTS

      If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for such series of securities, in trust, of one or more reserve funds for such series. The related prospectus supplement will specify whether or not any such reserve funds will be included in the trust fund for such series.

      The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

      Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include

            (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

            (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related prospectus supplement;

            (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

            (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

            (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

            (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions confirmed in writing are sufficient for the rating originally assigned to such securities by any such Rating Agency;

            (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

            (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating confirmed in writing is sufficient for the rating originally assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

            (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

            (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency; and

            (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency, and reasonably acceptable to the NIM Insurer as evidence by a signed writing delivered by the NIM Insurer; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (x) or clause
      (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to such instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

      If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in such prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

      The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

      The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

      o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

      o failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and, in such events might give rise to an obligation on the part of such seller to repurchase the defaulted loan if the breach cannot be cured by such seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of such loan, at the time of default or thereafter, was not approved by the applicable insurer.

      The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

FINANCIAL INSTRUMENTS

      If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

      o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

      o to provide payments in the event that any index rises above or falls below specified levels; or

      o to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

      If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

CROSS SUPPORT

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

      The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement loan contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by such investor at the time such securities were purchased.

      Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed- end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

      Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

      When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

      Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

      If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of such interest will not be made earlier than the month following the month of accrual.

      Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements -- Termination; Optional Termination".

      The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such securities.

                                 THE AGREEMENTS

      Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

      Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with such assignment, deliver such securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

      In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

      o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

      o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office),

      o an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

      o any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such loans.

      With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing such home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of such assignment, the interest of securityholders in the home improvement loan contracts could be defeated. See "Certain Legal Aspects of the Loans -- The Home Improvement Loan Contracts."

      The trustee (or the custodian) will review such loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold such documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of such notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove such loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce such obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace such loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

      The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for such a breach of representation by the master servicer.

      Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

      The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

      The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

      o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

      o all payments on account of interest on the loans, net of applicable servicing compensation;

      o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

      o all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or "-- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "-- Termination; Optional Termination" below;

      o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

      o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

      o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

      The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

      o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

      o to reimburse the master servicer for advances, such right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such advance was made;

      o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

      o to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

      o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

      o to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased loan;

      o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

      o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

      o to clear and terminate the Security Account upon termination of the Agreement.

      In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

      If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the period from the closing date to a date not more than a year after such closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during such Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related Closing Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

      In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above- mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

SUB-SERVICING BY SELLERS

      Each seller of a loan or any other servicing entity may act as the sub-servicer for such loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the master servicer alone were servicing the loans.

COLLECTION PROCEDURES

      The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of such loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, such obligation will remain during any period of such an arrangement.

      In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with any such assumption, the terms of the related loan may not be changed.

      With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      In general a "tenant-stockholder" (as defined in Code Section 216(b)(2) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

      In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of

      o the maximum insurable value of the improvements securing such loan or

      o     the greater of

            (1)   the outstanding principal balance of the loan and

            (2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

      o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

      o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement".

      The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

      If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

      If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan. In the event that the master servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

      The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to such loan; second, to reimburse the master servicer for any unreimbursed advances with respect to such loan; third, to accrued and unpaid interest (to the extent no advance has been made for such amount) on such loan; and fourth, as a recovery of principal of such loan.

REALIZATION UPON DEFAULTED LOANS

      PRIMARY MORTGAGE INSURANCE POLICIES. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

      FHA INSURANCE; VA GUARANTIES. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans -- Title I Program", certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

      Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and such compensation will be retained by it from collections of interest on such loan in the related trust fund (the "Master Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

      The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

      Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

      Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

      Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The master servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

      Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

      In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that

      o that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and

      o the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      POOLING AND SERVICING AGREEMENT; MASTER SERVICING AGREEMENT. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Master Servicing Agreement, but if it does not, the Events of Default will consist of

      o any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment (other than an advance) which continues unremedied for five days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the total distributions allocated to such class ("percentage interests");

      o any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified therein;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

      The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

      Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of securities of any class of such series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

      INDENTURE. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

      o a default in the payment of any principal of or interest on any note of such series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related prospectus supplement;

      o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

      o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such notes.

      If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of such series.

      If, following an Event of Default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless

      o the holders of 100% of the percentage interests of the notes of such series consent to such sale,

      o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

      o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

      In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

      In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

AMENDMENT

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,

            (a) to cure any ambiguity;

            (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

            (c) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time; or

            (d) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that such action will not adversely affect in any material respect the interests of any securityholder. Any amendment described in clauses (a), (b),
(c) and (d) above, made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the Depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of such series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

      In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of such series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may

      o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or

      o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

      POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the later of

            (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund and

            (ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences" below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

      Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of such right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

      INDENTURE. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

      The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

      The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

      COOPERATIVES. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

      DEED OF TRUST. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

      MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

      COOPERATIVE LOANS. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

      Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

      If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to certificateholders.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular SubTitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under SubTitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

RIGHTS OF REDEMPTION

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

      Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of such payments.

      The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

      Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

HOME IMPROVEMENT FINANCE

      GENERAL. The trust fund may own home improvement loans ("HI Loans") or home improvement sales contracts ("HI Contracts"). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

      REAL ESTATE COLLATERAL. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

      SALE OF CHATTEL PAPER. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust's ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of such assignment, the trust's interest in the chattel paper could be defeated.

      PERFECTION OF PERSONAL PROPERTY SECURITY INTERESTS. The HI Loans secured by personal property and the HI Contracts generally include a "purchase money security interest," as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days' notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale.

      Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

      CONSUMER CLAIMS AND DEFENSES. The Federal Trade Commission's Consumer Claims and Defenses Rule ("FTC Rule") provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

SERVICEMEMBERS CIVIL RELIEF ACT

      Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of such borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

      To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

      Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

PRIORITY OF ADDITIONAL ADVANCES

      The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of such advances unless the advances under the secured credit line are determined to be "obligatory" rather than "discretionary."

THE TITLE I PROGRAM

      GENERAL. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

      The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

      There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

      Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

      Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

      Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

      REQUIREMENTS FOR TITLE I LOANS. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

      Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

      The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

      FHA INSURANCE COVERAGE. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

      Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

      The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

      CLAIMS PROCEDURES UNDER TITLE I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

      Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

      When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

      Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

      Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

      Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

      The federal laws that may apply to loans held in the trust fund include the following:

      o the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

      o the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

      o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

      o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

      o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

      o the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

      o the Federal Trade Commission's Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

      The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

      Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor ("Tax Counsel"), named in the prospectus supplement. The summary is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

      The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

      The federal income tax consequences to Holders will vary depending on whether

      o     the securities of a series are classified as indebtedness;

      o an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code");

      o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

      o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

TAXATION OF DEBT SECURITIES

      INTEREST AND ACQUISITION DISCOUNT. The income on securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as the income on evidences of indebtedness. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt securities."

      Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero, however if the interest is less than a de minimis amount as determined under the Code.

      The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

      Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt securities includes all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the Debt security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt security's stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security's stated redemption price.

      Under the de minimis rule, OID on a Debt security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Debt security is the sum of the weighted maturity of each payment of the Debt security's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt security's total stated redemption price.

      Although currently unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

      o     such interest is unconditionally payable at least annually,

      o the issue price of the debt instrument does not exceed the total noncontingent principal payments and

      o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt security.

      In the case of Compound Interest securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

      The Internal Revenue Service (the "IRS") issued final regulations in June 1996 (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

      The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to such Debt security in all prior periods.

      The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original

Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

      The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

      Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      A subsequent holder of a Debt security will also be required to include OID in gross income, but such a holder who purchases such Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

      EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their tax advisors on this point.

      INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "-- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

      VARIABLE RATE DEBT SECURITIES. In the case of Debt securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities should consult their tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

      MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying such security) not originally issued with original issue discount, on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying such security) originally issued at a discount, on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

      Section 1277 of the Code provides that, regardless of the origination date of the Debt security (or, in the case of a Pass-Through Security, the underlying loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

      PREMIUM. A holder who purchases a Debt security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      The Treasury has issued regulations (the "Final Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Final Bond Premium Regulations.

      ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

      GENERAL. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

      Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC EXPENSES; SINGLE CLASS REMICS

      As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

      o 3% of the excess of adjusted gross income over the applicable amount, or

      o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

      These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010.

The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

      o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

      o is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

      GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

      CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

      o the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

      o deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

      PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

      o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

      o subject to a limited exception, the sale or other disposition of a cash flow investment;

      o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

      o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

      The holder of a security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

      The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

      LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis in the Residual Interest Security at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same

REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

      DISTRIBUTIONS. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

      SALE OR EXCHANGE. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Any loss from the sale of a Residual Interest Security will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest Security, the seller reacquires the Residual Interest Security, or acquires (i) a Residual Interest Security in any other REMIC, (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest Security will be disallowed and the Residual Interest Security Holder's basis in the replacement interest will be the basis in the Residual Interest Security that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest Security and the purchase price of the replacement interest.

      EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

      Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

      In the case of a Residual Interest Security that has no significant value, the excess inclusion portion of a REMIC's income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "-- Restrictions on Ownership and Transfer of Residual Interest Securities" and "-- Tax Treatment of Foreign Investors" below.

      RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

      If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on the Disqualified Organization's pass-through share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

      NONECONOMIC RESIDUAL INTEREST SECURITIES. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest Security to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal Income Tax Consequences -- Non-REMIC Certificates -- Non-U.S. Persons." A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code
Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest Security is disregarded, the transferor continues to be treated as the owner of the Residual Interest Security and continues to be subject to tax on its allocable portion of the net income of the REMIC.

      A Residual Interest Security (including a Residual Interest Security with a positive value at issuance) is a "Noneconomic Residual Interest Security" at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Interest Security at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest Security has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest Security is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met:
(i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest Security, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest Security and intends to pay taxes associated with holding the Noneconomic Residual Interest Security as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and
(v) the transferee meets either the Formula Test or the Asset Test.

      A transfer of a Noneconomic Residual Interest Security meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code
Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

      The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest Security meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

      TREATMENT OF INDUCEMENT FEES. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC Residual Interest Securities. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC Residual Interest Security is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interest Securities issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC Residual Interest Security sells or otherwise disposes of the Residual Interest Security, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic REMIC Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC Residual Interest Securities should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      MARK TO MARKET RULES. Prospective purchasers of a REMIC Residual Interest Security should be aware that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

      A REMIC's books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

      GENERAL. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of such series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

      Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

      DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. The holder's purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

      The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-- Taxation of Debt Securities; Market Discount" and "-- Premium" above.

      The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

      STRIPPED SECURITIES. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

      THE CODE. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

      Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder's recognition of income.

      In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

      POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

      o in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

      o the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

      o each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

      Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

      CHARACTER AS QUALIFYING LOANS. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

      Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder's tax basis in its security is the price such holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

      BACKUP WITHHOLDING. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a REMIC Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

      o fails to furnish the trustee with its taxpayer identification number ("TIN");

      o     furnishes the trustee an incorrect TIN;

      o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

      o under certain circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

PROPOSED REPORTING REGULATIONS

      In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." If these rules are finalized, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities, which changes may affect the timing of when a Holder reports such items.

TAX TREATMENT OF FOREIGN INVESTORS

      Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

      Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

      Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest Security amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-- Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

      Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      TREATMENT OF THE NOTES AS INDEBTEDNESS. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

      OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

      INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      FOREIGN HOLDERS. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

      o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

      o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

      TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

      PARTNERSHIP TAXATION. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      DISCOUNT AND PREMIUM. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

      If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

      SECTION 708 TERMINATION. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code
Section 708, the holder's basis in its certificates would remain the same.

      DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

      ALLOCATIONS AMONG TRANSFERORS AND TRANSFEREES. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      ADMINISTRATIVE MATTERS. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

      TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the "Plan Assets Regulation")). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If certificates are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the certificates are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

      Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

      The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Exemption also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Exemption.

      While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

            (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

            (2) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Standard & Poor's Ratings Services ("S&P"), a division of The McGraw-Hill Companies, Inc., Moody's, or Fitch Ratings, Inc. ("Fitch") (each, a "Rating Agency");

            (3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

            (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

            (5) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The issuer must also meet the following requirements:

            (i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

            (ii) securities in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

            (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

      Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

      o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

      o such fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

      o the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

      o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

      o the Plan is not sponsored by a member of the Restricted Group, as defined below.

      The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

      The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the "obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

      The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

      The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

      Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

      All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

      Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

      o by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters;

      o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

      o     by placement directly by the depositor with institutional investors.

      A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of such series if any such securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales related to market making transactions in the securities in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

      If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

                                  LEGAL MATTERS

      The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

      Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of securities of such class will receive payments to which such securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

      The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                             INDEX TO DEFINED TERMS

TERM                                                                       PAGE
----                                                                      ------
Accretion Directed ............................................               31
Accrual .......................................................               33
Agreement .....................................................               16
AMT ...........................................................               87
APR ...........................................................               20
Asset Conservation Act ........................................               66
Available Funds ...............................................               28
beneficial owner ..............................................               37
BIF ...........................................................               51
Book-Entry Securities .........................................               37
Capitalized Interest Account ..................................               53
Cash Flow Bond Method .........................................               90
CERCLA ........................................................               66
CI ............................................................               39
Claimable Amount ..............................................               75
Class Security Balance ........................................               28
Clearstream, Luxembourg .......................................               38
Code ..........................................................               77
COFI securities ...............................................               35
Collateral Value ..............................................               21
Combined Loan-to-Value Ratio ..................................               20
Companion Class ...............................................               31
Component Securities ..........................................               31
Contingent Regulations ........................................               79
Cooperative ...................................................               39
cooperative loans .............................................               17
cooperatives ..................................................               17
Cut-off Date Principal Balance ................................               26
DBC ...........................................................               39
Debt securities ...............................................               77
debt-to-income ratio ..........................................               23
Definitive Security ...........................................               37
Detailed Description ..........................................               17
Disqualified Organization .....................................               86
DOL ...........................................................               99
DTC ...........................................................               37
Eleventh District .............................................               35
Euroclear .....................................................               37
Euroclear Operator ............................................               39
Euroclear Participants ........................................               39
European Depositaries .........................................               37
excess servicing ..............................................               90
FHA ...........................................................               17
FHLBSF ........................................................               35
Final Bond Premium Regulations ................................               81
Financial Intermediary ........................................               37
Fitch .........................................................              100
Fixed Rate ....................................................               32
Floating Rate .................................................               32
foreign person ................................................               94
FTC Rule ......................................................               70
Funding Period ................................................               52
Garn-St Germain Act ...........................................               68
HI Contracts ..................................................               69
HI Loans ......................................................               69
Improper Knowledge ............................................               87
Indenture .....................................................               25
Indirect Participants .........................................               38
Insurance Proceeds ............................................               51
Insured Expenses ..............................................               51
Interest Only .................................................               33
Interest Weighted Securities ..................................               80
Inverse Floating Rate .........................................               33
IRS ...........................................................               79
L/C Bank ......................................................               42
L/C Percentage ................................................               42
Liquidation Expenses ..........................................               51
Liquidation Proceeds ..........................................               51
Loan Rate .....................................................               17
Loan-to-Value Ratio ...........................................               20
market discount ...............................................               81
Master Servicing Agreement ....................................               16
Master Servicing Fee ..........................................               57
Moody's .......................................................              100
Mortgage ......................................................               49
NAS ...........................................................               31
National Cost of Funds Index ..................................               35
NCUA ..........................................................              102
New CI ........................................................               39
Non-Accelerated Senior ........................................               31
Noneconomic Residual Interest Security ........................               86
Nonresidents ..................................................               92
Notional Amount Securities ....................................               31
obligations ...................................................              101
Offshore Location .............................................               87
OID ...........................................................               77
OID Regulations ...............................................               77
OTS ...........................................................               36
PACs ..........................................................               32
Partial Accrual ...............................................               33
Participants ..................................................               37
Parties in Interest ...........................................               99

TERM                                                                       PAGE
----                                                                      ------
Pass-Through Securities .......................................               88
Pay-Through Security ..........................................               79
percentage interests ..........................................               59
Permitted Investments .........................................               43
Plan Assets Regulation ........................................               99
Planned Principal Class .......................................               32
Plans .........................................................               99
Policy Statement ..............................................              102
Pool Insurance Policy .........................................               45
Pool Insurer ..................................................               45
Pooling and Servicing Agreement ...............................               25
Pre-Funded Amount .............................................               52
Pre-Funding Account ...........................................               52
Prepayment Assumption .........................................               79
Primary Mortgage Insurance Policy .............................               19
Prime Rate ....................................................               36
Principal Only ................................................               33
Principal Prepayments .........................................               29
Properties ....................................................               18
Property Improvement Loans ....................................               72
PTCE ..........................................................              100
Purchase Price ................................................               25
Rating Agency .................................................              104
Ratio Strip Securities ........................................               89
RCRA ..........................................................               67
Record Date ...................................................               26
Refinance Loan ................................................               20
Regular Interest Securities ...................................               77
Relevant Depositary ...........................................               37
Relief Act ....................................................               71
REMIC .........................................................               77
reserve interest rate .........................................               34
Residual Interest Security ....................................               84
Restricted Group ..............................................              101
Retained Interest .............................................               26
Rules .........................................................               37
S&P ...........................................................              100
SAIF ..........................................................               51
Scheduled Principal Class .....................................               32
SEC ...........................................................               42
Security Account ..............................................               50
Security Owners ...............................................               37
Security Register .............................................               26
Sellers .......................................................               16
Senior Securities .............................................               41
Sequential Pay ................................................               32
Servicing Fee .................................................               88
Short-Term Note ...............................................               93
Single Family Properties ......................................               19
SMMEA .........................................................              102
Strip .........................................................               32
Stripped Securities ...........................................               88
Subsequent Loans ..............................................               52
Super Senior ..................................................               32
Support Class .................................................               32
TACs ..........................................................               32
Targeted Principal Class ......................................               32
Tax Counsel ...................................................               77
Terms and Conditions ..........................................               40
TIN ...........................................................               91
Title I Loans .................................................               72
Title I Program ...............................................               72
Title V .......................................................               69
Trust Agreement ...............................................           16, 25
Trust Fund Assets .............................................               16
U.S. Transferee ...............................................               86
UCC ...........................................................               65
Underwriter Exemptions ........................................              100
VA ............................................................               17
VA Guaranty ...................................................               56
Variable Rate .................................................               33
W-8BEN ........................................................               94
Widely Held Mortgage Trusts ...................................               91
Withholding Agent .............................................               94

                      (This page intentionally left blank)

                                 $1,400,000,000
                                  (APPROXIMATE)


                     ENCORE CREDIT RECEIVABLES TRUST 2005-2

                        ASSET-BACKED NOTES, SERIES 2005-2


                                   CWABS, INC.
                                    DEPOSITOR


[LOGO OF ECC CAPITAL CORPORATION]            [LOGO OF ENCORE CREDIT CORPORATION]
    ECC CAPITAL CORPORATION                           ENCORE CREDIT CORP.
           SELLER                                          ORIGINATOR


                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER


                                 ---------------
                              PROSPECTUS SUPPLEMENT
                                 ---------------


COUNTRYWIDE SECURITIES CORPORATION                           WACHOVIA SECURITIES
                                Co-Lead Managers


                           CREDIT SUISSE FIRST BOSTON
                                   Co-Manager

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Series 2005-2 Asset-Backed Notes in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2005-2 Asset-Backed Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2005-2 Asset-Backed Notes will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.

                                  May 25, 2005